                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 33-99502

PROSPECTUS SUPPLEMENT DATED MARCH 20, 1997
(TO PROSPECTUS DATED MARCH 20, 1997)

                          $487,078,946 (APPROXIMATE)
NOMURA CAPITAL [LOGO]                                         [LOGO]

                   ASSET SECURITIZATION CORPORATION, DEPOSITOR
                   NOMURA ASSET CAPITAL CORPORATION, ORIGINATOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-MD VII

   The Commercial Mortgage Pass-Through Certificates, Series 1997-MD VII (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Asset Securitization Corporation (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of seven mortgage loans, with original terms to maturity of not more than 30 years (the "Mortgage Loans"), secured by first liens on 71 commercial properties (the "Mortgaged Properties"). The Mortgaged Properties consist of hotels, office buildings, retail properties and a retail design trade center. The Mortgage Loans were originated by Nomura Asset Capital Corporation (the "Originator") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

   The Certificates will consist of fifteen classes, designated as the Class A-1A Certificates, Class A-1B Certificates, Class PS-1 Certificates, Class CS-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class B-1 Certificates, Class B-1H Certificates, Class V-1 Certificates, Class V-2 Certificates, Class R and Class LR Certificates. Only the Class A-1A, Class A-1B, Class PS-1, Class CS-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (collectively, the "Offered Certificates") are offered hereby; the Class B-1, Class B-1H, Class V-1, Class V-2, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Description of the Mortgage Pool" and "Description of the Mortgage Loans and Mortgaged Properties."

   Prospective investors should review the information appearing under the caption "Risk Factors and Other Special Considerations" herein commencing on page S-28 and "Special Considerations" in the Prospectus commencing on page 13.

                                                        (cover page continued)

                       INITIAL CLASS
                   CERTIFICATE BALANCE OR   PASS-THROUGH
                    NOTIONAL BALANCE (1)        RATE       DESCRIPTION (4)
                  ----------------------  --------------  ---------------
Class A-1A ......       $115,435,756          7.32000%          Fixed
Class A-1B ......        214,279,224          7.41000           Fixed
Class PS-1(2)(3).        499,568,151          0.33126           WAC/IO
Class CS-1(2)(3).        115,435,756          0.65561           WAC/IO
Class A-2(2)  ...         42,463,292          7.48561           WAC
Class A-3(2)  ...         39,965,452          7.57561           WAC
Class A-4(2)  ...         37,467,611          7.77561           WAC
Class A-5(2)  ...         27,476,248          7.97561           WAC
Class A-6(2).....          9,991,363          7.97561           WAC

------------
(1)     Approximate, subject to adjustment as described herein.
(2) The Pass-Through Rates shown on the table above for the Class PS-1, Class CS-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are the rates for the Distribution Date occurring in April 1997. The Pass-Through Rates for such classes for each subsequent Distribution Date will be calculated as provided herein. See "Description of the Offered Certificates -- Distributions -- Payment Priorities" herein.
(3) The Class PS-1 and Class CS-1 Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on such classes of Certificates at the Pass-Through Rates thereof on the Notional Balances thereof (subject to adjustment in certain limited circumstances described herein with respect to the Class PS-1 Certificates). The Notional Balance of the Class PS-1 Certificates is initially approximately $499,568,151, which is equal to the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Notional Balance of the Class CS-1 Certificates is initially $115,435,756, which is equal to the initial Certificate Balance of the Class A-1A Certificates. See "Description of the Offered Certificates -- General" herein.
(4) "WAC" means weighted average coupon, "Fixed" means fixed rate coupon and "IO" means interest only. "WAC" and "Fixed" are descriptions of the type of pass-through rates borne by the related classes and "IO" designates that the related class is entitled only to distributions of interest.

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates will be purchased by Nomura Securities International, Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be 101.5% of the initial aggregate principal balance thereof as of March 27, 1997 (the "Cut-off Date") plus accrued interest, if any, from the Cut-off Date before deducting expenses payable by the Depositor.

   There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Method of Distribution" herein.

   The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about March 27, 1997.

                    NOMURA SECURITIES INTERNATIONAL, INC.

(continuation of cover page)

   Distributions on the Offered Certificates will be made, to the extent of Available Funds (as defined herein), on the 13th day of each month, or, if any such day is not a business day, on the next succeeding business day, beginning in April 1997 (each, a "Distribution Date"); provided, however, that in any month, the Distribution Date will be no earlier than the second business day following the 11th day of such month and, provided further, that if the 11th day of any month is not a business day, the Distribution Date will be the third business day following the 11th day of such month. As more fully described herein, distributions allocable to interest on the Certificates on each Distribution Date will be based on the pass-through rate for the respective class (subject to adjustment in certain limited circumstances with respect to the Class PS-1 Certificates) (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Balance") or notional balance (the "Notional Balance"), as applicable, of such class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates -- Distributions -- Payment Priorities."

   THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS PS-1 AND CLASS CS-1 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT HAVE THE EFFECT OF REDUCING THE CERTIFICATE BALANCE OR NOTIONAL BALANCE, AS THE CASE MAY BE, OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS PS-1 AND CLASS CS-1 CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENT. THE YIELD TO INVESTORS, IN PARTICULAR THE INVESTORS IN SUBORDINATE CLASSES, WILL BE SENSITIVE TO THE TIMING AND MAGNITUDE OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. IN ADDITION, WITH RESPECT TO ANY CLASS OF CERTIFICATES ENTITLED TO PRINCIPAL DISTRIBUTIONS, TO THE EXTENT LOSSES ON THE MORTGAGE LOANS EXCEED THE PRINCIPAL BALANCE OF ALL CLASSES OF CERTIFICATES SUBORDINATE TO SUCH CLASS, SUCH CLASS WILL BEAR A LOSS EQUAL TO THE AMOUNT OF SUCH EXCESS UP TO AN AMOUNT EQUAL TO THE REMAINING PRINCIPAL BALANCE THEREOF. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON OR RATE OR AMOUNT OF LIQUIDATIONS OR LOSSES ON THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   Pacific Mutual Life Insurance Company, a California corporation, will act as servicer of the Mortgage Loans (the "Servicer"). The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances (as defined herein) in respect of the Mortgage Loans. See "The Pooling and Servicing Agreement -- Advances" herein. The Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), as acting or successor servicer, acting in accordance with the servicing standard, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), acting in accordance with the servicing standard, will be required to make the Advance.

   Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Excess Interest, the Excess Interest Distribution Account, the Default Interest and the Default Interest Distribution Account (each as defined herein) (such portions of the Trust Fund, the "Trust REMICs"), and the Trust REMICs, in the opinion of counsel, will qualify, as two separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class PS-1, Class CS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B-1 and Class B-1H Certificates will constitute "regular interests" in the Upper-Tier REMIC. The Class R and Class LR Certificates will constitute the sole classes of "residual interests" in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. The Offered Certificates, together with the Class B-1 and Class B-1H Certificates, are sometimes collectively referred to herein as the "Regular Certificates." The Class V-1 Certificates will represent the right to receive Net Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH 20, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   The distribution of this Prospectus Supplement dated March 20, 1997 and the Prospectus dated March 20, 1997, and the offer or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of Certificates in the United Kingdom (see "Method of Distribution" herein).

   The Depositor does not intend to register the Certificates under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus Supplement and the Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.

APPROXIMATE       APPROXIMATE
PERCENT OF        CREDIT
TOTAL             SUPPORT         CERTIFICATE SUMMARY
                                  ------------------------------------------------------------------
                                  CLASS PS-1    $499,568,151    (n/a/AAA/Aaa/n/a)
                                                (approx.
                                                Notional)
                                  ------------  --------------  ------------------------------------
23.1%             34.0%           CLASS A-1A    $115,435,756    (n/a/AAA/Aaa/AAA)  CLASS CS-1
                                                                                   $115,435,756
                                                                                   (Notional)
                                                                                   (n/a/AAA/Aaa/n/a)
                                  ------------  --------------  -----------------  -----------------
42.9%             34.0%           CLASS A-1B    $214,279,224    (n/a/AAA/Aaa/AAA)
                                  ------------  --------------  ------------------------------------
8.5%              25.5%           CLASS A-2     $42,463,292     (n/a/AA/Aa/n/a)
                                  ------------  --------------  ------------------------------------
8.0%              17.5%           CLASS A-3     $39,965,452     (A/A/A/n/a)
                                  ------------  --------------  ------------------------------------
7.5%              10.0%           CLASS A-4     $37,467,611     (BBB/n/a/Baa/n/a)
                                  ------------  --------------  ------------------------------------
5.5%              4.5%            CLASS A-5     $27,476,248     (BBB-/BBB-/n/a/n/a)
                                  ------------  --------------  ------------------------------------
2.0%              2.5%            CLASS A-6     $9,991,363      (n/a/BBB-/n/a/n/a)
                                  ------------  --------------  ------------------------------------
2.5%              n/a             CLASS B-1     $12,489,206     (n/a/n/a/n/a/BB)
                                  AND           (approx.)
                                  CLASS B-1H
                                  ------------  --------------  ------------------------------------

Offered Certificates    Rating Agencies: (DCR/Fitch/Moody's/S&P)

Private Certificates     V-1, V-2, R and LR classes are not listed

                             CERTIFICATE SUMMARY

                                   INITIAL
                                  AGGREGATE                                        PASS-THROUGH
                                 CERTIFICATE                                         RATE AS        AVG.
                                 OR NOTIONAL     % OF                               OF CUT-OFF     LIFE*      PRINCIPAL
    CLASS          RATINGS         BALANCE       TOTAL         DESCRIPTION             DATE        (YRS.)      WINDOW*
------------  ---------------  --------------  -------  -----------------------  --------------  --------  --------------
 Investment Grade Certificates
 ------------------------------------------------------------------------------------------------------------------------
 A-1A          AAA/Fitch, S&P;   $115,435,756    23.1%         Fixed Rate            7.32000%       5.43     4/97 to 9/06
               Aaa/Moody's
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 A-1B          AAA/Fitch, S&P;   $214,279,224    42.9%         Fixed Rate            7.41000%       9.75     9/06 to 1/07
               Aaa/Moody's
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 A-2           AA/Fitch;         $ 42,463,292    8.5%   Weighted Average Coupon     7.48561%       9.79     1/07 to 1/07
               Aa/Moody's
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 A-3           A/DCR, Fitch,     $ 39,965,452    8.0%   Weighted Average Coupon     7.57561%       9.79     1/07 to 1/07
               Moody's
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 A-4           BBB/DCR;          $ 37,467,611    7.5%   Weighted Average Coupon     7.77561%       9.80     1/07 to 2/07
               Baa/Moody's
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 A-5           BBB-/DCR, Fitch   $ 27,476,248    5.5%   Weighted Average Coupon     7.97561%      10.57     2/07 to 3/09
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 A-6           BBB-/Fitch        $  9,991,363    2.0%   Weighted Average Coupon     7.97561%      11.96     3/09 to 3/09
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 PS-1          AAA/Fitch;        $499,568,151     n/a    Interest Only: Weighted     0.33126%       4.91**       n/a
               Aaa/Moody's         (approx.)                 Average Coupon
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 CS-1          AAA/Fitch;        $115,435,756     n/a    Interest Only: Weighted     0.65561%       3.41**       n/a
               Aaa/Moody's                                   Average Coupon
 -----------  ---------------   -------------  -------  -----------------------  --------------  --------  --------------
 Non-Investment Grade Certificates***
 ------------------------------------------------------------------------------------------------------------------------
 B-1 and         BB/S&P          $ 12,489,206     2.5%
 Class B-1H                       (approx.)
 ------------------------------------------------------------------------------------------------------------------------

Classes V-1, V-2, R and LR are not represented in this table.
    * Based on Scenario 1. See "Prepayment and Yield Considerations" for a description of Scenario 1.
   ** Calculated on a cash flow basis. Average life data is for illustrative purposes only, as the Class PS-1 and CS-1 Certificates are not entitled to any distributions of principal and do not have average lives.
  *** Not offered hereby.

                            MORTGAGE LOAN SUMMARY

                                                  CUT-OFF       ANTICIPATED
                                                   DATE         REPAYMENT                                                  CUT-OFF
                                                 PRINCIPAL         DATE        AMORTIZATION    MORTGAGE             ARD     DATE
        LOAN                   # PROPERTIES       BALANCE         ("ARD")        (MONTHS)        RATE     DSCR(2)  LTV(2)  LTV(2)
-----------------------------  --------------  --------------  -------------  --------------  ----------  -------  ------  -------
 Fairfield Inn Pool                   50         $164,825,657      1/11/07          240          8.400%     1.62      44%     61%
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    -----
 101 Hudson Street                     1         $134,505,878      1/11/07          240(1)       7.916%     1.65      40%     57%
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    -----
 M&H Retail Pool                       6         $ 58,300,969      1/11/07          360          7.500%     1.84      42%     47%
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    -----
 Innkeepers USA Hotel Pool II          8         $ 42,000,000      3/11/09          264          8.150%     2.13      35%     49%
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    -----
 Design Center of the Americas         1         $ 39,899,849      1/11/07          300          7.470%     2.22      33%     41%
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    -----
 G&L Medical Office II Pool            4         $ 34,801,294      9/11/06          300          8.492%     1.50      57%     68%
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    -----
 Insurance Company of the West         1         $ 25,234,505      2/11/07          240          7.506%      n/a     n/a      n/a
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    ------
 TOTAL/WTD. AVER.                     71         $499,568,152                       265          8.031%     1.74      42%     56%
 ----------------------------- --------------  --------------  -------------  --------------  ----------  -------  ------    ------

The terms "Anticipated Repayment Date," "DSCR," "ARD LTV," and "Cut-off Date LTV" are defined in this Prospectus Supplement in the explanatory notes set forth prior to the tables under "Description of the Mortgage Pool."
(1) The 240-month amortization period for the Hudson Loan assumes that the Hudson Borrower makes all payments in respect of Hudson Base Additional Amortization Amounts. See "Description of the Mortgage Loans and Mortgaged Properties -- 101 Hudson Street Loan and Property -- Payment Terms."
(2) The ICW Loan is not included in the determination of the Weighted Average DSCR, Weighted Average ARD LTV and Weighted Average Cut-off Date LTV.

                            PROSPECTUS SUPPLEMENT

                              TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                ---------------
Summary of Prospectus Supplement...............................................................      S-7
Risk Factors and Other Special Considerations..................................................      S-28
  The Mortgage Loans...........................................................................      S-28
  The Certificates.............................................................................      S-41
Description of the Mortgage Pool...............................................................      S-45
  General......................................................................................      S-45
  Security for the Mortgage Loans .............................................................      S-46
  Certain Characteristics of the Mortgage Loans ...............................................      S-46
  Underwriting Standards ......................................................................      S-64
  Additional Information ......................................................................      S-65
Description of the Mortgage Loans and Mortgaged Properties.....................................      S-66
  The Fairfield Inn Pool Loan and Properties...................................................      S-66
  The 101 Hudson Street Loan and Property .....................................................      S-76
  The M&H Retail Pool Loan and Properties .....................................................      S-83
  The Innkeepers Pool Loan and Properties .....................................................      S-92
  The Design Center of the Americas Loan and Property .........................................      S-101
  The G&L Medical Office II Pool Loan and Properties ..........................................      S-106
  The Insurance Company of the West Loan and Properties .......................................      S-113
Description of the Offered Certificates........................................................      S-119
  General......................................................................................      S-119
  Distributions ...............................................................................      S-119
  Subordination ...............................................................................      S-129
  Appraisal Reductions ........................................................................      S-130
  Delivery, Form and Denomination .............................................................      S-130
  Book-Entry Registration .....................................................................      S-131
  Definitive Certificates .....................................................................      S-133
  Transfer Restrictions .......................................................................      S-133
Prepayment and Yield Considerations............................................................      S-135
  Yield........................................................................................      S-135
  Yield on the Class PS-1 and CS-1 Certificates ...............................................      S-136
  Rated Final Distribution Date ...............................................................      S-138
  Weighted Average Life of Offered Certificates ...............................................      S-138
The Pooling and Servicing Agreement............................................................      S-147
  General......................................................................................      S-147
  Assignment of the Mortgage Loans ............................................................      S-147
  Representations and Warranties; Repurchase ..................................................      S-147
  Servicing of the Mortgage Loans; Collection of Payments .....................................      S-152
  Advances ....................................................................................      S-153
  Accounts ....................................................................................      S-154
  Withdrawals from the Collection Account .....................................................      S-156
  Successor Manager ...........................................................................      S-156
  Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses ...............................      S-157
  Inspections .................................................................................      S-157
  Evidence as to Compliance ...................................................................      S-157
  Certain Matters Regarding the Depositor, the Servicer and the Special Servicer ..............      S-158
  Events of Default ...........................................................................      S-159
  Rights Upon Event of Default ................................................................      S-159
  Amendment ...................................................................................      S-160
  Realization Upon Mortgage Loans; Modification ...............................................      S-161
  Optional Termination; Optional Mortgage Loan Purchase .......................................      S-164
  The Trustee .................................................................................      S-165
  Duties of the Trustee .......................................................................      S-166

                               S-5

                                                                                                    PAGE
                                                                                                ---------------
  The Fiscal Agent ............................................................................     S-166
  Duties of the Fiscal Agent ..................................................................     S-167
  The Servicer ................................................................................     S-167
  Servicing Compensation and Payment of Expenses ..............................................     S-167
  Special Servicing ...........................................................................     S-168
  Servicer and Special Servicer Permitted to Buy Certificates .................................     S-169
  Reports to Certificateholders ...............................................................     S-169
Use of Proceeds................................................................................     S-170
Certain Federal Income Tax Consequences........................................................     S-171
  Taxation of Offered Certificates.............................................................     S-171
ERISA Considerations...........................................................................     S-173
Legal Investment...............................................................................     S-174
Method of Distribution.........................................................................     S-175
Experts........................................................................................     S-175
Legal Matters..................................................................................     S-175
Rating.........................................................................................     S-176
Index of Significant Definitions...............................................................     S-177
Financial Information
 Fairfield Inn by Marriott Limited Partnership.................................................     Exhibit A-1
 Hudson Street Owners Limited Partnership I and Hudson Street Owners Limited Partnership II ...     Exhibit A-2
Global Clearance, Settlement and Tax Documentation Procedures..................................     Exhibit B
Schedule of Weighted Average Net Mortgage Pass-Through Rates...................................     Exhibit C
Mortgaged Property Characteristics.............................................................     Annex A


                               INDEX OF TABLES

Mortgage Loan Characteristics.................................................................      S-51
Cut-off Date Allocated Loan Amount............................................................      S-52
Property Type.................................................................................      S-52
Range of Loan-to-Value Ratios as of the Cut-off Date..........................................      S-53
Range of Loan-to-Value Ratios as of the Anticipated Repayment Date............................      S-53
Remaining Term to Anticipated Repayment Date as of the Cut-off Date, in Months................      S-54
Remaining Prepayment Lockout Periods as of the Cut-off Date, in Months........................      S-54
Mortgaged Properties by Property Type.........................................................      S-55
Mortgaged Properties by State.................................................................      S-56
Hotel Properties by State.....................................................................      S-57
Hotel Property Occupancy and Average Daily Rate...............................................      S-58
Annual Retail Lease Expiration--M&H Retail Pool Loan..........................................      S-60
Annual Office Lease Expiration--Hudson Property...............................................      S-61
Annual Office Lease Expiration--G&L Loan......................................................      S-61
Annual Retail Lease Expiration--DCOTA Loan....................................................      S-62
Reserves......................................................................................      S-63

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Significant Definitions included at the end of this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.

TITLE OF CERTIFICATES .........  Asset Securitization Corporation, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 1997-MD VII (the "Certificates").

CERTIFICATE BALANCE AND
 NOTIONAL BALANCE .............  Each class of Offered Certificates has the approximate aggregate initial Certificate
                                 Balance or Notional Balance, as the case may be, set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Trustee and the Fiscal Agent.

DEPOSITOR .....................  Asset Securitization Corporation, a Delaware
                                 corporation and a wholly owned subsidiary of Nomura Asset Capital Corporation, and an affiliate of Nomura Securities International, Inc. (the "Underwriter"). See "The Depositor" in the Prospectus.

SERVICER ......................  Pacific Mutual Life Insurance Company, a
                                 California corporation (the "Servicer"). See
                                 "The Pooling and Servicing Agreement -- The
                                 Servicer" herein and "Description of the Agreement -- Sub-Servicers" in the Prospectus.

TRUSTEE .......................  LaSalle National Bank, a nationally chartered bank (the "Trustee"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Trustee" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent"), and the indirect corporate parent of the Trustee.

ORIGINATOR ....................  Nomura Asset Capital Corporation, a Delaware
                                 corporation and the parent of the Depositor and an affiliate of the Underwriter.

CUT-OFF DATE ..................  March 27, 1997.

CLOSING DATE ..................  On or about March 27, 1997.

DISTRIBUTION DATE .............  The 13th day of each month, or if such 13th day is not a business day, the business day immediately following such 13th day, commencing in April 1997; provided, however, that in any month, the Distribution Date will be no earlier than the second business day following the 11th day of such month and, provided further, that if the 11th day of any month is not a business day, the Distribution Date will be the third business day following the 11th day of such month.

RECORD DATE ...................  With respect to each Distribution Date, the close of business on the 10th day of the month in the month in which such Distribution Date occurs, or if such day is not a business day, the preceding business day; provided, however, that with respect to the first Distribution Date, for all purposes other than receipt of the distribution on such Distribution Date, the Record Date is the Closing Date.

 INTEREST ACCRUAL PERIOD ......  With respect to any Distribution Date other than the Distribution Date occurring in
                                 April 1997, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring in April 1997 is the period commencing on and including the Closing Date to and including April 10, 1997 and is assumed to consist of fourteen days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring in April 1997 is assumed to consist of 30 days.

SCHEDULED FINAL DISTRIBUTION
 DATE .........................  As to each class of Offered Certificates, the Distribution Date in January 2027, the
                                 Distribution Date occurring immediately
                                 after the latest maturity date provided for in the Mortgage Loans.

RATED FINAL DISTRIBUTION DATE .  As to each class of Offered Certificates, the Distribution Date in January 2030, the
                                 Distribution Date occurring three years
                                 after the latest maturity date of any
                                 Mortgage Loan.

COLLECTION PERIOD .............  With respect to a Distribution Date and each
                                 Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the day after the Cut-off Date) and ending at the close of business on the Due Date in the month in which such Distribution Date occurs.

DUE DATE ......................  With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th day (or, if the 11th day is not a business day, the next business day) of the month in which such Distribution Date occurs.

DENOMINATIONS .................  The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of $50,000 and multiples of $1 in excess thereof.

CLEARANCE AND SETTLEMENT ......  Holders of Offered Certificates may elect to hold their Certificates through any of The
                                 Depository Trust Company ("DTC") (in the
                                 United States) or Centrale de Livraison de
                                 Valeurs Mobiliers S.A. ("CEDEL") or The
                                 Euroclear System ("Euroclear") (in Europe).
                                 Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositories of CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates. See "Description of the Offered Certificates -- Delivery, Form and Denomination," "--Book-Entry Registration" and
                                 "--Definitive Certificates" herein and
                                 "Description of the Certificates --
                                 Book-Entry Registration and Definitive
                                 Certificates" in the Prospectus.

THE MORTGAGE POOL .............  The "Mortgage Pool" will consist of seven
                                 Mortgage Loans, each evidenced by one or more promissory notes (each, a "Note") secured by first mortgages, deeds of trust or similar security instruments ("Mortgages") on commercial properties (the "Mortgaged Properties"). See "Description of the Mortgage Loans and Mortgaged Properties" herein. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Depositor will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of certain representations and warranties described herein that were made by the Originator to the Depositor. The Mortgage Loans have the following characteristics:

 Aggregate Principal Balance (as of the Cut-off Date) .....     $499,568,152
Lowest Mortgage Loan Principal Balance (as of the Cut-off
 Date)....................................................      $ 25,234,505
Highest Mortgage Loan Principal Balance (as of the
 Cut-off Date)............................................      $164,825,657
Average Mortgage Loan Principal Balance (as of the
 Cut-off Date)............................................      $ 71,366,879
Range of Term to Maturity (as of date of origination) ....    240 to 360 months
Weighted Average Term to Maturity (as of date of
 origination). ...........................................    279 months
Range of Remaining Term to Anticipated Repayment Date (as
 of the Cut-off Date).....................................    114 to 144 months
Weighted Average Remaining Term to Anticipated Repayment
 Date (as of the Cut-off Date)............................    120 months
Range of Mortgage Rates per annum (as of the Cut-off
 Date) ...................................................    7.47% to 8.492%
Weighted Average Mortgage Rate (as of the Cut-off Date) ..    8.031%
Range of Loan-to-Value Ratios (as of the Cut-off Date) ...    41.13% to 68.01%
Weighted Average Loan-to-Value Ratio (as of the Cut-off
 Date)....................................................    55.86%
Range of Debt Service Coverage Ratios (as of the Cut-off
 Date)....................................................    1.50 to 2.22
Weighted Average Debt Service Coverage Ratio (as of the
 Cut-off Date)............................................    1.74

                                 Each of the Mortgage Loans substantially fully amortizes over its respective term to maturity.

DESCRIPTION OF THE MORTGAGE LOANS
 AND PROPERTIES

 A. THE FAIRFIELD INN POOL LOAN
   AND PROPERTIES .............  The "Fairfield Inn Pool Loan" had a
                                 principal balance at origination of
                                 $165,400,000, has a principal balance as of the Cut-off Date of $164,825,657 and is secured by fifty mortgages (the "Fairfield Inn Mortgages") encumbering 50 hotel properties (the "Fairfield Inn Properties") located in 16 states. The Fairfield Inn Mortgages are cross-collateralized with each other (e.g. each Fairfield Inn Mortgage secures the full principal balance of the Fairfield Inn Pool Loan) and cross-defaulted. The borrower under the Fairfield Inn Pool Loan is Fairfield Inn by Marriott Limited Partnership (the "Fairfield Inn Borrower"). The Fairfield Inn Pool Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 8.40% (the "Fairfield Inn Current Interest Rate") through and including January 10, 2007. On and after January 11, 2007 (the "Fairfield Inn Anticipated Repayment Date"), the Note bears interest at a fixed rate per annum, (the "Fairfield Inn Revised Interest Rate") equal to the greater of (i) the Fairfield Inn Current Interest Rate plus 2.00% or (ii) the yield as of

                                 January 11, 2007, calculated by linear
                                 interpolation of the yields on U.S. Treasury
                                 Constant Maturities with terms (one longer and one shorter) most nearly approximating those of non-callable U.S. Treasury obligations having maturities as close as possible to January 11, 2017 plus 2.00%. All interest accrued at the excess of the Fairfield Inn Revised Interest Rate over the Fairfield Inn Current Interest Rate will be deferred and will not be paid until after the balance of the loan has been reduced to zero. Amounts so deferred will bear interest at the Fairfield Inn Revised Interest Rate. Interest on the Fairfield Inn Pool Loan is calculated based on the actual number of days elapsed and a 360-day year.

                                 The Fairfield Inn Pool Loan is scheduled to mature on January 11, 2017 (the "Fairfield Inn Maturity Date"), but may be prepaid without payment of a yield maintenance premium on and after the Fairfield Inn Anticipated Repayment Date.

                                 On February 11, 1997, the Fairfield Inn
                                 Borrower made a payment of interest in the amount of $1,119,206.67 and of principal in the amount of $228,535.11. Commencing on March 11, 1997, the Fairfield Inn Pool Loan requires 240 constant monthly payments of principal and interest of $1,424,928.44 (the "Fairfield Inn Monthly Debt Service Payment") (based on a 240-month amortization schedule and the Fairfield Inn Current Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Fairfield Inn Maturity Date. Additionally, commencing on the first payment date after the Fairfield Inn Anticipated Repayment Date, the Fairfield Inn Pool Loan requires that all Fairfield Inn Excess Cash Flow (as defined below under "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties -- The Loan --Payment Terms") be applied toward the reduction of the principal balance of the loan. The scheduled principal balance of the Fairfield Inn Pool Loan as of the Fairfield Inn Anticipated Repayment Date is approximately $118,178,860.

                                 The Fairfield Inn Pool Properties consist of
                                 50 limited service hotels operated as
                                 Fairfield Inn by Marriott hotels under
                                 management by Fairfield FMC Corporation, a wholly owned subsidiary of Marriott International, Inc. The properties contain in the aggregate 6,672 guestrooms, with the individual Fairfield Inn Properties ranging from 120 guestrooms to 135 guestrooms, and averaging 133 guestrooms per Fairfield Inn Property. All of the Fairfield Inn Properties were built between 1987 and 1991. The average occupancy rate of the hotels for the year ended approximately December 31, 1996 ranged from 59% to 86%, with a weighted average of 77%. The ADRs for the year ended approximately December 31, 1996 for the Fairfield Inn Properties ranged from approximately $41 to $58, with a weighted average of approximately $50. The appraisals performed from October to November, 1996 determined an aggregate value of $271,305,000 for all of the Fairfield Inn Properties held as a portfolio.

 B. THE 101 HUDSON STREET LOAN
    AND AND PROPERTY ..........  The "Hudson Loan" had a principal balance at origination of $135,000,000 and has a
                                 principal balance as of the Cut-off Date of approximately $134,505,878 and is secured by a Mortgage (the "Hudson Mortgage") encumbering a single commercial office building located at 101 Hudson Street, Jersey City, New Jersey. The borrowers under the Hudson Loan are 101 Hudson Street Associates ("Street"), which is the fee owner of the land (the "Hudson Land") making up the Hudson Property (as defined below); 101 Hudson Urban Renewal Associates ("Urban"), which leased the Hudson Land from Street as the lessee under a ground lease and constructed and owns the improvements (the "Hudson Improvements," and, collectively with the Hudson Land, the "Hudson Property") on the Hudson Land; and 101 Hudson Leasing Associates ("Leasing"), which leased the Hudson Improvements from Urban as the lessee under a building lease, and operates the Hudson Property (Street, Urban and Leasing are referred to collectively as the "Hudson Borrower"). The Hudson Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 7.916% (the "Hudson Interest Rate"). Interest on the Hudson Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

                                 The Hudson Loan is scheduled to mature on January 11, 2022 (the "Hudson Maturity Date"), but may be prepaid without payment of a yield maintenance premium on or after January 11, 2007 ("the Hudson Anticipated Repayment Date"). Commencing on February 11, 1997, the Hudson Loan requires 300 constant monthly payments (the "Hudson Monthly Debt Service Payment Amount") of principal and interest of $1,034,451 (based on a 300-month amortization schedule and the Hudson Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest, is required on the Hudson Maturity Date. Commencing on February 11, 1997, in addition to the Hudson Monthly Debt Service Payment Amount, the Hudson Borrower is required to apply Hudson Excess Cash Flow (as defined below under "Description of the Mortgage Loans and Mortgaged Properties -- The Hudson Loan and Property -- The Loan -- Payment Terms") for the month preceding the month in which the payment date occurs, to reduce the outstanding principal balance of the Hudson Loan in an aggregate monthly amount not to exceed the sum of (a) $87,696 and (b) any portion of clause (a) not paid on any prior payment date. Such application of Hudson Excess Cash Flow would result in the amortization of the Hudson Loan generally on a 240-month rather than a 300-month amortization schedule. Additionally, commencing on the first payment date after the Hudson Anticipated Repayment Date, the Hudson Borrower is required to apply 100% of the Hudson Excess Cash Flow for the month preceding the month in which the payment date occurs towards the reduction of the principal balance of the Hudson Loan. The scheduled principal balance of the Hudson Loan as of the Hudson Anticipated Repayment Date is approximately $94,876,938 (assuming a 240-month amortization schedule).

                                 The Hudson Property consists of a forty-two story office building (the "Hudson Building") constructed between 1990 and 1992 of steel and concrete and located on a lot of approximately 1.79 acres on the Hudson waterfront in Jersey City. The Hudson Building has a gross leasable area ("GLA") of approximately 1,230,087 square feet, including approximately 1,200,834 square feet of GLA comprised of office space, approximately 19,457 square feet of GLA comprised of retail space, and approximately 9,796 square feet of GLA comprised of space leased to Lehman Brothers Holding, Inc. for certain emergency generators. The occupancy rates, as of December 31, 1996, were approximately 100% and 22% for the office and retail portions of the Hudson Building, respectively, with an overall occupancy rate of 99%. Major tenants include Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Holdings, Inc. The appraisal performed for the Hudson Property as of August 13, 1996, determined a value of $236,000,000.

 C. THE M&H RETAIL POOL AND
    LOAN AND PROPERTIES .......  The "M&H Retail Pool Loan" had a principal balance at origination of $58,400,000 and has a principal balance as of the Cut-off Date of approximately

                                 $58,300,969 and is secured by six separate
                                 Mortgages (the "M&H Retail Mortgages") on six retail properties (the "M&H Retail Pool Properties") located in California. The M&H Retail Mortgages are cross-collateralized and cross-defaulted. The borrower under the M&H Retail Pool Loan is M&H Realty Partners II L.P. (the "M&H Retail Pool Borrower"). The M&H Retail Pool Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 7.50% (the "M&H Retail Current Interest Rate") through and including January 10, 2007. From and including January 11, 2007 (the "M&H Retail Anticipated Repayment Date"), the Note accrues interest at a fixed rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) the M&H Retail Current Interest Rate plus 2.00% and (b) the yield, as of the M&H Retail Anticipated Repayment Date, calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to January 11, 2027 plus 2.00% (the "M&H Retail Revised Interest Rate"). All interest accrued at the excess of the M&H Retail Revised Interest Rate over the M&H Retail Current Interest Rate will be deferred and will not be paid until after the principal balance of the loan has been reduced to zero. Amounts so deferred will accrue interest at the M&H Retail Revised Interest Rate. Interest on the M&H Retail Pool Loan is computed on the basis of the actual number of days elapsed and a 360-day year.

                                 The M&H Retail Pool Loan is scheduled to mature on January 11, 2027 (the "M&H Retail Maturity Date"), but may be prepaid without payment of a yield maintenance premium on and after 90 days prior to the M&H Retail Anticipated Repayment Date. Commencing on February 11, 1997, the M&H Retail Pool Loan requires 360 constant monthly payments of principal and interest (the "M&H Retail Monthly Debt Service Amount") of $408,341.27 (based on a 360-month amortization schedule and the M&H Retail Current Interest Rate). Payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest (including the M&H Retail Excess Interest (as defined below under "Description of the Mortgage Loans and Mortgaged Properties -- The M&H Retail Pool Loan and Properties -- Payment Terms")) is required on the M&H Retail Maturity Date. Additionally, commencing on the first payment date after the M&H Retail Anticipated Repayment Date, the M&H Retail Pool Loan requires that all M&H Retail Excess Cash Flow (as defined below under "Description of the Mortgage Loans and Mortgaged Properties -- The M&H Retail Pool Loan and Properties -- Payment Terms") be applied towards the reduction of the principal balance of the loan. The scheduled principal balance of the loan as of the M&H Retail Anticipated Repayment Date is approximately $51,572,473.

                                 The M&H Retail Pool Properties contain
                                 approximately 1,383,636 square feet of GLA.
                                 As of January 1, 1997, the occupancy rate for the M&H Retail Pool Properties ranged from approximately 73% to 98% and the annualized base rent for such properties was approximately $9.97 per square foot of GLA which represents an increase in the occupancy rate of 6% and base rents of 9%, in each case, from December 31, 1995. Tenants include Safeway, Barnes & Noble, Vons, Thrifty Drug Store and Copelands Sporting Goods. Recent appraisals determined an aggregate value of $123,200,000 for the M&H Retail Pool Properties.

 D. THE INNKEEPERS POOL LOAN
    AND PROPERTIES ............  The "Innkeepers Pool Loan" had a principal balance at origination of $43,545,085, has a principal balance as of the Cut-off Date of $42,000,000 and is secured by eight separate mortgages and deeds of trust (the "Innkeepers Mortgages") encumbering eight hotels (the "Innkeepers Properties") located in California, Colorado, Florida, Kansas, New Jersey and New York. The Innkeepers Mortgages are cross-collateralized and cross-defaulted with each other, with certain exceptions to accommodate recording tax requirements. Each of Innkeepers Residence Denver-Downtown, L.P., Innkeepers Residence Wichita East, L.P., Innkeepers Residence Sili I, L.P. and Innkeepers Financing Partnership III, L.P. ("the Innkeepers Borrowers") is a borrower under the Innkeepers Pool Loan, and each is jointly and severally liable for the entire Innkeepers Pool Loan. The Innkeepers Pool Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 8.15% (the "Innkeepers Current Interest Rate") through and including March 10, 2009. From and after March 11, 2009 (the "Innkeepers Anticipated Repayment Date") such Note accrues interest at a fixed rate per annum equal to the greater of (i) the Innkeepers Current Interest Rate plus 2.00% and (ii) the yield, as of the week prior to the Innkeepers Anticipated Repayment Date, on U.S. Treasury Obligations having maturity dates (one longer and one shorter) most nearly approximating the remaining term of the Innkeepers Pool Loan as of the Innkeepers Anticipated Repayment Date, plus 2.00% (the "Innkeepers Revised Interest Rate"). Any interest accrued at the excess of the Innkeepers Revised Interest Rate over the Innkeepers Current Interest Rate will be deferred and will not be paid until after the principal balance of the loan has been reduced to zero. Amounts so deferred will accrue interest at the Innkeepers Revised Interest Rate. Interest on the Innkeepers Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year. On the closing date of the Innkeepers Pool Loan, the Innkeepers Borrowers made a prepayment in the amount of $1,545,085. The Innkeepers Pool Loan is scheduled to mature on March 11, 2019, but may be prepaid without payment of a yield maintenance premium on and after 90 days prior to the Innkeepers Anticipated Repayment Date. The Innkeepers Pool Loan requires payments of interest only through March 11, 1999. Commencing on April 11, 1999 and ending on the Innkeepers Anticipated Repayment Date, the Innkeepers Pool Loan requires 240 constant monthly payments (the "Innkeepers Monthly Debt Service Payments") of principal and interest in the amount of $355,235.77 (based on a 264-month amortization schedule and the Innkeepers Current Interest Rate and the initial balance without taking into effect the prepayment on the funding date). Additionally, commencing on the first payment date after the Innkeepers Anticipated Repayment Date, the Innkeepers Borrowers are required to apply 100% of Innkeepers Excess Cash Flow (as defined below under "Description of the Mortgage Loans and Mortgaged Properties -- The Innkeepers Pool Loan and Properties -- The Loan --Payment Terms") on each payment date to the prepayment of the principal balance of the Innkeepers Pool Loan and payment of accrued interest (and the interest thereon) and any other amounts due under the Innkeepers Pool Loan. The scheduled principal balance of the Innkeepers Pool Loan as of the Innkeepers Anticipated Repayment Date is approximately $29,797,520.

                                 The Innkeepers Properties consist of eight hotels operated as either Hampton Inns or Residence Inns. Each Innkeepers Property contains from 64 to 231 rentable guestrooms, and was constructed between 1981 and 1993. The average occupancy rates for the twelve months ended December 31, 1996 for the Innkeepers Properties ranged from approximately 72% to approximately 91%, with a weighted average occupancy rate of approximately 84%. The ADRs for the twelve month period ending December 31, 1996 for the Innkeepers

                                 Properties ranged from $60 to $99, with a weighted average of $83. The appraisals performed in February, 1997 determined an aggregate value of approximately $86,000,000 for the Innkeepers Properties.

 E. THE DESIGN CENTER OF THE
    AMERICAS LOAN AND PROPERTY.  The "DCOTA Loan" had a principal balance at origination of $40,000,000 and has a
                                 principal balance as of the Cut-off Date of $39,899,849 and is secured by a mortgage (the "DCOTA Mortgage") encumbering a parcel of land and buildings with tenants primarily in the business of selling goods to consumers represented by members of the design trade. Such land and building comprise a retail design center known as The Design Center of the Americas (the "DCOTA Property") located in Dania, Florida. The borrower under the DCOTA Loan is Design Center of the Americas, Limited Partnership (the "DCOTA Borrower"). The DCOTA Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 7.47% (the "DCOTA Current Interest Rate") through January 10, 2007. On and after January 11, 2007 (the "DCOTA Anticipated Repayment Date"), the Note bears interest at a fixed rated per annum (as in effect for any such annual period, the "DCOTA Revised Interest Rate") equal to the greater of (i) the DCOTA Current Interest Rate plus 2.00% or (ii) the yield as of the DCOTA Anticipated Repayment Date, calculated by linear interpolation of the yields on U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating those of non-callable U.S. Treasury obligations having maturities as close as possible to January 11, 2022, plus 2.00%. All interest accrued at the excess of the DCOTA Revised Interest Rate over the DCOTA Current Interest Rate will be deferred and will not be paid until after the balance of the loan has been reduced to zero. Amounts so deferred will bear interest at the DCOTA Revised Interest Rate (such accrued and deferred interest and interest thereon at the DCOTA Revised Interest Rate, the "DCOTA Excess Interest"); provided, that if the DCOTA Borrower repays the entire DCOTA Loan on or prior to the third payment date after the DCOTA Anticipated Repayment Date, the DCOTA Borrower shall have no obligation to pay any DCOTA Excess Interest and any DCOTA Excess Interest accrued prior to the date of such repayment shall be forgiven by the lender. Interest on the DCOTA Loan is calculated based on the actual number of days elapsed and a 360-day year.

                                 The DCOTA Loan is scheduled to mature on January 11, 2022 (the "DCOTA Maturity Date"), but may be prepaid without payment of a yield maintenance premium on and after the DCOTA Anticipated Repayment Date. Commencing on February 11, 1997, the DCOTA Loan requires 300 constant monthly payments of principal and interest of $294,816.36 (the "DCOTA Monthly Debt Service Payment") (based on a 300-month amortization schedule and the DCOTA Current Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest, is required on the DCOTA Maturity Date. Additionally, commencing on the DCOTA Anticipated Repayment Date, the DCOTA Loan requires that all DCOTA Excess Cash Flow (as defined below under "Description of the Mortgage Loans and Mortgaged Property -- The DCOTA Loan and Property -- The Loan -- Payment Terms") be applied toward the reduction of the principal balance of the loan. The scheduled principal balance of the DCOTA Loan as of the DCOTA Anticipated Repayment Date is approximately $32,445,946.

                                 The DCOTA Property consists of a four-story building in Dania, Florida, adjacent to the Ft. Lauderdale Airport on I-95 and containing approximately

                                 554,273 square feet of GLA. Space in the DCOTA Property is leased to tenants who primarily provide goods and related services to professionals in the design trade, including architects, builders, and designers who represent home and office owners. The land adjacent to the DCOTA Property is owned by an affiliate of the DCOTA Borrower and, for so long as such adjacent land continues to be owned by such affiliate, no more than 49% of such adjacent land may be operated by such affiliate as a design center unless (a) such affiliate has agreed not to induce tenants of the DCOTA Property to become tenants of the adjacent property, or (b) the partners of such affiliate assign to the lender, as security for the DCOTA Loan, 70% of the net cash flow generated by such adjacent property. The DCOTA Property contains parking spaces for 716 vehicles on site. The DCOTA Property also utilizes an area contained on such adjacent parcel for parking spaces.

                                 As of December 31, 1996, the DCOTA Property had an occupancy rate of approximately 96% and an average base rent per square foot of $22. As of May 7, 1996, the appraised value of the DCOTA Property was $97,000,000.

F. THE G&L MEDICAL OFFICE II
   POOL LOAN AND PROPERTIES ...  The "G&L Medical Office II Pool Loan" had a
                                 principal balance at origination of
                                 $35,000,000 and has a principal balance as of the Cut-off Date of approximately $34,801,294 and is secured by Mortgages (the "G&L Medical Office II Pool Mortgages") encumbering four medical office buildings (the "G&L Medical Office II Pool Properties") located in California. The Mortgages encumbering the G&L Medical Office II Pool Properties are cross-defaulted and cross-collateralized. The borrower under the G&L Medical Office II Pool Loan is G&L Medical Partnership, L.P. (the "G&L Medical Office II Pool Borrower"). The G&L Medical Office II Pool Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 8.492% (the "G&L II Current Interest Rate") through September 10, 2006. From and including September 11, 2006 (the "G&L II Anticipated Repayment Date"), the Note bears interest at a fixed rate per annum equal to the greater of (i) the G&L II Current Interest Rate plus 2.00% and (ii) the yield, calculated by linear interpolation of the yields of the U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the G&L II Maturity Date plus 2.00% (the "G&L II Revised Interest Rate"). All interest accrued at the excess of the G&L Revised Interest Rate over the G&L II Current Interest Rate will be deferred and will not be paid until the principal balance of the G&L Medical Office II Pool Loan has been reduced to zero. Interest on the G&L Medical Office II Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

                                 The G&L Medical Office II Pool Loan is
                                 scheduled to mature on September 11, 2021
                                 (the "G&L II Maturity Date"), but may be prepaid without payment of a yield maintenance premium on or after the G&L II Anticipated Repayment Date. Commencing on October 11, 1996, the G&L Medical Office II Pool Loan requires 300 constant monthly payments (the "G&L II Monthly Debt Service Amount") of principal and interest of $281,640.81 (based on a 300-month amortization schedule and the G&L II Current
                                 Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including the G&L II Excess Interest), is required on the G&L II Maturity Date. Additionally, commencing on the first payment date after the G&L Anticipated Prepayment Date, the G&L Medical Office II Pool Borrower is required to apply 100% of the G&L II Available Cash for the month preceding the month in which the payment date occurs towards the reduction of the principal balance of the G&L Medical Office II Pool Loan. The scheduled principal balance of the G&L Medical Office II Pool Loan as of the G&L II Anticipated Repayment Date is approximately $29,240,098.

                                 The G&L Medical Office II Pool Properties consist of four medical office buildings, which range in size from 47,604 square feet to 78,944 square feet. The average occupancy rates as of January 1, 1997 (or with respect to the property known as Regents Medical Center, December 1, 1996) for the G&L Medical Office II Pool Properties ranged from 89% to 100%, with a weighted average occupancy rate of 96%. The annualized base rent for such properties was approximately $28.54 per square foot of GLA. Recent appraisals determined an aggregate value of $51,170,000 for the G&L Medical Office II Pool Properties.

 G. THE INSURANCE COMPANY OF
    THE WEST POOL LOAN AND
    PROPERTIES ................  The "ICW Loan" had a principal balance at origination of approximately $25,277,612 and has a principal balance as of the Cut-off Date of approximately $25,234,505 and is secured by a Mortgage (the "ICW Mortgage") encumbering an office building ("ICW Plaza") and an interest in an adjacent parcel of land, which is a common area and parking lot (collectively, the "ICW Property") located in San Diego. The borrower under the ICW Loan is ICW Plaza, L.P. (the "ICW Borrower"). The ICW Loan is evidenced by a Note that bears interest at a fixed rate per annum equal to 7.506% (the "ICW Current Interest Rate") through February 11, 2007. From and including February 11, 2007 (the "ICW Anticipated Repayment Date"), the Note bears interest at a fixed rate per annum equal to the greater of (i) the ICW Current Interest Rate plus 2.00% and (ii) the yield, calculated by linear interpolation of the yields of the U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the ICW Maturity Date, plus 2.00% (the "ICW Revised Interest Rate"). All interest accrued at the excess of the ICW Revised Interest Rate over the ICW Current Interest Rate will be deferred and will not be paid until the principal balance of the ICW Loan has been reduced to zero. Interest on the ICW Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

                                 The ICW Loan is scheduled to mature on
                                 February 11, 2017 (the "ICW Maturity Date"), but may be prepaid in whole without payment of a yield maintenance premium on or after the payment date which is three months before the ICW Anticipated Repayment Date, and may be prepaid in part without payment of a yield maintenance premium on or after the ICW Anticipated Repayment Date. Commencing on March 11, 1997, the ICW Loan requires 240 graduated monthly payments (the "ICW Monthly Debt Service Amount") of principal and interest as follows:

                 March 11, 1997..............................   $111,622.24
                 April 11, 1997, through July 11, 1999  .....   $190,677.97
                 August 11, 1999, through July 11, 2002  ....   $196,398.31
                 August 11, 2002, through July 11, 2005  ....   $202,290.26
                 August 11, 2005, through July 11, 2008  ....   $208,358.96
                 August 11, 2008, through July 11, 2011  ....   $212,577.83
                 August 11, 2011, through July 11, 2014  ....   $221,048.03
                 August 11, 2014, through February 11, 2017     $227,679.46

                                 Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including the ICW Excess Interest), is required on the ICW Maturity Date. The scheduled principal balance of the ICW Loan as of the ICW Anticipated Repayment Date is approximately $18,634,587.
                                 The ICW Property consists of ICW Plaza,
                                 which contains approximately 164,764 square feet, and an interest in and reciprocal easement over an adjacent parcel, on part of which is built a surface-level parking lot. ICW Plaza has an occupancy rate of 100%, all of its rentable area being leased pursuant to a bondable triple net lease (the "ICW Lease") to Insurance Company of the West (the "ICW Tenant"). The ICW Tenant subleases a portion of the space to third parties. Each monthly net rent payment payable by the ICW Tenant under the ICW Lease is in an amount creating a debt service coverage ratio of 1.003 relative to the amount of each ICW Monthly Debt Service Payment. Recent appraisals determined an aggregate value of $25,000,000 for the ICW Property.

 H. GENERAL ...................  For a further description of the Mortgage
                                 Loans and Mortgaged Properties, see
                                 "Description of the Mortgage Loans and
                                 Mortgaged Properties" and "Description of the Mortgage Pool" herein.

                                 The Underwriter has made available an
                                 electronic version of this Prospectus and Prospectus Supplement on the World Wide Web at "http://www.nomurany.com". The password for access to such Web site is "CMBS". The electronic version of this Prospectus Supplement may contain photographs of certain of the Mortgaged Properties.

RESERVE ACCOUNTS ..............  All of the Mortgage Loans require that the related borrowers deposit specified amounts into one or more reserve accounts (the "Reserve Accounts") as more fully described herein under "Description of the Mortgage Loans and Mortgaged Properties."

PREPAYMENT, SALE, SUBSTITUTION
 AND RELEASE PROVISIONS .......  The Mortgage Loans generally prohibit the transfer or sale of the Mortgaged Properties
                                 (except in connection with a release)
                                 without the Servicer's consent. However, the following exceptions apply:

                                 The Fairfield Inn Borrower has the right to sell all, but not less than all, of the Fairfield Inn Properties subject to the Fairfield Inn Pool Loan provided, among other things, that (a) the transferee is approved by the lender and the Rating Agencies confirm in writing that such action will not result in the withdrawal, qualification or downgrade of the then existing ratings of the Certificates, (b) no event of default has occurred and is continuing and (c) the transferee executes a new note in a principal amount equal to the then outstanding principal amount of the Fairfield Inn Pool Loan. See "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties -- Transfer of Properties and Interest in Borrower; Encumbrance."

                                 The Hudson Borrower is permitted, if no
                                 event of default has occurred and is
                                 continuing, to sell the Hudson Property
                                 subject to the Hudson Loan provided, among other things, (i) the lender receives an opinion of counsel satisfactory to the Rating Agencies that such sale will not adversely affect the validity of the Hudson Property Tax Abatement (as described in "Risk Factors and Other Special Considerations -- Hudson Property Tax Abatement") and (ii) the Rating Agencies confirm in writing that such transfer will not result in the downgrade, withdrawal or qualification of the rating of any of the Certificates. See "Description of the Mortgage Loans and Mortgaged Properties -- The 101 Hudson Loan and Property -- Transfer of Properties and Interest in Hudson Borrower; Encumbrance."

                                 The Innkeepers Borrowers are permitted to sell all the Innkeepers Properties to a single purchaser subject to the Innkeepers Pool Loan, provided that the lender receives written confirmation from the Rating Agencies that such a sale would not result in a qualification, withdrawal or downgrade of the ratings in effect immediately prior to such sale of the Certificates. See "Description of the Mortgage Loans and Mortgaged Properties -the Innkeepers Pool Loan and Properties -- Transfer of Properties and Interest in Borrower; Encumbrance."

                                 The DCOTA Borrower has the one-time right to sell the DCOTA Property subject to the DCOTA Loan, provided that, among other things, (a) the purchaser assumes in writing all obligations of the DCOTA Borrower under the DCOTA Loan and (b) the Rating Agencies confirm in writing that such sale will not result in a qualification, downgrade or withdrawal of the ratings then applicable to the Certificates. See "The Design Center of the Americas Loan and Property -- Transfer of Property and Interest in Borrower; Encumbrance."

                                 All of the Mortgage Loans provide that after a specified period (a "Defeasance Lockout Period") and prior to the related Anticipated Repayment Date, the applicable borrower may obtain the release of one or more of the Mortgaged Properties from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury Obligations or, in some cases, certain other noncallable U.S. government obligations ("U.S. Obligations") which generally provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Note through and including the respective Anticipated Repayment Date, in amounts equal to the portion of the scheduled payments due on such dates (or, for such purposes, deemed to be due on the Anticipated Repayment Date as if the related loans were to mature on the applicable Anticipated Repayment Date) that are attributable to a portion of the loan equal to the release amount required to be paid with respect to the Mortgaged Property or Properties to be released. In the event of a release in connection with a partial defeasance, the Mortgage Loans secured by multiple Mortgaged Properties generally require that the principal amount defeased equal at least 125% of the Allocated Loan Amount of the Mortgaged Property so released with certain exceptions such as in the event of a partial prepayment in connection with a casualty or condemnation. Such Mortgage Loans also generally require that the debt service coverage ratio of the remaining Mortgaged Property or Properties, after taking such release into account, is greater than both the debt service coverage ratio at origination of the relevant loan as such term is defined in the related loan agreements and the debt service coverage ratio immediately prior to such release.

                                 All of the Mortgage Loans provide that on and after the related Anticipated Repayment Date (or, in the case of the M&H Retail Pool Loan, the Innkeepers Pool Loan and (with respect to a prepayment in full) the ICW Loan, on or after the date that is 90 days prior to its Anticipated Repayment Date), in connection with a prepayment, the related borrower may obtain the release of one or more of the Mortgaged Properties from the lien of the related Mortgage. Each of the Fairfield Inn Pool Loan, M&H Retail Pool Loan, Innkeepers Pool Loan and the G&L Medical Office II Pool Loan generally requires that the related borrower prepay an amount at least equal to 125% of the Allocated Loan Amount of any

                                 Mortgaged Property released in connection with a partial prepayment on or after the related Anticipated Repayment Date, with certain exceptions such as in the event of a partial prepayment in connection with a casualty or condemnation. The Fairfield Inn Pool Loan, M&H Retail Pool Loan, Innkeepers Pool Loan and the G&L Medical Office II Pool Loan generally also require that the debt service coverage ratio of the remaining Mortgaged Properties, after taking such release into account, be at least equal to the greater of each of the debt service coverage ratio at origination as that term is defined in the respective loan agreements and the debt service coverage ratio prior to the release.

                                 All of the Mortgage Loans provide that the Servicer, at its option, may require a mandatory prepayment under certain circumstances such as certain casualties and condemnations. The sale, release, substitution and prepayment provisions are more fully described herein under "Description of the Mortgage Loans and Mortgaged Properties."

THE OFFERED CERTIFICATES ......  The Class A-1A Certificates will have an initial Certificate Balance of $115,435,756.

                                 The Class A-1B Certificates will have an initial Certificate Balance of $214,279,224.

                                 The Class PS-1 Certificates will have an initial Notional Balance of approximately $499,568,151, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date, the Notional Balance of the Class PS-1 Certificates will be equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period.

                                 The Class CS-1 Certificates will have an initial Notional Balance of $115,435,756. The Notional Balance of the Class CS-1 Certificates will at all times be equal to the Certificate Balance of the Class A-1A Certificates.

                                 The Class A-2 Certificates will have an
                                 initial Certificate Balance of $42,463,292.

                                 The Class A-3 Certificates will have an
                                 initial Certificate Balance of $39,965,452.

                                 The Class A-4 Certificates will have an
                                 initial Certificate Balance of $37,467,611.

                                 The Class A-5 Certificates will have an
                                 initial Certificate Balance of $27,476,248.

                                 The Class A-6 Certificates will have an
                                 initial Certificate Balance of $9,991,363.

THE PRIVATE CERTIFICATES ......  The Class B-1 and Class B-1H Certificates
                                 will have initial Certificate Balances of $12,488,205 and approximately $1,001, respectively.

                                 The Class V-1, Class V-2, Class R and Class
                                 LR Certificates will not have a Certificate
                                 Balance or a Notional Balance.

                                 The Class B-1, Class B-1H, Class V-1, Class
                                 V-2, Class LR and Class R Certificates are not offered hereby.

PASS-THROUGH RATES ............  The per annum rate at which interest accrues
                                 (the "Pass-Through Rate") on the Class A-1A and Class A-1B Certificates during any Interest Accrual Period will be equal to 7.32% and 7.41%, respectively.

                                 The Pass-Through Rate on the Class PS-1
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate.

                                 The Pass-Through Rate on the Class CS-1
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.32% (the Pass-Through Rate of the Class A-1A Certificates).

                                 The Pass-Through Rate on the Class A-2
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.49%.

                                 The Pass-Through Rate on the Class A-3
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.40%.

                                 The Pass-Through Rate on the Class A-4
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.20%.

                                 The Pass-Through Rate on the Class A-5
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

                                 The Pass-Through Rate on the Class A-6
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

                                 The Pass-Through Rate on the Class B-1 and
                                 Class B-1H Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

                                 The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates) and (B) the Certificate Balance of such class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class CS-1 Certificates and (B) the Notional Balance of such class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date.

                                 The "Weighted Average Net Mortgage
                                 Pass-Through Rate" with respect to any
                                 Interest Accrual Period is the amount
                                 (expressed as a percentage) (a) the
                                 numerator of which is the sum of the
                                 products of (i) the Net Mortgage
                                 Pass-Through Rate with respect to each
                                 Mortgage Loan and (ii) the Stated Principal
                                 Balance of such Mortgage Loan, as of the first day of such Interest Accrual Period and (b) the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of such date.

                                 The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Interest Accrual Period is a per annum rate equal to the Mortgage Pass-Through Rate for such Mortgage Loan minus the Servicing Fee Rate.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to any Mortgage Loan (other than the Hudson Loan, M&H Retail Pool Loan, DCOTA Loan and ICW Loan) for any Interest Accrual Period (other than the Interest Accrual Period relating to the Distribution Date occurring in April 1997) is the per annum rate equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Hudson Loan, M&H Retail Pool
                                 Loan, DCOTA Loan and ICW Loan for any
                                 Interest Accrual Period commencing in any
                                 (a) January, February, April, June,
                                 September and November and any December
                                 occurring in a year immediately preceding any year which is not a leap year, is the per annum rate equal to the Mortgage Rate thereof, or

                                 (b) March (other than March 1997), May,
                                 July, August and October and any December occurring in a year immediately preceding a year which is a leap year, is the per annum rate equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to any Mortgage Loan and the
                                 Interest Accrual Period relating to the
                                 Distribution Date occurring in April 1997 will be a per annum rate equal to the related Mortgage Rate.

                                 The "Mortgage Rate" with respect to a
                                 Mortgage Loan is the per annum interest rate on such Mortgage Loan as stated in the related Note, which does not include the Excess Rate.

                                 The Mortgage Rate with respect to any
                                 Mortgage Loan for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate on such Mortgage Loan required by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

                                 The Class V-1, Class V-2, Class R and Class
                                 LR Certificates do not have Pass-Through
                                 Rates.

DISTRIBUTIONS .................  On each Distribution Date, each class of
                                 Offered Certificates will be entitled to receive interest distributions in an amount equal to the Interest Distribution Amount (and, in the case of the Class PS-1 Certificates, the aggregate Reduction Interest Distribution Amount, if applicable) for such class and Distribution Date, together with any Interest Shortfalls (and Reduction Interest Shortfalls, if applicable) remaining from prior Distribution Dates, in each case to the extent of Available Funds, if any, remaining after (i) payment of the Interest Distribution Amounts, Interest Shortfalls, Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for each other outstanding class of Certificates, if any, bearing an earlier sequential designation than such class, and (ii), if applicable, payment of the Principal Distribution Amount for such Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any such outstanding classes having an earlier sequential designation. References herein to the earlier (or later) sequential designation of these classes of Certificates means such classes in alphabetical and numerical order (or such classes in reverse alphabetical and numerical order) (except in respect of the Class PS-1 and Class CS-1 Certificates, which (except as described herein in respect of the Class PS-1 Certificates and Reduction Interest Distribution Amounts and Reduction Interest Shortfalls) will have the same priority as the Class A-1A and Class A-1B Certificates under the circumstances described herein).

                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and any class of Offered Certificates is equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such class on the Certificate Balance or Notional Balance, as applicable, of such class (except that with respect to the Class PS-1 Certificates, such amount shall be reduced by the aggregate Reduction Interest Distribution Amounts for such Distribution
                                 Date).

                                 For purposes of calculating the Interest
                                 Distribution Amount for any class of Offered
                                 Certificates (other than the Class PS-1
                                 Certificates) and any Distribution Date, any reduction of Certificate Balance or Notional Balance, as applicable, as a result of distributions to such class or any related class, respectively, and reductions in Certificate Balance or Notional Balance, as applicable, as a result of the occurrence and allocations of Realized Losses on the Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

                                 On each Distribution Date prior to the
                                 Cross-over Date, an amount equal to the
                                 Principal Distribution Amount will be
                                 distributed, to the extent of available
                                 funds therefor, first, to the Class A-1A
                                 Certificates, in reduction of the
                                 Certificate Balance thereof, until the
                                 Certificate Balance of such class is reduced to zero; second, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such class is reduced to zero; third, to the Class A-2 Certificates in reduction of the Certificate Balance thereof, until the Certificate Balance of such class is reduced to zero; fourth, to the Class A-2 Certificates, for unreimbursed amounts of Realized Losses previously allocated to such class; fifth, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such class is reduced to zero; sixth, to the Class A-3 Certificates, for unreimbursed amounts of Realized Losses previously allocated to such class; seventh, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero; eighth, to the Class A-4 Certificates for unreimbursed amounts of Realized Losses previously allocated to such class; ninth, to the Class A-5 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero; tenth, to the Class A-5 Certificates for unreimbursed amounts of Realized Losses previously allocated to such class; eleventh, to the Class A-6 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero; twelfth, to the Class A-6 Certificates for unreimbursed amounts of Realized Losses previously allocated to such class; and thirteenth, to the Private Certificates in accordance with the Pooling and Servicing Agreement, in each case to the extent of Available Funds remaining after required distributions to all more senior classes of Certificates and of interest to such class. On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priorities first and second in the preceding sentence, an amount equal to the Principal Distribution Amount will be distributed, first, to the Class A-1A Certificates and Class A-1B Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero; and second, to the Class A-1A Certificates and Class A-1B Certificates, for unreimbursed amounts of Realized Losses previously allocated to such classes, pro rata in accordance with the amount of such unreimbursed Realized Losses previously allocated. The "Cross-over Date" is the Distribution Date on which the Certificate Balance of each class of Certificates entitled to distributions of principal other than the Class A-1A and Class A-1B Certificates has been reduced to zero through the allocation of Realized Losses. The Class PS-1 and Class CS-1 Certificates will not be entitled to any distributions of principal.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date is equal to the sum, for all Mortgage Loans, of (i) the principal component of all Monthly Payments due on or before the related Due Date (if received, or advanced by the Servicer, Trustee or Fiscal Agent, in respect of such Distribution
                                 Date), (ii) the principal component of all Extended Monthly Payments due on or before the related Due Date (if received, or advanced by the Servicer, Trustee or Fiscal Agent, in respect of such Distribution
                                 Date), (iii) to the extent not included in the previous clauses, the principal component of any payment on any Mortgage

                                 Loan received on and after the maturity date thereof in the related Collection Period,
                                 (iv) to the extent not included in any
                                 preceding clause, the principal portion of all unscheduled collections in respect of a Mortgage Loan that was liquidated in the related Collection Period, (v) to the extent not included in any preceding clause, the principal component of the purchase price of each Mortgage Loan purchased, during the related Collection Period, from the Trust Fund in connection with breaches of representations or warranties, the exercise of the rights described under "Optional Termination; Optional Mortgage Loan Purchase" below or otherwise as described herein, (vi) to the extent not included in any preceding clause, all Principal Prepayments received in the related Collection Period and, (vii) to the extent not included in any preceding clause, any other full or partial recoveries of principal, including Net REO Proceeds, net liquidation proceeds, net condemnation proceeds and net insurance proceeds received in the related Collection Period (in the case of clauses (i) through (vii), net of any related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

                                 Except as described in the next sentence, the holders of the Class V-1, Class V-2, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1 Certificates will be entitled to distributions of Net Default Interest and the Class V-2 Certificates will be entitled to distributions of Excess Interest, in each case, to the extent set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date after all distributions with respect to the Regular Certificates on such Distribution Date have been made. The Class LR Certificateholders will be entitled to receive any funds remaining in the Lower-Tier Distribution Account on any Distribution Date after all distributions with respect to the regular interests in the Lower-Tier REMIC on such Distribution Date have been made. The Class LR
                                 Certificateholders will also be entitled to receive the proceeds of the remaining assets in the Lower-Tier REMIC, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC on such date.

                                 See "Description of the Offered Certificates
                                 -- Distributions."

ADVANCES ......................  The Servicer is required to make an advance
                                 (a "P&I Advance") in respect of delinquent
                                 Monthly Payments on the Mortgage Loans,
                                 subject to the limitations described herein.
                                 P&I Advances will generally equal the
                                 delinquent portion of the Monthly Payment as specified in the related Note (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate). If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan and the Servicer elects to extend the payments on the Mortgage Loan as described in "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans; Modification" herein, the Servicer will be required to advance only an amount in respect of the Extended Monthly Payment equal to the lesser of (a) the Extended Monthly Payment or (b) the Monthly Payment or portion thereof that was due prior to the maturity date. The Servicer will not be required to advance Default Interest, Excess Interest or Prepayment Premiums. The amount required to be advanced in respect of any Distribution Date and any delinquent Monthly Payments on a Mortgage Loan that has been subject to an

                                 Appraisal Reduction Event will equal the product of (a) the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is (i) the Stated Principal Balance of such Mortgage Loan as of the last day of related Collection Period minus (ii) any Appraisal Reduction Amount thereof and the denominator of which is the Stated Principal Balance thereof as of such date. The Servicer (i) will only make one P&I Advance for the benefit of the most subordinate class of Certificates then outstanding (for purposes of determining the most subordinate class, (i) the Class B-1 and Class B-1H Certificates together and (ii) the Class A-1A and Class A-1B Certificates and the Coupon Strip Certificates together will, in each case, be treated as one class) and (ii) will not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. See "The Pooling and Servicing Agreement -- Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" in the Prospectus. If the Servicer fails to make a required P&I Advance, the Trustee, as acting or successor servicer, acting in accordance with the servicing standard, will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent, subject to a determination of recoverability, will be required to make such P&I Advance. See "The Pooling and Servicing Agreement -- Advances" herein.

SUBORDINATION .................  Except as described below, as a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates and the Private Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates, except to the extent provided herein with respect to Reduction Interest Distribution Amounts and Reduction Interest Shortfalls on the Class PS-1 Certificates. The Class A-2
                                 Certificates will likewise be protected by the subordination of the Class A-3, Class A-4, Class A-5, Class A-6 and Private Certificates. The Class A-3 Certificates will be likewise protected by the subordination of the Class A-4, Class A-5, Class A-6 and Private Certificates. The
                                 Class A-4 Certificates will be likewise
                                 protected by the subordination of the Class
                                 A-5, Class A-6 and Private Certificates. The
                                 Class A-5 Certificates will be likewise
                                 protected by the subordination of the Class
                                 A-6 Certificates and Private Certificates.
                                 The Class A-6 Certificates will be likewise protected by the subordination of the Private Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such
                                 Certificates on such date (except as
                                 described herein in respect of the Class
                                 PS-1 Certificates and Reduction Interest
                                 Distribution Amounts and Reduction Interest
                                 Shortfalls) prior to any distribution being made on such Distribution Date in respect of any classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Private Certificates; second, to the Class A-6 Certificates; third, to the Class A-5 Certificates; fourth, to the Class A-4 Certificates; fifth, to the Class A-3 Certificates; sixth, to the Class A-2 Certificates; and finally, to the Class A-1A and Class A-1B Certificates, pro rata, based on their respective outstanding Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. See "Description of the
                                 Offered Certificates" herein.

                                 Shortfalls in Available Funds resulting
                                 from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest) and on accrued, unpaid Servicing Compensation, extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses of the Trust Fund for which there is no corresponding collection from the borrower will be allocated in the same manner as Realized Losses. Prepayment Interest Shortfalls, if any, will be allocated to each class of Certificates, pro rata, based upon the Interest Distribution Amount (plus the aggregate Reduction Interest Distribution Amount, in the case of the Class PS-1 Certificates) distributable to such class of Certificates. Shortfalls in Available Funds resulting from indemnification expenses will be allocated to each class of Certificates, pro rata, based upon the amount distributable to each class and will be allocated, first, in respect of interest and, second, in respect of principal. See "Description of the Offered Certificates -- Distributions -- Payment Priorities" herein.

OPTIONAL TERMINATION; OPTIONAL
 MORTGAGE LOAN PURCHASE .......  The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase at the purchase price specified herein, all of the Mortgage Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loan, remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                                 The holders of the Class LR Certificates representing a 100% Percentage Interest of the Class LR Certificates will have the option to purchase at the purchase price specified herein any Mortgage Loan not prepaid in full on its Anticipated Repayment Date.

                                 See "The Pooling and Servicing Agreement --
                                 Optional Termination; Optional Mortgage Loan
                                 Purchase" herein, "Description of the
                                 Certificates --Termination" in the
                                 Prospectus and "Risk Factors and Other
                                 Special Considerations -- The Certificates
                                 -- Special Prepayment, Yield and Loss
                                 Considerations" herein.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  Elections will be made to treat the portion of the Trust Fund consisting of the Trust
                                 REMICs, and the Trust REMICs, in the opinion of counsel, will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class PS-1, Class CS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B-1 and Class B-1H Certificates (collectively, the "Regular Certificates") will be designated as "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively, the "Residual Certificates") will be designated as the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Net Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

                                 The Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting. It is anticipated that the Class PS-1 and Class CS-1 Certificates will be treated as issued with original issue discount for federal income tax purposes in an amount equal to all distributions of interest expected to be received thereon over their respective issue prices. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Description of the Offered Certificates -- Distributions" herein.

ERISA CONSIDERATIONS ..........  The United States Department of Labor has
                                 issued to the Underwriter an individual
                                 prohibited transaction exemption, Prohibited
                                 Transaction Exemption 93-32 (the
                                 "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Code and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to Title I of ERISA and/or
                                 Section 4975 of the Code (each of which is hereinafter referred to as a "Plan"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                 The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Offered Certificates.

                                 The Exemption does not apply to the
                                 purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans, or who are utilizing assets of Plans subject to ERISA and any affiliates of any such borrowers should not purchase any of the Certificates.

                                 THE CLASS A-2, CLASS A-3, CLASS A-4, CLASS
                                 A-5 AND CLASS A-6 CERTIFICATES ARE
                                 SUBORDINATE TO ONE OR MORE OTHER CLASSES OF
                                 CERTIFICATES, AND, ACCORDINGLY, SUCH
                                 CERTIFICATES MAY NOT BE PURCHASED BY OR
                                 TRANSFERRED TO A PLAN OR PERSON ACTING ON
                                 BEHALF OF ANY PLAN OR USING THE ASSETS OF
                                 ANY SUCH PLAN, UNLESS SUCH PERSON USING PLAN
                                 ASSETS IS AN INSURANCE COMPANY AND THE
                                 PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE
                                 WOULD BE EXEMPT FROM THE PROHIBITED
                                 TRANSACTION PROVISIONS OF ERISA AND THE CODE
                                 UNDER PROHIBITED TRANSACTION EXEMPTION
                                 95-60.

RATINGS .......................  It is a condition to the issuance of the
                                 Offered Certificates that (i) each of the Class A-1A and Class A-1B Certificates be rated "AAA," "Aaa" and "AAA" by Fitch Investors Service, L.P. ("Fitch"), Moody's Investors Service, Inc. ("Moody|Als") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), respectively; (ii) each of the Class PS-1 and Class CS-1 Certificates be rated "AAA" and "Aaa" by Fitch and Moody's, respectively; (iii) the Class A-2 Certificates be rated "AA" and "Aa" by Fitch and Moody's, respectively; (iv) the Class A-3 Certificates be rated "A," "A" and "A" by Duff & Phelps Credit Rating Co. ("DCR" and, together with Fitch, Moody's and S&P, the "Rating Agencies"), Fitch and Moody's, respectively; (v) the Class A-4 Certificates be rated "BBB" and "Baa" by DCR and Moody's, respectively; (vi) the Class A-5 Certificates be rated "BBB-" and "BBB-" by DCR and Fitch, respectively, and (vii) the Class A-6 Certificates be rated "BBB-" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the tax treatment of the Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class PS-1 and Class CS-1 Certificates might not fully recover their initial investment in the event of delinquencies or defaults, rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments), or the application of Realized Losses, Appraisal Reduction Amounts or Delinquency Reduction Amounts. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, will be affected by changes therein. See "Risk Factors and Other Special Considerations" and "Rating" herein and "Yield Considerations" in the Prospectus.

LEGAL INVESTMENT ..............  The appropriate characterization of the
                                 Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. The Offered Certificates, other than the Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by one or more Rating Agencies. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Originator, the Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates. As more fully described under "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" and "--Representations and Warranties; Repurchase," the Originator will be obligated to repurchase a Mortgage Loan in certain circumstances if there is missing or defective documentation with respect to such Mortgage Loan or if certain of its representations or warranties concerning such Mortgage Loan are breached.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Loans and Mortgaged Properties." Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

   All of the Mortgage Loans were originated within the seven months prior to the Cut-off Date. Consequently, the Mortgage Loans do not have as long standing a payment history as mortgage loans originated on earlier dates. In the case of the Innkeepers Pool Loan and the ICW Loan, the first regular scheduled payment will or did not occur under the loan until April 11, 1997 and March 11, 1997, respectively (except with respect to the Innkeepers Initial Prepayment made on the closing date of such loan). See "Description of the Mortgage Loan and Mortgaged Properties -- The Innkeepers Pool Loan and Properties -- Payment Terms."

   Commercial Lending Generally. The Mortgage Loans are secured by extended stay and limited-service hotels, office buildings, neighborhood retail shopping centers, a community retail shopping center and a retail design trade center. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending. Lenders typically look to DSCR of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial lending typically involves larger loans to a single obligor than residential one-to-four family lending. See "--Concentration of Mortgage Loans and Mortgage Property Types."

   Commercial property values and net operating income are subject to volatility and net operating income may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project the business operated by the tenants and the creditworthiness of such tenants (i.e. the ability of the applicable property to produce cash flow). The volatility of property values and net-operating income depends upon a number of factors, including (i) the volatility of property revenue, determined primarily by (a) the length of tenant lease commitments, (b) the creditworthiness of tenants, (c) in the case of retail properties characterized by rentals based all or in part on tenant sales, the volume of those sales and (d) the variability of other property revenue sources; and
(ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; perceptions by prospective tenants and guests and, in the case of retail properties, retailers and shoppers, of the safety, convenience, condition, services and attractiveness of the property; the proximity and availability of competing alternatives to the Mortgaged Property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; consumer confidence, unemployment rates, customer tastes and preferences; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). Historical operating results of the

Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including: changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the room rates and the rents that may be charged for individual leases, as applicable. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements needed to maintain the property. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced.

   Additionally, some of the Mortgaged Properties may not readily be convertible to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as hotels can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value used in connection with the origination of such Mortgage Loan.

   Other hotels, retail centers, and office buildings located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract guests, retailers, customers and tenants. In addition, retailers at the Mortgaged Properties face competition from factory outlet centers, discount shopping centers and clubs, video shopping networks, malls and other retail centers, direct mail and telemarketing. Increased competition could adversely affect income from and market value of the Mortgaged Properties. For example, a new power center was recently opened near the M&H Retail Pool Property known as Westgate Mall. In addition, the Innkeepers Properties in Tallahasee, Florida and Denver, Colorado each border on an undeveloped parcel of land owned by unrelated third parties which could be developed into a competing business.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. Different property types vary as to the extent a property manager is involved in property marketing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (e.g. hotels) are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or room rates, including establishing levels of rent payments, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, all of the property managers are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Consequently, there can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. In addition, with the exception of the properties managed by the Fairfield Inn Manager (as defined in "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties -- Property Operation") and the Innkeepers Marriott Manager (as defined in

"Description of the Mortgage Loans and Mortgaged Properties -- The Innkeepers Pool Loan and Properties --Reserves"), all of the properties are managed by affiliates of the borrowers so that the performance of the related Mortgaged Properties may affect the property manager's financial condition. However, all of the Mortgage Loans provide that the related property management agreements may be terminated and the property managers replaced under the circumstances described herein under "Description of the Mortgage Loans and Mortgaged Properties." Since the ICW Property is triple net leased to the ICW Tenant (which is an affiliate of the ICW Borrower) primarily for use as a corporate headquarters, property management is the responsibility of the ICW Tenant. The ICW Borrower has retained American Assets Inc., an affiliate of the ICW Borrower and the ICW Tenant, to maintain the ICW Parking Parcel which is part of the ICW Property.

   Each of the borrowers under the Mortgage Loans is either a limited partnership or a general partnership which has at least two partners or members. A dispute between such partners or members could disrupt the management of the underlying property which may cause an adverse effect on cash flow.

   Dependence on Tenants; Lease Expiration; Rent Abatements. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased or re-leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code, or if for any other reason rental payments could not be collected. If the tenants' sales in the Mortgaged Properties that contain retail space decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. In addition, Lehman Brothers Holdings, Inc. ("Lehman Brothers"), which is a large tenant at the Hudson Property, was given a rent abatement which expired in January, 1996. Consequently, there is no significant rent payment history for Lehman Brothers, and there can be no assurance that Lehman Brothers will pay rent in a timely fashion.

   Repayment of the Mortgage Loans secured by retail and office properties will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

   Tables containing information regarding the expiration dates of certain leases are set forth under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein.

   Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties. The Hudson Borrower has established a lease rollover reserve account for the payment of certain costs and expenses, such as leasing commissions and tenant improvements, incurred in connection with the re-leasing of any portion of the Hudson Property as to which a lease has expired or become vacant due to a default by a tenant under a lease. OTR, an affiliate of the Hudson Borrower has also issued a guaranty for the benefit of the lender, pursuant to which it has agreed to pay the lender certain costs associated with re-leasing any portion of the Hudson Property as to which a lease has expired or become vacant. See "Description of the Mortgage Loans and Mortgaged Properties -- The 101 Hudson Street Loan and Property -- Reserves." The M&H Retail Pool Borrower has established a tenant improvement reserve account to be used (a) for the cost of tenant improvements only for the space currently leased to Home Express in the M&H Retail Pool Property known as Westgate Mall in the event Home Express, a tenant currently in bankruptcy, rejects its lease or
(b) for the cost of tenant improvements at any M&H Retail Pool Property in the event Home Express affirms its lease. See "Description of the Mortgage Loans and Mortgaged Properties -- The M&H Retail Pool Loan and Properties -- The Properties." The G&L Medical Office II Borrower has established (i) a leasing reserve account for the purpose of paying certain leasing costs associated with all leases other than the lease for the 12701 Schabarum Avenue Building and (ii) a replacement lease reserve account to be used for the paying of certain re-letting costs with respect to the lease for the 12701 Schabarum Avenue Building. See "Description of the Mortgage Loans and Mortgaged Properties -- The G&L Medical Office II Pool Loan and Properties -- Reserves." Additionally, the DCOTA Borrower has established a capital reserve account the funds of which could be used for improvements and repairs necessary for the re-leasing of space. There can be no assurance that the reserve accounts in respect of such Mortgage Loans will be sufficient to offset the actual re-letting costs or expenses or reductions of cash flow on the related properties resulting from tenant rollovers.

   Hudson Property Tax Abatement. The Hudson Improvements (as defined in "Description of the Mortgage Loans and Mortgaged Properties -the 101 Hudson Street Loan and Property -- The Borrower") are currently exempt from taxation pursuant to an abatement, which took effect in December, 1989. The tax abatement expires on December 23, 2006 (which is in advance of the Anticipated Repayment Date for the Hudson Loan), and may expire earlier if, among other things, the Hudson Borrower fails to make (i) certain quarterly payments to the city of Jersey City, New Jersey ("Jersey City"), in exchange for municipal services provided by Jersey City to the Hudson Improvements and
(ii) quarterly payments of real estate taxes on the Hudson Land. In the event that such tax abatement expires and is not renewed by Jersey City, the Hudson Borrower will be obligated to pay taxes to Jersey City on the Hudson Improvements and consequently there will be less net operating income available to service the Hudson Loan. In addition, absent such tax abatement there can be no assurance that the Hudson Property will remain an attractive site to its current or potential tenants or that it will not face increased competition from other office properties in the vicinity of Jersey City.

   Risks of Concentration of Tenants and Hotel Affiliations. Retail and office properties may be adversely affected if there is an economic decline in the businesses operated by their tenants. The risk of such an adverse effect is increased if there is a significant concentration of tenants or concentration of tenants in a particular business or industry. For example, two of the major tenants of the Hudson Property, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Lehman Brothers Holdings, Inc. ("Lehman Brothers"), both of whom are in the same industry, account for approximately 75% of the current annualized base rent of the Hudson Property. The long term debt rating of Merrill Lynch is "AA-" from S&P, "AA" from DCR, "AA" from Fitch and "Aa3" from Moody's and the long term debt rating of Lehman Brothers is "A" from S&P, "A" from Fitch and "Baa1" from Moody's. In addition, all of the tenants at the DCOTA Property are in the design trade. The ICW Tenant leases 100% of the net leasable area of the ICW Property under a bondable triple net lease from the ICW Borrower which means, among other things, that the ICW Tenant's obligation to pay rent continues notwithstanding the occurrence of any casualty, condemnation or other event depriving the ICW Tenant of the use of the property. The ICW Tenant is rated "A" by S&P. Since the ICW Monthly Debt Service Amount represents a debt service coverage ratio of 1.003 relative to the net rental payable by the ICW Tenant under the ICW Lease, the ability of the ICW Borrower to make payments under the ICW Loan is directly tied to the financial condition of the ICW Tenant. The 12701 Schabarum Avenue property of the G&L Medical Office II Pool Properties is currently leased to a single tenant, Friendly Hills Healthcare Network, which accounts for approximately 15% of the current annualized base rent of the G&L Medical Office II Pool Properties. Friendly Hills Healthcare Network, a subsidiary of Caremark International Inc., obtained its lease by assignment from Cigna Healthcare of California, Inc. Cigna Healthcare of California, Inc. remains liable on the lease and has a long term debt rating of "A-" from S&P, "A-" from DCR and "A3" from Moody's.

   Similarly, to the extent that a Mortgage Loan is secured by properties affiliated with one hotel chain, such loans may be affected by an economic decline or a decline in the public's perception of such hotel chain. All of the Mortgaged Properties securing the Fairfield Inn Pool Loan are hotels that are operated as Fairfield Inn by Marriott hotels under management by Fairfield FMC Corporation, a wholly-owned subsidiary of Marriott International, Inc. See "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties." Three of the Mortgaged Properties securing the Innkeepers Pool Loan are franchises of Hampton Inns and two of such Mortgaged Properties are franchises of Residence Inn by Marriott. Three of the Mortgaged Properties securing the Innkeepers Pool Loan are managed by Residence Inn by Marriott and five are managed by JF Hotel IV, Inc. See "Description of the Mortgage Loans and Mortgaged Properties -- The Innkeepers Pool Loan and Properties -- The Properties."

   Risk of Bankruptcy of Major Tenants. In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under federal bankruptcy law, a tenant has the option of assuming, or rejecting or, subject to certain conditions, assuming and assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for the unpaid rent reserved under the lease for the period prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease (but not to exceed three years' rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

   Home Express, a tenant at the M&H Retail Pool Property known as Westgate Mall, which leases approximately 4% of the aggregate GLA of the M&H Retail Pool Properties and accounts for approximately 6% of the aggregate current annualized base rent for the M&H Retail Pool Properties, is a debtor in a Chapter 11 bankruptcy proceeding. Home

Express has not yet assumed or rejected its lease in the Westgate Mall property, but continues to pay rent and has moved fixtures and inventory from other store locations to the store in the Westgate Mall property. See "Description of the Mortgage Loans and Mortgaged Properties -- The M&H Retail Pool Loan and Properties -- The Properties." There can be no assurance that Home Express will assume such lease.

   No assurance can be given that tenants in the Mortgaged Properties will continue making payments under their leases or that other tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. In addition, a tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If a tenant defaults in its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

   Risks Associated with Hotels. The Fairfield Inn Pool Loan and the Innkeepers Pool Loan are secured by 50 and 8 hotels, respectively. Various factors, including location, quality and franchise or hotel management company affiliation affect the economic performance of a hotel. Adverse economic and social conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or resorts can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in a hotel property's room and other hotel revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   The Mortgaged Properties securing the Fairfield Inn Pool Loan are managed by Fairfield FMC Corporation, a wholly-owned subsidiary of Marriott International, Inc. as part of the Fairfield Inn by Marriott system. Three of the Mortgaged Properties securing the Innkeepers Pool Loan are franchises of Hampton Inns and two of such Mortgaged Properties securing such loan are franchises of Residence Inn by Marriott. Three of the Mortgaged Properties securing the Innkeepers Pool Loan are managed by Residence Inn by Marriott and five are managed by JF Hotel IV, Inc., an affiliate of the Innkeepers Borrowers. The performance of any hotel property which is affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company, the public perception of the franchise or hotel chain service mark and the duration of the franchise licensing or management agreements. Franchise licensing agreements may impose certain affirmative obligations on the owners or operators of the Mortgaged Properties with respect to the operation of such properties. Certain of the franchise agreements for the Innkeepers Properties (which terminate between 2003 and 2010) terminate prior to the Anticipated Repayment Date of the Innkeepers Pool Loan. However, subject to certain restrictions described under "Description of the Mortgage Loans and Properties -- The Innkeepers Pool Loan and Mortgaged Properties -- The Properties," the Innkeepers Borrowers may, at their option, renew the franchise agreements governing the Innkeepers Properties operated as Residence Inns for an additional ten year term. The franchise agreements governing the Innkeepers Properties operated as Hampton Inns are renewable only at the option of the franchisor. The management agreements with Residence Inn by Marriott, Inc. governing certain Innkeepers Properties also expire prior to the Anticipated Repayment Date of the Innkeepers Pool Loan, however such agreements may be renewed for an additional period of thirteen years at the option of the Innkeepers Marriott Manager, provided certain conditions are met, as described under "Description of the Mortgage Loans and Properties -- The Innkeepers Pool Loan and Mortgaged Properties -- The Properties." Upon a termination of the franchise for such hotels, it is possible that a replacement franchise would require significantly higher fees. The transferability of franchise license agreements is restricted and, in the event of a foreclosure on any Mortgaged Property, the lender or its agent as operator of the Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender, in the case of certain Mortgage Loans, may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure. Moreover, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. No assurance can be given that the Trust Fund could renew a franchise or management agreement or obtain a new franchise or management contract. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee on behalf of the Trust Fund or purchaser of such Mortgaged Property would be entitled to the rights under any liquor license for such Mortgaged Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained. See "--Liquor License Considerations" herein.

   Concentration of Mortgage Loans and Mortgaged Property Types. The average principal balance of the Mortgage Loans as of the Cut-off Date is approximately $71,366,879, which is equal to 14% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. The Fairfield Inn Pool Loan, Hudson Loan, M&H Retail Pool Loan, Innkeepers Pool Loan, DCOTA Loan, G&L Medical Office II Pool Loan and ICW Loan represent approximately 33%, 27%, 12%, 8%, 8%, 7%, and 5%, respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Hotels, office buildings, retail and net leased office properties represent approximately 41%, 34%, 20% and 5%, respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date.

   A mortgage pool consisting of fewer loans each having a relatively higher outstanding principal balance may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. Losses on any one mortgage loan could have a substantial negative effect on the Offered Certificates. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the mortgage loans in such pool. The Servicer will have the right to foreclose on some or all of the Mortgaged Properties securing any defaulted Mortgage Loan. Because there are only seven Mortgage Loans, losses on any one Mortgage Loan may have a substantial negative effect on the Offered Certificates.

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Net Income From Foreclosure Property" in the Prospectus.

   Risk of Different Timing of Mortgage Loan Amortization. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. Because principal on the Offered Certificates is payable in sequential order, and no class entitled to distributions of principal receives principal until the Certificate Balance of the preceding class or classes so entitled has been reduced to zero, classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than classes with higher sequential priority.

   Geographic Concentration. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. The Mortgaged Properties are located in 19 states. See the table entitled "Mortgaged Properties by State" for a description of the geographic location of the Mortgaged Properties. Except as set forth in the table below, no state contains more than 5% (by Cut-off Date Allocated Loan Amount) of the Mortgaged Properties. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                                                                    WEIGHTED
                 CUT-OFF DATE ALLOCATED  PERCENT OF CUT-OFF DATE      NUMBER        AVERAGE
     STATE            LOAN AMOUNT         ALLOCATED LOAN AMOUNT    OF PROPERTIES      DSCR
--------------  ----------------------  -----------------------  ---------------  ----------
New Jersey.....       $139,238,544                 28%                   2            1.67
California.....        136,400,993                 27%                  14            1.76
Florida........         60,151,324                 12%                   7            2.07
North Carolina.         25,480,701                  5%                   7            1.62
Georgia........         23,202,912                  5%                   7            1.62

   The principal balance of the Mortgage Loans secured by Mortgaged Properties in each state was calculated based on the Cut-off Date Allocated Loan Amount of each Mortgaged Property, as described below under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans."

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor generally is not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or strong potential for contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the lender actually takes possession of a borrower's property or control of its day-to-day operations as, for example, through the appointment of a receiver. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation" in the Prospectus.

   All of the Mortgaged Properties have been subject to either Phase I site assessments or updates of previously performed Phase I site assessments within twelve months preceding the date of the closing of the related Mortgage Loan. Such assessments were intended to evaluate the environmental condition of and potential environmental liabilities associated with the Mortgaged Properties and included a visual observation of the Mortgaged Properties during a site visit, a review of certain records concerning the Mortgaged Properties and publicly-available information concerning known conditions at the Mortgaged Properties or in the vicinity of the Mortgaged Properties, consideration of the likely presence of ACMs or radon gas in the buildings on the Mortgaged Properties and of polychlorinated biphenyls ("PCBs") in the electrical transformers, a discussion of the presence of underground or above-ground storage tanks, and the preparation of a written report. The assessments generally did not include sampling or analysis of soil, groundwater or other environmental media or subsurface investigations.

    Certain of the Phase I reports identified environmental conditions impacting the Mortgaged Properties, including the presence of ACMs, leaks from chemical storage tanks, and on-site spills. The Mortgaged Properties securing the M&H Retail Pool Loan presently have or formerly had gasoline stations, automobile repair stations, and/or dry cleaning businesses as tenants. Remedial measures have been or are being implemented as necessary to address residual soil and/or groundwater contamination at five of these sites. Similarly, there is known to be residual contamination at one of the Mortgaged Properties securing the Fairfield Inn Pool Loan from the removal of on-site leaking underground storage tanks ("LUSTs"). However, no further remedial activities are anticipated at this site according to the environmental assessment. In addition, friable and/or non-friable ACMs were found on three Mortgaged Properties securing the M&H Retail Pool Loan. Operations and maintenance programs were implemented in each instance. The environmental assessments did not reveal any continuing environmental condition which the Depositor expects to have a material adverse effect on the revenues or value of the Mortgaged Properties.

   Certain of the Mortgaged Properties are in the vicinity of LUST sites or other potential sources of groundwater contamination. Groundwater is known to be contaminated at one of the Mortgaged Properties securing the M&H Retail Pool Loan and one of the Mortgaged Properties securing the Fairfield Inn Pool Loan due to contamination that is believed to come from adjacent or nearby sites. The responsible party for a site adjacent to the Mortgaged Property securing the M&H Retail Pool Loan is taking responsibility for remedial activities according to the environmental assessment. The environmental assessments do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, CERCLA and many state environmental laws provide for a third party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency (the "EPA") stated its position that, with respect to federal enforcement actions and subject to certain conditions specified therein, where hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property, the EPA will not take enforcement actions against the owner of such property to require the performance of response actions or the payment of response costs. However, though the owners of such Mortgaged Properties and the Trust Fund may not be liable for such contamination, enforcement of the related borrower's or the Trust Fund's rights against third parties may result in additional transaction costs and the presence of such contamination or potential contamination may affect the related borrower's ability to refinance using such property as collateral or to sell the property to a third party.

   For several Mortgaged Properties, the environmental assessments also recommend limited further investigations or minor repairs; however, based on the information currently available to the Depositor and a review performed by the Originator's environmental consultants, the Depositor does not believe any of such other issues would have a material adverse effect on the related Mortgaged Properties. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Servicing of the Mortgage Loans; Collection of Payments" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation" in the Prospectus.

   Anticipated Repayment Date Principal Balances. All of the Mortgage Loans have substantial scheduled principal balances as of their respective Anticipated Repayment Dates. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" and "Description of the Mortgage Loans and Mortgaged Properties" herein. The ability of a borrower to repay a loan on its Anticipated Repayment Date typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to repay the loan on the Anticipated Repayment Date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage credit, the prevailing interest rates, the fair market value of the related properties, the borrower's equity in the related properties, the financial condition of the borrower and operating history of the properties, tax laws and prevailing economic conditions. See "--Hudson Property Tax Abatement" above.

    Other Financing. All of the Mortgage Loans contain provisions that generally prohibit the incurrence of subordinate debt without the lender's consent; however, the following exceptions apply. The Fairfield Inn Pool Loan permits the Fairfield Inn Borrower to incur subordinate debt and to secure such additional indebtedness with a subordinate mortgage on a Fairfield Inn Property after the second anniversary of the closing of the Fairfield Inn Pool Loan, provided that, among other things, (i) the Fairfield Inn DSCR will not be less than 2.25 after the incurrence of such subordinate debt and (ii) the Rating Agencies confirm in writing that the placement of the subordinate debt will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates. The Fairfield Inn Borrower is also permitted to incur unsecured indebtedness as described herein under "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties -- Transfer of Properties and Interest in Borrower; Encumbrance."

   The Hudson Property is subject to a second mortgage in favor of the New Jersey Urban Development Corporation in the principal amount of $3,000,000 which is subject and subordinate to the Hudson Mortgage pursuant to a subordination agreement between the Originator and the second mortgagee. In addition, the Hudson Borrower has made provisions for the payment of scheduled interest and principal sufficient to amortize such second mortgage loan by its maturity date of December, 2009, by depositing with the lender U.S. Obligations in amounts sufficient to make such payments when due. See "Description of the Mortgage Loans and Mortgaged Properties -- The 101 Hudson Street Loan and Property -- Transfer of Properties and Interest in Hudson Borrower."

   The DCOTA Loan permits, under certain circumstances, the direct and/or indirect partners in the DCOTA Borrower to receive a mezzanine loan in an amount not to exceed $5,000,000 provided that, among other things: (a) the loan is secured only by a pledge of stock in the DCOTA GP and limited partnership interests in the DCOTA Borrower and (b) the Rating Agencies confirm in writing that neither the making of the mezzanine loan nor the identity of the lender thereof will result in the withdrawal, downgrade or qualification of the rating of the Certificates. See "Description of the Mortgage Loans and Mortgaged Properties -- The DCOTA Loan -- Transfer of Property and Interest in Borrower; Encumbrance."

   The ICW Borrower is the borrower on an entirely subordinated unsecured loan in the principal amount of $1,867,522 made by Western Insurance Holdings, Inc., an affiliate of the ICW Borrower (the "WIH Loan"). Western Insurance Holdings, Inc. has agreed with the lender not to transfer its interest in such loan and such loan is subject to a Subordination and Standstill Agreement. See "Description of the Mortgage Loans and Mortgaged Properties -- The ICW Loan and Property -- Transfer of Properties and Interest in Borrower; Encumbrance."

   Additionally, the M&H Retail Pool Loan, the DCOTA Loan, the G&L Medical Office II Pool Loan and the Innkeepers Pool Loan generally permit the related borrower to incur limited indebtedness in limited circumstances such as trade payables incurred in the ordinary course of business. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers. See also "Certain Legal Aspects of the Mortgage Loans -- Subordinate Financing" in the Prospectus.

   Limitations on Lock Boxes. Each Mortgage Loan other than the Fairfield Inn Pool Loan, Hudson Loan and DCOTA Loan provide throughout the term of such Mortgage Loan for collection of revenues from the related Mortgaged Properties or, in the case of the Innkeepers Pool Loan, rent received from the Innkeepers Operators of the Innkeepers Properties, in collection accounts and the payment of debt service and reserves in each case through a lock box held in the name of the Servicer. The Fairfield Inn Pool Loan, Hudson Loan and DCOTA Loan do not require the related borrower to establish a lock box prior to the occurrence of certain specified events. These events generally include, among other things, events of default, application of certain specified reserve funds, a change of the hotel manager, certain changes of control of the borrower or, in the case of the Fairfield Inn Pool Loan, a specified downgrade of the hotel manager's long term debt rating ("lock box events"). Therefore, until such a lock box event occurs, neither the related borrowers nor any tenants of such properties will be required to make deposits into a lock box and each borrower will deposit amounts required to be deposited under the related loan directly into a cash collateral account, with the exception of the Fairfield Inn Borrower, who will make monthly deposits into an account controlled by the Fairfield Inn Manager. Following the occurrence of a lock box event, generally the borrower will be required to, or cause the related account debtors to, deposit all amounts required under the related loan agreement into a lock box account controlled by the Servicer other than in the case of the DCOTA Borrower which is required to cause tenants to deposit rent into a borrower-controlled clearing account which will be swept daily into the lock box account. To the extent, however, that a borrower files a bankruptcy petition, such arrangements may not be carried out. See "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties -- Cash Management Procedures," " -- The 101 Hudson Street Loan and Property -- Lock Box," "--The Design Center of the Americas Loan and Property -- Lock Box" and "--The Innkeepers Pool Loan and Properties -- Lock Box" herein.

    One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, with respect to any Mortgage Loan the Servicer may be required to foreclose first on Mortgaged Properties securing such Mortgage Loan located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

   Limitations of Appraisals. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.

   Conflicts of Interest. Other than the Fairfield Inn Properties and certain of the Innkeepers Properties, the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. Substantially all of such managers manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, and certain of the managers themselves, may also own or manage other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

   The Originator and/or its affiliates currently own debt issued by an affiliate of the Inkeepers Borrowers. The Originator or an affiliate have entered into and may, in the future, enter into other financing arrangements with some or all of the affiliates of the Borrowers. Certain officers and directors of the Originator and its affiliates own equity interests in affiliates of the Borrowers.

   Leasehold Interests. The Fairfield Inn Pool Loan is secured by, among other things, first leasehold mortgages on the borrower's leasehold estate in the land underlying thirty-two of the Fairfield Inn Pool Properties. A discussion of the Fairfield Inn Pool Loan underlying leases is provided under "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties."

   On the bankruptcy of a lessor or a lessee under a lease, the debtor entity has the right to assume or reject the lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a lessee whose lease is rejected by a debtor lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the lease. The leasehold mortgages on the Fairfield Inn Pool Properties provide that the borrower must remain in possession of the leasehold if the lessor rejects the lease in a bankruptcy absent the Servicer's consent to the contrary or, in the case of certain of the Mortgage Loans, that the borrower will assign all of its rights to make such a decision to the lender. In the event of a lessee/borrower bankruptcy in which such debtor rejects any or all of its leases, the leasehold mortgagee would have the right to succeed to the lessee/borrower's position under the lease only if the lessor had specifically granted the mortgagee such right. The leases provide for the entry into new leases with the leasehold mortgagee on the same terms as the old lease upon such a rejection by the lessee, provided written notice has been sent to the lessor and, among other things, all defaults under the lease are cured. The leases also permit the granting of the leasehold mortgages. In the event of concurrent bankruptcy proceedings involving the lessor and the lessee/borrower, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Inspections. Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement were identified in such inspections. See "Description of the Mortgage Pool -- Underwriting Standards -- Property Condition Assessments" for further information regarding the inspections on the Mortgaged Properties.

    Certain of the Mortgaged Properties are in earthquake zones, and one of the G&L Medical Office II Pool Properties was damaged in an earthquake in 1994. See "Description of the Mortgage Loans and Mortgaged Properties -- The G&L Medical Office II Pool Loan -- The Property" below.

   Availability of Earthquake, Flood and Other Insurance. The Fairfield Inn Borrower is required to maintain (a) earthquake insurance to the extent available at commercially reasonable rates and to the extent such coverage is customarily obtained for similar properties in the vicinity in an amount reasonably satisfactory to lender; (b) if the improvements are located within a federally designated flood hazard area, flood insurance in an amount not less than the maximum amount available under the National Flood Insurance Program; and (c) such other insurance as is generally available on commercially reasonable terms and is generally required by institutional lenders for properties similar to the Fairfield Inn Properties. Such insurance generally is required to be maintained by insurance carriers having a claims paying ability rating of at least "AA-" by S&P. The two Fairfield Inn Properties located in California are located within earthquake zones; however, no earthquake insurance is required unless the Fairfield Inn Borrower fails to comply with the provisions relating to the Earthquake Restoration Reserve Account as described under "Description of the Mortgage Loans and Mortgaged Properties -- The Fairfield Inn Pool Loan and Properties" herein. Ten of the Fairfield Inn Properties located in Florida, Georgia, North Carolina, South Carolina and Virginia are located within federally designated flood hazard zones. Earth movement insurance (excluding California) in the amount of $200,000,000 (with a $25,000 deductible per occurrence, per location) has been provided by Allendale Insurance Company, which has a claims paying ability rating of "A" by S&P and "A++/X" by Best's Key Rating Guide ("Best's"). Flood and wind (including hurricane) insurance in the amount of $2,000,000,000 (with a deductible of up to $100,000 per occurrence, per location) has been provided under a blanket "all risk" policy by Allendale Insurance Company.

   The Hudson Borrower is required to maintain flood insurance with respect to any part of the Hudson Property that is located in a federally designated flood hazard area and in which such insurance is available under the National Flood Insurance Program. A portion of the Hudson Land, but none of the Hudson Improvements, is located within a federally designated flood hazard zone. The Hudson Loan requires the Hudson Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" by S&P. In addition, the lender has agreed that the Hudson Borrower may obtain insurance from Royal Indemnity Company unless such company's claims paying ability rating by S&P falls below "AA-." Flood insurance in the amount of $125,000,000 (with a deductible of $25,000) has been provided under a blanket "all risk" policy by Royal Indemnity Company, which has a claims paying ability rating of "AA-" by S&P and "A-/XI" by Best's. Earthquake insurance in the amount of $125,000,000 (with a deductible of $25,000) has been provided under a blanket "all risk" policy by Royal Indemnity Company. The Hudson Property is not located within an earthquake zone.

   The M&H Retail Pool Borrower is required to maintain (a) flood insurance with respect to any of the M&H Retail Pool Properties located within a federally designated flood hazard zone in an amount equal to the lesser of the full insurable value of the related property or the maximum amount available, (b) earthquake insurance from an insurer satisfactory to the lender and the Rating Agencies in an amount equal to the probable maximum loss (based on a 100-year return earthquake); provided that such coverage is available at commercially reasonable rates and the probable maximum loss (based on a 100-year return earthquake) is greater than 10% of the actual replacement cost of improvements, equipment and inventory with a deductible not in excess of 10% of the full replacement value of the improvements or such other amount that is acceptable to the lender, and (c) such other insurance with respect to the improvements, equipment and inventory against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties. Any such insurance may be effected under a blanket policy. The M&H Retail Pool Loan requires the M&H Retail Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" by S&P and "AA" or its equivalent by one or more of the other Rating Agencies, except for earthquake insurance which may be obtained from insurance carriers with lower ratings. None of the M&H Retail Pool Properties is located within a federally designated flood hazard zone. The M&H Retail Pool Borrower has obtained separate earthquake insurance for the M&H Retail Pool Properties in the amount of $20,000,000 (subject to a 10% deductible of at least $100,000 and $100,000 per occurrence). Such earthquake insurance is provided as follows: (1) $2,500,000 of the $20,000,000 is provided by Royal Surplus, which has a claims paying ability rating of "A" by S&P and "A-/VII" by Best's, (2) $2,500,000 of the $20,000,000 is provided by Pacific Insurance, which has a claims paying ability rating of "A-" by S&P and "A+/XV" by Best's, (3) $5,000,000 of the $20,000,000 is provided by RLI Ins., which has a claims paying ability rating of "BB" by S&P and "A/VIII" by Best's and (4) $10,000,000 of the $20,000,000 is provided by Western Re, which has a claims paying ability rating of "A" by S&P and "A+/VII" by Best's.

    The Innkeepers Borrowers are required to maintain insurance on the Innkeepers Properties against risk of loss or damage by an "all risk" policy, in an amount equal to the greater of the full replacement cost of each Innkeepers Property and the outstanding balance of the Innkeepers Pool Loan. In addition, the Innkeepers Borrowers are required to maintain (a) flood insurance with respect to any part of any Innkeepers Property that is located in a federally designated flood hazard zone, (b) comprehensive public liability insurance with minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year, as well as $10,000,000 excess and/or umbrella liability insurance for any claims incurred in connection with the Innkeepers Properties and (c) such other insurance, including earthquake insurance, as the lender may reasonably request. The Innkeepers Pool Loan requires the Insurance Borrowers to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" by S&P. However, the lender has agreed that the Innkeepers Borrowers may obtain liability insurance in excess of the $25,000,000 limit available under the umbrella policy provided by Zurich Insurance Company from Fireman's Fund, which is rated "A" by S&P and "A/XV" by Best's. The Innkeepers Borrowers also carry boiler and machinery insurance from Travelers Insurance Company, which is rated "AA-" by S&P and "A/XV" by Best's.

   The DCOTA Borrower is required to maintain (x) flood insurance if any part of the DCOTA Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount equal to the lesser of the principal amount of the DCOTA Loan or the maximum limit of coverage available with respect to the DCOTA Property and (y) earthquake insurance if reasonably required by the lender. The DCOTA Property is not located within an area identified as having special flood hazards. The DCOTA Borrower is required to maintain such insurance, to the extent available, with insurers with a claims paying ability of at least "AA-" by S&P and "A-XIV" by Best's. The DCOTA Borrower has obtained flood and earthquake insurance with a limit of $5,000,000 for each type of loss, subject to a deductible of $500,000 for flood damage and $50,000 for earthquake damage. These policies expire on April 1, 1997, and the DCOTA Borrower is required to replace them with insurance meeting the requirements of the loan documents.

   The G&L Medical Office II Pool Borrower is required to maintain (a) flood insurance with respect to any part of a G&L Medical Office II Pool Property or its improvements which is located within a federally designated flood hazard zone, and which, if lost or flooded, would have a material adverse effect on the collateral as a whole, (b) earthquake insurance in an amount not less than the probable maximum loss for the G&L Medical Office II Pool Properties (as determined by engineering reports prepared for the lender) with deductibles not greater than 10% of such probable maximum loss and (c) such other insurance as is reasonably requested by the lender. The G&L Medical Office II Pool Loan requires the G&L Medical Office II Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" (or, in the case of earthquake insurance, "A") or better from at least two of the Rating Agencies or a national equivalent or otherwise acceptable to the lender in its sole discretion. Certain of the Mortgaged Properties are in earthquake zones, and one of the G&L Medical Office II Pool Properties was damaged in an earthquake in 1994. (See "Description of the Mortgage Loans and Mortgaged Properties -- The G&L Medical Office II Pool Loan -- The Property" below). Flood insurance in the amount of $5,000,000 (with a deductible of $100,000) has been provided by Royal Surplus Lines, which has a claims paying ability rating of "A" by S&P and "A-/VII" by Best's, and flood insurance in the amount of $4,500,000 (with a deductible of $100,000 per flood) has been provided by Westchester Fire, which has a claims paying ability rating of "A-" by S&P and "A/IX" by Best's. Earthquake insurance in the amount of $5,000,000 (with a deductible of 5% per unit of insurance, subject to a minimum of $25,000 per occurrence with a seven-day waiting period on Loss of Rents) has been provided by Royal Surplus Lines, and earthquake insurance in the amount of $4,500,000 (with a deductible of 5% per unit of insurance, subject to a minimum of $25,000 per occurrence with a seven-day waiting period on Loss of Rents) has been provided by Westchester Fire.

   The ICW Borrower is required to maintain (a) flood insurance with respect to any part of the ICW Property or its improvements which is located within a federally designated flood hazard zone, in an amount equal to the lesser of
(i) the outstanding principal balance of the ICW Loan or (ii) the maximum limit of coverage available, (b) earthquake insurance in an amount equal to the lesser of (i) $3,000,000 and (ii) the maximum amount permitted by law, and (c) such other insurance as is reasonably required by the lender. The ICW Loan requires the ICW Borrower to obtain the insurance described above from insurance carriers having claims paying ability rated not less than "AA" by S&P and not less than "A X" by Best's or covered by a "cut-through" agreement acceptable to the lender from a company having such ratings. Earthquake insurance in the amount of $3,000,000 (with a deductible of $1,250,000) has been provided by Insurance Company of the West, with a cut-through endorsement to St. Paul Fire & Marine, which has a claims paying ability rating of "AAA" by S&P and "A+/XIV" by Best's.

    There can be no assurance that the amount of earthquake or flood insurance currently required or provided would be sufficient to cover damages caused by an earthquake or flood, or that such insurance will be commercially available in the future. In addition, earthquake insurance coverage is often not obtainable from "AA" or higher rated insurers.

   Most of the Mortgage Loans require that the property insurance carrier for the applicable properties be rated "AA" or higher by S&P; however, the current property insurer for the Fairfield Inn Properties is rated "A" by S&P, and may continue to provide coverage until April 1, 1997. With respect to the DCOTA Property and the Hudson Property, the current property insurer is rated "AA-" by S&P. The lender has permitted the Innkeepers Borrowers to obtain excess liability insurance from a carrier rated "A" by S&P, and boiler and machinery insurance from a carrier rated "AA-" by S&P. See "Description of the Mortgage Loans and Mortgaged Properties."

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related loan, property inspection reports were obtained which included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by the Fairfield Inn Borrower and the Hudson Borrower are required to be used for costs associated with complying with the ADA. There can be no assurance that the Hudson Property or the Fairfield Inn Properties will comply with the ADA in all respects once the related conditions are remedied or that such property inspection reports identified all risks or conditions relating to the ADA.

   Limitations on Enforceability of Cross-Collateralization. The Innkeepers Pool Loan is comprised of a joint and several obligation of the four limited partnerships which comprise the Innkeepers Borrowers, each of which owns at least one Innkeepers Property. Each Innkeepers Property will provide security for the entire indebtedness represented by the Innkeepers Pool Loan, except for the Innkeepers Properties located in Florida, New York and Kansas, each of which secures only 110% of the fair market value of such individual Innkeepers Property as of the closing date of the Innkeepers Pool Loan. The Hudson Loan is comprised of the joint and several obligation of each of the Hudson Borrowers, each of which is the holder of a different fee or leasehold interest in all or a portion of the single Hudson Property. The interest of each Hudson Borrower in the Hudson Property will provide security for the entire indebtedness represented by the Hudson Loan. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the Innkeepers Pool Loan and the Hudson Loan, respectively, and the cash flow and rental income generated thereby, is available to support debt service on, and ultimate repayment of, all of the aggregate indebtedness evidenced by the Innkeepers Pool Loan and the Hudson Loan, respectively. In the case of the Innkeepers Pool Loan, the arrangements seek to reduce the risk that a single Innkeepers Mortgaged Property securing such loan might become incapable of generating rental income sufficient to pay debt service, which could result in defaults and ultimate losses.

   Such arrangements, however, could be challenged as fraudulent conveyances by creditors of an Individual Innkeepers Borrower or a Hudson Borrower, as the case may be, in an action brought outside a bankruptcy case, or, if an Individual Innkeepers Borrower or a Hudson Borrower were to become a debtor in a bankruptcy case, by such Innkeepers Borrowers or Hudson Borrower, as the case may be. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property or an interest in property (including the granting of a lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (a) was insolvent or was rendered insolvent by such obligation or transfer, (b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or (c) intended to, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien (or right to receive credit support) granted by an Individual Innkeepers Borrower or a Hudson Borrower to secure repayment of the Innkeepers Pool Loan or the Hudson Loan, as the case may be, could be avoided if a court were to determine that
(a) such borrower was insolvent at the time of granting the lien or right, was rendered insolvent by the granting of the lien or right or was left with inadequate capital, or was not able to pay its debts as they matured and (b) such borrower did not, when it allowed its Mortgaged Property or Properties, or, in the case of the Hudson Borrowers, its interest in the Hudson Property, to be encumbered by a lien securing the entire indebtedness represented by the Innkeepers Pool Loan or the Hudson Loan, as the case may be, (or granted a right to credit support from revenues from its properties), receive fair consideration or reasonably equivalent value for pledging its Mortgaged Property or Properties for the benefit of the other Innkeepers Borrowers, or, in the case of the Hudson Borrower, its interest in the Hudson

Property (or granting such interest in its cash flow). Among other things, a legal challenge to the granting of the liens and/or the incurring of the obligation by the Innkeepers Borrowers or the Hudson Borrower may focus on the benefits realized by such Innkeepers Borrowers or the Hudson Borrower from the Innkeepers Pool Loan proceeds or the Hudson Loan proceeds, as the case may be, as well as the overall cross-collateralization. If a court were to find or conclude that the granting of the liens or the incurring of the obligations associated with the Innkeepers Pool Loan or the Hudson Loan was an avoidable fraudulent conveyance with respect to a particular Innkeepers Borrower or Hudson Borrower, as the case may be, that court, could subordinate all or part of the Innkeepers Pool Loan or the Hudson Loan, as the case may be, to existing or future indebtedness of that Individual Innkeepers Borrower or Hudson Borrower, recover payments made under the Innkeepers Pool Loan or the Hudson Loan, as the case may be, or take other actions detrimental to the holders of the Certificates, including under certain circumstances, invalidating the Innkeepers Pool Loan or the Hudson Loan or the Mortgages securing such loans.

   Risks Associated with Blanket Insurance Policies. Certain of the Mortgaged Properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount available to cover losses on the related Mortgaged Properties may be insufficient therefor.

   Attornment Considerations. Some of the operating leases and tenant leases, including the anchor tenant leases, contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the Mortgages or contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. In some states, if tenant leases are subordinate to the liens created by the Mortgage and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., particularly if such tenants were paying above-market rents or could not be replaced). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

   Liquor License Considerations. Several of the Mortgaged Properties which are hotel properties have liquor licenses. The liquor licenses for such properties may be held by the property manager or operator, as the case may be (or an affiliate thereof) rather than by the related borrower. In addition, some states do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property, it is unlikely that the Trustee (or Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained.

THE CERTIFICATES

   Special Prepayment, Yield and Loss Considerations. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Certificates entitled to distributions of principal. In addition, in the event of any repurchase of a Mortgage Loan by the Originator or the Depositor from the Trust Fund under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein, the repurchase price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). In addition, with respect to any class of Offered Certificates entitled to distributions of principal, to the extent losses on the Mortgage Loans exceed the principal balance of the classes of Certificates subordinate to such class, such class will bear a loss equal to the amount of such excess up to an amount equal to the outstanding Certificate Balance thereof. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) or rate or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See "Prepayment and Yield Considerations" herein.

   The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans are likely to experience a higher rate of principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the length of time during which the Mortgage Loans may not be voluntarily prepaid (each a "Prepayment Lockout Period"), Defeasance Lockout Periods and yield maintenance premium provisions applicable to the Mortgage Loans and by the extent to which the Servicer is able to enforce such provisions. Mortgage Loans with a Prepayment Lockout Period or yield maintenance premium provision, to the extent enforceable, generally may be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Prepayment Lockout Periods or with lower yield maintenance premiums.

   The Mortgage Loans may be prepaid, in whole or in part (except with respect to the ICW Loan which may only be prepaid in part after February 11,
2007), without payment of a yield maintenance premium, on the dates set forth in the following table (none of which occur earlier than the third payment date preceding the related Anticipated Repayment Date):

 MORTGAGE LOAN
--------------
Fairfield Inn Pool Loan ............. January 11, 2007
Hudson Loan ......................... January 11, 2007
M&H Retail Pool Loan ................ October 11, 2006
Innkeepers Pool Loan ................ December 11, 2008
DCOTA Loan .......................... January 11, 2007
G&L Medical Office II Pool Loan  .... September 11, 2006
ICW Loan ............................ November 11, 2006

   No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

   Provisions requiring yield maintenance premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such yield maintenance premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance premium and thus not enforceable under applicable law or as being usurious. See "Certain Legal Aspects of the Mortgage Loans -- Applicability of Usury Laws" in the Prospectus.

   In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required yield maintenance premiums, if any, are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

   Each Mortgage Loan (other than the ICW Loan) requires that commencing on the first Due Date after the related Anticipated Repayment Date, certain cash flow in excess of that required for debt service and other specified items with respect to the related Mortgaged Properties (as described more fully herein) ("Excess Cash Flow") will be applied towards the payment of principal until the principal balance of the related loan has been reduced to zero. Each Mortgage Loan (other than the Hudson Loan) also provides that principal outstanding after the related Anticipated Repayment Date will bear interest at a higher rate (the "Revised Interest Rate") than previously in effect (the "Current Interest Rate"). While interest at the Current Interest Rate continues to accrue and be payable on a current basis on such loans, interest at the excess of the Revised Interest Rate over the Current Interest Rate for such loans ("Excess Interest") will be deferred and will be paid only after the outstanding principal balance of the related loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that a Mortgage Loan will be prepaid by the borrower on the applicable Anticipated Repayment Date. In addition, as described below under "The Pooling and Servicing Agreement -- Optional Termination; Optional Mortgage Loan Purchase," the holders of the Class LR Certificates will have the right to purchase from the Trust Fund any Mortgage Loan not prepaid in full on its Anticipated Repayment Date; such a purchase would have the same effect in terms of distributions on the Certificates as a prepayment in full of the related Mortgage Loan (except that no Prepayment Premium would be payable).

   All of the Mortgage Loans provide that after the applicable Defeasance Lockout Period and prior to the related Anticipated Repayment Date, the borrower may obtain the release of the related Mortgaged Properties from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Obligations which provide payments on or prior to all successive payment dates and the amount of principal that would be due on the related Anticipated Repayment Date as if such date were the maturity date, and upon which interest and principal payments are due on and prior to the related Anticipated Repayment Date under the related Note in the amounts due on such dates (or, in the case of a partial defeasance, due on the portion of the Note defeased), and upon the satisfaction of certain other conditions. See "Release in Exchange for Substitute Collateral" under the description of each Mortgage Loan in "Description of the Mortgage Loans and Mortgaged Properties."

   See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein and "Yield Considerations" and "Certain Federal Income Tax Consequences" in the Prospectus.

   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of an Offered Certificate of any class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   As and to the extent described herein, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses (including accrued unpaid Servicing Compensation). Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred or the related Servicing Compensation due through the date of payment or reimbursement, less any amount of interest previously paid in respect thereof. The Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Special Servicing" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced.

    As described under "Description of the Offered Certificates -- Distributions" herein, if the portion of Available Funds distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Interest Distribution Amount then payable for such class, the shortfall will be distributable without interest on such shortfall to holders of such class of Certificates on subsequent Distribution Dates, to the extent of Available Funds.

   Related Parties May Purchase Certificates. Related parties, including the Servicer, the Special Servicer or affiliates of the borrowers may purchase all or part of one or more classes of Certificates. A purchase by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. Additionally, the Pooling and Servicing Agreement provides that an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest.

   Book-Entry Registration. Each class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL"), or The Euroclear System ("Euroclear") and their participating organizations. See "Description of the Offered Certificates -- Delivery, Form and Denomination" and "--Book-Entry Registration" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports set forth in the Pooling and Servicing Agreement to the extent that its name and address has been provided to the Certificate Registrar. Additionally, certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 243.

   Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

   Pass-Through Rate Considerations. The Pass-Through Rates on the Class PS-1, Class CS-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are based on the Weighted Average Net Mortgage Pass-Through Rate of the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such classes of Certificates. The Weighted Average Net Mortgage Pass-Through Rate for each Distribution Date, assuming that each Mortgage Loan prepays on its Anticipated Repayment Date (and that all scheduled monthly payments are timely made and that no other prepayments occur), is set forth in Exhibit C hereto. See "Prepayment and Yield Considerations -- Yield" herein.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Trust Fund will consist primarily of seven Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on or before such date, of $499,568,152. All of the numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating a first lien on the interests of the related borrower's fee simple estate and/or leasehold estate in one or more commercial properties (each, a "Mortgaged Property") as set forth on the following table:

 INTEREST IN PROPERTY ENCUMBERED         NUMBER OF MORTGAGED PROPERTIES
--------------------------------------  ------------------------------
Fee Simple Estate......................                38
Leasehold Estate.......................                32
Collective Fee and Leasehold Estate(1).                 1

------------
(1) "Collective Fee and Leasehold Estate" means that, in the case of multiple borrowers, such borrowers' interest in the Mortgaged Property consists of both a fee interest and one or more leasehold interests, as is the case in the Hudson Loan. See "Description of the Mortgage Loans and Mortgaged Properties -- The 101 Hudson Street Loan and Property -- The Borrowers."

   The Mortgaged Properties consist of extended stay and limited-service hotels, office buildings, community and neighborhood retail shopping centers and a retail design trade center. All of the Mortgage Loans are generally nonrecourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. Pursuant to the Mortgage Loan Purchase and Sale Agreement, the Originator may be obligated to repurchase a Mortgage Loan in the event of missing or defective documentation or a breach of a representation or warranty of the Originator with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties Repurchase" herein. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by Cut-off Date Allocated Loan Amount. All of the Mortgage Loans to be included in the Trust Fund have been originated by Nomura Asset Capital Corporation (the "Originator" or "NACC") and all of the Mortgage Loans were underwritten in accordance with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Originator pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase and Sale Agreement") between the Originator and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to LaSalle National Bank, as Trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement. Pacific Mutual Life Insurance Company, in its capacity as servicer (the "Servicer"), will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

   Under the Mortgage Loan Purchase and Sale Agreement, the Originator, as seller of the Mortgage Loans to the Depositor, will make certain representations, warranties and covenants to the Depositor relating to, among other things, the Mortgage Loans and the due execution and enforceability of the Mortgage Loan Purchase and Sale Agreement. Under the Pooling and Servicing Agreement, the Depositor will assign all its right, title and interest in such representations, warranties and covenants to the Trustee for the benefit of the Trust Fund. Except as described under "The Pooling and Servicing Agreement Representations and Warranties; Repurchase," the Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Originator, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein and "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally nonrecourse and is secured by a Mortgage encumbering the related borrower's interest in the related Mortgaged Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts, among other things, for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements (such accounts, "Reserve Accounts"). All of the Mortgage Loans provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property.

   Each Mortgage constitutes a first lien on one or more Mortgaged Properties, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable and (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Originator in connection with the origination of the related Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   All of the Mortgage Loans have Due Dates that occur on the eleventh day of each month, or if such eleventh day is not a business day, on the business day immediately following such eleventh day. The Mortgage Loans have the following characteristics:

 Aggregate Principal Balance (as of the Cut-off Date) ...............................     $499,568,152
Lowest Mortgage Loan Principal Balance (as of the Cut-off Date).....................       $25,234,505
Highest Mortgage Loan Principal Balance (as of the Cut-off Date)....................      $164,825,657
Average Mortgage Loan Principal Balance (as of the Cut-off Date)....................       $71,366,879
Range of Term to Maturity (as of the date of origination) ..........................    240 to 360 months
Weighted Average Term to Maturity (as of the date of origination) ..................       279 months
Range of Remaining Term to Anticipated Repayment Date (as of the Cut-off Date) .....    114 to 144 months
Weighted Average Remaining Term to Anticipated Repayment Date (as of the Cut-off
 Date)..............................................................................       120 months
Range of Mortgage Rates per annum (as of the Cut-Off Date)..........................     7.47% to 8.492%
Weighted Average Mortgage Rate (as of the Cut-off Date).............................         8.031%
Range of Loan-to-Value Ratios (as of the Cut-off Date)..............................    41.13% to 68.01%
Weighted Average Loan-to-Value Ratio (as of the Cut-off Date).......................         55.86%
Range of Debt Service Coverage Ratios (as of the Cut-off Date)......................      1.50 to 2.22
Weighted Average Debt Service Coverage Ratio (as of the Cut-off Date) ..............          1.74

------------
   All of the Mortgage Loans amortize substantially all of their principal over their respective terms. Each Mortgage Loan (other than the ICW Loan) requires that after its Anticipated Repayment Date, Excess Cash Flow will be applied towards the reduction of principal, as more fully described under "Description of the Mortgage Loans and Mortgaged Properties." The following chart lists the respective Anticipated Repayment Dates for each of the Mortgage Loans:

 MORTGAGE LOAN                           ANTICIPATED REPAYMENT DATE
------------------------------------  ------------------------------
Fairfield Inn Pool Loan .............    January 11, 2007
Hudson Loan .........................    January 11, 2007
M&H Retail Pool Loan ................    January 11, 2007
Innkeepers Pool Loan ................    March 11, 2009
DCOTA Loan ..........................    January 11, 2007
G&L Medical Office II Pool Loan  ....    September 11, 2006
ICW Loan ............................    February 11, 2007

    The Innkeepers Pool Loan requires payment of interest only on the scheduled payment dates for the first two years of the term of the loan, followed by constant monthly principal and interest payments over the remaining term of the Innkeepers Pool Loan.

   All of the Mortgage Loans have Prepayment Lockout Periods to, but not including, their respective Anticipated Repayment Dates (or, in the case of the M&H Retail Pool Loan, the Innkeepers Pool Loan and, in the case of prepayments in full, the ICW Loan, to, but not including, three months prior to its Anticipated Repayment Date). No yield maintenance premium is required for any voluntary prepayments on the Mortgage Loans after their respective Prepayment Lockout Periods. No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless an event of default has occurred and is continuing.

   All of the Mortgage Loans provide that after the applicable Defeasance Lockout Period and prior to the related Anticipated Repayment Date, the borrower may obtain the release of one or more of the related Mortgaged Property or Mortgaged Properties from the lien of the related Mortgage, upon a payment by the borrower of an amount sufficient to purchase U.S. Obligations which provide payments on or prior to all successive payment dates upon which interest and principal payments are due under the related Note through and including the respective Anticipated Repayment Dates and in amounts due on such dates (or, for such purposes, deemed to be due on the Anticipated Repayment Dates as if the related loans were repaid on the applicable Anticipated Repayment Date) that are attributable to a portion of the loan equal to the release amount required to be paid with respect to the Mortgaged Property or Mortgaged Properties to be released (the funds delivered to the Servicer sufficient to purchase such U.S. Obligations, a "Defeasance Deposit"). The borrower must also satisfy certain other conditions, including, in the case of the Mortgage Loans that permit release of less than all of the related Mortgaged Properties in connection with a partial defeasance, certain debt service coverage tests and the defeasance of principal generally equal to at least 125% of the Allocated Loan Amount of such property so released, with certain exceptions in the case of certain of the Mortgage Loans in the event of a partial prepayment and release in connection with a casualty or condemnation. In certain cases, the Mortgage Loans also permit or require the related borrower to transfer the pledged U.S. Obligations together with the related Note or the portion of the related Note secured by such U.S. Obligations to a successor mortgagor established, designated or approved by the lender. See "Risk Factors and Other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations" and "Description of the Mortgage Loans and Mortgaged Properties" herein.

   The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the Depositor by the respective borrowers. Some of the calculations of the statistics in the tables were made without adjustments which would be required under generally accepted accounting principles ("GAAP"). For purposes of the tables and when used elsewhere in this Prospectus Supplement, the following terms have the meanings described below:

(1) "Total Revenue" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the year stated, total revenue generated at such Mortgaged Property or Properties during the twelve calendar months ended approximately December 31, 1996 (or the period indicated), December 31, 1995 or December 31, 1994. During periods where less than 12 full months of operating history is available, partial years may have been annualized, except as noted below.

(2) "NOI" or "Net Operating Income" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties means, for the year stated, the excess of the Total Revenue for such Mortgaged Property or Properties for the period referenced in note (1) above over the total operating expenses of such Mortgaged Property or Properties incurred during such period, without giving effect to any deductions for debt service, depreciation, amortization, capital expenditures or reserves therefor. During periods where less than 12 full months of operating history is available, partial years may have been annualized, except as noted below.

       NOI and the revenues and expenses used to determine NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. There can be no assurance that the components of net operating income for a Mortgaged Property (i.e., revenues and expenses) as determined under GAAP would be the same as those used in computing the stated NOI for such Mortgaged Property. Moreover, NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

 (3) "Net Cash Flow" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means NOI for the twelve month period indicated in Annex A in the column with the heading "1996 NOI As of Period" after giving effect to the following adjustments:

   a. Leases in Place: In calculating Net Cash Flow for all properties other than hotel properties, base rent was generally determined by using Annualized Base Rent and percentage rent was generally determined by using the percentage rent that was actually collected during the most recent 12 month time period (except with respect to the Hudson Property which used the average of a ten-year projection).

   b. Management Fees: Management fees used in the calculation of Net Cash Flow, which in all cases equal or exceed the contractual base rate under the management agreements currently in effect, are as follows: Fairfield Inn Properties: 5% of Total Revenues; Hudson
           Property: 3% of Total Revenues; M&H Retail Pool Properties: 5% of Total Revenues; G&L Medical Office II Pool Properties: 4% of Total Revenues (except with respect to the Friendly Hills Healthcare Building, in which case 3%) of Total Revenues; DCOTA Property: the actual amount paid to the manager for the relevant period which is 5.4% of Total Revenues; Innkeepers Pool Properties: 4.5% of Total Revenues; and ICW Property: not applicable.

   c. Franchise Fees: Franchise fees and chain services fees used in the calculation of Net Cash Flow are as follows: (a) for the Innkeepers Pool Properties, (i) 6.5% of gross revenue was used as the franchise fee for the Innkeepers Properties which are Residence Inns and (ii) 8% of gross revenue was used as the franchise fee for the Innkeepers Properties which are Hampton Inns and (b) for the Fairfield Inn Properties, chain services fees equal to the actual amounts paid to the Fairfield Inn Manager pursuant to the management agreements for the relevant period was used.

   d. Capital Reserves: Annual reserves assumed in calculating Net Cash Flow are as follows: Fairfield Inn Pool Properties: a furniture, fixtures and equipment ("FF&E") reserve of 7% of total revenues; Hudson Property: capital expenditure reserve of $0.15/square foot; M&H Retail Pool Properties: reserve of $0.15/square foot (except with respect to Plaza La Quinta where reserve is $0.17/square foot); Innkeepers Pool Properties: FF&E reserve of 5% of total room revenues; DCOTA Property: capital expenditure reserve of $0.25/square foot (which can also be used for re-leasing costs); G&L Medical Office II Pool Properties: capital expenditure reserve of $0.30/square foot; and ICW Property: not applicable.

   e. Rollover Expenses: Annual expenses of tenant rollover (i.e., tenant improvements ("TI") and leasing commissions ("LC")) assumptions used in calculating Net Cash Flow are generally as follows:

                  BASE RENT     AVG. LEASE                        TI         TI         LC        LC
                  PER SQUARE       TERM         RENEWAL          NEW      RENEWAL      NEW      RENEWAL
                     FOOT         (YRS)       PROBABILITY       TENANT     TENANT     TENANT    TENANT
                ------------  ------------  -------------     --------  ----------  --------  ---------
Hudson ........    $23-$30       5-10            70%           $30       $5            5%         5%
M&H Retail ....    $11-19        5-7.5           60%           $5        $2            5%         2%
DCOTA .........    $24.25        10              70%           $8        $2            4%         2%
G&L Medical  ..    $28           6-10.5          70%           $5-$25    $2-$7.50    4-5%       1-2%


   f. Occupancy: In calculating Net Cash Flow, adjustments were made to Total Revenues or Annualized Base Rent to reflect maximum occupancies of 95% for retail and office properties (other than the Hudson Property, the ICW Property and the G&L Property known as the Friendly Hills Healthcare Building). For hotel properties, occupancies were adjusted downward to levels believed by the Originator to be sustainable based on the underwritten Average Daily Room Rate.
           The management fees, franchise fees and reserves used in calculating Net Cash Flow differ in many cases from the management fees, franchise fees and reserves provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the properties will differ, and may differ substantially, from the assumed conditions used in calculating Net Cash Flow. In particular, the assumptions regarding tenant vacancies, renewal rates, tenant improvements and leasing commissions and other conditions used in calculating Net Cash Flow for the retail and office properties may differ substantially from actual conditions. Such assumptions may also differ from those used by the Rating Agencies or by investors. Each investor should make its own determination of the appropriate assumptions to be used in determining Net Cash Flow.

           Net Cash Flow reflects the calculations and adjustments used by the Originator and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. Net Cash Flow and the Debt Service Coverage Ratios derived therefrom are not a substitute for cash flow as determined in accordance with GAAP as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Reletting costs and capital expenditures are crucial to the operation of commercial properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income and debt service coverage ratios of the Mortgage Loans.
           No representation is made as to the future net cash flow of the properties, nor is Net Cash Flow set forth herein intended to represent such future net cash flow.

 (4) "Value" means, for each of the Mortgaged Properties, the appraised value of such property as determined by the appraisal thereof reviewed in connection with the origination of the related Mortgage Loan. "Total Value" is the aggregate Value for all of the Mortgaged Properties.

 (5) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or net operating income or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, defeasance or otherwise. "Cut-off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date. There can be no assurance, and it is very unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

 (6) "Annual Debt Service" means on any Mortgage Loan, the annual debt service (interest, including interest allocable to payment of the Servicing Fee and, if applicable, principal) on such Mortgage Loan for the twelve month period commencing on the Cut-off Date.

 (7) "Anticipated Repayment Date" for each Mortgage Loan is the date on which (i) in the case of all Mortgage Loans except the Hudson Loan, such Mortgage Loan commences to accrue interest at the Revised Interest Rate for such Mortgage Loan, (ii) all Excess Cash Flow for such Mortgage Loan (except the ICW Loan) is required to be applied to payment of principal of such Mortgage Loan and (iii) such Mortgage Loan may be voluntarily repaid by the borrower without payment of a yield maintenance premium. There can be no assurance that any Mortgage Loan will be repaid on its Anticipated Repayment Date.

 (8) "DSCR" or "Debt Service Coverage Ratio" means, for each Mortgage Loan (other than the ICW Loan), (i) the aggregate Net Cash Flow for all of the related Mortgaged Properties, divided by (ii) Annual Debt Service.

        The DSCRs set forth herein for the Mortgage Loans vary (and may vary substantially) from the debt service coverage ratios for such loans and properties (the "Loan DSCR") calculated pursuant to the definition of the term DSCR or Debt Service Coverage Ratio in such Mortgage Loans, which definitions are used for various purposes under such Mortgage Loans. The Loan DSCR definition for each applicable Mortgage Loan is set forth in the description of such Mortgage Loan herein under the heading "Description of the Mortgage Loans and Mortgaged Properties."

 (9) "Loan-to-Value Ratio" or "LTV" or "Cut-off Date LTV" means with respect to any Mortgage Loan (other than the ICW Loan), the principal balance of such Mortgage Loan as of the Cut-off Date divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan.

(10) "Anticipated Repayment Date Balance," for each of the Mortgage Loans, is equal to the outstanding principal amount of such Mortgage Loan as of its respective Anticipated Repayment Date, taking into account scheduled amortization, assuming no prepayments or defaults.

 (11) "Anticipated Repayment Date LTV" or "ARD LTV" means with respect to any Mortgage Loan (other than the ICW Loan), the Anticipated Repayment Date Balance for such Mortgage Loan divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Anticipated Repayment Date is the same as the Value reflected in the appraisal used in connection with the origination of such Mortgage Loan. There can be no assurance that the value of any particular Mortgaged Property will not have declined or increased from such original Value.

(12) "SF/Units/Spaces" means, in the case of office or retail properties, total square footage or GLA, and in the case of hotel properties, rooms and/or suites (in all cases regardless of the size of such hotel rooms or suites).

(13)    "GLA" means the square footage of the gross leaseable area.

(14) "Occupancy" or "OCC" means the percentage of SF/Units of the property that are rented. With respect to the hotel properties, "Occupancy" or "OCC" means the occupancy for each twelve-month period ended generally December 31, 1994, 1995 or 1996. With respect to other types of properties, "Occupancy" means the Occupancy as of the date indicated in the column with the heading "As of Date."

(15) "Annualized Base Rent" is calculated by multiplying by twelve the contractual monthly base rent, as of the point in time for which "Occupancy" was calculated for the related property, as reflected in the rent rolls, generally taking into account any rate increases occurring within three months of the Occupancy date and any rate increases occurring with respect to credit tenants and adjusting downward to reflect a minimum vacancy of 95% (except with respect to the ICW Property, the Hudson Property and the G&L Property known as the Friendly Hills Healthcare Building).

(16) "Average Base Rent Per Square Foot" is calculated by dividing Annualized Base Rent by total GLA as of the same date as of which the Annualized Base Rent was calculated.

(17) "Number of Retail Spaces" means, with respect to each retail property, the number of tenant spaces, as of the point in time for which "Occupancy" was calculated for the related property.

(18) "Average Daily Room Rate" or "ADR" with respect to each hotel property, for each year shown, is calculated by dividing the total room revenue for such year by the sum of the number of rooms rented for all nights in such year.

(19) "First P&I Date" means the first Due Date on which the borrower is required to pay both principal and interest.

(20) "Original Principal Balance" means the principal balance of the Mortgage Loan at origination.

(21) "Anticipated Term" means the term of the Mortgage Loan in months from the date of the first full monthly payment thereon to the related Anticipated Repayment Date.

(22) "Sales Per SF" means sales, based on the most recent sales data available to the Originator, for the previous 12 months, or if 12 months of sales data was not available, such sales data as was available, annualized.

(23)    "TTM" means trailing 12 months.

(24) "U/W OCC" means the Occupancy rate used in connection with the origination of a Mortgage Loan by the Originator.

(25) "U/W ADR" means the Average Daily Room Rate used in connection with the origination of a Mortgage Loan secured by hotel properties by the Originator.

(26) "PIP" means a product improvement plan. A product improvement plan is generally a plan which is used to bring a hotel into compliance with the standards of the hotel franchisor. Such plans relate to the physical appearance of a hotel and generally include items such as signage, lobby and interior room furnishings.

(27)    The term "psf" means per square foot.

(28) "EGI" means effective gross income, which represents total revenue without deduction for any expenses.

(29)    "U/W" means underwritten.

   Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to the indicated total. Throughout the tables and on Annex A: (a) the ICW Loan is excluded for all calculations of DSCR and LTV; and (b) the 240-month amortization period for the Hudson Loan assumes that the Hudson Borrower makes all payments of Hudson Base Additional Amortization Amounts.

   In addition to the tables set forth below, a table of Mortgaged Property Characteristics is attached as Annex A to this Prospectus Supplement.

   The following table sets forth certain characteristics of the Mortgage
Loans.

                        MORTGAGE LOAN CHARACTERISTICS

                                                                               FIRST      ANTICIPATED                  ORIGINAL
                                   MORTGAGE    AMORTIZATION    ANTICIPATED      P&I        REPAYMENT      STATED      PRINCIPAL
LOAN                                 RATE          (1)            TERM          DATE         DATE        MATURITY      BALANCE
-------------------------------  ----------  --------------  -------------  ----------  -------------  ----------  --------------
Fairfield Inn Pool Loan.........    8.400%         240             120        02/11/97     01/11/07      01/11/17    $165,400,000
Hudson Loan (1) ................    7.916          240             120        02/11/97     01/11/07      01/11/22     135,000,000
M & H Retail Pool Loan..........    7.500          360             120        02/11/97     01/11/07      01/11/27      58,400,000
Innkeepers Pool Loan(2) ........    8.150          264             144        04/11/99     03/11/09      03/11/19      43,545,085
DCOTA Loan......................    7.470          300             120        02/11/97     01/11/07      01/11/22      40,000,000
G&L Medical Office II Pool Loan.    8.492          300             120        10/11/96     09/11/06      09/11/21      35,000,000
ICW Loan (3) ...................    7.506          240             120        03/11/97     02/11/07      02/11/17      25,277,612
                                 ----------  --------------  -------------  ----------  -------------  ----------  --------------
Total/Weighted Average..........    8.031%         265             122                                               $502,622,697


                                     CUT-OFF       ANTICIPATED                                                         ANTICIPATED
                                       DATE         REPAYMENT                                                 CUT-OFF   REPAYMENT
                                    PRINCIPAL         DATE                   ANNUAL DEBT    NET CASH           DATE       DATE
LOAN                                 BALANCE         BALANCE       VALUE        SERVICE        FLOW     DSCR   LTV        LTV
-------------------------------  --------------   ------------ ------------  ------------  -----------  ----- -------  ------------
Fairfield Inn Pool Loan.........   $164,825,657   $118,178,860 $271,305,000  $17,099,141   $27,624,104  1.62     61%       44%
Hudson Loan.....................    134,505,878     94,876,938  236,000,000   13,465,764    20,495,199  1.65     57        40
M & H Retail Pool Loan .........     58,300,969     51,572,473  123,200,000    4,900,095     9,001,617  1.84     47        42
Innkeepers Pool Loan............     42,000,000     29,797,520   86,000,000    4,262,829     9,066,080  2.13     49        35
DCOTA Loan......................     39,899,849     32,445,946   97,000,000    3,537,796     7,841,617  2.22     41        33
G&L Medical Office II Pool
 Loan...........................     34,801,294     29,240,098   51,170,000    3,379,690     5,056,283  1.50     68        57
ICW Loan........................     25,234,505     18,634,587   25,000,000    2,288,136     2,295,000   n/a    n/a       n/a
                                 --------------   ------------ ------------  -----------   -----------  ----    ----      ----
Total ..........................   $499,568,152   $374,746,422 $889,675,000  $48,933,451   $81,379,900  1.74     56%       42%

------------
(1) The 240-month amortization period, the Anticipated Repayment and the annual debt service for the Hudson Loan assume that the Hudson Borrower makes all payments in respect of Base Additional Amortization Amounts. For purposes of calculating the Debt Service Coverage Ratio the Hudson Monthly Debt Service Payment was used.
(2) On the related origination date, the Innkeepers Borrower prepaid the principal due for the first two years on the Innkeepers Pool Loan; such Mortgage Loan now requires payments of only interest on the payment dates from and including 4/11/97 through and including 3/11/99.
(3)    The ICW Loan was excluded for purposes of calculating DSCR and LTV.

                      CUT-OFF DATE ALLOCATED LOAN AMOUNT

                         GRAPHIC OMITTED PIE CHART

             ICW Loan                                         5%
             G&L Medical Office II Pool Loan                  7%
             Design Center of the Americas Loan               8%
             Innkeepers Pool Loan                             8%
             M & H Retail Pool Loan                          12%
             Hudson Loan                                     27%
             Fairfield Inn Pool Loan                         33%



                            PROPERTY TYPE

                      GRAPHIC OMITTED PIE CHART

             Net Lease                                        5%
             Retail                                          20%
             Office                                          34%
             Hotel                                           41%

    The following table sets forth the range of Loan-to-Value Ratios as of the Cut-off Date.

             RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE

                                                     PERCENT BY
                                     AGGREGATE       AGGREGATE
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE      WEIGHTED       WEIGHTED    WEIGHTED
                       MORTGAGE      PRINCIPAL       PRINCIPAL         AVERAGE       AVERAGE     AVERAGE
LOAN-TO-VALUE RATIO      LOANS        BALANCE         BALANCE       MORTGAGE RATE      DSCR        LTV
-------------------  -----------  --------------  --------------  ---------------  ----------  ----------
N/A.................       1        $ 25,234,505          5%            7.506%          N/A        N/A
40%-44.9%...........       1          39,899,849          8             7.470          2.22         41%
45%-49.9%...........       2         100,300,969         20             7.772          1.96         48
55%-59.9%...........       1         134,505,878         27             7.916          1.65         57
60%-64.9%...........       1         164,825,657         33             8.400          1.62         61
65%-69.9%...........       1          34,801,294          7             8.492          1.50         68
                     -----------  --------------  --------------  ---------------  ----------  ----------
Grand Total.........       7        $499,568,152        100%            8.031%         1.74         56%
                     ===========  ==============  ==============  ===============  ==========  ==========

   The following tables sets forth the range of Loan-to-Value Ratios as of the Anticipated Repayment Date.

      RANGE OF LOAN-TO-VALUE RATIOS AS OF THE ANTICIPATED REPAYMENT DATE

                                                     PERCENT BY
                                     AGGREGATE       AGGREGATE
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    WEIGHTED     WEIGHTED    WEIGHTED
                       MORTGAGE      PRINCIPAL       PRINCIPAL       AVERAGE     AVERAGE     AVERAGE
LOAN-TO-VALUE RATIO      LOANS        BALANCE         BALANCE       NOTE RATE      DSCR        LTV
-------------------  -----------  --------------  --------------  -----------  ----------  ----------
N/A.................       1        $ 25,234,505          5%          7.506%        N/A        N/A
30%-34.9%...........       2          81,899,849         16           7.819        2.17         45%
40%-44.9%...........       3         357,632,503         72           8.071        1.66         57
55%-59.9%...........       1          34,801,294          7           8.492        1.50         68
                     -----------  --------------  --------------  -----------  ----------  ----------
Grand Total.........       7        $499,568,152        100%          8.031%       1.74         56%
                     ===========  ==============  ==============  ===========  ==========  ==========

    The following table sets forth the range of remaining terms to Anticipated Repayment Dates as of the Cut-off Date.

   REMAINING TERM TO ANTICIPATED REPAYMENT DATE AS OF THE CUT-OFF DATE, IN
                                    MONTHS

                                                          PERCENT BY
                                          AGGREGATE       AGGREGATE
                            NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    WEIGHTED     WEIGHTED    WEIGHTED
REMAINING TERM AS OF THE    MORTGAGE      PRINCIPAL       PRINCIPAL       AVERAGE     AVERAGE     AVERAGE
CUT-OFF DATE IN MONTHS        LOANS        BALANCE         BALANCE       NOTE RATE      DSCR        LTV
------------------------  -----------  --------------  --------------  -----------  ----------  ----------
114......................       1        $ 34,801,294          7%          8.492%       1.50         68%
118......................       4         397,532,353         80           8.011        1.72         56
119......................       1          25,234,505          5           7.506         N/A        N/A
144......................       1          42,000,000          8           8.150        2.13         49
                          -----------  --------------  --------------  -----------  ----------  ----------
Grand Total..............       7        $499,568,152        100%          8.031%       1.74         56%
                          ===========  ==============  ==============  ===========  ==========  ==========

   The following table sets forth the range of remaining Prepayment Lockout Periods as of the Cut-off Date.

    REMAINING PREPAYMENT LOCKOUT PERIODS AS OF THE CUT-OFF DATE, IN MONTHS

                                                             PERCENT BY
                                             AGGREGATE       AGGREGATE
                               NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    WEIGHTED     WEIGHTED    WEIGHTED
REMAINING LOCKOUT AS OF THE    MORTGAGE      PRINCIPAL       PRINCIPAL       AVERAGE     AVERAGE     AVERAGE
CUT-OFF DATE IN MONTHS           LOANS        BALANCE         BALANCE       NOTE RATE      DSCR        LTV
---------------------------  -----------  --------------  --------------  -----------  ----------  ----------
113.........................       1        $ 34,801,294          7%          8.492%       1.50         68%
114.........................       1          58,300,969         12           7.500        1.84         47
115.........................       1          25,234,505          5           7.506         N/A        N/A
117.........................       3         339,231,384         68           8.099        1.70         57
140.........................       1          42,000,000          8           8.150        2.13         49
                             -----------  --------------  --------------  -----------  ----------  ----------
Grand Total.................       7        $499,568,152        100%          8.031%       1.74         56%
                             ===========  ==============  ==============  ===========  ==========  ==========

   The following table sets forth certain characteristics of the Mortgaged Properties by property type.

                    MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                  PERCENT OF
                                                                   CUT-OFF
                                       PERCENT                       DATE
                                       OF TOTAL    CUT-OFF DATE   ALLOCATED
                          NUMBER OF   NUMBER OF   ALLOCATED LOAN     LOAN
PROPERTY TYPE             PROPERTIES  PROPERTIES      AMOUNT        AMOUNT    SF/UNITS
-------------            ----------  ----------  --------------  ----------  ---------
HOTEL
Hotel--Limited                53          75%      $176,793,116       35%         6,993
Hotel--Extended                5           7         30,032,541        6            619
                         ----------  ----------  --------------  ----------  ---------
                              58          82        206,825,657       41          7,612
OFFICE
Office--Medical Office         4           6         34,801,294        7        261,780
Office                         1           1        134,505,878       27      1,230,087
                         ----------  ----------  --------------  ----------  ---------
                               5           7        169,307,172       34      1,491,867
RETAIL
Retail--Anchor                 6           8         58,300,969       12      1,383,636
Retail--Design Center          1           1         39,899,849        8        554,273
                         ----------  ----------  --------------  ----------  ---------
                               7          10         98,200,818       20      1,952,789
NET LEASE
Net Lease                      1           1         25,234,505        5        164,764
                         ----------  ----------  --------------  ----------  ---------
Grand Total                   71         100%      $499,568,152      100%     3,602,152
                         ==========  ==========  ==============  ==========  =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                  1996                                    PERCENT OF   WEIGHTED    WEIGHTED
                                                  TOTAL           1996         NET CASH    TOTAL NET   AVERAGE     AVERAGE
PROPERTY TYPE                    VALUE          REVENUE(1)       NOI(1)          FLOW      CASH FLOW     DSCR        LTV
-------------                ------------     ------------    -----------    -----------  ----------   --------    --------
HOTEL
Hotel--Limited                $294,405,000    $102,234,985    $32,310,711    $30,091,433      37%        1.65        60%
Hotel--Extended                 62,900,000      19,024,534      8,269,809      6,598,751       8         2.13        49
                             ------------     ------------    -----------    -----------  --------     --------    --------
                               357,305,000     121,259,519     40,580,520     36,690,184      45         1.72        58
OFFICE
Office--Medical Office          51,170,000       7,886,718      5,809,558      5,056,283       6         1.50        68
Office                         236,000,000      29,223,384     20,078,302     20,495,199      25         1.65        57
                             ------------     ------------    -----------    -----------  --------     --------    -------
                               287,170,000      37,110,102     25,887,860     25,551,482      31         1.62        59
RETAIL
Retail--Anchor                 123,200,000      13,425,553      8,140,095      9,001,617      11         1.84        47
Retail--Design Center           97,000,000      12,595,107      8,750,376      7,841,617      10         2.22        41
                             ------------     ------------    -----------    -----------  --------     --------    -------
                               220,200,000      26,020,660     16,890,471     16,843,234      21         1.99        45
NET LEASE
Net Lease                       25,000,000             N/A            N/A      2,295,000       3          N/A       N/A
                             ------------     ------------    -----------    -----------  --------     --------    -------
Grand Total                   $889,675,000    $184,390,281    $83,358,851    $81,379,900     100%        1.74        56%
                              ============    ============    ===========    ===========  ========     ========    =======

------------
(1) For the twelve-month period indicated in Annex A under the column heading "1996 NOI As of Period."

   The following table sets forth certain information regarding the Mortgaged Properties by state.

                        MORTGAGED PROPERTIES BY STATE

                                                 PERCENT OF
                                CUT-OFF DATE    CUT-OFF DATE                   PERCENT OF
                  NUMBER OF      ALLOCATED       ALLOCATED      SUM OF NET     TOTAL NET                     PERCENT OF
STATE             PROPERTIES    LOAN AMOUNT     LOAN AMOUNT      CASH FLOW     CASH FLOW     SUM OF VALUE    TOTAL VALUE
--------------  ------------  --------------  --------------  -------------  ------------  --------------  -------------
New Jersey.....        2        $139,238,544         28%        $21,498,287        26%       $245,900,000         28%
California.....       14         136,400,993         27          20,093,378        25         239,252,000         27
Florida........        7          60,151,324         12          11,223,330        14         130,807,000         15
North
 Carolina......        7          25,480,701          5           4,294,648         5          40,937,000          5
Georgia........        7          23,202,912          5           4,254,793         5          33,221,000          4
Michigan.......        6          15,934,375          3           2,719,321         3          30,366,000          3
Illinois.......        4          13,905,044          3           2,162,454         3          22,261,000          3
Ohio...........        4          13,090,406          3           2,055,454         3          21,857,000          2
Kansas.........        3          11,074,333          2           2,036,603         3          17,767,000          2
South
 Carolina......        3          10,112,582          2           1,779,474         2          16,384,000          2
New York.......        2           8,439,510          2           1,675,660         2          16,000,000          2
Indiana........        2           7,804,192          2           1,264,885         2          12,150,000          1
Alabama........        2           7,743,915          2           1,350,295         2          12,630,000          1
Wisconsin......        2           6,468,970          1           1,151,387         1          12,018,000          1
Colorado.......        1           6,074,078          1           1,354,614         1          11,100,000          1
Virginia.......        2           4,913,172          1             850,196         2           8,639,000          1
Iowa...........        1           3,663,744          1             609,335         1           6,999,000          1
Tennessee......        1           3,110,458          1             526,811         1           6,585,000          1
Missouri.......        1           2,758,899          1             478,975         1           4,802,000          1
                ------------  --------------  --------------  -------------  ------------  --------------  -------------
Grand Total....       71        $499,568,152        100%        $81,379,900       100%       $889,675,000        100%
                ============  ==============  ==============  =============  ============  ==============  =============

    The following table sets forth certain information regarding the hotel properties (the Fairfield Inn Properties and Innkeepers Properties) by state.

                          HOTEL PROPERTIES BY STATE

                                                  PERCENT OF
                                                 CUT-OFF DATE
                                 CUT-OFF DATE     ALLOCATED                     PERCENT OF
                   NUMBER OF      ALLOCATED          LOAN         SUM OFNET     TOTAL NET                     PERCENT OF
STATE              PROPERTIES    LOAN AMOUNT        AMOUNT        CASH FLOW     CASH FLOW     SUM OF VALUE    TOTAL VALUE
---------------  ------------  --------------  --------------  -------------  ------------  --------------  -------------
North Carolina .        7        $ 25,480,701         12%        $ 4,294,648        12%       $ 40,937,000         11%
Georgia ........        7          23,202,912         11%          4,254,793        12          33,221,000          9
Florida ........        6          20,251,475         10%          3,381,713         9          33,807,000          9
California .....        3          18,064,225          9%          3,740,478        10          39,882,000         11
Michigan .......        6          15,934,375          8%          2,719,321         7          30,366,000          8
Illinois .......        4          13,905,044          7%          2,162,454         6          22,261,000          6
Ohio ...........        4          13,090,406          6%          2,055,454         6          21,857,000          6
Kansas .........        3          11,074,333          5%          2,036,603         6          17,767,000          5
South Carolina          3          10,112,582          5%          1,779,474         5          16,384,000          5
New York .......        2           8,439,510          4%          1,675,660         5          16,000,000          4
Indiana ........        2           7,804,192          4%          1,264,885         3          12,150,000          3
Alabama ........        2           7,743,915          4%          1,350,295         4          12,630,000          4
Wisconsin ......        2           6,468,970          3%          1,151,387         3          12,018,000          3
Colorado .......        1           6,074,078          3%          1,354,614         4          11,100,000          3
Virginia .......        2           4,913,172          2%            850,196         2           8,639,000          2
New Jersey .....        1           4,732,666          2%          1,003,088         3           9,900,000          3
Iowa ...........        1           3,663,744          2%            609,335         2           6,999,000          2
Tennessee.......        1           3,110,458          2%            526,811         1           6,585,000          2
Missouri........        1           2,758,899          1%            478,975         1           4,802,000          1
                 ------------  --------------  --------------  -------------  ------------  --------------  -------------
Grand Total.....       58        $206,825,657        100%        $36,690,184       100%       $357,305,000        100%
                 ============  ==============  ==============  =============  ============  ==============  =============

 The following table shows the Occupancy and Average Daily Room Rate ("ADR")
     of the hotel properties (the Fairfield Inn Properties and Innkeepers
                   Properties) for 1993, 1994, 1995, 1996.

               HOTEL PROPERTY OCCUPANCY AND AVERAGE DAILY RATE

                                          1993    1994    1995    1996    U/W    1993    1994    1995    1996    U/W
             HOTEL               UNITS    OCC     OCC     OCC     OCC     OCC    ADR     ADR     ADR     ADR     ADR
-----------------------------  -------  ------  ------  ------  ------  -----  ------  ------  ------  ------  -----
FAIRFIELD INNS
 Fairfield -Atlanta Metro -1 .    130      87%     87%     84%     77%    78%    $42     $46     $50     $55     $56
 Fairfield -Atlanta Metro -2 .    133      85      86      85      79     78      37      41      46      54      55
 Fairfield -Atlanta Metro -3 .    134      84      85      80      72     75      39      40      45      51      50
 Fairfield -Atlanta Metro -4 .    135      86      89      89      80     78      38      44      51      58      58
 Fairfield -Atlanta Metro -5 .    135      85      85      83      76     78      35      41      48      55      55
 Fairfield -Atlanta Metro -6 .    132      82      86      83      77     78      38      40      45      52      51
 Fairfield -Florida -1........    132      85      86      83      86     79      36      35      38      41      41
 Fairfield -Florida -2........    135      78      84      86      82     75      40      42      46      49      48
 Fairfield -Florida -3........    135      94      89      90      86     80      56      55      56      56      56
 Fairfield -Florida -4........    135      87      83      85      84     80      42      42      41      48      47
 Fairfield -Great Lakes -1 ...    132      93      94      90      80     80      32      36      40      51      48
 Fairfield -Great Lakes -2 ...    133      77      80      81      79     75      36      40      46      52      50
 Fairfield -Great Lakes -3 ...    132      73      78      76      73     72      35      37      43      48      47
 Fairfield -Great Lakes -4 ...    134      78      80      78      77     75      39      43      48      53      52
 Fairfield -MidAtlantic -1 ...    132      86      88      82      82     80      37      41      46      50      50
 Fairfield -MidAtlantic -2 ...    135      88      86      87      84     80      40      42      46      47      47
 Fairfield -MidAtlantic -3 ...    135      87      86      82      76     77      35      36      41      44      43
 Fairfield -MidAtlantic -4 ...    134      89      87      86      82     80      41      44      49      53      52
 Fairfield -MidAtlantic -5 ...    135      82      85      84      84     80      35      38      45      50      49
 Fairfield -MidAtlantic -6 ...    133      88      90      87      78     80      30      33      37      42      41
 Fairfield -MidAtlantic -7 ...    135      85      83      81      77     75      40      42      45      48      48
 Fairfield -MidAtlantic -8 ...    134      75      77      74      72     73      34      34      40      42      41
 Fairfield -MidAtlantic -9 ...    134      62      68      64      59     63      37      38      43      46      45
 Fairfield -Midwest -1........    135      79      79      74      73     72      44      45      47      47      47
 Fairfield -Midwest -10.......    134      75      79      82      80     75      40      42      46      51      50
 Fairfield -Midwest -11.......    135      75      78      77      72     72      37      39      42      46      45
 Fairfield -Midwest -2........    128      78      78      80      68     69      39      43      45      48      48
 Fairfield -Midwest -3........    135      78      78      80      75     75      38      40      45      50      48
 Fairfield -Midwest -4........    135      85      88      89      84     80      46      49      51      55      55
 Fairfield -Midwest -5........    131      77      78      79      74     74      43      45      49      51      51
 Fairfield -Midwest -6........    131      76      78      79      74     74      42      44      48      53      51
 Fairfield -Midwest -7........    134      77      82      82      78     75      41      43      47      54      54
 Fairfield -Midwest -8........    135      80      82      85      79     79      41      45      48      54      53
 Fairfield -Midwest -9........    133      75      74      74      72     70      39      42      43      47      46
 Fairfield -North Central -1 .    135      75      76      80      77     75      40      45      47      52      51
 Fairfield -North Central -2 .    135      79      75      73      74     72      38      40      43      45      44
 Fairfield -North Central -3 .    135      79      75      77      74     75      39      40      42      47      45
 Fairfield -North Central -4 .    135      80      82      81      81     77      42      42      46      50      49
 Fairfield -North Central -5 .    135      81      84      87      86     80      41      44      46      49      48

                                          1993    1994    1995    1996    U/W    1993    1994    1995    1996    U/W
             HOTEL               UNITS    OCC     OCC     OCC     OCC     OCC    ADR     ADR     ADR     ADR     ADR
-----------------------------  -------  ------  ------  ------  ------  -----  ------  ------  ------  ------  -----
 Fairfield -North Central -6 .     134     79%     75%     74%     66%    68%    $40     $42     $45     $48     $48
 Fairfield -North Central -7 .     135     78      74      75      71     73      40      42      45      52      51
 Fairfield -SouthEast -3 .....     135     78      80      77      73     73      39      40      44      50      48
 Fairfield -SouthEast -4 .....     132     79      81      79      77     75      37      39      41      44      43
 Fairfield -SouthEast -5 .....     120     71      71      72      68     69      42      47      52      54      55
 Fairfield -SouthEast -6 .....     132     80      81      82      80     79      36      40      45      50      48
 Fairfield -SouthEast -7 .....     134     83      82      81      77     77      40      42      44      49      48
 Fairfield -West -1...........     135     73      75      73      71     69      35      35      39      41      40
 Fairfield -West -2...........     135     78      84      82      78     75      35      36      38      43      41
 Fairfield SouthEast -1.......     132     83      82      79      74     75      46      47      50      52      51
 Fairfield SouthEast -2.......     133     82      85      77      76     75      40      43      47      51      50
                               -------  ------  ------  ------  ------  -----  ------  ------  ------  ------  -----
                                 6,672     81%     81%     81%     77%    75%    $39     $41     $45     $50     $49
                               =======  ======  ======  ======  ======  =====  ======  ======  ======  ======  =====
INNKEEPERS
 Residence Inn -Sunnyvale ....     231     78%     80%     86%     91%    80%    $79     $83     $88     $99     $99
 Hampton Inn -Naples..........     107     78      74      70      72     70      56      60      66      66      66
 Residence Inn -Binghamton ...      72     82      81      82      83     80      82      84      85      84      84
 Hampton Inn -Islandia........     121     70      75      75      76     75      66      70      75      76      76
 Residence Inn -Cherry Hill ..      96     92      92      91      89     80      81      84      89      94      94
 Residence Inn -Denver........     156     87      90      86      86     80      68      68      75      82      82
 Residence Inn -Wichita.......      64     83      83      82      81     80      73      75      76      79      78
 Hampton Inn -Tallahassee ....      93             85      86      82     78              50      56      60      60
                               -------  ------  ------  ------  ------  -----  ------  ------  ------  ------  -----
                                   940     81%     82%     83%     84%    78%    $72     $73     $77     $83     $83
                               =======  ======  ======  ======  ======  =====  ======  ======  ======  ======  =====

    The following table sets forth scheduled lease expirations of the M&H Retail Pool Properties for the twelve months ending December 31, 1997 and for each calendar year thereafter through 2016. The table assumes that none of the tenants exercise early termination or renewal options.

            ANNUAL RETAIL LEASE EXPIRATION -- M&H RETAIL POOL LOAN

                                     SUM OF
                                    OCCUPIED                                       PERCENT OF    ANNUALIZED
                        NUMBER       SQUARE        PERCENT OF       ANNUALIZED     ANNUALIZED    BASE RENT
YEAR ENDING DEC. 31    OF STORES      FEET      TOTAL OCCUPIED SF    BASE RENT     BASE RENT       PER SF
-------------------  -----------  -----------  -----------------  -------------  ------------  ------------
1997................       18          35,579            3%         $   434,955         4%         $12.23
1998................       28         105,278            9            1,205,237        10           11.45
1999................       30         141,081           12            1,459,691        12           10.35
2000................       26          93,950            8            1,456,882        12           15.51
2001................       17          70,230            6              642,874         5            9.15
2002................        1               0            0               15,210         0             N/A
2003................        3          26,616            2              225,068         2            8.46
2004................        3          80,665            7            1,111,211         9           13.78
2005................        2          20,584            2              179,004         2            8.70
2006................        7          20,790            2              454,052         4           21.84
2007................        1         167,154           14              121,324         1            0.73
2008................        3          39,300            3              386,830         3            9.84
2009................        4          79,938            7              726,628         6            9.09
2010................        3          49,407            4              708,498         6           14.34
2011................        9         163,530           14            2,068,921        18           12.65
2012................        1          36,800            3              223,193         2            6.07
2013................        1           4,300            0               69,660         1           16.20
2014................        1          19,560            2               94,080         1            4.81
2016................        1           2,000            0               60,000         1           30.00
MTM(1) .............        7          27,095            2              163,010         1            6.02
                     -----------  -----------  -----------------  -------------  ------------  ------------
Grand Total.........      166       1,183,857          100%         $11,806,329       100%         $ 9.97
                     ===========  ===========  =================  =============  ============  ============

------------
(1) MTM indicates total space occupied as of the Occupancy date on a month to month basis, including under expired leases not yet renewed.

    The following table sets forth scheduled lease expirations at each of the Hudson Property and the G&L Medical Office Pool II Properties, for the twelve months ending December 31, 1997 and for each calendar year thereafter through 2011. The table assumes that none of the tenants exercise early termination or renewal options.

              ANNUAL OFFICE LEASE EXPIRATION -- HUDSON PROPERTY

                                                           PERCENT OF    ANNUALIZED
 YEAR ENDING      SUM OF      PERCENT OF    ANNUALIZED     ANNUALIZED    BASE RENT
    DEC. 31      SQUARE FT     TOTAL SF      BASE RENT     BASE RENT       PER SF
-------------  -----------  ------------  -------------  ------------  ------------
1998..........       8,293         1%       $   182,446         1%         $22.00
2000..........       8,393         1            213,971         1           25.49
2001..........       5,578         0            141,661         1           25.40
2002..........      34,991         3            932,106         5           26.64
2003..........       4,284         0             98,532         1           23.00
2004..........      30,885         3            795,289         4           25.75
2006..........         843         0             25,290         0           30.00
2007..........     590,174        48          8,860,439        47           15.01
2008..........      33,600         3            715,164         4           21.28
2010..........     434,500        35          5,809,776        31           13.37
2011..........      63,372         5            950,580         5           15.00
Vacant(1) ....      15,174         1                 --         0              --
               -----------  ------------  -------------  ------------  ------------
Grand Total ..   1,230,087       100%       $18,725,254       100%         $15.22
               ===========  ============  =============  ============  ============

------------
(1)    Indicates space not occupied as of the Occupancy date.

                  ANNUAL OFFICE LEASE EXPIRATION -- G&L LOAN

                            SUM OF      PERCENT OF                   PERCENT OF    ANNUALIZED
 YEAR ENDING     NO. OF    OCCUPIED        TOTAL       ANNUALIZED    ANNUALIZED    BASE RENT
    DEC. 31      LEASES    SQUARE FT    OCCUPIED SF    BASE RENT     BASE RENT       PER SF
-------------  --------  -----------  -------------  ------------  ------------  ------------
1997..........      9         7,399           3%       $  199,321         3%         $26.94
1998..........     15        30,502          12           953,542        13           31.26
1999..........     13        24,647          10           662,079         9           26.86
2000..........     29        45,733          18         1,458,578        21           31.89
2001..........     17        24,473          10           694,367        10           28.37
2002..........      7        23,150           9           601,389         8           25.98
2003..........      2         3,753           2            80,565         1           21.47
2004..........      2        49,847          20         1,152,401        16           23.12
2005..........      4         7,700           3           339,115         5           44.04
2006..........      5        12,989           5           411,121         6           31.65
2007..........      1         4,998           2           283,716         4           56.77
2009..........      1         6,000           2           148,218         2           24.70
2011..........      1         1,340           1            27,528         0           20.54
MTM(1) .......     18         6,257           3            89,300         1           14.27
               --------  -----------  -------------  ------------  ------------  ------------
Grand Total ..    124       248,788         100%       $7,101,239       100%         $28.54
               ========  ===========  =============  ============  ============  ============

------------
(1) MTM indicates total space occupied as of the Occupancy date on a month to month basis, including under expired leases not yet renewed.

    The following table sets forth scheduled lease expirations at the DCOTA Property for the twelve months ending December 31, 1997 and for each calendar year thereafter through 2006. The table assumes that none of the tenants exercise early termination or renewal options.

                 ANNUAL RETAIL LEASE EXPIRATION -- DCOTA LOAN

                                                                              PERCENT OF    ANNUALIZED
                       NUMBER OF     SUM OF       PERCENT      ANNUALIZED     ANNUALIZED    BASE RENT
YEAR ENDING DEC. 31     LEASES      TOTAL SF    OF TOTAL SF     BASE RENT     BASE RENT       PER SF
-------------------  -----------  ----------  -------------  -------------  ------------  ------------
1997................       14        41,543           7%       $   896,749         7%         $21.59
1998................       15        51,881           9          1,319,574        11           25.43
1999................       14        50,831           9          1,339,592        11           26.35
2000................       26       140,190          25          3,003,882        24           21.43
2001................       19        85,152          15          2,114,337        17           24.83
2002................        6        40,791           7            979,006         8           24.00
2003................        9        64,523          12          1,544,560        12           23.94
2004................        1         1,684           0             42,437         0           25.20
2005................        1         3,039           1             74,874         1           24.64
2006................        8        54,264          10          1,112,881         9           20.51
Vacant(1) ..........      N/A        20,375           4                 --         0              --
                     -----------  ----------  -------------  -------------  ------------  ------------
Grand Total.........      113       554,273         100%       $12,427,892       100%         $22.42
                     ===========  ==========  =============  =============  ============  ============

------------
(1)    Indicates space not occupied as of the Occupancy date.

                                   RESERVES

                                                        ACTUAL      RESERVED
                                       RECOMMENDED     DEFERRED   PERCENTAGE OF  ACTUAL
                                         DEFERRED     MAINTENANCE  RECOMMENDED   ONGOING         U/W ONGOING
        PROPERTY  NAME                MAINTENANCE(1)  RESERVED      AMOUNT     RESERVES(2)      RESERVES(2)    SPECIAL RESERVES
        --------------                -------------- ----------- ------------- -----------      -----------    ----------------
FAIRFIELD INN POOL LOAN
 1  Fairfield--Atlanta Metro--1 .....   $   75,025    $   93,781      125%        7% of EGI       7% of EGI
 2  Fairfield--Atlanta Metro--2 .....       52,400        65,500      125%        7% of EGI       7% of EGI
 3  Fairfield--Atlanta Metro--3 .....       46,800        58,500      125%        7% of EGI       7% of EGI
 4  Fairfield--Atlanta Metro--4 .....       71,675        89,594      125%        7% of EGI       7% of EGI
 5  Fairfield--Atlanta Metro--5 .....       61,450        76,813      125%        7% of EGI       7% of EGI
 6  Fairfield--Atlanta Metro--6 .....       95,925       119,906      125%        7% of EGI       7% of EGI
 7  Fairfield--Florida--1............       58,475        73,094      125%        7% of EGI       7% of EGI
 8  Fairfield--Florida--2............       29,800        37,250      125%        7% of EGI       7% of EGI
 9  Fairfield--Florida--3............       24,450        30,563      125%        7% of EGI       7% of EGI
10  Fairfield--Florida--4............       42,650        53,313      125%        7% of EGI       7% of EGI
11  Fairfield--Great Lakes--1........       18,250        22,813      125%        7% of EGI       7% of EGI
12  Fairfield--Great Lakes--2........       35,150        43,938      125%        7% of EGI       7% of EGI
13  Fairfield--Great Lakes--3........       59,350        74,188      125%        7% of EGI       7% of EGI
14  Fairfield--Great Lakes--4........       77,150        96,438      125%        7% of EGI       7% of EGI
15  Fairfield--MidAtlantic--1........       26,600        33,250      125%        7% of EGI       7% of EGI
16  Fairfield--MidAtlantic--2........       30,200        37,750      125%        7% of EGI       7% of EGI
17  Fairfield--MidAtlantic--3........       32,750        40,938      125%        7% of EGI       7% of EGI
18  Fairfield--MidAtlantic--4........       43,750        54,688      125%        7% of EGI       7% of EGI
19  Fairfield--MidAtlantic--5........       38,000        47,500      125%        7% of EGI       7% of EGI
20  Fairfield--MidAtlantic--6........       35,600        44,500      125%        7% of EGI       7% of EGI
21  Fairfield--MidAtlantic--7........       19,000        23,750      125%        7% of EGI       7% of EGI
22  Fairfield--MidAtlantic--8........       67,100        83,875      125%        7% of EGI       7% of EGI
23  Fairfield--MidAtlantic--9........      145,350       181,688      125%        7% of EGI       7% of EGI
24  Fairfield--Midwest--1............      139,100       173,875      125%        7% of EGI       7% of EGI
25  Fairfield--Midwest--10...........       89,500       111,875      125%        7% of EGI       7% of EGI
26  Fairfield--Midwest--11 ..........       46,000        57,500      125%        7% of EGI       7% of EGI
27  Fairfield--Midwest--2............       30,100        37,625      125%        7% of EGI       7% of EGI
28  Fairfield--Midwest--3............       54,700        68,375      125%        7% of EGI       7% of EGI
29  Fairfield--Midwest--4............      118,725       148,406      125%        7% of EGI       7% of EGI
30  Fairfield--Midwest--5............       81,910       102,388      125%        7% of EGI       7% of EGI
31  Fairfield--Midwest--6............      135,225       169,031      125%        7% of EGI       7% of EGI
32  Fairfield--Midwest--7............       63,825        79,781      125%        7% of EGI       7% of EGI
33  Fairfield--Midwest--8............       92,925       116,156      125%        7% of EGI       7% of EGI
34  Fairfield--Midwest--9............       11,050        13,813      125%        7% of EGI       7% of EGI
35  Fairfield--North Central--1 .....       64,325        80,406      125%        7% of EGI       7% of EGI
36  Fairfield--North Central--2 .....       31,800        39,750      125%        7% of EGI       7% of EGI
37  Fairfield--North Central--3 .....       26,250        32,813      125%        7% of EGI       7% of EGI
38  Fairfield--North Central--4 .....       39,000        48,750      125%        7% of EGI       7% of EGI
39  Fairfield--North Central--5 .....      123,825       154,781      125%        7% of EGI       7% of EGI
40  Fairfield--North Central--6 .....       37,925        47,406      125%        7% of EGI       7% of EGI
41  Fairfield--North Central--7 .....       25,200        31,500      125%        7% of EGI       7% of EGI
42  Fairfield--South East--3.........       78,475        98,094      125%        7% of EGI       7% of EGI
43  Fairfield--South East--4.........       44,750        55,938      125%        7% of EGI       7% of EGI
44  Fairfield--South East--5.........       63,275        79,094      125%        7% of EGI       7% of EGI
45  Fairfield--South East--6.........       24,100        30,125      125%        7% of EGI       7% of EGI
46  Fairfield--South East--7.........       45,000        56,250      125%        7% of EGI       7% of EGI
47  Fairfield--West--1...............       29,549        36,936      125%        7% of EGI       7% of EGI
48  Fairfield--West--2...............       35,324        44,155      125%        7% of EGI       7% of EGI
49  Fairfield--South East--1.........      115,600       144,500      125%        7% of EGI       7% of EGI
50  Fairfield--South East--2.........      185,575       231,969      125%        7% of EGI       7% of EGI
                                      ------------  ------------
                                        $3,019,933    $3,774,916

                                                        ACTUAL      RESERVED
                                       RECOMMENDED     DEFERRED   PERCENTAGE OF    ACTUAL
                                         DEFERRED     MAINTENANCE  RECOMMENDED     ONGOING         U/W ONGOING
         PROPERTY NAME                MAINTENANCE(1)  RESERVED      AMOUNT       RESERVES(2)      RESERVES(2)    SPECIAL RESERVES
         -------------                -------------- ----------- -------------   -----------      -----------    ----------------
101 HUDSON                             $ 81,200          $101,500     125%       $0.15 psf/       $0.15 psf/
                                                                                 $0.10 psf(3)     $0.10 psf(3)
M&H RETAIL POOL LOAN
1 Lincoln Park Center..............       7,500             9,375     125%       $0.15 psf         $0.15 psf
2 Country Hills Town Center........      41,988            52,485     125%       $0.15 psf         $0.15 psf
3 Westgate Mall....................     145,600           182,000     125%       $0.15 psf         $0.15 psf
4 The Promenade....................       2,500             3,125     125%       $0.15 psf         $0.15 psf
5 Plaza La Quinta..................       6,100             7,625     125%       $0.15 psf         $0.15 psf
6 Mission Square...................      11,500            14,375     125%       $0.15 psf         $0.15 psf
                                    ------------      ------------
                                       $215,188          $268,985
DESIGNER CENTER OF THE AMERICAS              --                --                $0.31 psf         $0.25 psf

INNKEEPERS POOL LOAN
1 Hampton Inn--Tallahassee.........    $ 11,450          $ 14,313     125%       5% of EGI         5% of EGI
2 Residence Inn--Cherry Hill.......      58,000            72,500     125%       5% of EGI         5% of EGI
                                                                                                                  $352,000 for
3 Residence Inn--Wichita...........     127,200           159,000     125%       5% of EGI         5% of EGI      PIP
                                                                                                                  $770,000 for
4 Residence Inn--Sunnyvale.........     149,500           186,875     125%       5% of EGI         5% of EGI      PIP
                                                                                                                  $936,000 for
5 Residence Inn--Denver............     198,000           247,500     125%       5% of EGI         5% of EGI      PIP
6 Residence Inn--Binghamton........      68,425            85,531     125%       5% of EGI         5% of EGI
7 Hampton Inn--Islandia............      64,200            80,250     125%       5% of EGI         5% of EGI
8 Hampton Inn--Naples..............       9,800            12,250     125%       5% of EGI         5% of EGI
                                    ------------      ------------
                                       $686,575          $858,219
G&L MEDICAL OFFICE II POOL LOAN
1 North Bedford....................          --                --                $0.30 psf         $0.30 psf
2 Regents Medical Center...........    $    150                --                $0.30 psf         $0.30 psf
3 Sherman Oaks Medical Plaza.......          --                --                $0.30 psf         $0.30 psf
4 Friendly Hills Healthcare
  Building.........................       1,500                --                $0.30 psf         $0.30 psf
                                    ------------      ------------
                                       $  1,650                --
INSURANCE COMPANY OF THE WEST (none)

------------
(1) All Recommended Deferred Maintenance amounts were determined by a licensed physical engineer within six months of the origination date of the related Mortgage Loan.
(2) Actual Ongoing Reserves and U/W Ongoing Reserves were based on minimum underwritten criteria as established by the Originator, in conjunction with the recommendations provided by a licensed physical engineer in the form of a report that was prepared within six months of the loan origination.
(3) U/W Ongoing Reserves for the Hudson Loan were underwritten and will be reserved on an ongoing basis at $0.15 psf for offices and $0.10 psf for parking space.

UNDERWRITING STANDARDS

   General. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations and property financial performance, as described below.

   Environmental Assessments. All of the Mortgaged Properties have been subject to either Phase I site assessments, updates of previously performed Phase I site assessments, or other site assessments which were updated and upgraded to comply with Phase I standards through follow up investigations, within the last twelve months. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties. For a discussion of environmental issues identified on the Mortgaged Properties, see "Risk Factors and Other Special Considerations -- Environmental Law Considerations" herein.

    Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports (the "Property Condition Reports") indicated a variety of deferred maintenance items and recommended capital improvements with respect to each property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition assessment. In each instance, the Originator either determined that the necessary repairs of replacements were being addressed by the related borrowers in a satisfactory manner or required that they be addressed post-closing and, in some instances, that reserves be established to cover the cost of such repairs of replacements. See "Description of the Mortgage Loans and Mortgaged Properties" for descriptions of the reserves or other security provided for repairs and capital improvements to each property.

   There are violations of the ADA at some of the Mortgaged Properties that are not expected to have a material impact on the value of or earnings from such properties.

   Appraisals. An appraisal of each of the related Mortgaged Properties was performed in connection with the origination of each Mortgage Loan. The appraisals were performed by independent MAI appraisers who determined that at the time of the appraisal the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan. See "Risk Factors and Other Special Considerations -- Limitations of Appraisals."

   Occupancy Statements, Operating Statements and Other Data. In connection with the origination of the Mortgage Loans, the Originator reviewed rent rolls and related information or statements of occupancy rates, census data, financial data, operating statements, and, with respect to the Mortgage Loans secured by office properties and retail properties, a selection of major tenant leases.

   Zoning and Building Code Compliance. All of the borrowers have, under the related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated, or provided a legal opinion or other evidence to the effect, that the use and operation of the related Mortgaged Properties are in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties.

   Property Management. A manager is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. The manager for each Mortgaged Property was approved by the Originator in connection with the origination of the related Mortgage Loan. The Servicer may cause the borrower to terminate management contracts upon certain events specified in certain of the Mortgage Loans and generally any change in a manager must be approved by the Servicer. No change in a manager may be effected by the Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each class of Certificates. For a discussion of the management contracts and the Servicer's rights thereunder, see "Description of the Mortgage Loans and Mortgaged Properties" herein. The Servicer does not manage any of the Mortgaged Properties and will not be expected to manage any REO Properties.

ADDITIONAL INFORMATION

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool, as it will be constituted at the time the certificates are issued.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. However, there can be no assurance that one or more Mortgaged Properties described herein will not be included in the Mortgage Pool, but any change in the characteristics of the Mortgage Pool as of the Closing Date will not be materially different from that described herein.

          DESCRIPTION OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

THE FAIRFIELD INN POOL LOAN AND PROPERTIES

   The Loan. The Fairfield Inn Pool Loan was originated by the Originator on January 13, 1997, had a principal balance at origination of $165,400,000 and has a principal balance as of the Cut-off Date of $164,825,657 and is secured by Mortgages (the "Fairfield Inn Mortgages") encumbering 50 hotel properties (the "Fairfield Inn Properties") located in 16 states. The Fairfield Inn Mortgages are cross-collateralized with each other (i.e. each Fairfield Inn Mortgage secures the full principal balance of the Fairfield Inn Pool Loan) and cross-defaulted.

   The Borrower. Fairfield Inn by Marriott Limited Partnership (the "Fairfield Inn Borrower") is a Delaware limited partnership formed on August 23, 1989 for the sole purpose of investing in, acquiring, owning, using, operating or managing the Fairfield Inn Properties as part of the Fairfield Inn by Marriott system and engaging in any other activities related thereto. The Fairfield Inn Borrower has represented to the Originator under the loan documents that it has not engaged in any business unrelated to the ownership and operation of the Fairfield Inn Properties, nor does it own any assets other than those related to the Fairfield Inn Properties. The general partner of the Fairfield Inn Borrower is Marriott FIBM One Corporation, a special purpose Delaware corporation, whose corporate authority is limited to acting as the general partner of the Fairfield Inn Borrower. Marriott FIBM One Corporation is a wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation. The Fairfield Inn Borrower has over 3,000 limited partners who are entitled to receive periodic partnership distributions based on net cash flow, if available, after payment of debt service and reserves.

   Security. The Fairfield Inn Pool Loan is a nonrecourse loan, secured by 50 limited service hotels operated under the "Fairfield Inn By Marriott" name (18 of which are owned in fee simple by the Fairfield Inn Borrower and 32 of which are located on land that the Fairfield Inn Borrower leases from affiliates of Marriott International, Inc. ("MII"), a Delaware corporation, see "--Ground Leases" below), and certain collateral relating thereto (including an assignment of leases and rents and funds in certain accounts). Subject to exceptions for fraud or material misrepresentation, misappropriation of funds and certain environmental matters, neither the Fairfield Inn Borrower nor any of its affiliates is personally liable for payment of the Fairfield Inn Pool Loan. The Fairfield Inn Borrower has agreed to indemnify the lender and its successors and assigns against certain environmental liabilities and expenses arising from or in connection with certain environmental matters. The Fairfield Inn Borrower has made certain environmental representations and has specially warranted that it owns good and marketable title to the fee and leasehold estates, subject only to specified permitted encumbrances. The lender is the named insured under mortgagee title insurance policies (which will be assigned to the Trust Fund) which insure that each Fairfield Inn Mortgage constitutes a valid and enforceable first priority lien on the applicable property subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The Fairfield Inn Pool Loan matures on January 11, 2017 (the "Fairfield Inn Maturity Date"). The loan bears interest at a fixed rate per annum equal to 8.40% (the "Fairfield Inn Current Interest Rate") through and including January 10, 2007. On and after January 11, 2007 (the "Fairfield Inn Anticipated Repayment Date"), the Fairfield Inn Pool Loan bears interest at a fixed rate per annum (the "Fairfield Inn Revised Interest Rate") equal to the greater of (i) the Fairfield Inn Current Interest Rate plus 2.00% or
(ii) the yield as of January 11, 2007, calculated by linear interpolation of the yields on U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating those of non-callable U.S. Treasury Obligations having maturities as close as possible to January 11, 2017 plus 2%. However, as described below, until the principal balance of the Fairfield Inn Pool Loan has been reduced to zero, the Fairfield Inn Borrower will be required to pay interest at the Fairfield Inn Current Interest Rate and the interest accrued at the excess of the Fairfield Inn Revised Interest Rate over the Fairfield Inn Current Interest Rate will be deferred and will bear interest at the Fairfield Inn Revised Interest Rate (such accrued and deferred interest thereon, the "Fairfield Inn Excess Interest"). Interest on the Fairfield Inn Pool Loan is calculated based on the actual number of days elapsed and a 360-day year.

   On February 11, 1997, the Fairfield Inn Borrower made a payment of interest in the amount of $1,119,206.67 and of principal in the amount of $228,535.11. Commencing on March 11, 1997, the Fairfield Inn Pool Loan requires constant monthly payments of principal and interest of $1,424,928.44 (the "Fairfield Inn Monthly Debt Service Payment") (based on a 240 month amortization schedule and the Fairfield Inn Current Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including Fairfield Inn Excess Interest) is required on the Fairfield Inn Maturity Date. Commencing on the first payment date after the Fairfield Inn Anticipated Repayment Date and continuing on each monthly payment date thereafter, in addition to the Fairfield Inn Monthly Debt Service Payments,

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the Fairfield Inn Borrower is required to pay 100% of Fairfield Inn Excess
Cash Flow (as defined below) for each of the operating profit payment dates occurring during the Fairfield Inn Accounting Periods (as defined below) ending during the Fairfield Inn Debt Service Period (as defined below) relating to the payment for application in the following order of priority: first, to pay principal until the principal balance of the Fairfield Inn Pool Loan is reduced to zero; and second, to pay the Fairfield Inn Excess Interest. As used herein, "Fairfield Inn Excess Cash Flow" means, for each period of determination, the difference between gross revenues of the Fairfield Inn Properties (calculated as provided in the related loan documents) and the sum of (a) operating expenses (as so calculated), (b) amounts required to fund any shortfall in the Ground Rent Reserve Account (as defined below), (c) certain servicing expenses (including those resulting from any activity of the Special Servicer following an event of default), as required under the loan documents (the "Servicing Expenses"), (d) the Fairfield Inn Monthly Debt Service Payment, (e) any other amounts then due and payable to the lender under the loan documents, (f) amounts required to fund the Tax and Insurance Account, the Debt Service Reserve Account and the Capital Expenditure/FF&E Reserve Account, (g) amounts due in respect of certain loans made to the Fairfield Inn Borrower by the Fairfield Inn Manager, current subordinated rental obligations on ground leases and current Incentive Management Fees (as described below under "--Cash Management Procedures"), (h) payments for certain repairs, alterations, improvements, renewals or replacements with respect to the Fairfield Inn Properties, (i) an annual amount equal to the lesser of (y) the aggregate amount of payments for, or reserves created for payment of, administrative expenses of the Fairfield Inn Borrower or (z) $450,000 for fiscal year 1997, which amount will be increased by increases in the Consumer Price Index for each fiscal year thereafter and (j) if an earthquake has occurred and the cost of restoring the applicable Fairfield Inn Property is less than 50% of the related Allocated Loan Amount, at the direction of the Fairfield Inn Borrower to fund the Earthquake Restoration Reserve Account (as defined below) in the amount of such cost. A "Fairfield Inn Accounting Period" generally means each period of four consecutive weeks having the same beginning and ending dates as the Fairfield Inn Manager's corresponding four week accounting period. A "Fairfield Inn Debt Service Period" means the period from and including the eleventh day of the calendar month or the next business day thereafter (the "Fairfield Inn Debt Service Payment Date") immediately preceding each respective Fairfield Inn Debt Service Payment Date to and including the tenth day of the month in which such Fairfield Inn Debt Service Payment Date occurs.

   The scheduled principal balance of the Fairfield Inn Pool Loan as of the Fairfield Inn Anticipated Repayment Date is expected to be approximately $118,178,860.

   Any interest payment or principal payment not paid when due will bear interest at a default rate equal to the lesser of (i) 2.00% above the Fairfield Inn Current Interest Rate or the Fairfield Inn Revised Interest Rate, as applicable, and (ii) the maximum rate allowed by law.

   The Fairfield Inn Borrower has agreed to pay a portion of the Rating Agency surveillance fees relating to the Certificates.

   Prepayment. Voluntary prepayment of the Fairfield Inn Pool Loan is prohibited prior to the Fairfield Inn Anticipated Repayment Date. From and after the Anticipated Repayment Date, the Fairfield Inn Borrower will be permitted to prepay the Fairfield Inn Pool Loan, in whole or in part, on any payment date, without payment of a yield maintenance premium. Principal payments on the Fairfield Inn Pool Loan may occur on payment dates on or after the Fairfield Inn Anticipated Repayment Date through the application of Fairfield Inn Excess Cash Flow as described above under "--Payment Terms." The Fairfield Inn Pool Loan may also be prepaid as a result of certain events with respect to condemnation or casualty, as described below under "--Condemnation and Casualty." If the Fairfield Inn Borrower prepays any portion of the principal balance of the Fairfield Inn Pool Loan on or after the Fairfield Inn Anticipated Repayment Date (in connection with the release of a Fairfield Inn Property), the Fairfield Inn Monthly Debt Service Payment will be reduced proportionately.

   In the event of a prepayment in part of the Fairfield Inn Pool Loan as the result of a voluntary sale of a Fairfield Inn Property after the Fairfield Inn Anticipated Repayment Date, the Fairfield Inn Borrower may obtain the release of such Fairfield Inn Property if (a) no event of default has occurred and is continuing (other than a default that will be cured by such release), (b) the Fairfield Inn Borrower has paid (i) all accrued and unpaid interest and all other sums due under the Fairfield Inn Pool Loan and all other loan documents executed in connection therewith, through and including such payment date and (ii) an amount equal to 125% of the Allocated Loan Amount of the Fairfield Inn Property to be released and (c) evidence satisfactory to the Servicer is provided to the effect that the Fairfield Inn DSCR (as defined below) will be maintained for thirteen full Fairfield Inn Accounting Periods commencing after the date of such release at the greater

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of (i) 1.6 and (ii) the Fairfield Inn DSCR for the thirteen full Fairfield
Inn Accounting Periods immediately preceding the date of such release. The "Fairfield Inn DSCR" for any fiscal period is the quotient obtained by dividing (a) the operating income (as calculated in the related loan documents) for such period by (b) the difference between (i) the debt service expense payable with respect to the Fairfield Inn Pool Loan for such period and (ii) if applicable, the payments to be received for such period from U.S. Obligations held as security for the Fairfield Inn Pool Loan, as described below under "--Release in Exchange for Substitute Collateral."

   Release in Exchange for Substitute Collateral. Prior to the Fairfield Inn Anticipated Repayment Date and provided no event of default has occurred and is continuing, the Fairfield Inn Borrower is permitted on any payment date after the second anniversary of the Closing Date (a "Fairfield Inn Defeasance Date") to defease all or a portion of the Fairfield Inn Pool Loan, provided that, among other conditions, the Fairfield Inn Borrower pays on such payment date (a) all interest accrued and unpaid on the principal balance of the Fairfield Inn Pool Loan to and including such Fairfield Inn Defeasance Date,
(b) all other sums then due under the Fairfield Inn Pool Loan and all other loan documents executed in connection therewith and (c) the Fairfield Inn Defeasance Deposit (as defined below). In addition, the Fairfield Inn Borrower is required to deliver to the Servicer, among other things, (a) a security agreement granting the Trustee a first priority perfected lien on the Fairfield Inn Defeasance Deposit and the U.S. Obligations purchased with the Fairfield Inn Defeasance Deposit, (b) an opinion of counsel for the Fairfield Inn Borrower in form satisfactory to the Servicer stating, among other things, that the Trustee will have a perfected first priority security interest in such U.S. Obligations and that the transfer of such U.S. Obligations will not adversely affect the status of the Trust Fund as a REMIC and (c) confirmation from each of the Rating Agencies that the defeasance will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates.

   The "Fairfield Inn Defeasance Deposit" is generally the amount necessary to purchase U.S. Obligations in amounts and with maturities that are sufficient to make (i) on each payment date between the Fairfield Inn Defeasance Date and the Fairfield Inn Anticipated Repayment Date, monthly debt service payments that would be sufficient to amortize and pay interest on a principal amount equal to the Fairfield Inn Applicable Defeasance Amount (as defined below), based on the Fairfield Inn Current Interest Rate and a 240-month amortization schedule and (ii) a payment in full of the remaining amount of such principal amount, together with accrued interest thereon, on the Fairfield Inn Anticipated Repayment Date. As used above, if less than all of the Fairfield Inn Properties will have been released as of such Fairfield Inn Defeasance Date, the "Fairfield Inn Applicable Defeasance Amount" is equal to 125% of the Allocated Loan Amount for each Fairfield Inn Property to be released, and if all of the Fairfield Inn Properties will have been released as of such Fairfield Inn Defeasance Date, the "Fairfield Inn Applicable Defeasance Amount" is equal to 100% of the principal amount of the Fairfield Inn Pool Loan. If the defeasance is the result of a casualty or condemnation, the Fairfield Inn Applicable Defeasance Amount shall be the amount described below under "--Condemnation and Casualty." The Fairfield Inn Defeasance Deposit will also include any costs and expenses incurred in connection with the purchase of such U.S. Obligations and, if necessary, the Fairfield Inn Defeasance Deposit may also include the amount sufficient to purchase additional U.S. Obligations in order to obtain a Fairfield Inn DSCR sufficient to satisfy the debt service coverage condition to partial defeasance described in the next paragraph. The Servicer will be responsible for purchasing the U.S. Obligations on behalf of the Fairfield Inn Borrower.

   As a condition to any release of any of the Fairfield Inn Properties in connection with a partial defeasance, the Fairfield Inn Borrower must also provide evidence that, after giving effect to the release, the Fairfield Inn DSCR calculated with respect to the remaining Fairfield Inn Properties would be maintained, for the twelve full months commencing after the Fairfield Inn Defeasance Date, at the greater of (a) 1.60 and (b) the Fairfield Inn DSCR for the thirteen full Fairfield Inn Accounting Periods next preceding the Fairfield Inn Defeasance Date.

   The Fairfield Inn Borrower is permitted to cure an event of default under the loan documents with respect to one or more of the Fairfield Inn Properties by obtaining the release of such Fairfield Inn Properties so long as (a) such event of default affects less than all of the Fairfield Inn Properties and (b) the Fairfield Inn Borrower satisfies the requirements described above.

   Reserves. The Fairfield Inn Borrower has established the following reserves with respect to the Fairfield Inn Pool Loan and the Fairfield Inn
Properties: (a) a ground rent escrow fund (the "Ground Rent Reserve Account") to be used to pay ground rent (other than subordinated ground rent) with respect to the related Fairfield Inn Properties if the Fairfield Inn Borrower fails to make such payments, which is to be funded initially in six equal monthly installments commencing on March 11, 1997 until the balance is equal to one month's ground rent and is to be replenished on a monthly

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basis such that the balance is maintained equal to one month's ground rent,
(b) a debt service reserve fund (the "Debt Service Reserve Account"), which is to be funded initially in twelve equal monthly installments commencing on March 11, 1997 until the balance is equal to two months of Fairfield Inn Monthly Debt Service Payments and shall be maintained at such level unless the long-term senior unsecured debt rating of MII is downgraded to "BBB+" or less, in which case the balance of such reserve is to be maintained at three months of Fairfield Inn Monthly Debt Service Payments (with the additional payment to be funded in six equal monthly installments), and (c) a capital expenditures and furniture, fixtures and equipment reserve fund (the "Capital Expenditure/FF&E Reserve Account") is to be funded, within three weeks after the end of each Fairfield Inn Accounting Period, in an amount equal to 7% of gross revenues for such period. In addition, $111,750 has been deposited in such account to effectuate certain environmental remediation work, $222,656 to effectuate certain ADA compliance work and $3,552,260 to effectuate certain deferred maintenance work on the Fairfield Inn Properties. The Capital Expenditure/FF&E Reserve Account had a balance at the origination of the Fairfield Inn Pool Loan of $3,027,732. A tax and insurance escrow account (the "Tax and Insurance Account") is to be established only if the long-term senior unsecured debt rating of MII is downgraded to "BBB+" or less as described below under "--Cash Management Procedures."

   An earthquake restoration reserve fund (the "Earthquake Restoration Reserve Account") has been established by the Fairfield Inn Borrower into which $200,000 has been deposited and an additional $100,000 is to be deposited on March 31, 1997. Thereafter such fund is to be maintained at such level for so long as the Fairfield Inn Properties located at Placentia and Buena Park, California remain subject to the lien of the applicable Fairfield Inn Mortgages. The required level is $189,000 if only the Placentia Fairfield Inn Property remains subject to the lien of the related Mortgage and $111,000 if only the Buena Park Fairfield Inn Property remains subject to the lien of its Mortgage. If neither of such Fairfield Inn Properties is subject to such lien, or if both such properties are covered by insurance in a manner satisfactory to the lender pursuant to the related Mortgages, the amounts in the Earthquake Restoration Reserve Account will be transferred to the Fairfield Inn Cash Collateral Account (as defined below). Amounts on deposit in the Earthquake Restoration Reserve Account will be available to pay for the cost of restoring either Fairfield Inn Property located in California if earthquake damage occurs and the cost of restoration is not covered by insurance in a manner satisfactory to the lender. In such a case, the Earthquake Restoration Reserve Account shall be funded with an additional amount equal to the difference between (A) the sum of (y) the applicable required level of funding described in the first three sentences of this paragraph and (z) 125% of the estimated cost of restoration of the Fairfield Inn Property (unless it is released from the lien of the Mortgage) and (B) any funds previously withdrawn from the Earthquake Restoration Reserve Account, such amount under any circumstance to be not less than the required level of funding described in the first three sentences of this paragraph. If the California properties suffer a total loss as a result of an earthquake, the Servicer may apply the Earthquake Restoration Reserve Account towards prepayment of the loan. On the first payment date after the Fairfield Inn Anticipated Repayment Date all amounts on deposit in such reserve fund are to be applied to prepay the Fairfield Inn Pool Loan.

   Cash Management Procedures. The procedures to be used for the collection of revenues generated by the Fairfield Inn Properties and the payment of debt service and other expenses of the Fairfield Inn Pool Loan and the expenses of the operation of the Fairfield Inn Properties will depend primarily upon the S&P rating of MII, the corporate parent of Fairfield FMC Corporation, a Delaware corporation which is the property manager for the Fairfield Inn Properties (the "Fairfield Inn Manager"). As of the date of this Prospectus Supplement, MII is rated by S&P as "A-." However, in connection with an unrelated transaction, MII has been placed on S&P's CreditWatch. If such unrelated transaction is completed, it is expected that MII's S&P rating will be lowered to "BBB+" and that MII will be removed from CreditWatch.

   Establishment of Accounts. The Fairfield Inn Manager will establish a segregated bank account (the "Manager's Account"), which may be a subaccount in MII's cash management system (the "MII Master Account") maintained for various hotel and other properties managed by MII and its subsidiaries. Separate accounting of deposits into and withdrawals from the Manager's Account will be made. The Manager may transfer funds from the Manager's Account into the MII Master Account in accordance with the Manager's and MII's customary cash management practices.

   At the earliest reasonably practicable date, but not later than 120 days after origination of the Fairfield Inn Pool Loan, the Fairfield Inn Manager is required to direct all credit card companies to deposit all card revenues generated by the Fairfield Inn Properties into the Manager's Account. All other revenues will be deposited in the Manager's Account or in a segregated account established by the Fairfield Inn Manager at a financial institution located in the vicinity of individual properties or the Fairfield Inn Manager's principal business offices (each a "Local Account"). At least once each week, the

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Fairfield Inn Manager will transfer into the Manager's Account funds in each
Local Account, less amounts (a) required to pay management expenses customarily paid out of the Local Accounts and (b) held as petty cash or as a reserve for management expenses customarily paid out of the Local Accounts. However, the aggregate amount of such petty cash and reserves for all of the Local Accounts may not exceed $500,000 (subject to adjustment at the end of each year for increases in the Consumer Price Index and subject to reduction by $8,000 for each Mortgaged Property that is released from the applicable Fairfield Inn Mortgage). The Servicer has established a segregated cash collateral account in its name (the "Fairfield Inn Cash Collateral Account").

   Procedures Prior to Lockbox Event. Unless the procedures described below under "--Lockbox Procedures" are in effect, on the last business day of the third week of each Fairfield Inn Accounting Period (except as provided in the last paragraph of this section), the Fairfield Inn Manager will transfer from the Manager's Account or the MII Master Account to the Fairfield Inn Cash Collateral Account for application by the Servicer on the next payment date an amount equal to the operating profit of the Fairfield Inn Borrower (calculated as provided in the related loan documents) for the immediately preceding accounting period less amounts paid or provided by the Fairfield Inn Manager for ground rent. On each payment date, up to and including the Fairfield Inn Anticipated Repayment Date, the Servicer is to apply the operating profit in the following order of priority: (a) to fund any shortfall in the Ground Rent Reserve Account, (b) to pay the Servicing Expenses, (c) to pay the Fairfield Inn Monthly Debt Service Payment and any other amounts then due and payable to the lender under the loan documents,
(d) to fund the Tax and Insurance Account, if any, as described in the last paragraph of this section, (e) commencing March 11, 1998, to fund any shortfall in the Debt Service Reserve Account, (f) to fund any shortfall in the Capital Expenditure/FF&E Reserve Account, (g) to pay subordinated rental obligations to the applicable landlords under the ground leases, such amount being equal to the aggregate rental payments under the terms of the ground leases in excess of 3% of gross revenues from the 32 inns subject to ground leases (rental payments due, up to and including 3% of gross revenues, are not subordinate to the Fairfield Inn Mortgage in any manner), (h) to pay the Fairfield Inn Manager Incentive Management Fees to which it is entitled pursuant to the Fairfield Inn Management Agreement, (i) to fund any shortfall in the Earthquake Restoration Reserve Account, (j) to pay the Fairfield Inn Manager any other amounts to which it is entitled pursuant to the Fairfield Inn Management Agreement and (k) so long as no event of default has occurred and is continuing, to remit the balance to the Fairfield Inn Borrower.

   Unless the procedures described below under "--Lockbox Procedures" are in effect, on each payment date after the Fairfield Inn Anticipated Repayment Date, the Servicer will apply operating profit in the following order of priority: (a) to fund any shortfall in the Ground Rent Reserve Account, (b) to pay the Servicing Expenses, (c) to pay the Fairfield Inn Monthly Debt Service Payment and any other amounts then due and payable to the lender under the loan documents (except as described in clauses (k) and (l) below),
(d) to fund the Tax and Insurance Account, if any, (e) to fund any shortfall in the Debt Service Reserve Account, (f) to fund any shortfall in the Capital Expenditure/FF&E Reserve Account, (g) to pay current subordinated rental obligations, current Incentive Management Fees and certain loans from the Fairfield Inn Manager, (h) to pay the Fairfield Inn Manager certain amounts that are necessary to effect certain legally required or mutually agreed upon repairs, alterations, improvements, renewals or replacements of the Fairfield Inn Properties, (i) to pay to the Fairfield Inn Borrower for administrative expenses in an amount equal to the lesser of the actual administrative expenses with respect to the current fiscal year not previously remitted and $450,000 for such fiscal year (as increased each fiscal year by the percentage change in the Consumer Price Index), (j) if an earthquake has occurred and the earthquake restoration cost of the applicable property is less than 50% of its Allocated Loan Amount, at the direction of the Fairfield Inn Borrower: (1) to fund the Earthquake Restoration Reserve Account in the amount of such earthquake restoration cost or (2) to apply such amount to restore the affected Fairfield Inn Property in accordance with the provisions of the applicable Mortgage, (k) to prepayment of the outstanding principal balance of the Fairfield Inn Pool Loan until it is reduced to zero and (l) to payment of the Fairfield Inn Excess Interest.

   If the S&P rating of MII's long term debt falls to "BBB+," the following additional cash management procedures will be in effect. The Servicer will maintain the Tax and Insurance Account as a subaccount of the Fairfield Inn Cash Collateral Account for payments of insurance premiums and real estate taxes (together, "Impositions"). The subaccount will be funded (a) initially by transfers from the Fairfield Inn Manager's Account to the Fairfield Inn Cash Collateral Account of amounts previously deducted by the Fairfield Inn Manager for payment of Impositions but not expended and (b) thereafter, by transfers from the Fairfield Inn Cash Collateral Account on each payment date so that sufficient funds are accumulated in the Tax and Insurance Account to pay each Imposition when due. On the last business day of the first and third week of each Fairfield Inn Accounting Period, the Fairfield Inn Manager will transfer cash from the Manager's Account or the MII Master Account to the Fairfield Inn Cash Collateral Account for application by the Servicer on the

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next payment date. The amount of cash transferred for the first week in each such period will be equal 50% of the budgeted operating profit for the immediately preceding Fairfield Inn Accounting Period. The amount of cash transferred for the third week in each such period will be an amount equal to the actual operating profit for the immediately preceding Fairfield Inn Accounting Period less the amount previously transferred with respect to the related period. Operating profits transferred will be less amounts paid to the Fairfield Inn Manager for current ground rent (other than subordinated rental obligations). On each payment date, the Servicer will apply the operating profit in the Fairfield Inn Cash Collateral Account in the same order of priority as described above for circumstances where MII's rating is at least "A-."

   Lockbox Procedures. Notwithstanding the foregoing, if (a) the Fairfield Inn Properties are not managed by the Fairfield Inn Manager, (b) the Fairfield Inn Manager is not MII or a wholly-owned, direct or indirect, subsidiary of MII, (c) the S&P rating of MII's long term debt is not at least "BBB+" or (d) (i) S&P rates MII's long term debt at least "A-" and at any time after August 11, 1997 the Debt Service Reserve Account contains less than one Fairfield Inn Monthly Debt Service Payment or (ii) S&P rates MII's long term debt "BBB+" and at any time after February 11, 1998 the Debt Service Reserve Account contains less than two Fairfield Inn Monthly Debt Service Payments and (iii) in either case the Fairfield Inn Borrower does not fund the shortfall therein within fifteen days' notice to such effect from the Servicer, a lockbox account in the name of the Servicer (the "Fairfield Inn Lockbox Account") will be established (which may be the Manager's Account if the Manager's Account is an eligible account, or if the Rating Agencies otherwise agree) and, if the Manager's Account cannot be converted to the Fairfield Inn Lockbox Account, the Servicer will also take sole control of the Manager's Account (upon assumption of control, the "Manager Lockbox Account"). The Fairfield Inn Borrower and the Fairfield Inn Manager will be obligated to instruct all credit card companies and other third party payors to cause all payments (except amounts that may be maintained in Local Accounts or as petty cash at the Fairfield Inn Properties) to be sent to the Fairfield Inn Lockbox Account at the earliest practicable date (but no later than 120 days from the institution of the lockbox procedures) and, until such point, payments may continue to be made into the Manager Lockbox Account (deposits in which will be transferred on a daily basis into the Fairfield Inn Cash Collateral Account). At the earliest possible date but in no event later than 120 days from the institution of the lockbox procedures, all other revenues received by the Fairfield Inn Manager from the Fairfield Inn Properties will, subject to the limits described in the second paragraph of "--Established Accounts," be sent directly to the Fairfield Inn Lockbox Account or will be deposited by the Fairfield Inn Manager in a Local Account. The Fairfield Inn Manager will transfer into the Fairfield Inn Lockbox Account, at least once each week, funds in each Local Account, less amounts
(a) required to pay management expenses customarily paid out of the Local Accounts and (b) subject to the limits described above, held as petty cash or as a reserve for management expenses customarily paid out of the Local Accounts.

   The Servicer will transfer daily all funds in the Fairfield Inn Lockbox Account to the Fairfield Inn Cash Collateral Account and will apply funds in the Fairfield Inn Cash Collateral Account each day first, to fund the Ground Rent Reserve Account; second, to fund the Tax and Insurance Account; third, after March 11, 1998, to fund any shortfall in the Debt Service Reserve Account; fourth, to fund any shortfalls in the Capital Expenditure/FF&E Reserve Account; and fifth, to the Fairfield Inn Operating Account (as defined below). Within the 120 day period described above, the Servicer will establish a segregated account (the "Fairfield Inn Operating Account") in its name into which the Fairfield Inn Manager will transfer all funds of the Fairfield Inn Borrower then held in the MII Master Account. The Fairfield Inn Manager will have the authority to write checks on and make other transfers from the Fairfield Inn Operating Account for payment of management expenses and ground rent. At least one business day prior to each debt service payment date, the Fairfield Inn Manager will transfer from the Fairfield Inn Operating Account to the Fairfield Inn Cash Collateral Account an amount equal to the operating profit of the Fairfield Inn Borrower for the Fairfield Inn Accounting Periods that ended at least three weeks before such date and as to which a transfer of funds from the Fairfield Inn Operating Account to the Fairfield Inn Cash Collateral Account has not previously occurred (less the amount of such operating profits earlier used to fund the Debt Service Reserve Account pursuant to the first sentence of this paragraph). On each payment date up to and including the Fairfield Inn Anticipated Repayment Date, the Servicer will apply the operating profit in the following order of priority: (a) to pay the Servicing Expenses, (b) to pay the Fairfield Monthly Debt Service Payment and any other amounts due the lender under the loan documents, (c) to pay subordinated rental obligations to the applicable landlords under the ground leases, (d) to pay the Fairfield Inn Manager Incentive Management Fees to which it is entitled pursuant to the Fairfield Inn Management Agreement, (e) to fund any shortfall in the Earthquake Restoration Reserve Account, (f) to pay the Fairfield Inn Manager any other amounts to which it is entitled pursuant to the Fairfield Inn Management Agreement and (g) so long as no event of default has occurred and is continuing, to remit the balance to the Fairfield Inn Borrower. On each payment date after the Fairfield Inn Anticipated Repayment Date, the Servicer will apply the operating profit in the following order of priority: (a) to pay the Servicing Expenses, (b) to pay the Fairfield Inn Monthly

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Debt Service Payment and any other amounts then due and payable to the lender under the loan documents (except as described in clauses (g) and (h) below),
(c) to pay current subordinated rental obligations under the ground leases, current Incentive Management Fees and certain loans from the Fairfield Inn Manager, (d) to pay the Fairfield Inn Manager certain amounts that are necessary to effect certain legally required or mutually agreed upon repairs, alterations, improvements, renewals or replacements of the Fairfield Inn Properties, (e) to pay to the Fairfield Inn Borrower for administrative expenses in an amount equal to the lesser of the actual administrative expenses with respect to the current fiscal year not previously remitted and $450,000 for such fiscal year (as increased each fiscal year by the percentage change in the Consumer Price Index), (f) if an earthquake has occurred and the cost of restoring the Fairfield Inn Property is less than 50% of its Allocated Loan Amount, at the direction of the Fairfield Inn Borrower, (1) to fund the Earthquake Reserve Account in the amount of such cost or (2) to apply such amount in accordance with the provisions of the applicable Mortgage with respect to casualty, (g) to prepayment of the principal amount of the Fairfield Inn Pool Loan, and (h) to payment of Fairfield Inn Excess Interest.

   Transfer of Properties and Interest in Borrower; Encumbrance. The Fairfield Inn Borrower is generally prohibited from encumbering the Fairfield Inn Properties without the written consent of the Servicer. However, on and after January 11, 1999, the Fairfield Inn Borrower is permitted to place a subordinate mortgage on a Fairfield Inn Property provided that, among other things, (a) the Fairfield Inn DSCR will not be less than 2.25 as a result of the incurrence of the subordinate debt and (b) the Rating Agencies confirm that the placement of the subordinate debt will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates. The Fairfield Inn Borrower is prohibited from incurring any additional indebtedness except for (a) after January 11, 1999, subordinate debt secured by mortgages on the Fairfield Inn Properties, provided, among other things, that the mortgagee is an institutional investor and provided that each of the Rating Agencies confirm that such action will not result in the withdrawal, qualification or downgrade of the then existing ratings of the Certificates,
(b) unsecured indebtedness incurred (i) in connection with capitalized equipment leases, (ii) to provide (x) working capital (including loans made for such purpose that may be made by the Fairfield Inn Manager or the general partner of the Fairfield Inn Borrower) in an aggregate amount, which when added to the outstanding balance of previous indebtedness incurred for such purpose, will not exceed the average amount of management expenses for each Fairfield Inn Accounting Period during the preceding thirteen accounting periods and (x) funds (including loans made for such purpose that may be made by the Fairfield Inn Manager or the general partner of the Fairfield Inn Borrower) to the Servicer where required to pay the Fairfield Inn Monthly Debt Service Payment, provided that with respect to clause (ii) the payee of such indebtedness agrees not to assert any remedies with respect to the non-payment thereof so long as the Fairfield Inn Pool Loan is outstanding or
(c) purchase money financings for furniture, fixtures and equipment, in an aggregate amount not to exceed $3,000,000 for all Fairfield Inn Properties and $100,000 for each Fairfield Inn Property, in each case outstanding at any time.

   The Fairfield Inn Borrower has the right to sell all, but not less than all, of the Fairfield Inn Properties subject to the Fairfield Inn Pool Loan provided that (a) the transferee is approved by the lender and the Rating Agencies confirm that such action will not result in the withdrawal, qualification or downgrade of the then existing ratings of the Certificates,
(b) no event of default has occurred and is continuing and (c) the transferee executes a new note in a principal amount equal to the then outstanding principal amount of the Fairfield Inn Pool Loan.

   The loan documents prohibit any transfer of (i) an equity interest in the general partner of the Fairfield Inn Borrower, (ii) such general partner's interest in the Fairfield Inn Borrower or (iii) any interest of a limited partner of the Fairfield Inn Borrower such that any person other than Host Marriott Corporation, directly or indirectly, holds more than 49% of the limited partnership interests therein unless in any such case (a) no event of default has occurred and is continuing, (b) the Fairfield Inn Borrower supplies a substantive non-consolidation opinion satisfactory to the lender,
(c) the organizational documents of the entities involved in the transfer are approved by the lender and (d) the Rating Agencies confirm that the transfer will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates.

   Insurance. The Fairfield Inn Borrower is required to maintain (a) property insurance on each building and contents against loss or damage by all perils covered by an "all risk" (as such term is commonly used in the insurance industry, excluding earthquake and flood policy) in an amount not less than 100% of the full replacement cost of the improvements; (b) earthquake insurance to the extent available at commercially reasonable rates and to the extent such coverage is customarily obtained for similar properties in the vicinity in an amount reasonably satisfactory to lender; (c) if the improvements are located within an area designated by the U.S. Department of Housing and Urban Development as a 100 year flood hazard area, or an area designated as flood prone pursuant to the National Flood Insurance Act of 1968 and

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the Flood Disaster Protection Act of 1973, flood insurance in an amount not less than the maximum amount available under the National Flood Insurance Program; (c) business interruption insurance on an actual loss basis but in no event less than an amount equal to 18 months' gross rents; (d) broad form comprehensive general liability insurance with a combined single limit for each occurrence in an amount not less than $2,000,000 with respect to personal injury or death and with umbrella liability coverage of not less than $18,000,000; (e) broad form repair and replacement cost insurance on boilers and machinery on each Mortgaged Property, (f) during the performance of any material construction or renovations, broad form builder's risk insurance coverage on an all-risk, completed value basis, (g) workers' compensation and employer's liability insurance complying with the laws of the state in which each Mortgaged Property is located, and (j) such other insurance as is generally available on commercially reasonable terms and is generally required by institutional lenders for properties similar to the Fairfield Inn Properties. No earthquake insurance is required in connection with the two California properties unless the Fairfield Inn Borrower fails to comply with the provisions relating to the Earthquake Restoration Reserve Account. Insurance generally is required to be maintained by insurance carriers having a rating of at least "AA-" by S&P. However, the Fairfield Inn Borrower's current property insurer, Allendale Mutual Insurance Company is rated "A" by S&P. Such insurer is permitted to continue to provide coverage only until April 1, 1997.

   Condemnation and Casualty. The Fairfield Inn Borrower is required to restore the affected Mortgaged Property in casualty situations and in all condemnation situations, other than those which involve a total taking. A "total taking" means any taking or any constructive taking of the Fairfield Inn Borrower's title to the related Fairfield Inn Property in condemnation proceedings or by agreement which shall, in the reasonable opinion of the lender, render it impracticable to restore, within six months prior to the Fairfield Inn Maturity Date, the portion of the property not subject to such taking to a complete architectural unit of substantially the same economic viability and for the same purposes and uses as existed immediately prior to the date of commencement of the condemnation proceedings. In the event of (i) any casualty or (ii) a condemnation that results in a total taking, the Fairfield Inn Borrower has a right to obtain the release of the affected property if it provides the lender with an amount equal to the greater of (a) and (b), where (a) is 100% of the Allocated Loan Amount for such property and
(b) is the lesser of (i) 125% of such Allocated Loan Amount and (ii) the net condemnation proceeds or net insurance proceeds received on account of such property.

   Following a casualty, if no event of default exists at the time of settlement and if the estimated restoration cost is less than the lesser of $100,000 or 5% of the Allocated Loan Amount of the damaged property (the "Restoration Benchmark"), then the Fairfield Inn Borrower may settle the insurance claim without the lender's consent and may receive the settlement proceeds from the insurer. If the estimated restoration cost equals or exceeds the Restoration Benchmark, then, unless the Fairfield Inn Borrower has obtained a release of the affected property as described above, the Servicer shall have the right to participate in the settlement of the insurance claim and all insurance proceeds shall be paid directly to the Servicer for deposit by the Servicer into a segregated subaccount of the Fairfield Inn Cash Collateral Account and to be advanced to the Fairfield Inn Borrower in reimbursement for amounts expended in restoration of the affected Fairfield Inn Property. Amounts not required for restoration will be released to the Fairfield Inn Borrower.

   However, if an event of default has occurred and is continuing, or if, in the lender's reasonable judgment based on professional consultation: (a) the restoration of the Fairfield Inn Property cannot be completed (i) so as to constitute an economically viable building or (ii) at least six months prior to the Fairfield Inn Maturity Date, (b) the amount of business interruption insurance is insufficient to cover all fixed and operating expenses of the Fairfield Inn Property, including such portion of the debt service as is allocable thereto, during restoration and until the operation of the Fairfield Inn Property is resumed, (c) the amount of insurance proceeds equals or exceeds the amount of the outstanding principal balance of the Fairfield Inn Pool Loan or (d) the Fairfield Inn Property cannot be completed except at a cost which exceeds the amount of available insurance proceeds and the Fairfield Inn Borrower refuses to post the deficiency, then the Servicer shall have the option to apply insurance proceeds to a partial defeasance or prepayment of the Fairfield Inn Pool Loan, interest accrued and unpaid thereon, any other unpaid amounts then due the lender and, if an event of default has occurred and is continuing or if the Fairfield Inn Pool Loan has been accelerated prior to the Fairfield Inn Anticipated Repayment Date, a yield maintenance premium, all in such order as the Servicer shall designate.

   If any condemnation proceeding appears likely to involve an amount which will equal or exceed the Restoration Benchmark, then the proceeding cannot be settled without the Servicer's consent. The proceeds of any condemnation award equaling or exceeding the Restoration Benchmark are required to be deposited with the Servicer for deposit by the Servicer in a segregated subaccount of the Fairfield Inn Cash Collateral Account. In the case of a total taking of any

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Fairfield Inn Property, the proceeds of the condemnation award will be applied by the Servicer to a partial prepayment of the Fairfield Inn Pool Loan but no yield maintenance premium shall be payable. In the case of a partial taking, a condemnation award will be applied in a manner substantially identical to those applicable to the disposition of insurance proceeds.

   Financial Reporting. The Fairfield Inn Borrower is required to keep and maintain accurate books and records on a fiscal basis in accordance with GAAP. The Fairfield Inn Borrower will furnish annually to the lender: (a) within 120 days following the end of the fiscal year, its annual financial statements audited by a big six accounting firm, (b) not later than 27 days after the end of each Fairfield Inn Accounting Period (i) unaudited financial statements covering such accounting period and the annual amount for the period to date showing in detail for each Fairfield Inn Property, among other things, sales, house profit, average room and average occupancy rates, each with a comparison to the prior year and (ii) an unaudited profit and loss statement and escrow analysis on a consolidated basis, (c) not later than 60 days after the end of each accounting quarter, quarterly and year-to-date unaudited financial statements and (d) on or before February 15 of each year, an annual operating budget and capital expenditure budget for each Fairfield Inn Property.

   Ground Leases Each of the 32 ground leases on the Fairfield Inn Properties has a term which extends until November 30, 2088. Estoppels were executed in favor of the lender by the respective ground lessors which, among other things, contain the respective ground lessors' undertaking to provide the lender with notice of default under the ground leases and an opportunity to cure. The ground leases require the payment of ground rent in an amount equal to the greater of a stipulated minimum rent and a certain percentage rental. The minimum rent under the ground leases is payable in equal installments with respect to each Fairfield Inn Accounting Period. Percentage rent, if any, is payable quarterly. On January 1, 2000 and at the end of each successive five year period thereafter, the annual minimal rent for the five year period commencing on such date shall be adjusted based on a specified formula. The percentage rental is equal to a specified percentage of gross revenues for any fiscal year which varies by ground lease. Such percentage is scheduled to escalate for all but one of the ground leases in 2003. A Ground Rent Reserve Account has been established as described above in "--Reserves." Each ground lessor has entered into a subordination, estoppel, consent and amendment of ground leases agreement under which it has agreed that aggregate rents payable under the ground lease in excess of three percent of aggregate gross revenues of the related leased Fairfield Inn Properties are, taken as a whole, subordinate to the payment of all principal, interest and any other amounts payable under the Fairfield Inn Pool Loan documents (other than amounts required to fund the Earthquake Restoration Reserve Account). The benefits of the subordination provisions shall extend to any refinancing of the Fairfield Inn Pool Loan with a maturity date prior to January 11, 2017, but only to the extent of the amount of regularly scheduled principal and interest payments based on the Fairfield Inn Current Interest Rate and 20 year amortization schedule under the loan documents.

   During the term of the ground lease, the landlord has agreed that it will not convey or encumber its fee interest in the land under the related Fairfield Inn Property unless, if an encumbrance, such transfer is both subject and subordinate to the ground lease and the applicable Fairfield Inn Mortgage, and, if a conveyance, the transferee assumes the landlord's obligations under the ground lease

   The Properties. The Fairfield Inn Properties securing the Fairfield Inn Pool Loan consist of 50 limited service hotels, operated as Fairfield Inns and located in 16 states. All of the hotels securing the Fairfield Inn Pool Loan were built between 1987 and 1991. The average occupancy rate of the hotels for the year ended approximately December 31, 1996 (calculated for the trailing thirteen consecutive Fairfield Inn Accounting Periods) ranged from 59% to 86%, with a weighted average of 77%. The ADRs for the hotels for the year ended approximately December 31, 1996 (calculated for the trailing thirteen consecutive Fairfield Inn Accounting Periods) ranged from approximately $41 to $58, with a weighted average of $50. The Fairfield Inn Properties contain in the aggregate 6,672 guestrooms, with the individual Fairfield Inn Properties ranging from 120 guestrooms to 135 guestrooms, and averaging 133 guestrooms per Fairfield Inn Property. Based on appraisals conducted from October to November, 1996, as of January 1, 1997 the appraised value of the Fairfield Inn Properties in a cross collateralized portfolio is $271,305,000.

   The Fairfield Inn Borrower owns 18 of the Fairfield Inn Properties in fee simple. 32 of the Fairfield Inn Properties are located on ground leased land as described above under "--Ground Leases."

   With the exception of certain environmental remediation work to be performed in connection with the Fairfield Inn Properties located in North Carolina, South Carolina and Florida, for which the Fairfield Inn Borrower has deposited certain reserves (see "--Reserves," above), the Fairfield Inn Borrower has warranted that each Fairfield Inn Property is in good repair and free and clear of any damage that could affect materially and adversely the value of the Fairfield Inn Property as security for the Fairfield Inn Pool Loan or the use for which such property is intended.

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    Property Management All of the Fairfield Inn Properties are managed by the Fairfield Inn Manager under a management agreement (the "Fairfield Inn Management Agreement"). Pursuant to this agreement, as amended, the Fairfield Inn Manager is responsible for managing each Fairfield Inn Property under standards comparable to those prevailing for other properties in the "Fairfield Inn" system. Each Fairfield Inn Property will be part of the Fairfield Inn system and will be entitled to so identify itself. The Fairfield Inn Manager will provide certain services which are furnished generally on a central or regional basis to all Fairfield Inn properties in the Fairfield Inn chain which are managed by the Fairfield Inn Manager or any Marriott affiliate, including (a) development and operation of computer systems and reservation systems, (b) computer payroll services, (c) accounting services, (d) regional engineering support and (e) such additional central or regional services (including marketing services) as may from time to time be furnished for the benefit of the inns in the Fairfield Inn system. The Fairfield Inn Borrower is responsible for all operating costs of the Fairfield Inn Properties, as well as an allocable share of the Fairfield Inn Manager's costs for the services described in clauses (a) through (e) of this paragraph.

   The Fairfield Inn Manager is entitled to receive as compensation for its services three fees: (a) a "Base Management Fee" equal to 2% of gross revenues, (b) a "Fairfield Inn System Fee" equal to 3% of gross revenues and
(c) an "Incentive Management Fee" equal to 15% of the operating profit of the Fairfield Inn Properties, increasing to 20% of the operating profit of the Fairfield Inn Properties after the end of the first period of thirteen consecutive Fairfield Inn Accounting Periods during which operating profit equals or exceeds a certain operating profit objective, $33,900,000.

   The lender has the right to terminate the Fairfield Inn Manager for a failure to satisfy certain performance standards, whether or not an event of default under the Fairfield Inn Pool Loan has occurred and, if there has been such an event of default, the lender may exercise all rights of the Fairfield Inn Borrower to terminate the Fairfield Inn Management Agreement. The Fairfield Inn Manager may not assign the Fairfield Inn Management Agreement unless (a) the Rating Agencies confirm that the assignment will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Certificates, and (b) a guarantee has been received from MII of the obligations of the assignee in a form reasonably satisfactory to the lender. The Fairfield Inn Manager is prohibited from terminating (other than for cause) or modifying the Fairfield Inn Management Agreement in any material respect without the consent of the lender, except as expressly provided in the Fairfield Inn Management Agreement or in agreements with the lender. The Fairfield Inn Manager cannot terminate the Fairfield Inn Management Agreement without giving the lender notice and an opportunity to cure.

   The term of the Fairfield Inn Management Agreement expires December 31, 2019 but may be renewed by the Fairfield Inn Manager for four successive periods of ten years each followed by one period of five years. The Fairfield Inn Borrower does not have a right to renew.

   The lender, the Fairfield Inn Borrower, and the Fairfield Inn Manager have entered into an agreement (the "Fairfield Inn Modification, Subordination and Non-Disturbance Agreement") which modifies the Fairfield Inn Management Agreement. Among other things, under the Fairfield Inn Modification, Subordination and Non-Disturbance Agreement, (a) the Fairfield Inn Manager agrees to comply with the procedures described above under "--Cash Management Procedures," (b) consents to the collateral assignment of the Fairfield Inn Management Agreement to the lender and (c) subordinates its rights under the Fairfield Inn Management Agreement to the lien of the Fairfield Inn Mortgages subject to its non-disturbance rights. The Fairfield Inn Modification, Subordination and Non-Disturbance Agreement provides that all Fairfield Inn Incentive Management Fees and Fairfield Inn Manager loans are (except as otherwise described above under "--Cash Management Procedures" with respect to periods on and after the Fairfield Inn Anticipated Repayment Date) subordinated to all payments of Fairfield Inn Monthly Debt Service Payment under the Fairfield Inn Pool Loan, provided that the Fairfield Inn Manager is entitled to receive payment thereof from available cash until (and in certain circumstances following) an event of default under the Fairfield Inn Pool Loan. The Fairfield Inn Management Agreement is binding upon any successor owner of a Fairfield Inn Property (including the lender) taking title by foreclosure or deed in lieu of foreclosure, but such successor owner is not liable for any defaults of the Fairfield Inn Borrower under the Fairfield Inn Management Agreement.

   It is an event of default under the Fairfield Inn Pool Loan (subject to certain notice and cure rights) if (a) the Fairfield Inn Borrower cancels, releases, terminates or surrenders the Fairfield Inn Management Agreement or amends said agreement in any material respect or (b) certain insolvency events affecting the Fairfield Inn Manager occur, unless (i) the Fairfield Inn Borrower causes the properties to come under management by a nationally recognized hotel operator acceptable to the lender, in the exercise of reasonable discretion, (ii) the Fairfield Inn Properties continue to be part of a comparable nationally recognized hotel system acceptable to the lender and (iii) each of the Rating Agencies confirms that the events will not result in the withdrawal, qualification or downgrade of the then existing ratings of the Certificates.

    The Fairfield Inn Manager manages or franchises for approximately 284 hotels containing approximately 27,251 rooms and constituting the Fairfield Inn system, including the Fairfield Inn Properties, and employs approximately 1,519 persons in property management. The Fairfield Inns system focuses on providing economically priced lodging for value-oriented business and other travelers.

THE 101 HUDSON STREET LOAN AND PROPERTY

   The Loan. The 101 Hudson Street Loan (the "Hudson Loan") was originated by the Originator on January 3, 1997. The Hudson Loan had a principal balance at origination of $135,000,000 and has a principal balance as of the Cut-off Date of approximately $134,505,878 and is secured by a Mortgage encumbering a single commercial office building located at 101 Hudson Street, Jersey City, New Jersey.

   The Borrower. Each of 101 Hudson Street Associates ("Street"), 101 Hudson Urban Renewal Associates ("Urban") and 101 Hudson Leasing Associates ("Leasing") (collectively, the "Hudson Borrower") is a Borrower under the Hudson Loan and is a special purpose New Jersey general partnership whose principal purpose and business is limited to (a) acquiring, owning, holding, leasing, financing, mortgaging and selling the Hudson Property (as defined below) and (b) conducting such other activities as may be necessary or appropriate to promote or conduct such business. Each of Street, Urban and Leasing is jointly and severally liable for the entire Hudson Loan. Street is the fee owner of the land (the "Hudson Land") making up the Hudson Property. Street leased the Hudson Land to Urban as the lessee under a ground lease (the "Hudson Ground Lease") and Urban constructed and owns the improvements (the "Hudson Improvements," and, collectively with the Hudson Land, the "Hudson Property") on the Hudson Land. Urban leased the improvements to Leasing as the lessee under a lease (the "Building Lease") and Leasing operates the Hudson Property. The Hudson Borrower has no material assets other than the Hudson Property and related interests. The general partners of the Hudson Borrower are Hudson Street Owners Limited Partnership I ("LP I"), a Delaware limited partnership, Hudson Street Owners Limited Partnership II ("LP II"), a Delaware limited partnership, Hudson Street Owners SPE, Inc. ("SPE I"), a special purpose Delaware corporation formed solely for the purpose of acting as a general partner of the Hudson Borrower and Hudson Street Owners SPE II, Inc. ("SPE II"), a special purpose Delaware corporation formed solely for the purpose of acting as a general partner of the Hudson Borrower. The general partners of LP I and LP II are Linpro-CP Hudson Street Limited Partnership, a New Jersey limited partnership ("Linpro-CP"), and OTR, an Ohio general partnership, and the limited partner of LP I and LP II is Green Equities, Inc., a New Jersey corporation and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Green Equities"). Each of the stock of SPE I and SPE II is owned by Linpro-CP, OTR and Green Equities. LP I is the managing general partner of the Hudson Borrower.

   Security. The Hudson Loan is a nonrecourse loan, secured only by the fee estates of Street and Urban in the Hudson Land and Hudson Improvements, respectively, and the leasehold estates of Urban and Leasing in the Hudson Land and the Hudson Improvements, respectively, all of which collectively constitute the Hudson Property, and certain collateral relating thereto (including an assignment of leases and rents, the funds in certain accounts and a guaranty agreement under which OTR has agreed to guarantee payment to the lender of certain Hudson Lease Rollover Expenses (see "--Reserves")), and, subject to exceptions applicable to the Hudson Borrower and in certain cases to the Hudson Borrower's affiliates for, among other things, losses resulting from fraud, material misrepresentation, misappropriation of funds or breach of any provision of a related environmental indemnity agreement, neither the Hudson Borrower's partners nor any of its affiliates is personally liable for payment thereof. The Hudson Borrower has agreed to indemnify the Originator and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. Street has represented that it has good and marketable title to the fee simple estate in the Hudson Land and the leasehold estate of lessor under the Hudson Ground Lease, Urban has represented that it has good and marketable title to the leasehold estate of lessee under the Ground Lease and of lessor under the Building Lease and Leasing has represented that it has good and marketable title to the leasehold estate of lessee under the Building Lease and of lessor under any leases between Leasing, as lessor, and tenants of the Hudson Improvements, as lessees. The foregoing estates are subject only to encumbrances described in the applicable title insurance policy and those customary encumbrances permitted by the lender. The term of the Hudson Ground Lease is December 31, 2034 and the term of the Building Lease is December 31, 2034. The Originator is the named insured under the title insurance policy (which will be assigned to the Trust Fund) which insures that the related Mortgage constitutes a valid and enforceable first lien on the Hudson Property, subject to certain exceptions and exclusions from coverage set forth therein. The Ground Lease and Building Lease are subject and subordinate to the Hudson Loan.

    Payment Terms. The Hudson Loan matures on January 11, 2022 (the "Hudson Maturity Date") and bears interest at a fixed rate per annum equal to 7.916% (the "Hudson Interest Rate"). Interest on the Hudson Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

   Commencing on February 11, 1997, the Hudson Loan requires 300 constant monthly payments (the "Hudson Monthly Debt Service Payment") of principal and interest of $1,034,451 (based on a 300-month amortization schedule and the Hudson Interest Rate). Such amount will be applied first to the payment of interest at the Hudson Interest Rate or the Hudson Default Rate (as defined below), as applicable, and then to repay principal. Payment of the principal balance of the Hudson Loan, together with all accrued and unpaid interest, is required on the Hudson Maturity Date. Commencing on February 11, 1997, in addition to the Hudson Monthly Debt Service Payment, the Hudson Borrower is required to apply Hudson Excess Cash Flow (as defined below) for the month preceding the month in which the payment date occurs, to reduce the outstanding principal balance of the Hudson Loan in an aggregate monthly amount not to exceed the sum of (a) $87,696 (the "Hudson Base Additional Amortization Amount") and (b) any portion of the Hudson Base Additional Amortization Amount not paid on any prior payment date (the sum of clauses
(a) and (b) will be referred to as the "Hudson Monthly Additional Amortization Amount"). Such application of Hudson Excess Cash Flow would result in the amortization of the Hudson Loan generally on a 240-month amortization schedule. Commencing on the first payment date after January 11, 2007 (the "Hudson Anticipated Repayment Date"), in addition to the Hudson Monthly Debt Service Payment, the Hudson Borrower is required to apply Hudson Excess Cash Flow for the month preceding the month in which the payment date occurs to prepayment of each principal payment required to be made on each payment date, in the inverse order of maturity until the principal balance of the Hudson Loan has been reduced to zero. "Hudson Excess Cash Flow" means the difference between rents and the sum of (a) amounts required to fund the tax and insurance account, (b) amounts required to fund the debt service reserve account (which for this purpose includes servicing expenses relating to (i) the operation of the reserve accounts (see " -- Reserves") and (ii) the activity of any special servicer incurred as a result of an event of default (the "Hudson Particular Servicing Expenses")), (c) amounts required to pay operating expenses, which expenses (excluding expenses for tenant services and utilities) will, subsequent to an occurrence of an event of default or the Hudson Anticipated Repayment Date, be capped at an amount of 105% of the monthly operating budget and (d) amounts required to fund the capital expenditure reserve account and the lease rollover reserve account. See "--Reserves".

   The scheduled principal balance of the Hudson Loan as of the Hudson Anticipated Repayment Date (assuming payment in full of the Hudson Monthly Additional Amortization Amount) is expected to be approximately $94,876,938.

   Upon the occurrence and during the continuation of an event of default, the entire unpaid principal balance of the Hudson Loan and any other amounts owing to lender under the Hudson Loan will bear interest at a rate (the "Hudson Default Rate") equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the Hudson Interest Rate plus 5%.

   Prepayment. Voluntary prepayment is prohibited under the Hudson Loan prior to the Hudson Anticipated Repayment Date. Thereafter, the Hudson Loan may be voluntarily prepaid in whole or in part without payment of a yield maintenance premium. In connection with a prepayment after the Hudson Anticipated Repayment Date, the Hudson Borrower may obtain a release of the Hudson Property from the lien of the Mortgage if, among other things, the Hudson Borrower prepays an amount equal to the outstanding principal amount of the Hudson Loan, interest accrued and unpaid on such principal balance and any other amounts then due to the lender. Upon satisfaction of such conditions, the Hudson Property will be released from the lien of the Mortgage.

   To the extent the Hudson Borrower is not required to apply any insurance proceeds or condemnation awards to repair, replace and/or restore the Hudson Property under the Hudson Loan, the lender has the option to apply insurance proceeds or condemnation awards to prepay the Hudson Loan or to repair, replace and/or restore the Hudson Property as described below under "--Condemnation and Casualty." In the event of a total taking of the Hudson Property, lender shall apply all condemnation proceeds to prepayment of the Hudson Loan. Any prepayment made in connection with a casualty or condemnation will be made without payment of a yield maintenance premium unless an event of default has occurred and is continuing and such prepayment is being made prior to the Hudson Anticipated Repayment Date.

   Upon the occurrence of an event of default prior to the Hudson Anticipated Repayment Date, the Hudson Loan is prepayable, together with a yield maintenance premium (as described below), at the lender's option.

   A yield maintenance premium under the Hudson Loan is an amount in cash necessary to purchase U.S. Obligations that would be sufficient to provide the payments due on or prior to, but as close as possible to, all successive monthly payment dates after the receipt of such amount in respect of (i) the remaining Hudson Monthly Debt Service Payments that would be required under the Hudson Loan through and including the Hudson Anticipated Repayment Date and (ii) a balloon payment of the outstanding principal balance of the Hudson Loan and accrued and unpaid interest as of the Hudson Anticipated Repayment Date as if such balloon payment were then due and payable.

   Release in Exchange for Substitute Collateral. The Hudson Borrower is permitted, prior to the Hudson Anticipated Repayment Date but after the second anniversary of the Closing Date, on any date selected by the Hudson Borrower with at least thirty days' notice to lender (the "Hudson Defeasance Date"), provided no event of default has occurred and is then continuing, to defease all of the Hudson Loan, provided that, among other conditions, the Hudson Borrower pays on the Hudson Defeasance Date (a) all scheduled principal and interest payments on the Hudson Loan payable on such payment date (including all interest accrued and unpaid on the principal balance of the Hudson Loan) (and, if the Hudson Defeasance Date is not a regularly scheduled payment date, amounts that would have accrued through the next regularly scheduled payment date), (b) the Hudson Defeasance Deposit (as defined below) and (c) all other sums then due and payable under the Hudson Loan. In addition, in connection with any defeasance, the Hudson Borrower is required to deliver to the lender, among other things, (a) a security agreement in customary form and substance creating a first priority lien on the Hudson Defeasance Deposit and the U.S. Obligations purchased with the Hudson Defeasance Deposit (together, the "Defeasance Collateral") and (b) an officer's certificate as may be requested by lender's counsel so that such counsel can render an opinion that the transfer of the Defeasance Collateral in exchange for release of the Hudson Property will not constitute an avoidable preference under the Bankruptcy Code.

   "Hudson Defeasance Deposit" means generally an amount sufficient to purchase U.S. Obligations providing payments on or prior to, but as close as possible to, all successive scheduled payment dates upon which interest and principal payments are required under the Hudson Loan after the Hudson Defeasance Date through and including the Hudson Anticipated Repayment Date and in amounts equal to the payments due on such dates under the Hudson Loan and in the amount of the full outstanding principal balance and all accrued interest thereon on the Hudson Anticipated Repayment Date. Upon the satisfaction of such conditions, the Hudson Property will be released from the lien of the Mortgage and the U.S. Obligations purchased by the Servicer will serve as the sole collateral for the repayment of the Hudson Loan.

   Reserves. Pursuant to the terms of the Hudson Loan, the Hudson Borrower has established (a) a tax and insurance reserve account, for the payment of taxes and insurance premiums, funded at the initial closing of the Hudson Loan in an amount equal to $232,960 and on January 11, 1997 in an amount equal to $135,033 and to be funded monthly generally in an amount equal to one twelfth ( 1/12) of the annual tax payments and insurance premiums, (b) a debt service reserve account from which the Servicer may draw on any payment date if amounts in the Cash Collateral Account (as defined below) are insufficient to pay any amount payable by the Hudson Borrower on such date and which must be funded and maintained by the Hudson Borrower in an amount equal to one Hudson Monthly Debt Service Payment or by a letter of credit in an equal amount from a bank whose long-term unsecured debt obligations are rated at least AA by S&P (as of the date hereof, such account has been funded by a letter of credit from Bank One, Columbus, N.A.) and further subject to increase to two Hudson Monthly Debt Service Payments as described below under "--Lock Box," (c) a capital expenditure reserve account to fund the cost of ongoing capital and emergency expenditures, which was funded at the initial closing of the Hudson Loan in the amount of $62,500 for ADA compliance work and $39,000 for other deferred maintenance work identified, in each case, in engineering reports prepared for the Originator, and to be additionally funded on each payment date in a monthly amount equal to $18,829, (d) a lease rollover reserve account, for the payment of certain costs and expenses, such as leasing commissions and tenant improvements, incurred in connection with the re-leasing of any portion of the Hudson Property as to which a lease has expired or become vacant due to a default by a tenant under a lease (the "Hudson Lease Rollover Expenses"), such account to be funded on each monthly payment date (i) through and including December 11, 2006, in the amount of $30,000, (ii) between January 11, 2007 through and including December 11, 2008, in the amount of $87,500, (iii) commencing on January 11, 2009, to the extent of available Hudson Excess Cash Flow, in an amount necessary to maintain in such account an amount equal to 4% of the outstanding principal balance of the Hudson Loan and (iv) on each payment date until the space presently occupied by a certain tenant, Bierbaum Martin, has been relet pursuant to a lease with a term of at least ten years and with a rental rate at least as great as that of the Bierbaum Martin lease, in the additional amount of $12,500, (e) a reserve account in respect of the Hudson Borrower's payment obligations under the UDC Loan as described below under "--Transfer of Properties and Interests in Borrower; Encumbrance" which was funded by certain U.S. Obligations delivered by the Hudson Borrower on the initial closing of the Hudson Loan in amounts sufficient to pay sixty equal monthly installments of principal and interest

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payments of $88,399.31 due each month from February, 2005 through and including December, 2009 to the New Jersey Urban Development Corporation and
(f) following the occurrence of any Hudson Lock Box Event as described below under "--Lock Box," an additional amortization account, into which the Hudson Borrower will deposit the Hudson Monthly Additional Amortization Amount.

   In addition to the lease rollover reserve account, OTR (the "Hudson Lease Rollover Guarantor") has issued a guaranty on behalf of the lender, pursuant to which it has agreed to pay the lender costs (the "Hudson Lease Rollover Guaranteed Costs") associated with (i) lost rental payments in connection with expired or vacant spaces within the Hudson Building and (ii) leasing commissions, leasehold improvements and legal fees and/or any sums paid by the Hudson Lease Rollover Guarantor in connection with the re-leasing of such spaces. The aggregate amount required to be paid by the Hudson Lease Rollover Guarantor may not exceed the cumulative sum of $1,050,000 for each year of the Hudson Loan and may not exceed $10,500,000 in the aggregate (less any Hudson Lease Rollover Guaranteed Costs paid by the Hudson Borrower incurred from sources other than the lease rollover reserve account). In addition, the Hudson Lease Rollover Guarantor will not be required to make any payments under the guaranty in the event that sufficient sums are available for the payment of debt service and any other payments required under the Hudson Loan (other than any Hudson Monthly Additional Amortization Amount or any required application of Hudson Excess Cash Flow subsequent to the Hudson Anticipated Repayment Date), and to the extent that there are funds remaining in the lease rollover reserve account.

   Lock Box. Prior to the occurrence and continuation of a Lock Box Event (as defined below) the Hudson Borrower will not be obligated to, or cause any tenants at the Hudson Property to, make deposits into the lock box account established by the Hudson Borrower in the name of the Servicer on behalf of the lender (the "Hudson Lock Box Account") and the Hudson Borrower shall pay the Hudson Monthly Debt Service Payment and all other scheduled amounts payable to lender under the Hudson Loan (including the funding of the ongoing reserve accounts) by depositing such amounts directly into the cash collateral account (the "Hudson Cash Collateral Account") established by the Servicer on behalf of lender before the payment date on which such amounts are due. Prior to the occurrence and continuation of a Lock Box Event, on each monthly payment date up to and including the Hudson Anticipated Repayment Date, amounts on deposit in the Hudson Cash Collateral Account will be applied to the following items in the following order of priority: (a) to the Collection Account in the amount needed to pay the Hudson Particular Servicing Expenses, and all scheduled principal, interest and other amounts then due and owing under the Hudson Loan, (b) to fund (i) the tax and insurance reserve, (ii) the debt service reserve, (iii) the capital expenditure reserve and (iv) the lease rollover reserve, (c) to prepay principal, in the inverse order of maturity, in the amount of the Hudson Monthly Additional Amortization Amount for such month but only to the extent such amounts are available out of Hudson Excess Cash Flow and (d) provided no event of default has occurred and is continuing, the remainder, if any, to the Hudson Borrower.

   Following the occurrence and during the continuation of any Lock Box Event, the Hudson Borrower is required to use its best efforts to cause all tenants to send rents directly to the Hudson Lock Box Account, and will cause the deposit of all other revenues within one Business Day after receipt into the Hudson Lock Box Account. All available funds on deposit in the Hudson Lock Box Account will be transferred daily to the Hudson Cash Collateral Account.

   Following the occurrence and during the continuation of any Lock Box Event, the Servicer will apply funds in the Hudson Cash Collateral Account to the following items in the following order of priority: (i) the tax and insurance reserve, (ii) the debt service reserve, (iii) an operating account, in an amount requested by the Hudson Borrower in an officer's certificate to pay operating expenses, which expenses (excluding expenses for tenant services and utilities) will, subsequent to the occurrence of an event of default or the Hudson Anticipated Repayment Date, be capped at an amount of 105% of the monthly operating budget, (iv) the capital expenditure reserve,
(v) the lease rollover reserve and (vi) if prior to the Hudson Anticipated Repayment Date, to pay the Hudson Monthly Additional Amortization Amount for such month, in each case to the extent of available funds and until the balance in each such account equals the monthly amount required to be deposited therein. Prior to the Hudson Anticipated Repayment Date and so long as no event of default has occurred and is continuing, the remaining funds in the Hudson Cash Collateral Account will be distributed to the Hudson Borrower and subsequent to the Hudson Anticipated Repayment Date, the Servicer will retain such funds for application first to prepayment of principal, in inverse order of maturity, until the principal of the Hudson Loan has been paid in full. Upon the occurrence and during the continuation of an event of default, the remaining funds in the Hudson Cash Collateral Account may be applied by the lender to payment of any sums owing to it under the Hudson Loan, in any order selected by the Servicer.

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    Following the occurrence and during the continuation of any Lock Box
Event, on each monthly payment date up to and including the Hudson Anticipated Repayment Date, withdrawals will be made by the Servicer to transfer funds to the Collection Account from (i) the debt service reserve to pay Hudson Particular Servicing Expenses, the Hudson Monthly Debt Service Payment, and any other amounts then owing to the lender under the loan documents and (ii) the additional amortization account, for the prepayment of outstanding principal of the Hudson Loan, in the inverse order of maturity, in the amount of the Hudson Monthly Additional Amortization Amount.

   Following the occurrence and during the continuation of any Lock Box Event, on each monthly payment date after the Hudson Anticipated Repayment Date until the Hudson Loan has been paid in full, withdrawals will be made by the Servicer, to transfer funds to the Collection Account from (i) the debt service reserve to pay the Hudson Particular Servicing Expenses, the Hudson Monthly Debt Service Payment and any other amounts then due the lender under the loan documents and (ii) the Hudson Cash Collateral Account to prepay the outstanding principal balance of the Hudson Loan, in inverse order of maturity, until the principal has been paid in full.

   A "Lock Box Event" means the occurrence of any of the following events:
(i) the Hudson Loan is not paid in full on the Hudson Anticipated Repayment Date or if at any time an event of default exists, (ii) the lender is entitled to cause the Hudson Borrower to terminate the Hudson Management Agreement due to a monetary event of default under the Hudson Loan or a failure of the Hudson Property to generate a certain amount of net operating income, and the Hudson Borrower fails to effect an optional defeasance of the Hudson Loan, as described below in "--Property Management", (iii) the debt service reserve contains less than one Hudson Monthly Debt Service Payment,
(iv) (x) the Servicer is required to use funds from the debt service reserve to make a Hudson Monthly Debt Service Payment and (y) the debt service reserve is not restored and increased within two business days of such use so that it contains an amount equal to two Hudson Monthly Debt Service Payments and (z) such amount is not thereafter maintained therein and restored within two business days after any subsequent use by the Servicer, (v) the tax and insurance reserve contains less than 1/12 of the amount reasonably projected by the Hudson Manager to be due for payment of all real estate taxes and insurance premiums coming due for the Hudson Property for the 12 full months next succeeding the last day of any month, (vi) the capital expenditure reserve does not contain at least $18,829 or (vii) an entity beneficially owned by the State Teachers Retirement Board of Ohio is not, directly or indirectly, the controlling general partner of the Hudson Borrower.

   Transfer of Properties and Interest in Hudson Borrower; Encumbrance. If no event of default has occurred and is continuing under the Hudson Loan, upon at least sixty days' notice to the lender, the Hudson Borrower may sell the Hudson Property subject to the Hudson Loan so long as (i) the lender receives an opinion of counsel satisfactory to the Rating Agencies that such sale will not adversely affect the validity of the Hudson Property tax abatement (as described in "Risk Factors and Other Special Considerations -- Hudson Property Tax Abatement") and (ii) the Rating Agencies confirm in writing that such transfer will not result in the downgrade, withdrawal or qualification of the then current rating of any of the Certificates. Upon such sale, the lender will deliver to the Hudson Borrower for execution and delivery instruments as required to effect the assignment and assumption of the Hudson Loan and a release of the Hudson Borrower's obligations therein.

   "Change of Control" means any sale, conveyance or transfer of (a) the general partnership interests in the Hudson Borrower other than to LP I, LP II, SPE I or SPE II, (b) a general partnership interest in LP I and LP II other than to Linpro-CP, Green Equities or OTR, (c) a general partnership interest in Linpro-CP other than to Linpro Jersey City Highrise Offices I Limited Partnership, a Delaware limited partnership ("Linpro Jersey City"),
(d) a limited partnership interest in Linpro-CP such that any entity other than Colgate-Palmolive N.J., Inc., a New Jersey corporation and/or Linpro Jersey City holds more than a 49% limited partnership interest in such entity, (e) a limited partnership interest in LP I and LP II such that any entity other than Green Equities, OTR and/or Linpro-CP owns more than a 49% limited partnership interest in LP I or LP II or (f) capital stock in SPE I, or SPE II other than to LP I and LP II. The Hudson Loan prohibits a Change of Control unless (i) no event of default has occurred and is continuing, (ii) the Hudson Borrower supplies an opinion in customary form and substance regarding non-consolidation of the relevant entity with its partners in the event of bankruptcy and (iii) the Rating Agencies confirm in writing that such transfer will not result in the downgrade, withdrawal or qualification of the then current rating of any of the Certificates.

   The Hudson Property is subject to a second mortgage in the principal amount of $3,000,000 held by the New Jersey Urban Development Corporation (the "UDC Loan"). The second mortgage is subject and subordinate to the Hudson Mortgage. Under a subordination agreement between the Originator and the second mortgagee, dated as of December 30, 1996, the second mortgagee acknowledged its subordination to the Hudson Mortgage, affirmed the outstanding amount

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of the second mortgage, and agreed that the lender would be given notice of the commencement of any foreclosure or other similar action, and the opportunity to cure any defaults under the Hudson Loan. The principal amount and interest on the second mortgage is payable in sixty equal monthly payments commencing on February 1, 2005 and ending on December 20, 2009, and has been fully paid for by the Hudson Borrower through the delivery by the Hudson Borrower of certain U.S. Obligations used to fund the reserve account in respect of the UDC Loan. See "--Reserves."

   Insurance. The Hudson Borrower is required to maintain (a) fire and extended coverage insurance insuring against all hazards included in an "all risk" endorsement in an amount equal to at least 100% of the full replacement cost of the improvements, equipment and personal property relating thereto,
(b) with respect to any part of the Hudson Property that is located in an area identified by the U.S. Department of Housing and Urban Development as a flood hazard area, or in an area designated as "flood prone" pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, such insurance as is available under the National Flood Insurance Program, (c) comprehensive public liability insurance in an amount not less than $2,000,000 per occurrence with combined single limit coverage for bodily injury or property damage and umbrella liability coverage of not less than $23,000,000, (d) business interruption insurance which will cover actual losses for a period of at least eighteen months, (e) not less than $2,000,000 of boiler and machinery insurance on a comprehensive form, (f) workers' compensation and employer's liability insurance in amounts required by state law and (g) during any period of construction or renovation, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Hudson Property. The Hudson Loan requires the Hudson Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" by S&P. In addition, the lender has agreed that the Hudson Borrower may obtain insurance from Royal Indemnity Company unless such company's rating by S&P falls below "AA-." If permitted by the laws of New Jersey, the worker's compensation and employer's liability insurance may be provided by a state approved and regulated employer's self-insurance fund. All policies of insurance, other than the worker's compensation and employer's liability insurance, name the lender as additional insured or loss payee, as applicable.

   Condemnation and Casualty. The Hudson Borrower is required to restore the Hudson Property in all casualty situations and in all condemnation situations other than those which involve a total taking, unless the Hudson Borrower obtains the release of the Hudson Property as described above under "--Prepayments" and "--Release in Exchange for Substitute Collateral". If no event of default exists at the time of settlement, the Hudson Borrower has the right to settle insurance claims with respect to any casualty where the estimated restoration cost is less than $1,000,000 (the "Restoration Benchmark"), and the Hudson Borrower may receive the proceeds of such insurance for the purpose of paying the cost of such restoration. If the restoration cost exceeds the Restoration Benchmark, the lender may participate in the settlement of all insurance claims relating to such casualty and all insurance proceeds will be paid directly to the lender and advanced to the Hudson Borrower in reimbursement for amounts expended to restore the Hudson Property. Amounts not required for the purpose of restoration will be paid to the Hudson Borrower.

   If (a) an event of default has occurred and is continuing, (b) the restoration of the Hudson Property cannot be completed (i) so as to constitute an economically viable building or (ii) at least six months prior to the Hudson Maturity Date, (c) the amount of business interruption insurance, together with other funds of the Hudson Borrower, is insufficient to cover all fixed and operating expenses of the Hudson Property, including payment of debt service on the Hudson Loan, during restoration and until the operation of the Hudson Borrower's business at the Hudson Property is resumed, (d) the amount of insurance proceeds equals or exceeds the amount of the outstanding principal balance of the Hudson Loan or (e) restoration of the Hudson Property cannot be completed except at a cost which exceeds the amount of available insurance proceeds, and the Hudson Borrower shall not have deposited with the lender an amount equal to the excess of the estimated cost of restoration within ninety days following the lender's receipt of the insurance proceeds and delivery to the Hudson Borrower of notice of such deficiency (clauses (a) through (e), collectively, the "Prepayment Conditions"), then the lender shall have the option, subject to the provisions of certain subordination, nondisturbance and attornment agreements with certain tenants, to apply insurance proceeds to prepay the Hudson Loan and such prepayment shall be without payment of a yield maintenance premium unless an event of default has occurred and is continuing.

   In the event of a total taking of the Hudson Property, the proceeds of any condemnation award will be applied by the lender, at its option, to prepay the Hudson Loan. Any portion of such award remaining after payment in full of the Hudson Loan will be released to the Hudson Borrower. Provided that no event of default has occurred and is continuing under the Hudson Loan, in the event of a partial taking where the restoration cost is less than the Restoration Benchmark, the award may be settled by the Hudson Borrower. If the restoration cost exceeds the Restoration Benchmark, the lender may participate in the settlement of such proceedings and all condemnation proceeds will be paid directly to the lender and

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advanced to the Borrower to pay the costs of restoration of the Hudson
Property. Amounts not required for the purpose of restoration will be paid to the Borrower. However, if one of the Prepayment Conditions has been satisfied, then the lender shall have the option to apply the condemnation proceeds to prepay the Hudson Loan and such prepayment shall be without payment of a yield maintenance premium unless an event of default has occurred and is continuing.

   Financial Covenants and Reporting. The Hudson Borrower is required to furnish to the lender: (a) not later than 120 days after the end of each year, audited financial statements (including balance sheet, statement of operations (profit and loss), and statement of cash flows of the Hudson Borrower), prepared in accordance with GAAP, (b) not later than 20 days after the end of each month, monthly cash flow operating reports and occupancy statements and rent roll for such month and (c) not later than 60 days after the end of each year, unaudited financial statements in a form agreed upon by the Hudson Borrower and the lender.

   The Property. The Mortgaged Property securing the Hudson Loan is a forty-two story office building (the "Hudson Building") constructed between 1990 and 1992 of steel and concrete and located on a lot of approximately
1.79 acres on the Hudson Waterfront submarket in Jersey City, New Jersey. The Hudson Building has a GLA of approximately 1,230,087 square feet, including approximately 1,200,834 square feet of GLA comprised of office space, approximately 19,457 square feet of GLA comprised of retail space and approximately 9,796 square feet of GLA comprised of space leased to Lehman Brothers (as described below) for certain emergency generators. The Hudson Building has mechanical space of approximately 61,000 square feet and spaces in a parking garage of approximately 215,000 square feet in which 1,004 automobiles are permitted to be parked. Retail space comprises most of the first floor of the Hudson Building, while the second through fifth floors consist of the parking garage. Various tenants, including Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Lehman Brothers Holdings, Inc. ("Lehman Brothers"), occupy space on the remaining floors, with the exception of four floors which contain the mechanical areas of the Hudson Building. Merrill Lynch & Co. is the ultimate parent of Green Equities. The occupancy rates, as of December 31, 1996, were approximately 100% and 22% for the office and retail portions of the Hudson Building, respectively, with an overall occupancy rate of 98.6%. Although the Hudson Property was leased-up prior to such date, a number of tenants, including Lehman Brothers, had a rent abatement which did not expire until January 1996. All of the tenant leases are net leases which require that the respective lessees, rather than the Hudson Borrower, are responsible for payment of certain expenses such as real estate and personal property taxes, maintenance charges and insurance expenses. Major tenants include Merrill Lynch (as of January 1, 1997, 590,174 square feet of GLA, 48% of current annualized base rent, $15.01 rent per square foot, $16.01 rent per square foot as of April 1, 1997, $9,448,686 annualized rent, lease expires after the Hudson Anticipated Repayment Date in 2007) and Lehman Brothers (as of January 1, 1997, 402,564 square feet of GLA (excluding space leased for certain emergency generators), 27% of current annualized rent, $13.00 rent per square foot, $5,234,928 annualized rent, lease expires in 2010). Based on an appraisal conducted in 1996 as of August 13, 1996, the appraised value of the Hudson Property was $236,000,000.

   Property Management. The Hudson Property is managed by LCOR Asset Management Limited Partnership, a Delaware limited partnership (the "Hudson Manager"), pursuant to a management agreement (the "Hudson Management Agreement") between Leasing and the Hudson Manager, dated December 31, 1989, as amended on December 31, 1996. The Hudson Manager is an affiliate of an indirect owner of the Hudson Borrower. The limited partner and general partner of the Hudson Manager are LCOR Investment Corporation and LCOR Incorporated, respectively. The Hudson Management Agreement provides for (a) a monthly management fee equal to 3% of monthly gross receipts actually received from the Hudson Property, payable monthly in arrears and (b) a fee for the arrangement of any sale or financing of the Hudson Property not to exceed 1% of the gross sales price or the gross amount of any financing, as applicable.

   The initial term of the Hudson Management Agreement will terminate on December 31, 1999 if Leasing gives written notice of such termination on or before July 1, 1999. If Leasing fails to give such notice of termination, the Hudson Management Agreement will continue beyond December 31, 1999 for successive periods of one calendar month each commencing on January 1, 2000 until the agreement is terminated in a manner described below.

   The Hudson Management Agreement may be terminated at any time by Leasing upon any of the following occurrences, among others: (a) failure of the Hudson Manager to timely produce certain financial statements or budgets, (b) Linpro-CP, a general partner of LP I and LP II (i.e., two of the general partners of the Hudson Borrower) defaults under either of the LP I or LP II partnership agreements or (c) Merrill Lynch, one of the tenants of the Hudson Property (see "--Property"), exercises its right to terminate its lease (the "ML Lease"). In addition, the Hudson Management Agreement will automatically terminate if the general partner of LP I and LP II ceases to be a partner in such partnerships.

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    The lender may require Leasing and the Hudson Manager to terminate the
Hudson Management Agreement upon any of the following occurrences, among others: (a) the occurrence of an event of default under the Hudson Loan (other than those specified in clause (c) below), (b) the failure of the Hudson Manager to provide certain financial information to lender, or(c)(i) an event of default arising from the failure of the Hudson Borrower to pay principal, interest or any other amounts due under the Hudson Loan or (ii) if the net operating income of the Hudson Property for any twelve month period ending at the end of any calendar quarter is less than $14,514,543. However, if, following notice of the lender's intention to terminate the Hudson Management Agreement pursuant to clause (c) above, the Hudson Borrower delivers to the lender U.S. Obligations that provide Hudson Monthly Debt Service Payments on or prior to, but as close as possible to, all successive payment dates after the date of such delivery that would be required with respect to the outstanding principal balance of the Hudson Loan (the "Hudson Additional Pledged Property") (if prior to the Hudson Anticipated Repayment
Date) or prepayment (if subsequent to the Hudson Anticipated Repayment Date) of the Hudson Loan, in an amount sufficient to cause the Hudson Loan DSCR for the immediately preceding twelve months ending on a calendar quarter (after giving effect to the optional delivery of Hudson Additional Pledged Property or prepayment, as applicable) to be at least 1.15, then no termination of the Hudson Management Agreement will occur.

   "Hudson Loan DSCR" means, for any period, the quotient obtained by dividing net operating income for such period by the Hudson Monthly Debt Service Payment (after giving effect to the optional delivery of Hudson Additional Pledged Property or prepayment, as applicable) for such period.

   If the Hudson Management Agreement is terminated as the result of an occurrence specified in the second preceding paragraph, then a third party replacement property manager will be selected at market rates and on customary terms, with such rates and terms to be approved by the Rating Agencies and the lender.

   Subject to the provisions described in the foregoing paragraphs, the Hudson Borrower has agreed not to terminate or modify the terms of the Hudson Management Agreement, unless such termination or modification is accompanied by the replacement of the Hudson Manager, such replacement manager is acceptable to the lender and the Rating Agencies confirm in writing that such replacement will not result in the downgrade, withdrawal or qualification of the then current rating of any of the Certificates.

   Pursuant to a Subordination Agreement between the Hudson Manager and the lender with respect to the Hudson Management Agreement, the Hudson Manager has agreed that its rights under the Hudson Management Agreement are in all respects subordinate to the rights of the lender. The Hudson Manager has also agreed that, upon the occurrence of an event of default under the Hudson Loan, all payments owed or to become due to it under the Hudson Management Agreement will be deferred and the lender may terminate the Hudson Management Agreement. The Hudson Manager further agrees that, if the Hudson Loan DSCR for the twelve months ending on the last day of any calendar quarter is less than 1.15, then all management fees will be deferred and will continue to accrue without interest until the Hudson DSCR exceeds 1.15 for the twelve months ending on the last day of any calendar quarter. The Hudson Manager agrees not to cause the filing of a petition in bankruptcy against the Hudson Borrower for the non-payment of sums owing to the Hudson Manager under the Hudson Management Agreement until payment in full of the Hudson Loan.

   The Hudson Manager is organized in Delaware and, it and/or its affiliates has been a provider, with several decades of experience, of development, financing, marketing, property management and asset management services. As of 1997, the Hudson Manager manages 24 properties containing an aggregate of 4,770,000 square feet (including one property in Jersey City, New Jersey with 1,500,000 square feet and eleven properties in other locations throughout New Jersey containing an aggregate of 940,000 square feet). Eric Eichler is President of the Hudson Manager's general partner, LCOR Incorporated, a Pennsylvania corporation.

THE M&H RETAIL POOL LOAN AND PROPERTIES


   The Loan. The M&H Retail Pool Loan was originated by the Originator as of December 20, 1996. The M&H Retail Pool Loan had a principal balance at origination of $58,400,000 and has a principal balance as of the Cut-off Date of approximately $58,300,969 and is secured by Mortgages encumbering six community and neighborhood retail shopping located in California (the "M&H Retail Pool Properties"). The Mortgages encumbering the M&H Retail Pool Properties are cross-collateralized and cross-defaulted.

   The Borrower. M&H Realty Partners II L.P. (the "M&H Retail Pool Borrower") is a special purpose California limited partnership formed on October 1, 1994. The limited partnership agreement of the M&H Retail Pool Borrower provides that it was organized for the purpose of owning the M&H Retail Pool Properties and carrying on all incidental or related activities. The M&H Retail Pool Borrower owns no material assets other than the M&H Retail Pool Properties and related interests. The sole general partner of the M&H Retail Pool Borrower is MHRP II L.P. ("MHRP"), a special purpose California limited partnership organized solely for the purpose of acting as general partner of the M&H Retail Pool Borrower. The sole general partner of MHRP is Merlone/Hagenbuch II Inc. (the "MHRP GP"), a California corporation. The limited partners of the M&H Retail Pool Borrower are Yale University, a Connecticut corporation, The Church Pension Fund, a New York corporation, and Gothic Corporation, a North Carolina nonprofit corporation, and ten other individuals and entities, none of which owns greater than a 1.3959% limited partnership interest in the M&H Retail Pool Borrower.

   Security. The M&H Retail Pool Loan is a nonrecourse loan, secured only by the fee estate of the M&H Retail Pool Borrower in the M&H Retail Pool Properties and certain other collateral relating thereto (including an assignment of leases and rents, an assignment of certain agreements and the funds in certain accounts), and subject to exceptions for, among other things, fraud, knowing material misrepresentation, breach of environmental indemnities and covenants, misapplication of funds and misappropriation of security deposits, neither the M&H Retail Pool Borrower nor any of its affiliates is personally liable for payment therefor. The M&H Retail Pool Borrower has made certain environmental representations and has represented that it owns each M&H Retail Pool Property free and clear of all liens, except for certain encumbrances permitted under the loan documents. The Originator is the named insured under the title insurance policies (which will be assigned to the Trust Fund) which insure, among other things, that each of the Mortgages constitutes a valid and enforceable first lien on the M&H Retail Pool Properties, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The M&H Retail Pool Loan matures on January 11, 2027 (the "M&H Retail Maturity Date") and bears interest at a fixed rate per annum equal to (a) 7.50% (the "M&H Retail Current Interest Rate") through and including January 10, 2007 and (b) from and including January 11, 2007 (the "M&H Retail Anticipated Repayment Date"), at a fixed rate per annum (the "M&H Retail Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (A) the M&H Retail Current Interest Rate plus 2% and (B) the yield, as of the M&H Retail Anticipated Repayment Date, calculated by linear interpolation of the yields of U.S Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of U.S. Obligations having maturities as close as possible to the M&H Retail Maturity Date, plus 2%. However, as described below, until the principal balance of the M&H Retail Pool Loan has been reduced to zero, the M&H Retail Pool Borrower will only be required to pay interest at the M&H Retail Current Interest Rate. The interest accrued at the excess of the M&H Retail Revised Interest Rate over the M&H Retail Current Interest Rate will be deferred and will bear interest at the M&H Retail Revised Interest Rate (such accrued and deferred interest and interest thereon, the "M&H Retail Excess Interest"). Interest on the M&H Retail Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

   Commencing on February 11, 1997, the M&H Retail Pool Loan requires 360 constant monthly payments of principal and interest (the "M&H Retail Monthly Debt Service Payment Amount") of $408,341.27 (based on a 360-month amortization schedule and the M&H Retail Current Interest Rate). Payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest (including the M&H Retail Excess Interest) is required on the M&H Retail Maturity Date. Commencing on the first payment date after the M&H Retail Anticipated Repayment Date, in addition to the M&H Retail Monthly Debt Service Payment Amount, the M&H Retail Pool Borrower is required to apply 100% of M&H Retail Excess Cash Flow (as defined below) for the current interest accrual period under the loan documents, to the following items in the following order of priority: (a) to the outstanding principal balance of the M&H Retail Pool Loan until reduced to zero, (b) to M&H Retail Excess Interest and (c) to any other amounts due under the loan documents. "M&H Retail Excess Cash Flow" means the amounts remaining in the M&H Retail Cash Collateral Account (as defined below under "--Lock Box") after monthly application of funds as described in clauses (a), (b), (c) and
(d) under "--Lock Box" below and amounts for the funding of additional reserves for working capital, extraordinary operating expenses and ongoing capital reserves at levels reasonably satisfactory to the lender. The scheduled principal balance of the M&H Retail Pool Loan as of the M&H Retail Anticipated Repayment Date will be approximately $51,572,473.

   Upon the occurrence of an event of default, the entire unpaid principal amount of the M&H Retail Pool Loan and any other amounts, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the M&H Retail Pool Loan (i.e. the M&H Retail Current Interest Rate or the M&H Retail Revised Interest Rate) plus 5%.

    Prepayment. Voluntary prepayment is prohibited under the M&H Retail Pool Loan prior to 90 days before the M&H Retail Anticipated Repayment Date. Thereafter, the M&H Retail Pool Loan may be voluntarily prepaid in whole or in part on any payment date, or if such prepayment is made prior to the M&H Anticipated Repayment Date, on any date (provided that such prepayment includes an additional amount equal to the amount of interest that would have been due on the next payment date if no prepayment had occurred) without the payment of a yield maintenance premium or penalty. In connection with a voluntary prepayment in part relating to a sale or refinancing of a Mortgaged Property during the period commencing 90 days prior to the M&H Retail Anticipated Repayment Date and continuing through the M&H Retail Maturity Date, the M&H Retail Pool Borrower may obtain the transfer and release of one or more Mortgaged Properties; provided that, among other conditions, (a) no event of default has occurred and is continuing with respect to the M&H Retail Pool Loan and (b) the M&H Retail Pool Borrower prepays the M&H Retail Pool Loan in an amount equal to 125% of the Allocated Loan Amount for such Mortgaged Property.

   Principal prepayments on the M&H Retail Pool Loan may occur on payment dates after the M&H Retail Anticipated Repayment Date through application of the M&H Retail Excess Cash Flow, as described above under "--Payment Terms" or upon the occurrence of an event of default, as described below under "--Lockbox." Prepayments made following an event of default will be subject to the payment of a yield maintenance premium which is the amount that, when added to the amount otherwise due, would be sufficient to purchase U.S. Obligations (a) having maturity dates on or prior to, but as close as possible to, successive scheduled payment dates (after the date such yield maintenance premium became due) upon which interest and principal payments would be required under the M&H Retail Pool Loan as though the M&H Retail Maturity Date was the M&H Retail Anticipated Repayment Date and (b) in amounts sufficient to pay all scheduled principal and interest payments under the M&H Retail Pool Loan (at the M&H Current Interest Rate or M&H Revised Interest Rate, as applicable) as if the M&H Retail Maturity Date was the M&H Retail Anticipated Repayment Date (but without any adjustment of the monthly amortization schedule); provided, however, that under no circumstances shall a yield maintenance premium be less than zero.

   To the extent that the M&H Retail Pool Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the Mortgaged Property under the M&H Retail Pool Loan, the Servicer may, at its option, apply such proceeds to prepay the M&H Retail Pool Loan. No yield maintenance premium is required to be paid in connection with any proceeds that are paid with respect to insurance proceeds received under any insurance policy or condemnation proceeds received as a result of a taking or other condemnation proceeding. Any insurance proceeds or condemnation proceeds made available to the M&H Retail Pool Borrower under the loan documents for restoration or repair, to the extent not used by the M&H Retail Pool Borrower in connection with, or to the extent they exceed the cost of, such restoration or repair, shall be paid to the M&H Retail Pool Borrower. See "--Condemnation and Casualty" below.

   Release in Exchange for Substitute Collateral. The M&H Retail Pool Borrower is permitted on any payment date after the second anniversary of the Closing Date (but only prior to the M&H Retail Anticipated Repayment Date), provided no event of default has occurred and is continuing, to defease all or a portion of the M&H Retail Pool Loan, provided that, among other conditions, the M&H Retail Pool Borrower pays on such payment date (the "M&H Retail Defeasance Date") (i) all interest accrued and unpaid on the principal balance of the M&H Retail Pool Loan, (ii) all other sums then due and payable under the loan documents and (iii) the M&H Retail Defeasance Deposit (as defined below). In addition, the M&H Retail Pool Borrower must deliver to the lender, among other things, (a) a security agreement in form and substance reasonably satisfactory to the lender creating a first priority perfected lien on the M&H Retail Defeasance Deposit and the U.S. Obligations purchased on behalf of the M&H Retail Pool Borrower, (b) an opinion of counsel for the M&H Retail Pool Borrower in form and substance reasonably satisfactory to the lender stating that the lender has a first priority perfected security interest in the M&H Retail Defeasance Deposit and a first priority perfected security interest in the U.S. Obligations purchased therewith and that the defeasance will not adversely affect the status of either Trust REMIC as a REMIC, (c) written confirmation from the Rating Agencies that such defeasance will not cause any Rating Agency to withdraw, qualify or downgrade the then applicable rating of the Certificates, (d) a certificate from an independent certified public accountant certifying that the amounts of the U.S. Obligations purchased in connection with such defeasance satisfy the requirements of the loan documents and (e) an officer's certificate from the M&H Retail Pool Borrower certifying that the foregoing requirements have been satisfied. Neither a defeasance in whole or in part will serve to release the M&H Retail Pool Borrower from any liability or obligation relating to certain environmental covenants and indemnities.

   "M&H Retail Defeasance Deposit" means an amount equal to the total cost incurred in purchasing U.S. Obligations providing payments on or prior to, but as close as possible to, all successive payment dates upon which principal and interest payments would be required after the M&H Retail Defeasance Date and through the M&H Retail Anticipated Repayment Date in amounts sufficient to pay when due all scheduled principal and interest payments due as if the M&H Retail Anticipated Repayment Date was the M&H Retail Maturity Date (but without any adjustment of the monthly amortization schedule), in the case of a defeasance in full, or, in the case of a partial defeasance of the M&H Retail Pool Loan, in amounts sufficient to pay when due all scheduled principal and interest payments due as if (x) the M&H Retail Maturity Date was the M&H Retail Anticipated Repayment Date (but without any adjustment of the monthly amortization schedule) and (y) the outstanding principal amount due on the M&H Retail Pool Loan was an amount equal to 125% of the Allocated Loan Amount for the Mortgaged Property or Properties being defeased.

   In connection with the partial defeasance of the M&H Retail Pool Loan, the M&H Retail Pool Borrower may obtain the release of one or more Mortgaged Properties from the lien of the related Mortgage, provided, among other things, that the M&H Retail Pool Borrower has satisfied all of the conditions to a defeasance described above, that no event of default exists, and further subject to the condition that the M&H Retail Defeasance DSCR for all the M&H Retail Pool Properties not being released (after giving effect to the defeasance and calculated on the basis of the prior 12 calendar months) is not less than the greater of (x) 1.90 and (y) the M&H Retail DSCR (calculated on the basis of the prior 12 calendar months) for all of the M&H Retail Pool Properties as of the payment date immediately preceding the M&H Retail Defeasance Date.

   "M&H Retail Defeasance DSCR" means, for any period in connection with a partial defeasance, the quotient obtained by dividing (i) adjusted net operating income for the M&H Retail Pool Properties not being released for such period by (ii) the M&H Retail Monthly Debt Service Payment Amount due for that period less the payments that would have been received had the relevant U.S. Obligations purchased in connection with such defeasance been held as security for such period. "M&H Retail DSCR" means, for any period, the quotient obtained by dividing (x) adjusted net operating income for such period by (y) the M&H Retail Monthly Debt Service Payment Amount due for that period.

   Upon receipt of the M&H Retail Defeasance Deposit, the Servicer will purchase U.S. Obligations on behalf of the M&H Retail Pool Borrower, and such U.S. Obligations will serve as the sole collateral for the payment of amounts due with respect to the defeased portion of the M&H Retail Pool Loan or, if the M&H Retail Pool Loan is being defeased in full, as the sole collateral for payment of amounts due under the M&H Retail Pool Loan. Following the defeasance of the M&H Retail Pool Loan, the M&H Retail Pool Properties as to which such defeasance has been consummated will be released from the lien of the related Mortgage.

   Reserves. Pursuant to the terms of the M&H Retail Pool Loan, the M&H Retail Pool Borrower has established (a) an extraordinary operating expense account funded at the initial closing of the M&H Retail Pool Loan in the amount of $268,985 and to be funded each month in an additional amount equal to the greater of (i) 1/12 of the product of (A) $0.15 and (B) the number of square feet of gross rentable area for each Mortgaged Property and (ii) 1/12 of the amount indicated in engineering reports for each Mortgaged Property as the annual amount required to maintain such Mortgaged Property, (b) a tenant improvement reserve account in the amount of $400,000 which was funded at the initial closing of the M&H Retail Pool Loan to be used (A) for the cost of tenant improvements only for the space currently leased to Home Express at Westgate Mall in the event Home Express (or a trustee in bankruptcy on behalf of Home Express) rejects its lease of space at Westgate Mall or the M&H Retail Pool Borrower is otherwise entitled to lease such space to another tenant or (B) for the cost of tenant improvements at any M&H Retail Pool Property in the event Home Express (or a trustee in bankruptcy on behalf of Home Express) affirms its store lease at Westgate Mall; upon the occurrence of either of the situations in clause (A) or (B) the M&H Retail Pool Borrower shall be entitled to receive, to the extent of available funds in the tenant improvement reserve account, the entire $400,000 upon (i) written request to the lender to release such funds and (ii) an officer's certificate stating that such tenant improvement costs are reasonable, the work relating thereto has been completed and that such amounts are then due or have been paid, (c) an operating expense reserve account (the "M&H Operating Expense Account") to be funded only on and after the M&H Retail Anticipated Repayment Date, or upon the occurrence of an event of default, monthly in an amount equal to the amount indicated for such month on the Servicer-approved annual operating budget and (d) a tax and insurance reserve account funded at the initial closing of the M&H Retail Pool Loan in the amount of $635,000 and to be funded each month in an amount equal to 1/12 of the annual amount of insurance premiums and taxes payable with respect to the M&H Retail Pool Properties; provided, that the M&H Retail Pool Borrower shall not be required to make monthly deposits into the tax and insurance reserve account if (i) the M&H Retail Pool Borrower pays all taxes and insurance premiums when due,
(ii) no event of default has occurred and is continuing and (iii) the M&H Retail Pool Borrower notifies the Servicer in writing within five business days following the payment of taxes and insurance premiums.

    Lock Box. The M&H Retail Pool Borrower is obligated to cause all rents and other revenues (other than security deposits) with respect to the M&H Retail Pool Properties to be deposited directly by the tenants to a collection account. Any amounts received by the M&H Retail Pool Borrower as to the foregoing will be deposited within one business day directly into the collection account. The collection account will be established and maintained by the M&H Retail Pool Borrower in the name of the lender. On a daily basis all funds in excess of $10,000 in the collection account will be swept into a central deposit account (the "M&H Retail Cash Collateral Account") established by the lender in the lender's name.

   The Servicer will distribute funds held in the M&H Retail Cash Collateral Account to fund the following items in the following order: (a) if then required, to fund the tax and insurance account, (b) to fund the M&H Retail Monthly Debt Service Payment Amount, (c) to fund the extraordinary operating expense reserve account, (d) if on or after the M&H Retail Anticipated Repayment Date or upon an event of default, to fund the M&H Operating Expense Account, (e) if on or after the M&H Retail Anticipated Repayment Date, to pay any accrued and unpaid interest (other than M&H Retail Excess Interest) due under the loan and to repay principal until the outstanding principal balance of the M&H Retail Pool Loan has been reduced to zero, (f) if after the M&H Retail Anticipated Repayment Date, to the payment of M&H Retail Excess Interest, (g) if after the M&H Retail Anticipated Repayment Date, to pay any other amounts due under the loan documents and (h) to the M&H Retail Pool Borrower. Notwithstanding the foregoing, upon an event of default any amounts deposited into or remaining in the M&H Retail Cash Collateral Account shall be for the account of the lender and may be withdrawn by the lender to be applied in any manner as the lender may elect in its sole discretion.

   Transfer of Properties and Interest in Borrower; Encumbrance. The M&H Retail Pool Borrower is generally prohibited from transferring or encumbering the M&H Retail Pool Properties except for: (a) a transfer by the M&H Retail Pool Borrower of all (but not less than all) of the M&H Retail Pool Properties to a single purchaser not more than one time during the term of the M&H Retail Pool Loan provided that, among other things, (i) the lender consents to such transfer (such consent not be unreasonably withheld), (ii) the Rating Agencies confirm in writing that the transfer will not result in a downgrade, withdrawal or qualification of the then current rating of the Certificates, (iii) the transferee assumes in writing all obligations of the M&H Retail Pool Borrower under the loan documents and executes and delivers such other documentation as may be reasonably required by the lender or the Rating Agencies and (iv) the M&H Retail Pool Borrower pays all reasonable expenses incurred by the lender in connection with such transfer; (b) a transfer of a Mortgaged Property that has been released as described under "--Release in Exchange for Substitute Collateral" above; (c) a transfer of a property in connection with a payment of the M&H Retail Pool Loan in whole or in part and release thereof on or after the M&H Retail Anticipated Repayment Date, as described under "--Prepayment" above; (d) a transfer in connection with a prepayment of the M&H Retail Pool Loan as a result of the application of insurance or condemnation proceeds as described under "--Condemnation and Casualty" below; and (e) Permitted Encumbrances. "Permitted Encumbrances" means (i) the lien created by the related Mortgages or other loan documents,
(ii) all liens disclosed in the applicable title insurance policy and approved by the lender, (iii) liens for taxes and government charges not yet due or delinquent or being contested in good faith, (iv) all restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature, and (v) all other liens, restrictions, covenants, reservations, easements, licenses or other such encumbrances approved by the lender and as to which the Rating Agencies have confirmed in writing will not result in a downgrade, withdrawal or qualification of the then current rating of the Certificates.

   The M&H Retail Pool Loan generally prohibits the conveyance, transfer or sale of any direct or indirect legal, beneficial or profit interest, whether by law or otherwise, in the M&H Retail Pool Borrower, MHRP and MHRP GP other than (a) certain transfers of limited partnership interests in the M&H Retail Pool Borrower and MHRP, profit interests in MHRP or shareholder interests in MHRP GP which, in the aggregate during the term of the M&H Retail Pool Loan do not exceed 49% of the aggregate of such interests in each such entity, (b) certain transfers of the shareholder interests in MHRP GP occurring as a result of the death of an individual who is a shareholder of MHRP GP, provided that following such event the surviving shareholder continues to own more than 49.9% of such interests, and (c) transfers consented to by the lender and as to which the Rating Agencies have confirmed in writing that such transfer will not result in a downgrade, withdrawal or qualification of the then current rating of the Certificates.

   The M&H Retail Pool Borrower is not permitted to incur any additional indebtedness other than unsecured trade payables incurred in the ordinary course of business which do not exceed, at any time, for all Mortgaged Properties, 4% of the M&H Retail Pool Loan and are paid within (a) 60 days of the date incurred or (b) if the M&H Retail DSCR for all Mortgaged Properties is greater than or equal to 2.00, 180 days of the date incurred; unless, in each case, the M&H Retail Pool Borrower is in good faith contesting its obligation to pay such trade payables in a manner satisfactory to the lender (which may include the lender's requirement that the M&H Retail Pool Borrower post security with respect to the contested trade payables).

    Insurance. The M&H Retail Pool Borrower is required to maintain for each M&H Retail Pool Property (a) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Mortgaged Property and fixtures, equipment and improvements thereto, (b) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount equal to the full replacement cost of the improvements, equipment and inventory, (c) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $1,000,000 per occurrence with combined single limit coverage for bodily injury or property damage and excess (umbrella) liability coverage of not less than $22,000,000 per occurrence, (d) statutory workers' compensation insurance, (e) business interruption and/or loss of "rental value" insurance in an amount equal to at least 12 months estimated gross revenues, (f) flood insurance with respect to any of the M&H Retail Pool Properties located within a federally designated flood hazard zone in an amount equal to the lesser of the full insurable value of the related property or the maximum amount available, (g) sprinkler leakage and machinery and boiler explosion insurance in such amounts as are required by the lender and which are customarily required by institutional mortgagees with respect to similar properties similarly situated, (h) earthquake insurance (see below) (A) if no earthquake engineering study is performed, from an insurer satisfactory to the lender and the Rating Agencies in an amount equal to the lesser of (i) the full insurable value of the improvements and (ii) the principal amount of the M&H Retail Pool Loan on the Closing Date, or (B) if an earthquake engineering study is performed (by an earthquake engineering firm acceptable to the lender and the Rating Agencies), from an insurer satisfactory to the lender and the Rating Agencies in an amount equal to the probable maximum loss (based on a 100-year return earthquake); provided that such coverage is available at commercially reasonable rates and the probable maximum loss (based on a 100-year return earthquake) is greater than 10% of the actual replacement cost of improvements, equipment and inventory with a deductible not in excess of 10% of the full replacement value of the improvements or such other amount that is acceptable to the lender, and (i) such other insurance with respect to the improvements, equipment and inventory provided such insurance is of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties. Any such insurance may be effected under a blanket policy so long as, except in the case of public liability insurance, the portion of the total coverage that is allocated to each of the M&H Retail Pool Properties is not less than the required amount of such insurance as set forth above. The M&H Retail Pool Loan requires the M&H Retail Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" by S&P and "AA" or its equivalent by one or more of the other Rating Agencies. Royal Insurance Company, the property insurer for the M&H Retail Pool Properties, has a claims paying ability rating of "AA" by S&P and a rating of "A-/XI" by Best's. An earthquake engineering study performed on the M&H Retail Pool Properties has determined that the properties located in San Jose, Diamond Bar, Buena Park and Oceanside have probable maximum losses (based on a 475-year return earthquake) greater than 10% of the actual replacement cost of improvements, equipment and inventory and the M&H Retail Pool Borrower has obtained separate earthquake insurance for these properties. See "Risk Factors and Other Special Considerations -- Availability of Earthquake, Flood and Other Insurance."

   Condemnation and Casualty. Following a casualty or condemnation at any Mortgaged Property, the lender is obligated to make available all insurance proceeds and condemnation proceeds (other than business interruption insurance proceeds and condemnation proceeds in respect of a temporary taking) to the M&H Retail Pool Borrower if the following conditions, among others, are met: (a) no event of default has occurred and is continuing, (b) the property can be restored to materially the same condition and utility as, and having a value equal to or greater than, that prior to the casualty or condemnation, and such restoration is capable of being completed at least six months prior to the earlier to occur of (i) the M&H Retail Maturity Date and
(ii) the full pay-out of any business interruption insurance, (c) the M&H Retail Pool Borrower shall demonstrate to the lender's reasonable satisfaction its ability to pay the M&H Retail Pool Loan during the restoration period, (d) within 30 days after the casualty or condemnation the M&H Retail Pool Borrower shall have given written notice to the lender of its intention to restore such property, (e) within 60 days following the date of such notice, the M&H Retail Pool Borrower shall have provided to the lender such additional funds as in the lender's opinion are necessary to complete repair, (f) if the loss or damage exceeds $100,000, within 60 days following the date of such notice the M&H Retail Pool Borrower shall have provided to the lender (i) complete plans and specifications for repair or restoration,
(ii) fixed price or maximum cost construction contracts for completion of the repair or restoration in accordance with such plans, (iii) builder's risk insurance for the full cost of construction with the lender named as loss-payee, and (iv) all permits and licenses necessary to the complete the work, (g) the M&H Retail Pool Borrower must commence such work within 120 days after such casualty or condemnation and diligently pursue such work to completion, and (h) the lender shall have a first priority lien and security interest in all building materials and completed restoration work. If the loss or damage exceeds $100,000 then (i) each disbursement of insurance or condemnation proceeds shall be funded subject to conditions and in accordance with reasonable disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall only be made upon receipt of disbursement requests signed by the M&H Retail Pool Borrower and its architect and general contractor with appropriate invoices, lien waivers and other documents reasonably required by the lender, and (ii) the lender may retain an independent contractor, at the M&H Retail Pool Borrower's expense, to review and approve plans and specifications and completed construction and to approve all requests for disbursement. Unless the lender is required to make available insurance and condemnation proceeds to the M&H Retail Pool Borrower pursuant to the conditions set forth above, the lender is entitled to all insurance proceeds and condemnation proceeds payable with respect to a casualty or condemnation (other than business interruption insurance proceeds and condemnation proceeds in respect of a temporary taking which will be disbursed in accordance with the loan agreement). In the event such insurance or condemnation proceeds are not required to be made available to the M&H Retail Pool Borrower pursuant to the loan documents, or the M&H Retail Pool Borrower fails to make a timely election to restore or fails to meet the conditions required under the loan documents, upon five business days notice to the M&H Retail Pool Borrower, the lender, at its option, may either (x) apply such proceeds to the full extent thereof either to the full or partial prepayment (without the payment of a yield maintenance premium) of the M&H Retail Pool Loan or (y) to restore and repair such property. In connection with any such required prepayment, the M&H Retail Pool Borrower is entitled to obtain the reconveyance of the Mortgaged Property which was the subject of such casualty or condemnation provided that the M&H Retail Pool Borrower (i) gives the lender written notice of its desire to have the property reconveyed at least 10 days prior to such reconveyance and (ii) pays to the lender, on or before the third payment date occurring after the date the lender required the M&H Retail Pool Borrower to prepay the M&H Retail Pool Loan with insurance or condemnation proceeds, an amount, which when added to the amount of such required prepayment is equal to the Allocated Loan Amount for such Mortgaged Property. Provided no event of default has occurred and is continuing, any insurance or condemnation proceeds made available to the M&H Retail Pool Borrower in accordance with the loan documents to the extent not used in connection with, or to the extent they exceed the cost of, such restoration or repair will be released to the M&H Retail Pool Borrower.

   Financial Reporting. The M&H Retail Pool Borrower is required to furnish to the lender: (a) annually, within 90 days after the end of each fiscal year a copy of the M&H Retail Pool Borrower's year-end financial statement audited by a "Big Six" accounting firm or other firm reasonably acceptable to the lender; (b) annually, within 45 days after each fiscal year year-end unaudited financial statements; (c) quarterly, within 45 days of each calendar quarter quarterly unaudited financial statements; (d) monthly, within 20 days after the end of each calendar month, a complete rent roll; and (e) within 10 business days, such further information regarding the M&H Retail Pool Properties, the M&H Retail Property Manager, and the financial affairs of the M&H Retail Pool Borrower as the lender may reasonably request. Concurrently with delivery of the financial statements to the lender, the M&H Retail Pool Borrower will provide a copy of the foregoing items to the Rating Agencies, the Trustee, and the Servicer. The M&H Retail Pool Borrower will provide the lender with updated information concerning the tax and insurance costs for the next succeeding fiscal year prior to the termination of each fiscal year.

   The Properties. The M&H Retail Pool Properties securing the M&H Retail Pool Loan are five neighborhood retail shopping centers and one community retail shopping center located in California. The M&H Retail Pool Properties contain approximately 1,383,636 square feet of GLA. As of January 1, 1997, the occupancy rate for the M&H Retail Pool Properties ranged from approximately 73% to 98% and the annualized base rent for such properties was approximately $9.97 per square foot of GLA which represents an increase in the occupancy rate of 6% and base rents of 9%, in each case from December 31, 1995.

   Westgate Mall. Westgate Mall, located at the intersection of Saratoga Avenue and Campbell Avenue in San Jose, California, is a community shopping center built in 1960 and renovated in 1988 and 1996. It has approximately 665,461 square feet of GLA. As of January 1, 1997, the center was approximately 88% occupied. The property serves a market of over 425,000 people within a five mile radius. Major tenants include Home Express (58,000 square feet of GLA, approximately 13% of current annualized base rent, lease expires in 2004), Safeway (37,875 square feet of GLA, approximately 10% of current annualized base rent, lease expires in 2010), Lil' Things (30,000 square feet of GLA, approximately 7% of current annualized base rent, lease expires in 2011), Burlington Coat Factory (67,000 square feet of GLA, approximately 6% of current annualized base rent, lease expires in 1999), Barnes & Noble (24,992 square feet of GLA, approximately 6% of current annualized base rent, lease expires in 2011), Ross Dress 4 Less (45,000 square feet of

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GLA, approximately 4% of current annualized base rent, lease expires in 1998)
and Montgomery Ward (167,154 square feet of GLA, approximately 2% of current annualized base rent, lease expires in 2007). Based on an appraisal completed in June 1996, the appraised value of the property was $61,000,000.

   Home Express is a debtor in a Chapter 11 bankruptcy proceeding. Home Express has not yet assumed or rejected its lease, but continues to pay rent. See "Risk Factors and Other Special Considerations -- Risk of Bankruptcy of Major Tenants."

   The Promenade. The Promenade, located at the intersection of Standiford Avenue and McHenry Avenue in Modesto, California, is a neighborhood shopping center built in 1988 and renovated in 1996. It has approximately 118,485 square feet of GLA. As of January 1, 1997, the center was approximately 98% occupied. Major tenants include Copelands Sporting Goods (39,334 square feet of GLA, approximately 26% of current annualized base rent, lease expires in
2008), Circuit City (25,000 square feet of GLA, approximately 22% of current annualized base rent, lease expires in 2008) and Barnes & Noble (21,353 square feet of GLA, approximately 20% of current annualized base rent, lease expires in 2011). Based on an appraisal completed on January 31, 1997, the appraised value of the property was $13,000,000.

   Country Hills Towne Center. The Country Hills Towne Center, located on Diamond Bar Boulevard between Cold Springs Lane and Fountain Springs Lane in Diamond Bar, California, is a neighborhood shopping center built in 1965 and renovated in 1990. It has approximately 164,338 square feet of GLA. As of January 1, 1997, the center was approximately 85% occupied. There is no other significant retail business within two miles of the property. Major tenants include Regal Cinemas (23,428 square feet of GLA, approximately 28% of current annualized base rent, lease expires in 2009), Ralphs Grocery Store (25,600 square feet of GLA, approximately 16% of current annualized base rent, lease expires in 2011) and Thrifty Drug Store (21,440 square feet of GLA, approximately 6% of current annualized base rent, lease expires in
2009). Based on an appraisal completed in June 1996, the appraised value of the property was $15,100,000.

   Lincoln Park Center. The Lincoln Park Center, located on the corner of Knott Avenue and Lincoln Avenue in Buena Park, California, is a neighborhood shopping center built in 1958 and renovated in 1995. It has approximately 144,046 square feet of GLA. As of January 1, 1997, the center was approximately 73% occupied. Major tenants include Family Fitness Center (19,665 square feet of GLA, approximately 24% of current annualized base rent, lease expires in 2004), Thrifty Drug Store (17,884 square feet of GLA, approximately 11% of current annualized base rent, lease expires in 2005), Big 5 Sporting Goods (9,990 square feet of GLA, approximately 11% of current annualized base rent, lease expires in 1998) and Hometown Buffet (9,282 square feet of GLA, approximately 8% of current annualized base rent, lease expires in 2010). Based on an appraisal completed in June 1996, the appraised value of the property was $12,700,000.

   Mission Square. Mission Square, located on Mission Avenue at the intersection of Interstate 5 in Oceanside, California, is a neighborhood shopping center built in 1963 and renovated in 1988. The property serves a community dominated by Camp Pendleton. It has approximately 191,673 square feet of GLA. As of January 1, 1997, the center was approximately 82% occupied. Major tenants include Mira Costa College (19,600 square feet of GLA, approximately 18% of current annualized base rent, lease expires in
2000), Office Depot (31,830 square feet of GLA, approximately 17% of current annualized base rent, lease expires in 2009), Family Bargain Center (11,281 square feet of GLA, approximately 12% of current annualized base rent, lease expires in 2000), Canned Foods Grocery Outlet (30,280 square feet of GLA, approximately 11% of current annualized base rent, lease expires in 2001) and Thrifty Drug Store (19,560 square feet of GLA, approximately 8% of current annualized base rent, lease expires in 2014). Based on an appraisal completed in June 1996, the appraised value of the property was $11,200,000.

   Plaza La Quinta. Plaza La Quinta, located on the corner of Highway 111 and Washington Street in La Quinta, California, is a neighborhood shopping center built in 1982. It has approximately 114,483 square feet of GLA. As of January 1, 1997, the center was approximately 80% occupied. Major tenants include Vons Supermarket (36,800 square feet of GLA, approximately 23% of current annualized base rent, lease expires in 2012), Lumpy's Discount Golf Shop (7,000 square feet of GLA, approximately 11% of current annualized base rent, lease expires in 2001) and The Beer Hunter Pub and Restaurant (6,853 square feet of GLA, approximately 10% of current annualized base rent, lease expires in 2003). Based on an appraisal completed in June 1996, the appraised value of the property was $10,200,000.

   Property Management. The M&H Retail Pool Properties are managed by M&H Property Management Inc., a California corporation (the "M&H Retail Manager"), pursuant to a management agreement, dated as of December 20, 1996 (the "M&H Retail Management Agreement"), between the M&H Retail Manager and the M&H Retail Pool Borrower. The M&H Retail Management Agreement provides for a management fee equal to 5% of the gross revenues

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for each Mortgaged Property during the first 30 months of the M&H Retail Pool
Borrower's ownership thereof, and 4% thereafter payable monthly in arrears. The M&H Retail Management Agreement is for an initial term ending December
31, 1997 and, unless sooner terminated in accordance with the M&H Retail Management Agreement, renews automatically each year, commencing January 1, 1998, for an additional eight consecutive one year periods. Therefore, the M&H Retail Management Agreement will terminate prior to the M&H Retail Anticipated Repayment Date and, although the loan documents require the M&H Retail Pool Borrower to maintain a property manager throughout the term of the M&H Retail Loan, there can be no assurance that the M&H Retail Pool Borrower will be able to reach an agreement with the M&H Retail Manager to manage the M&H Retail Pool Properties thereafter. In such case, a successor property manager would have to be appointed.

   The M&H Retail Manager is an affiliate of the M&H Retail Pool Borrower. The sole shareholders of the M&H Retail Manager are also the sole shareholders of the MHRP GP.

   Pursuant to the loan agreement the M&H Retail Management Agreement will be terminated, subject to certain exceptions set forth therein, by the M&H Retail Pool Borrower at the lender's request upon 30 days written notice to the M&H Retail Pool Borrower and M&H Retail Manager (i) upon the occurrence and continuation of an event of default under the M&H Retail Pool Loan, (ii) if the M&H Retail Manager fails to perform its obligations under the M&H Retail Management Agreement, (iii) in the event that as of the last day of any calendar quarter the M&H Retail DSCR for the M&H Retail Pool Properties, computed on the basis of the prior 12 calendar months, is less than 1.40 or
(iv) in the event that, as of the last day of a calendar quarter, the adjusted net operating income for the M&H Retail Pool Properties, computed on the basis of the prior 12 calendar months, is less than 70% of $9,317,372. From and after the second anniversary of the Closing Date (but prior to the M&H Retail Anticipated Repayment Date), the lender will not have the right to terminate the M&H Retail Management Agreement under clause (iii) above if, on the second payment date following the date upon which the lender makes a determination to so terminate the M&H Retail Manager, the M&H Retail Pool Borrower defeases the M&H Retail Pool Loan in an amount sufficient to cause the M&H Retail DSCR to be at least equal to 1.50 calculated as if such amount was actually applied to reduce the principal balance upon which debt service was paid and calculated as if principal balance was reamortized on a straight-line basis (as if the reduction had occurred over the remaining number of months until the M&H Retail Maturity Date) for the M&H Retail Pool Properties, computed on the basis of the prior 12 months. The M&H Retail Pool Borrower can defease a portion of the M&H Retail Pool Loan in accordance with the preceding sentence by making the M&H Management Defeasance Deposit and pursuant to the conditions set forth under "--Release in Exchange for Substitute Collateral." The failure of the M&H Retail Pool Borrower to appoint a successor property manager within 60 days following such termination will be an event of default under the M&H Retail Pool Loan. All successor property managers shall be approved in writing by the lender and shall be a reputable property manager with at least seven years' experience in managing commercial properties similar to and located in the jurisdictions of the M&H Retail Pool Properties.

   "M&H Management Defeasance Deposit" means an amount equal to the total cost incurred in purchasing U.S. Obligations providing payments on or prior to, but as close as possible to, all successive payment dates upon which principal and interest payments would be required after the M&H Retail Defeasance Date and through the M&H Retail Anticipated Repayment Date in amounts sufficient to pay when due all scheduled principal and interest payments as if (x) the M&H Retail Maturity Date was the M&H Retail Anticipated Repayment Date (but without any adjustment of the monthly amortization schedule) and (y) the outstanding principal amount due on the M&H Retail Pool Loan was an amount equal to the amount required to be defeased in accordance with the fourth to last sentence of the preceding paragraph.

   Pursuant to a manager's consent and subordination of management agreement for each of the M&H Retail Pool Properties, the M&H Retail Manager has agreed
(i) to allow the lender to exercise such termination rights, (ii) that all liens, rights and interests owned, claimed or held by the M&H Retail Manager in and to any of the M&H Retail Pool Properties are and will be in all respects subordinate and inferior to the liens and security interests created by the M&H Retail Pool Loan; provided that such subordination shall not affect the M&H Retail Manager's rights or remedies under the M&H Retail Management Agreement against the M&H Retail Pool Borrower for non-payment of its compensation or constitute a release of the obligations of the M&H Retail Pool Borrower thereunder, and (iii) that the M&H Retail Manager will not amend or otherwise change the M&H Retail Management Agreement without the lender's prior consent.

   The M&H Retail Manager together with its affiliates have managed, recapitalized, renovated and retenanted over $500 million of shopping center properties throughout California. As of February 28, 1997, the M&H Retail Manager and its affiliates oversee the management and leasing of over 3,500,000 square feet of neighborhood and community shopping center space in California.

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
 THE INNKEEPERS POOL LOAN AND PROPERTIES

   The Loan. The Innkeepers Pool Loan was originated by the Originator on March 5, 1997, had a principal balance at origination of $43,545,085, has a principal balance as of the Cut-off Date of $42,000,000 and is secured by mortgages and deeds of trust (the "Innkeepers Mortgages") encumbering eight hotels (the "Innkeepers Properties") located in California, Colorado, Florida, Kansas, New Jersey and New York. The Innkeepers Mortgages are cross-collateralized (with certain exceptions to accommodate recording tax requirements, as described below under "--Security") and cross-defaulted with each other.

   The Borrower. Each of Innkeepers Residence Denver-Downtown, L.P., Innkeepers Residence Wichita East, L.P., Innkeepers Residence Sili I, L.P. and Innkeepers Financing Partnership III, L.P. (each, an "Innkeepers Individual Borrower", and collectively, the "Innkeepers Borrowers") is a borrower under the Innkeepers Pool Loan and is a special purpose Virginia limited partnership whose purpose is owning, financing, leasing, operating and managing the applicable Innkeepers Properties. Each Innkeepers Individual Borrower is jointly and severally liable for the entire Innkeepers Pool Loan. The Innkeepers Borrower has represented to the Originator that it does not own any assets other than those related to the Innkeepers Properties, nor will it engage in any business unrelated to the ownership of the Innkeepers Properties. The sole general partner of each Innkeepers Individual Borrower is Innkeepers Financial Corporation III, Inc. (the "Innkeepers GP"), a special purpose Virginia corporation organized only for the purpose of being and acting as the general partner of each of the Individual Innkeepers Borrowers. The sole shareholder of the Innkeepers GP is Innkeepers USA Trust, a publicly-traded Maryland real estate investment trust (the "Innkeepers REIT"), the stock of which is traded on the New York Stock Exchange. The limited partner of each Innkeepers Individual Borrower is Innkeepers USA Limited Partnership (the "Innkeepers LP"), a Virginia limited partnership.

   Security. The Innkeepers Pool Loan is a non-recourse loan, secured only by the interest of the Innkeepers Borrowers in the related Innkeepers Properties and certain related collateral (including assignments of leases and rents and the funds in certain accounts). Because each of New York, Kansas and Florida law requires the payment of mortgage recording tax based on the principal amount of the debt secured by a mortgage, each Innkeepers Mortgage encumbering an Innkeepers Property in these states will secure the Innkeepers Loan in an amount limited to 110% of the fair market values of such Innkeepers Property. Because of certain limitations on the activities of real estate investment trusts and their subsidiaries, the Innkeepers Borrowers have leased the Innkeepers Properties to the Innkeepers Operators (as defined below under "--Property Operation"). The rental income received from the Innkeepers Operators is the principal source of revenue for the Innkeepers Borrowers. The interest of the Innkeepers Borrowers as lessors under such leases is assigned to the lender under the Innkeepers Mortgages. Subject to exceptions for, among other things, losses resulting from fraud, intentional misrepresentation, breach of any provision of a related environmental indemnity agreement or misappropriation of security deposits or certain other funds, neither the Innkeepers Borrowers nor any of their affiliates are personally liable for payment of the Innkeepers Pool Loan. The Innkeepers Borrowers have agreed to indemnify the lender and its successors and assigns with respect to liabilities arising from certain environmental matters. The Innkeepers Borrowers have made certain environmental representations and have represented that they have good and indefeasible title to the Innkeepers Properties, subject only to encumbrances described in the applicable title insurance policies and other customary encumbrances permitted by the Servicer on behalf of the lender (the "Innkeepers Permitted Encumbrances"). The lender is the named insured under title insurance policies (which will be assigned to the Trust Fund) which insure that each of the Innkeepers Mortgages constitutes a valid and enforceable first priority lien on the respective Innkeepers Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The Innkeepers Pool Loan matures on March 11, 2019 (the "Innkeepers Maturity Date") and bears interest at (a) a fixed rate per annum equal to 8.15% (the "Innkeepers Current Interest Rate") through March 10, 2009, and (b) from March 11, 2009 (the "Innkeepers Anticipated Repayment Date") at a fixed rate per annum equal to the greater of (i) the Innkeepers Current Interest Rate plus 2.00% and (ii) the yield, as of the week prior to the Innkeepers Anticipated Repayment Date, calculated by the linear interpolation of the bond equivalent yields of U.S. Treasury Constant Maturities having maturity dates (one longer and one shorter) most nearly approximating the remaining term of the Innkeepers Pool Loan as of the Innkeepers Anticipated Repayment Date, plus 2.00% (the "Innkeepers Revised Interest Rate"). However, after the Innkeepers Anticipated Repayment Date, until the principal balance of the Innkeepers Pool Loan has been reduced to zero, the Innkeepers Borrowers will be required to pay interest at the Innkeepers Current Interest Rate, and the interest accrued at the excess of the Innkeepers Revised Interest Rate over the Innkeepers Current Interest Rate will be deferred and will bear interest at the Innkeepers Revised Interest Rate, compounded monthly, until the earlier of (a) the date on which principal of the Innkeepers Pool Loan has been paid in full and (b) the Innkeepers Maturity Date (such accrued and deferred interest and interest thereon at the Innkeepers Revised Interest Rate, the "Innkeepers Excess Interest").

    On the closing date of the Innkeepers Pool Loan, the Innkeepers Borrowers made a prepayment of principal in the amount of $1,545,085 (the "Innkeepers Initial Prepayment"). Commencing on April 11, 1997 and ending on March 11, 1999, the Innkeepers Pool Loan requires monthly payments of interest only on the then outstanding principal balance of the Innkeepers Pool Loan at the Innkeepers Current Interest Rate. Commencing on April 11, 1999 and ending on the Innkeepers Anticipated Repayment Date, the Innkeepers Pool Loan requires 240 constant monthly payments (the "Innkeepers Monthly Debt Service Payments") of principal and interest of $355,235.77 (based on a 264-month amortization schedule and the Innkeepers Current Interest Rate). Such amounts will be applied first to the payment of interest at the Innkeepers Current Interest Rate or the Innkeepers Default Rate (as defined below), as applicable, and then to repay principal. Payment of the balance of the principal, and all accrued and unpaid interest (including Innkeepers Excess Interest) is required on the Innkeepers Maturity Date.

   Commencing on the first payment date after the Innkeepers Anticipated Repayment Date and continuing on each payment date thereafter until the Innkeepers Pool Loan has been paid in full, and at any time during the continuance of an event of default, all rental income payable to the Innkeepers Borrowers for the month preceding the month in which the payment date occurs will be applied by the lender, after payment of the Innkeepers Monthly Debt Service Payment and certain other payments made in connection with the funding of certain reserve accounts and the payment of certain approved operating expenses (the "Innkeepers Excess Cash Flow"), in the following order of priority: (a) to prepay principal until the outstanding balance of the Innkeepers Pool Loan has been reduced to zero, (b) to pay Innkeepers Excess Interest and (c) to the Innkeepers Borrowers (as described below under "--Lockbox Reserves.") The scheduled principal balance of the Innkeepers Pool Loan as of the Innkeepers Anticipated Repayment Date is approximately $29,797,520.

   Upon the occurrence and during the continuation of an event of default, the entire unpaid principal balance and any other outstanding amounts owing to the lender under the Innkeepers Pool Loan, including interest, will bear interest at a rate (the "Innkeepers Default Date") per annum equal to the lesser of (a) the maximum rate permitted by applicable law or (b) 5% above the Innkeepers Current Interest Rate or the Innkeepers Revised Interest Rate, as applicable. Interest on the Innkeepers Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

   Prepayment. Except for the Innkeepers Initial Prepayment, voluntary prepayment is prohibited under the Innkeepers Pool Loan prior to the third payment date prior to the Innkeepers Anticipated Repayment Date. If, prior to the date which is 90 days prior to the Innkeepers Anticipated Repayment Date and during the continuation of any event of default, the Innkeepers Borrowers prepay the entire Innkeepers Pool Loan prior to a sale of an Innkeepers Property (either through foreclosure or other remedies available to lender under the Innkeepers Mortgages), then such payment will be deemed to be voluntary and the Innkeepers Borrowers will pay the Innkeepers Yield Maintenance Premium (as defined below "--Release in Exchange for Substitute Collateral"), if any, in addition to the principal amount of the Innkeepers Pool Loan then being repaid.

   From and after the third payment date prior to the Innkeepers Anticipated Repayment Date, the Innkeepers Pool Loan may be prepaid in whole or in part without penalty or premium. In addition, principal payments on the Innkeepers Pool Loan may occur on payment dates after the Innkeepers Anticipated Prepayment Date or during the continuation of an event of default through the application of the rental income from the Innkeepers Properties as described above under "--Payment Terms." In connection with a prepayment in full or in part after the third payment date prior to the Innkeepers Anticipated Repayment Date, the Innkeepers Borrowers may obtain a release of all of the Innkeepers Properties from the lien of the Innkeepers Mortgages if, among other things, the Innkeepers Borrowers prepay an amount equal to the outstanding principal amount of the Innkeepers Pool Loan, interest accrued and unpaid on such principal balance and any other amounts then due to the lender under the Innkeepers Pool Loan. Upon satisfaction of such conditions, the Innkeepers Properties will be released from the lien of the Innkeepers Mortgages.

   The Innkeepers Pool Loan may also be prepaid as a result of certain events occurring with respect to casualty or condemnation as described below under "--Condemnation and Casualty." In addition, upon the occurrence and during the continuance of an event of default, the lender has the option to apply amounts on deposit in certain escrow accounts to the prepayment of the Innkeepers Pool Loan. See "--Reserves."

   Release in Exchange for Substitute Collateral. The Innkeepers Borrowers are permitted on any date (the "Innkeepers Defeasance Date") after the second anniversary of the Closing Date and prior to the Innkeepers Anticipated Repayment Date, to defease all or a portion of the Innkeepers Pool Loan upon at least thirty days' notice to the lender, provided that no event of default has occurred and is continuing and, among other conditions, the Innkeepers Borrowers pay on the Innkeepers Defeasance Date (a) all scheduled principal and interest payments on the Innkeepers Pool Loan payable on such date if such date is a payment date (including all interest accrued and unpaid on the principal balance of the Innkeepers Pool Loan, up to but not including the Innkeepers Defeasance Date) and, if the Innkeepers Defeasance Date is not a payment date, amounts that would have accrued through the next regularly scheduled payment date, (b) all other sums, excluding scheduled interest or principal, due and payable under the Innkeepers Pool Loan and (c) the Innkeepers Defeasance Deposit (as defined below). In addition, in connection with any defeasance, the Innkeepers Borrowers are required to deliver to the lender, among other things, (a) a security agreement in form and substance satisfactory to the lender creating a first priority lien on the Innkeepers Defeasance Deposit and the U.S. Obligations purchased with the Innkeepers Defeasance Deposit, (b) an opinion of counsel for the Innkeepers Borrowers in form satisfactory to the lender stating that the lender has a perfected first priority security interest in such Innkeepers Defeasance Deposit and U.S. Obligations and that such U.S. Obligations have been validly transferred to the Trust Fund and (c) written confirmation from each of the Rating Agencies that the defeasance will not result in a reduction, withdrawal or downgrade of the respective ratings on the Certificates in effect immediately prior to the Innkeepers Defeasance Date.

   Upon receipt of the Innkeepers Defeasance Deposit, the Servicer will purchase U.S. Obligations on behalf of the Innkeepers Borrowers and such U.S. Obligations will serve as the sole collateral for the payment of amounts due under the Innkeepers Pool Loan or the portion thereof being defeased.

   The "Innkeepers Defeasance Deposit" means an amount equal to the total cost incurred by the Servicer in purchasing U.S. Obligations providing payments on or prior to, but as close as possible to, all successive payment dates after the Innkeepers Defeasance Date through and including the Innkeepers Anticipated Repayment Date and in amounts equal to the scheduled payments due under the entire Innkeepers Pool Loan or the portion thereof being defeased, as applicable (including, on the Innkeepers Anticipated Repayment Date, the amount of the outstanding principal balance of the entire Innkeepers Pool Loan, in the case of a defeasance for the entire outstanding principal balance of the Innkeepers Pool Loan, or the defeased portion thereof, in the case of a defeasance for only a portion of the outstanding principal balance of the Innkeepers Pool Loan).

   The Innkeepers Yield Maintenance Premium shall mean the amount (if any) which, when added to the then outstanding principal amount of the entire Innkeepers Pool Loan or the portion thereof being defeased, as applicable, will be sufficient to equal the Innkeepers Defeasance Deposit.

   In connection with the partial defeasance of the Innkeepers Pool Loan, the Innkeepers Borrowers may obtain the release of one or more Innkeepers Properties from the lien of the Innkeepers Mortgages, provided, among other things, that the Innkeepers Borrowers have satisfied all of the conditions to a defeasance described above, that no event of default exists and further subject to the conditions that (a) after giving effect to such release and defeasance, the Innkeepers Pool Loan DSCR (as defined below) for all of the Innkeepers Properties not being released must not be less than the greater of
(x) the Innkeepers Pool Loan DSCR on March 5, 1997 and (y) the Innkeepers Pool Loan DSCR for all of the Innkeepers Properties on the date of such release (before giving effect to such defeasance) and (b) the principal balance of the portion of the Innkeepers Pool Loan being partially defeased must equal 125% of the Allocated Loan Amount for the Innkeepers Properties sought to be released (the "Innkeepers Release Amount").

   The "Innkeepers Pool Loan DSCR" means, as of any date, the quotient obtained by dividing (a) actual net operating income for the Innkeepers Properties for the twelve-month period ending immediately preceding such date by (b) the sum of all payments of interest and principal that would have been due and payable under the Innkeepers Pool Loan for such period assuming outstanding principal equal to the principal balance of the Innkeepers Pool Loan outstanding on such date, and an interest rate equal to the Innkeepers Current Interest Rate.

   The "Innkeepers Allocated Loan Amount" with respect to each of the Innkeepers Properties is the portion of the principal amount of the Innkeepers Pool Loan allocated to such Innkeepers Property, as agreed to by the Originator and the Innkeepers Borrowers.

   Reserves. Pursuant to the terms of the Innkeepers Pool Loan, the Innkeepers Borrowers have established (a) a required repairs reserve funded by the Innkeepers Borrowers on March 5, 1997 in the amount of $2,916,219 to pay for certain deferred maintenance and repair work at the Innkeepers Properties which is required to be completed by specified deadlines, (b) a capital reserve fund to pay for capital expenditures approved by the Servicer to be funded on each payment date in an amount equal to five percent (5%) of the gross revenues of the Innkeepers Properties for the second calendar month preceding the month in which such payment date occurs and (c) a tax and insurance reserve fund to pay taxes and insurance premiums to be funded on each payment date in an amount equal to 1/12 of annual estimated insurance premiums and taxes in respect of the Innkeepers Properties.

   The Innkeepers Borrowers will not be required to make monthly deposits in respect of the capital reserve fund for the Innkeepers Properties managed by Residence Inn by Marriott, Inc., a Delaware corporation (the "Innkeepers Marriott Manager") so long as (a) the Innkeepers Borrowers establish and maintain (i) a capital reserve escrow fund with the lender in an amount equal to $700,000 or (ii) an unconditional, irrevocable stand-by letter of credit for the benefit of the lender issued by a commercial bank having a rating by S&P of at least "AA-" in such amount for a term of at least one year and (b) within 30 days after the end of each calendar year, the Innkeepers Borrowers shall provide the lender with evidence satisfactory to the lender in all respects certifying (i) that the Innkeepers Borrowers have made payments into an escrow reserve account established by the Innkeepers Marriott Manager for each of the Innkeepers Properties managed by it in an amount equal to five percent (5%) of the gross revenues for such Innkeepers Properties during the calendar year and (ii) the actual amount spent by the Innkeepers Marriott Manager on capital expenditures and FF&E expenditures at each of the Innkeepers Properties managed by it during the calendar year. If at any time the Innkeepers Borrowers fail to satisfy the requirements of clause (a) above, or if there is an event of default has occurred and is continuing under the Innkeepers Pool Loan, then the lender may credit the balance of such alternative capital reserve fund against any amounts due under the Innkeepers Pool Loan in such priority and proportions as the lender in its sole and absolute discretion shall deem proper and on the next Innkeepers Debt Service Payment Date the Innkeepers Borrowers shall be required to commence making monthly deposits into the capital reserve fund for the Innkeepers Properties managed by the Residence Inn By Marriott, Inc., as described in the preceding paragraph.

   Lock Box. The lender has established a deposit account (the "Innkeepers Deposit Account") in its own name for purposes of collecting and retaining all rents and any other receipts payable to the Innkeepers Borrowers which are generated by the Innkeepers Properties. The Innkeepers Operators (as defined below under "--Property Operation") have agreed to deposit all rents payable to the Innkeepers Borrowers by the Innkeepers Operators under the Innkeepers Operating Leases (as defined below under "--Property Operation") directly into the Innkeepers Deposit Account. All other rents and security deposits from the Innkeepers Properties received by the Innkeepers Borrowers will be transmitted directly into the Innkeepers Deposit Account or, at the Innkeepers Borrowers' option, into accounts controlled by the lender at local banks selected by the Innkeepers Borrowers which shall be swept on a daily basis into the Innkeepers Deposit Account. All other income or revenue received by the Innkeepers Borrowers in connection with the Innkeepers Properties will be deposited into the Innkeepers Deposit Account within one business day of receipt.

   Any monies deposited into the Innkeepers Deposit Account or otherwise received by the Innkeepers Borrowers during the immediately preceding calendar month will be applied by the Servicer in the following order of priority: (a) to make required payments to the tax and insurance reserve fund, (b) to pay the Innkeepers Monthly Debt Service Payment on each payment date (plus interest at the Innkeepers Default Rate, if applicable), (c) to make required payments to the capital reserve fund, if any, (d) to make payments for approved operating expenses for any Innkeepers Property for which there is no operating lease (if any), (e) if on or after the Innkeepers Anticipated Repayment Date or during the continuation of an event of default under the Innkeepers Pool Loan, (x) first to repay principal until the principal balance of the Innkeepers Pool Loan has been reduced to zero and then (y) to pay Innkeepers Excess Interest and (f) to the Innkeepers Borrowers.

   So long as, among other things, no event of default has occurred and is continuing under the Innkeepers Pool Loan, the Innkeepers Borrowers may, not more than twice in any month, upon notice given 5 days prior to the payment date in such month, request a disbursement of funds held in the Innkeepers Deposit Account with respect to any Innkeepers Property for which there is no operating lease, if any, to pay certain approved operating expenses.

   Transfer of Properties and Interest in Borrower, Encumbrance. Without the prior consent of the lender, neither the Innkeepers Borrowers nor any holder of a legal or beneficial interest in any Innkeepers Individual Borrower or Innkeepers Property is permitted to sell, assign or transfer (i) any Innkeepers Property or any portion thereof, (ii) any general or limited partnership interest in the Innkeepers Borrowers or (iii) any direct or indirect interest in any partner of the Innkeepers Borrowers, except for (a) a sale by the Innkeepers Borrowers of all the Innkeepers Properties to a single purchaser, provided that the lender receives written confirmation from the Rating Agencies that such a sale does not result in a qualification, withdrawal or downgrade of the ratings in effect immediately prior to such sale of the Certificates and an assumption fee equal to 1% of the outstanding amount of the Innkeepers Pool Loan being assumed, (b) the transfer

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of an Innkeepers Property following a release in connection with a defeasance as described above under "--Release in Exchange for Substitute Collateral,"
(c) on and after the Innkeepers Anticipated Repayment Date, a prepayment (as described above under "--Prepayment") in full of the Innkeepers Pool Loan,
(d) transfers of publicly traded interests in the Innkeepers REIT and (e) transfers of limited partnership interests in any Innkeepers Individual Borrower (or transfers of interests in any such limited partner), provided that any transfers aggregating more than 49% of the direct or indirect interests in any Innkeepers Individual Borrower, or which result in any limited partner (other than a limited partner currently owning more than a 49% interest) owning more than 49% of the direct or indirect interests in any Innkeepers Individual Borrower, will require (i) written confirmation from the Rating Agencies that such transfers will not cause a qualification, withdrawal or downgrading of the ratings of the Certificates and (ii) a substantive non-consolidation opinion with respect to such Innkeepers Individual Borrower in form satisfactory to the lender and the Rating Agencies.

   The Innkeepers Pool Loan also prohibits the Innkeepers Borrowers from encumbering the Innkeepers Properties, other than by the Innkeepers Permitted Encumbrances (as defined under "--Security," above).

   Insurance. The Innkeepers Borrowers are required to maintain, at their sole cost and expense, for the mutual benefit of itself and the lender, insurance on the Innkeepers Properties against risks of loss or damage covered by an "all risk" policy. Such insurance will (a) be in an amount equal to the greater of (i) the then full replacement cost of each Innkeepers Property without deduction for physical depreciation and (ii) the outstanding balance of the Innkeepers Pool Loan and (b) have deductibles of no greater than 5% of such replacement cost. The Innkeepers Borrowers are also required to maintain the following polices of insurance: (a) flood insurance covering any part of any Innkeepers Property that is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program, in an amount at least equal to the Innkeepers Allocated Loan Amount for such Innkeepers Property or the maximum limit of coverage available under such program, whichever is less, (b) comprehensive public liability insurance with minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year, as well as $10,000,000 excess and/or umbrella liability insurance for any claims incurred in connection with the ownership, operation and maintenance of the Innkeepers Properties, (c) rental loss and/or business interruption insurance which will cover a period of at least eighteen months, (d) leakage of sprinkler systems and machinery and boiler explosion insurance in an amount of at least $2,000,000 for each Innkeepers Property, (e) statutory workers compensation insurance, (f) during any material repair or restoration of any Innkeepers Property, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of the applicable Innkeepers Property against such risks (including fire and extended coverage) as the lender may request, (g) coverage to compensate for the cost of demolition and increased cost of construction for each Innkeepers Property and (h) such other insurance, including earthquake insurance, as lender may reasonably request. The Innkeepers Pool Loan requires the Innkeepers Borrowers to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" by S&P. The Innkeepers Borrowers have obtained such insurance from Zurich Insurance Company, which is rated "AAA" by S&P and "A+/XV" by Best's. The lender has agreed that the Innkeepers Borrowers may also carry an excess liability insurance policy from Fireman's Fund, which is rated "A" by S&P and "A/XV" by Best's, as well as boiler and machinery insurance from Travelers Insurance Company, which is rated "AA-" by S&P and "A/XV" by Best's.

   Condemnation and Casualty. The Innkeepers Borrowers are required to restore the affected Innkeepers Property following any casualty or condemnation, regardless of whether insurance proceeds or condemnation awards are available. If any Innkeepers Property is affected by a casualty or a condemnation giving rise to an insurance claim or condemnation award of less than $250,000, the Innkeepers Borrowers may settle the claim and collect the proceeds without the consent of the lender. If the amount of such proceeds or awards equals or exceeds $250,000, the lender may settle and adjust any claim and collect the proceeds without the consent of the Innkeepers Borrowers. If an Innkeepers Property suffers a casualty loss or a condemnation in an aggregate amount of less than sixty percent (60%) of its Innkeepers Allocated Loan Amount, and if, in the reasonable judgment of the lender, such Innkeepers Property can be restored within six (6) months and prior to the Innkeepers Maturity Date, such that the Innkeepers Property will adequately secure the Innkeepers Allocated Loan Amount of such Innkeepers Property, then so long as no event of default has occurred and is continuing and the Innkeepers Borrowers will continue to be able to make all Innkeepers Monthly Debt Service Payments, proceeds of insurance or condemnation awards will be made available by the lender to reimburse the Innkeepers Borrowers for the cost of restoring the affected Innkeepers Property. If such conditions are not met, any insurance proceeds or condemnation awards may, at the option of the lender, either be applied to the restoration of the affected Innkeepers Property or be applied to the payment of the Innkeepers Pool Loan up to the Innkeepers Release Amount for such Innkeepers Property so affected. No Innkeepers Yield Maintenance Premium will be payable in the event of a prepayment resulting from any

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casualty or condemnation, unless at the time of payment there is an event of default continuing. If an event of default has occurred and is continuing at the time the insurance proceeds or condemnation awards are received, and the lender elects to apply any casualty or condemnation proceeds to repay the Innkeepers Pool Loan, then the Innkeepers Borrowers will pay the lender an additional amount equal to the Innkeepers Yield Maintenance Premium, if any, that would be payable if the Innkeepers Pool Borrowers were defeasing an amount equal to such proceeds or awards.

   Special Covenants and Events of Default. The Innkeepers Pool Loan provides that the following events, among others, constitute events of default thereunder: (a) if, without the lender's prior consent, the Innkeepers Operating Leases are modified or terminated and (b) if certain events of default occur under the Innkeepers Operating Leases, any Innkeepers Franchise Agreement or any Innkeepers Marriott Management Agreement (each as defined below in "--Property Operation.")

   Financial Covenants and Reporting. The Innkeepers Borrowers will furnish to lender annually (a) within 45 days following the end of each fiscal year, unaudited financial statements of the Innkeepers Borrowers and (b) within 90 days following the end of each fiscal year, a complete copy of the Innkeepers Borrowers' annual financial statements, covering the Innkeepers Properties on a combined and property by property basis and containing statements of profit and loss for the Innkeepers Borrowers and the Innkeepers Properties. The Innkeepers Borrowers will also furnish to the lender, on or before the 35th day after the end of each calendar month: (a) monthly and year to date operating statements on an aggregate and property by property basis, noting actual net operating income, (b) a monthly and year to date comparison of the budgeted income and expenses and the actual income and expenses for the properties, (c) a statement of the actual capital expenditures made by the Innkeepers Borrowers during each calendar quarter as of the last day of such calendar quarter, (d) a calculation reflecting the annual Innkeepers Pool Loan DSCR as of the last day of each calendar month and (e) occupancy rates, room rate statistics, rent rolls (for any Innkeepers Property which has leases other than the Innkeepers Operating Leases, as described below in "--Property Operation") and a delinquency report for the Innkeepers Properties. Within 10 days of such request, the Innkeepers Borrower will furnish the lender with any detailed information with respect to the operation of the Innkeepers Properties as the lender or the Rating Agencies may reasonably request.

   The Properties. The Innkeepers Properties consist of eight hotels located in California, Colorado, Florida, Kansas, New Jersey and New York. Three of the hotels are limited service Hampton Inns and five are extended stay Residence Inns. Each Innkeepers Property contains from 64 to 231 rentable guestrooms, and was constructed between 1981 and 1993. The average occupancy rates for the twelve months ended December 31, 1996 for the Innkeepers Properties ranged from approximately 72% to approximately 91%, with a weighted average occupancy rate of approximately 84%. The ADRs for the twelve month period ending December 31, 1996 for the Innkeepers Properties ranged from approximately $60 to approximately $99, with a weighted average of approximately $83. The appraisals performed in February, 1997 determined an aggregate value for the Innkeepers Properties of approximately $86,000,000.

   All of the hotels are built on real property that is owned by the Innkeepers Borrowers in fee simple and leased to the Innkeepers Operators as described below under "--Property Operation."

   Hampton Inn Naples. The Hampton Inn Naples, located on approximately 2.01 acres of land in Naples, Florida, consists of a limited service lodging facility with one building, approximately 107 rooms, a small meeting room, a complimentary breakfast room, a game room, outdoor swimming pool and other amenities typically found in a limited service hotel. The facility opened in 1990 and was purchased by an affiliate of the Innkeepers Individual Borrrower from Avel Hotel of Naples, Inc., an unaffiliated entity, in September, 1994. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 72% and the average daily room rate was approximately $66. The underwritten average occupancy rate was 70%. As of March 1, 1997, the appraised value of the property was $6,500,000.

   Hampton Inn Islandia. The Hampton Inn Islandia, located on approximately
3.20 acres of land in Islip, New York, consists of a limited service lodging facility with one building, approximately 121 rooms, a complimentary breakfast area, a small meeting room and other amenities typically found in a limited service hotel. The facility opened in 1988 and was purchased by an affiliate of the Innkeepers Individual Borrower from Islandia Hotel Associates, L.P., an unaffiliated entity in September, 1994. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 76% and the average daily room rate was approximately $76. The underwritten average occupancy rate was 75%. As of March 1, 1997, the appraised value of the property was $10,300,000.

   Hampton Inn Tallahassee. The Hampton Inn Tallahassee, located on approximately 2.66 acres of land in Tallahassee, Florida, consists of a limited service lodging facility with two buildings. The facility contains approximately 93 rooms, an

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outdoor swimming pool, complimentary breakfast room, and other amenities typically found in a limited service hotel. The facility opened in 1993 and was purchased by an affiliate of the Innkeepers Individual Borrower from HT Enterprises, an unaffiliated entity, in January, 1995. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 82% and the average daily room rate was approximately $60. The underwritten average occupancy rate was 78%. As of March 1, 1997. The appraised value of the property was $6,300,000.

   Residence Inn I Sunnyvale. The Residence Inn I Sunnyvale, located on approximately 5.77 acres of land in Sunnyvale, California, consists of an extended stay lodging facility with twenty-nine guest suite buildings and one common building. The facility contains approximately 231 guest suites, an outdoor swimming pool, three spas, an exercise room, complimentary breakfast room, a small meeting room, guest laundry and other amenities typically associated with extended stay hotels. The facility opened in 1984 and was purchased by the Innkeepers Individual Borrower from Oakmead Residence Associates, L.P., an unaffiliated entity in November, 1996. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 91% and the average daily room rate was approximately $99. The underwritten average occupancy rate was 80%. As of March 1, 1997, the appraised value of the property was $32,300,000.

   Residence Inn Cherry Hill. The Residence Inn Cherry Hill, located on approximately 5.50 acres of land in Cherry Hill, New Jersey, consists of an extended stay lodging facility with twelve buildings and one common building. The facility contains approximately 96 guest suites, an outdoor swimming pool, complimentary breakfast room, fitness room, sports court, two small meeting rooms and other amenities typically found in extended stay hotels. The facility opened in 1989 and was purchased by an affiliate of the Innkeepers Individual Borrower from Amerimar Cherry Hill Associates, an unaffiliated entity, in May, 1996. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 89% and the average daily room rate was approximately $93.56. The underwritten average occupancy rate was 80%. As of March 1, 1997, the appraised value of the property was $9,900,000.

   Residence Inn Denver. The Residence Inn Denver, located on approximately
3.98 acres of land in Denver, Colorado, consists of an extended stay lodging facility with twenty guest suite buildings and a common building. The facility contains approximately 156 guest suites, an outdoor swimming pool, complimentary breakfast room, sports court, meeting facilities and other amenities typically found in extended stay hotels. The facility opened in 1981 and was purchased by the Innkeepers Individual Borrower from the Denver Downtown Associates, L.P., an unaffiliated entity, in November, 1996. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 86% and the average daily room rate was approximately $82. The underwritten average occupancy rate was 80%. As of March 1, 1997, the appraised value of the property was $11,100,000.

   Residence Inn Wichita. The Residence Inn Wichita, located on approximately
3.13 acres of land in Wichita, Kansas, consists of an extended stay lodging facility with eight guest suite buildings and one common building. The facility contains approximately 64 guest suites, an outdoor swimming pool, complimentary breakfast room and other amenities typically found in extended stay hotels. The facility opened in 1981 and was purchased by the Innkeepers Individual Borrower from Wichita East Residence Associates, L.P., an unaffiliated entity, in November, 1996. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 81% and the average daily room rate was approximately $79. The underwritten average occupancy rate was 80%. As of March 1, 1997, the appraised value of the property was $3,900,000.

   Residence Inn Binghamton. The Residence Inn Binghamton, located on approximately 3.25 acres of land in Vestal, New York, consists of an extended stay hotel with nine guest suite buildings and one common building, The facility contains approximately 72 guest suites, an outdoor pool, spa, complimentary breakfast room, boardroom, and other amenities typically found in extended stay hotels. The property was built in 1987 and was purchased by an affiliate of the Innkeepers Individual Borrower from Liberty/Binghamton L.P., an unaffiliated entity, in 1994. For the twelve month period ended December 31, 1996, the average occupancy rate was approximately 83% and the average daily room rate was approximately $84. The underwritten average occupancy rate was 80%. As of March 1, 1997, the appraised value of the property was $5,700,000.

   Property Operation. The Innkeepers Borrowers have leased the Innkeepers Properties in Naples, Tallahassee, Islandia, Binghamton and Cherry Hill to JF Hotel IV, Inc. and the Innkeepers Properties in Denver, Wichita and Sunnyvale to JF Hotel V, Inc. (individually, the "JF Hotel IV Operator" and the "JF Hotel V Operator," and collectively, the "Innkeepers Operators") pursuant to four separate operating leases (collectively the "Innkeepers Operating Leases"), between the Innkeepers Operators and the Innkeepers Borrowers. Each of the Innkeepers Operators are special purpose

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Virginia corporations. The Innkeepers Operators are responsible for the operation, management and supervision of the Innkeepers Properties. Pursuant to the terms of the Innkeepers Operating Leases, each month the Innkeepers Operators must pay the Innkeepers Borrowers base rent, percentage rent and additional charges related thereto in accordance with a formula such that a substantial portion of the revenues from the Innkeepers Properties is paid as rent to the Innkeepers Borrowers. Such payments are the primary source of income for the Innkeepers Borrowers. The Innkeepers Operating Leases provide for terms ranging from approximately seven and one half years to thirteen years from their dates of execution, and two of the five Innkeepers Operating Leases executed with the JF Hotel IV Operator may be renewed for additional terms of approximately six to eight years at the option of the JF Hotel IV Operator.

   It is an event of default under the Innkeepers Pool Loan if the Innkeepers Operating Leases are modified or terminated without the consent of the lender. However, if (a) an event of default has occurred and is continuing under the Innkeepers Operating Leases, the Innkeepers Marriott Management Agreements or the Innkeepers Franchise Agreements (as defined below under "--Franchise and Management Agreements"), (b) on the last day of any calendar quarter, the Innkeepers Pool Loan DSCR is less than 1.4, or (c) the Innkeepers Borrowers enter into a contract to sell the Innkeepers Property to an non-affiliate, then the Innkeepers Borrowers may (x) terminate the Innkeepers Operating Leases and/or (y) except as otherwise provided in the Innkeepers Marriott Management Agreements, cause the JF Hotel V Operator to terminate the Innkeepers Marriott Management Agreements and designate either a replacement manager or operator for the Innkeepers Property, as the case may be, acceptable to the lender. The Innkeepers Borrowers may terminate the Innkeepers Operators or modify, amend or cancel the Innkeepers Operating Leases only with the prior written consent of the lender, which consent will not be given unless the Servicer has received written confirmation from each of the Rating Agencies that such termination will not cause a withdrawal, qualification or downgrading of the then outstanding Certificates.

   Pursuant to a Subordination and Attornment Agreement between the Innkeepers Operators and the Innkeepers Borrowers, the Innkeepers Operators have agreed to recognize a successor to the Innkeepers Borrowers (including a lender in a foreclosure) as the landlord under the Innkeepers Operating Leases. The Innkeepers Operators have also agreed in such subordination agreement that all liens, rights and interests owned, claimed or held by the Innkeepers Operators in and to any of the Innkeepers Properties are in all respects subordinate and inferior to the liens and security interest created by the Innkeepers Pool Loan and the Mortgages securing such loan. Furthermore, the Innkeepers Operators have covenanted not to amend, modify, terminate or cancel the Innkeepers Operating Leases without the consent of the lender. The Innkeepers Operators have acknowledged the lender's right to
(a) cause the Innkeepers Borrowers to terminate the Innkeepers Operating Leases upon the occurrence and continuation of an event of default under the Innkeepers Pool Loan or if the Innkeepers Pool Loan DSCR is less than 1.4 by giving the Innkeepers Operators 30 days' prior written notice of such termination and (b) terminate the Innkeepers Operating Leases directly in the event of a transfer of one or more of the Innkeepers Properties pursuant to a foreclosure of the Innkeepers Mortgages by giving the Innkeepers Operators 180 days' notice.

   The controlling shareholder of the Innkeepers Operators is also the chairman of the board of directors and president of the Innkeepers REIT. The Innkeepers Operators are corporations formed solely for the purpose of operating the Innkeepers Properties. The Innkeepers Operators and their affiliates lease and/or operate 35 hotels (including the Innkeepers Properties) containing a total of over 4,200 rooms.

   Franchise and Management Agreements. The JF Hotel V Operator has entered into management agreements with the Innkeepers Marriott Manager (the "Innkeepers Marriott Management Agreements"), in connection with the Innkeepers Properties in Denver, Wichita and Sunnyvale. The remainder of the Innkeepers Properties are managed directly by the JF Hotel IV Operator, and are subject to franchise and license agreements with Promus Hotel Corporation, a Delaware corporation, (the "Hampton Inn Franchisor"), for the Innkeepers Properties in Naples, Islandia and Tallahassee (the "Hampton Inn Franchise Agreements"), and with Marriott International, Inc. (the "Marriott Franchisor") for the Innkeepers Properties in Cherry Hill and Binghamton (the "Marriott Franchise Agreements") (collectively, the "Innkeepers Franchise Agreements").

   The Innkeepers Marriott Management Agreements require the JF Hotel V Operator to pay certain management fees, including a base management fee, a system fee and a marketing fee, in each case equal to a specified percentage of gross revenues from the relevant Innkeepers Properties and an incentive management fee equal to a certain percentage of operating profit less payments under the Innkeepers Operating Leases for the relevant Innkeepers Properties. The Innkeepers Marriott Management Agreements expire in 2009, however the Innkeepers Marriott Manager has the option

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to renew the agreement for an additional period of 13 years if the average operating profit for the last three fiscal years of the term exceeds certain thresholds, or, in the alternative, if the Innkeepers Marriott Manager pays the JF Hotel V Operator the difference between the actual operating profit for such years and such threshhold amount. The JF Hotel V Operator may terminate the Innkeepers Marriott Management Agreements prior to 2009 if certain performance thresholds are not met, however the Innkeepers Marriott Manager may avoid such early termination by paying to the JF Hotel V Operator an amount equal to the amount of any shortfalls.

   The Innkeepers Marriott Manager, under certain Subordination, Non-Disturbance and Attornment Agreements has agreed that the Innkeepers Marriott Management Agreements and all right, title and interest of the Innkeepers Marriott Manager in the Innkeepers Properties managed by it are made subject and subordinate to the Innkeepers Pool Loan and the Innkeepers Mortgages. The Innkeepers Marriott Manager has agreed to recognize any Innkeepers subsequent owner under the Innkeepers Marriott Management Agreements for the balance of the remaining term thereof. In addition, in the event of a default by the JF Hotel V Operator under the Innkeepers Marriott Management Agreements, the Innkeepers Marriott Manager has agreed to give the lender notice and an opportunity to cure such default prior to terminating such agreement. A side letter agreement among the Innkeepers Borrowers, the Innkeepers Operators and the lender provides that if any of the Mortgages on any of the Innkeepers Properties that are managed by the Innkeepers Marriott Manager or franchised by the Marriott Franchisor are foreclosed upon by the lender, then the Innkeepers Marriott Manager has the right to enter into management agreements with respect to the Innkeepers Properties in Cherry Hill or Binghamton in substantially the same form as the Innkeepers Marriott Management Agreements.

   The Innkeepers Franchise Agreements are scheduled to expire between 2003 and 2010. The Hampton Inn Franchise Agreements do not provide for any renewal options. The Marriott Franchise Agreements provide the JF Hotel IV Operator with an option to renew for an additional ten year term, provided that (x) no default under the Marriott Franchise Agreements has occurred and is continuing and (y) the JF Hotel IV Operator pays a renewal fee and executes a new franchise agreement on the Marriott Franchisor's then-current form. A renewal of any of the Marriott Franchise Agreements may provide for increased marketing and royalty fees. Pursuant to the terms of the Innkeepers Pool Loan, the Innkeepers Borrowers are obligated to obtain the consent of the lender prior to changing any franchise affiliation for any of the Innkeepers Properties, which consent will not be given without the Servicer first obtaining written confirmation from the Rating Agencies that such change in affiliation in and of itself will not result in a withdrawal, qualification or downgrading of any then-current rating for the Certificates.

   Each of the Innkeepers Franchise Agreements imposes certain obligations on the Innkeepers Operators, including the obligation to pay the relevant franchisor a monthly franchise and marketing fee equal to a percentage of gross sales. The Innkeepers Franchise Agreements may be terminated by the related franchisors upon the Innkeepers Operators' failure to pay such fees. The Innkeepers Franchise Agreements also prohibit any assignment of any interest in, or other transfer of, such agreements and thus any subsequent owner of the related Innkeepers Property (including the Trust Fund in the event of foreclosure or deed acquisition in lieu of foreclosure) would not be entitled to assume such the Innkeepers Franchise Agreements without the consent of the relevant franchisor acting in its sole discretion.

   The Innkeepers Franchise Agreements may be terminated by the Hampton Inn Franchisor or the Marriott Franchisor, as applicable, if, among other things, the Innkeepers Operators cease to use the franchise or if certain bankruptcy or insolvency events occur. In the event that any such franchisor terminates any of the Innkeepers Franchise Agreements on account of a default by the Innkeepers Operators, the Innkeepers Operators must pay a substantial termination fee. The Innkeepers Operators may terminate the Innkeepers Franchise Agreements prior to their scheduled expiration dates by paying a substantial termination fee.

   Pursuant to comfort letters delivered by the Hampton Inn Franchisor and the Marriott Franchisor to the lender, such franchisors are obligated to notify the lender if the Innkeepers Operators default under the Innkeepers Franchise Agreements and provide the lender with the opportunity to cure any such defaults. The Marriott Franchise Agreements may not be terminated by the Marriott Franchisor if the lender cures any monetary default within ten days of notice or any non-monetary default within 30 days of notice. The Hampton Inn Franchise Agreements may not be terminated by the Hampton Inn Franchisor if the lender cures any monetary or non-monetary default within 30 days of notice, provided that an extension of 15 days may be available for non-monetary defaults where the lender provides a written request for such extension with an explanation of corrective actions to be taken. In the event the Trust Fund acquires any of the Innkeepers Properties through foreclosure, then the Servicer will have a 30-day option to elect to obtain, new Innkeepers Franchise Agreements for the affected Innkeepers Property provided that the lender cures all outstanding defaults and satisfies the relevant franchisor that competent management will be retained to operate such property.

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    See "Risk Factors and Other Special Considerations -- Commercial Lending
Generally" and "Risk Factors and Other Special Considerations -- Risks Associated with Hotels" for a discussion of certain matters associated with franchise agreements.

THE DESIGN CENTER OF THE AMERICAS LOAN AND PROPERTY

   The Loan. The Design Center of the Americas Loan (the "DCOTA Loan") was originated by the Originator on December 12, 1996, had a principal balance at origination of $40,000,000 and has a principal balance as of the Cut-off Date of $39,899,849. The DCOTA Loan is secured by a Mortgage (the "DCOTA Mortgage") encumbering a parcel of land and buildings with tenants primarily in the business of selling goods to consumers represented by members of the design trade. Such land and buildings comprise a retail design center known as The Design Center of the Americas (the "DCOTA Property") located in Dania, Florida.

   The Borrower. Design Center Of The Americas, Limited Partnership (the "DCOTA Borrower") is a special purpose Michigan limited partnership formed solely for the purpose of owning, leasing, and operating the DCOTA Property. The DCOTA Borrower has no material assets other than the DCOTA Property and related interests. The sole general partner of the DCOTA Borrower is DCOTA, Inc. (the "DCOTA GP"), a special purpose Florida corporation, formed solely for the purpose of acting as the 1% general partner of the DCOTA Borrower. 100% of the stock of the DCOTA GP is held by Marvin Danto and James Danto, who are the Chairman of the Board and the President, respectively, of Danto Investment Company, Inc. (the "DCOTA Manager"), which is the property manager for the DCOTA Property as described below under "--Property Management." Marvin and James Danto together with their family and affiliates hold approximately 78% of the limited partner interests in the Borrower and the balance is held by unrelated investors.

   Security. The DCOTA Loan is a nonrecourse loan, secured only by the DCOTA Property and other collateral related thereto (including an assignment of leases and rents and the funds in certain accounts). Subject to certain exceptions, including fraud or misrepresentation, gross negligence or willful misconduct, certain environmental matters and misappropriation of certain funds, neither the DCOTA Borrower nor any of its affiliates is personally liable for the payment of the DCOTA Loan. The DCOTA Borrower has made certain environmental representations and has represented that it has good, marketable and insurable title to the DCOTA Property free and clear of all liens, except for current taxes, certain equipment leases totaling $400,000 or less and certain other encumbrances permitted by the lender. The DCOTA Borrower has agreed to indemnify the lender and its successors and assigns with respect to liabilities arising from or in connection with certain environmental matters. The lender is the named insured under a title insurance policy (which will be assigned to the Trust Fund) which insures, among other things, that the DCOTA Mortgage constitutes a valid and enforceable first lien on the DCOTA Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The DCOTA Loan matures on January 11, 2022 (the "DCOTA Maturity Date"). The loan bears interest (a) at a fixed rate per annum equal to 7.47% (the "DCOTA Current Interest Rate") through January 10, 2007 and (b) from and after January 11, 2007 (the "DCOTA Anticipated Repayment Date") through the DCOTA Maturity Date, at a fixed rate per annum equal to the greater of (i) the DCOTA Current Interest Rate plus 2.00% and (ii) the yield as of the DCOTA Anticipated Repayment Date, calculated by linear interpolation of the yields on U.S. Treasury Constant Maturities, with terms (one longer and one shorter) most nearly approximating those of non-callable U.S. Treasury obligations having maturities as close as possible to January 11, 2022, plus 2.00% (the "DCOTA Revised Interest Rate"). However, until the principal balance of the DCOTA Loan has been reduced to zero, the DCOTA Borrower will only be required to pay interest at the DCOTA Current Interest Rate. The interest accrued at the excess of the applicable DCOTA Revised Interest Rate over the DCOTA Current Interest Rate will be deferred and will bear interest at the DCOTA Revised Interest Rate until after the outstanding principal loan balance is paid in full (such accrued and deferred interest and interest thereon at the DCOTA Revised Interest Rate, the "DCOTA Excess Interest"); provided, that if the DCOTA Borrower repays the entire DCOTA Loan on or prior to the third payment date after the DCOTA Anticipated Repayment Date, the DCOTA Borrower shall have no obligation to pay any DCOTA Excess Interest and any DCOTA Excess Interest accrued prior to the date of such repayment shall be forgiven by the lender. Interest on the DCOTA Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

   Commencing on February 11, 1997 through the DCOTA Maturity Date, the DCOTA Loan requires constant monthly payments (the "DCOTA Monthly Debt Service Payment") of principal and interest of $294,816.36 (based on a 300-month amortization schedule and the DCOTA Current Interest Rate). Payment of the balance of the principal, if any, together

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with all accrued and unpaid interest (including the DCOTA Excess Interest) is required on the DCOTA Maturity Date. Commencing on the DCOTA Anticipated Repayment Date and continuing on each payment date thereafter, in addition to the DCOTA Monthly Debt Service Payment, the DCOTA Borrower is required to apply 100% of the DCOTA Excess Cash Flow (as defined below) for the month preceding the month in which the payment date occurs in the following order of priority: (a) first, to repay principal until the outstanding principal balance of the DCOTA Loan is reduced to zero, and (b) then to pay DCOTA
Excess Interest. "DCOTA Excess Cash Flow" means for any period (i) any and all amounts held as collected funds in the DCOTA Deposit Account (as defined below under "--Lock Box") for such period less (ii) amounts required to fund the following items in the following order of priority: (a) amounts required to fund the tax and insurance escrow fund as described below under "--Reserves," (b) to the DCOTA Monthly Debt Service Payment, (c) to approved operating expenses, and (d) to fund the capital reserve fund as described below under "--Reserves." The scheduled principal balance of the DCOTA Loan as of the DCOTA Anticipated Repayment Date is $32,445,946.

   Upon the occurrence of an event of default, the entire unpaid principal sum and any other amounts due under the DCOTA Loan will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the DCOTA Loan (i.e., the DCOTA Current Interest Rate or the DCOTA Revised Interest Rate, as applicable) plus 5%.

   Prepayment. Voluntary prepayment is prohibited under the DCOTA Loan prior to the DCOTA Anticipated Repayment Date. From and after the DCOTA Anticipated Repayment Date, the DCOTA Loan may be voluntarily prepaid in whole or in part without payment of any penalty or premium. In addition, principal prepayments on the DCOTA Loan may occur on payment dates after the DCOTA Anticipated Repayment Date through application of the DCOTA Excess Cash Flow, as described above under "--Payment Terms."

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the DCOTA Property as described below under "--Condemnation and Casualty," the lender will be entitled to apply such proceeds to prepay the DCOTA Loan. Unless an event of default has occurred and is continuing, such prepayment will be made without payment of a yield maintenance premium. If an event of default has occurred and is continuing at the time such proceeds are applied to the prepayment of the DCOTA Loan, such prepayment must be accompanied by a yield maintenance premium.

   Release in Exchange for Substitute Collateral. The DCOTA Borrower is permitted at any time prior to the DCOTA Anticipated Repayment Date upon thirty days prior written notice to lender after the second anniversary of the Closing Date (the "DCOTA Defeasance Date") to defease all or any portion of the DCOTA Loan, provided that, among other conditions, the DCOTA Borrower pays on such date (a) all accrued and unpaid interest due on the DCOTA Loan on such date, and if such date is not a payment date, then the DCOTA Borrower shall have paid all interest and principal due on the next succeeding payment date, (b) all other sums (including principal payments) then due and payable under the DCOTA Loan and (c) the DCOTA Defeasance Deposit (as defined below). In addition, the DCOTA Borrower is required to deliver to the lender, among other things, (i) a security agreement granting the Trustee a first priority lien on the U.S Obligations purchased with the DCOTA Defeasance Deposit, (ii) an opinion of counsel for the DCOTA Borrower in form satisfactory to the lender stating, among other things, that the Trustee will have a perfected first priority security interest in such U.S. Obligations and that such U.S. Obligations have been validly assigned to the Trust Fund and (iii) written confirmation from the Rating Agencies that such defeasance will not result in a downgrade, withdrawal or qualification of the then respective ratings of the Certificates. The "DCOTA Defeasance Deposit" is generally the amount necessary to purchase U.S. Obligations in amounts and with maturities that are sufficient to make all successive scheduled payments on each payment date after the DCOTA Defeasance Date upon which interest and principal payments are required under the DCOTA Loan (including, on the DCOTA Anticipated Repayment Date, the full outstanding principal balance of the DCOTA Loan). The DCOTA Defeasance Deposit will also include all costs and expenses incurred in connection with the purchase of such U.S. Obligations. The DCOTA Borrower will be entitled to obtain a release of the DCOTA Property in connection with the defeasance of the entire DCOTA Loan.

   Reserves. The DCOTA Borrower is required to fund the following escrow and reserve funds: (a) a tax and insurance reserve fund to be funded monthly on each payment date in an amount equal to 1/12 of the taxes estimated to be payable during the ensuing twelve months and 1/12 of the insurance premiums estimated to be payable for the renewal of insurance policies for the succeeding annual period and (b) a capital reserve fund to be funded monthly on each payment date in an amount equal to 1/12 of the estimated annual amount to be incurred for capital expenditures and deferred maintenance which the lender and the DCOTA Borrower have agreed to be $171,000.

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    In lieu of making monthly deposits on account of insurance premiums, at the closing the DCOTA Borrower funded an alternative insurance escrow fund in an amount equal to three installments of the monthly insurance premiums. The DCOTA Borrower will not be required to fund on-going monthly deposits on account of insurance premiums so long as the DCOTA Borrower continues to (i) make timely payments of insurance premiums and (ii) maintain the alternative insurance escrow fund with the lender in an amount equal to no less than two installments of the monthly insurance premium. Similarly, in lieu of making monthly deposits on account of capital reserves, the DCOTA Borrower has funded an alternative capital reserve fund in the amount of $171,335. The DCOTA Borrower will not be required to fund on-going monthly deposits on account of capital reserves so long as (i) the alternative capital reserve fund continues to be maintained with the lender in an amount equal to $171,335, (ii) no event of default has occurred and is continuing and (iii) within 30 days following the end of each calendar year, the DCOTA Borrower provides the lender with a certification from an executive officer that the DCOTA Borrower has made capital expenditures at the DCOTA Property of at least $171,335 during the preceding calendar year.

   At the closing, the DCOTA Borrower also funded an escrow fund with lender in the amount of $589,632.72, which constitutes two DCOTA Monthly Debt Service Payments. Upon the occurrence of an event of default, the lender may apply any sums in such escrow fund against all outstanding amounts payable under the DCOTA Loan in any order of priority in lender's sole discretion.

   Lock Box. Prior to the occurrence of a Lock Box Event (as defined below) the DCOTA Borrower is not required to deposit rents or other income into a lock box account controlled by the lender. Instead, all rents and other income from the DCOTA Property will be deposited by the DCOTA Borrower directly into a clearing account established and maintained in the name of the DCOTA Borrower. Prior to the occurrence of a Lock Box Event, the DCOTA Borrower may withdraw funds from the clearing account.

   Following the occurrence of a Lock Box Event, all amounts held in the DCOTA Borrower clearing account will be swept into a deposit account established in the name of lender (the "DCOTA Deposit Account") on a daily basis for application by the lender as described below. The occurrence of any of the following events shall constitute a "Lock Box Event": (a) an event of default or (b) the DCOTA Anticipated Repayment Date. Upon the occurrence of a Lock Box Event described in clause (b) of the preceding sentence, the Servicer shall disburse funds held in the DCOTA Deposit Account in the following order of priority: (a) to fund the tax and insurance reserve, if the DCOTA Borrower is required to make such monthly deposits, (b) to pay the DCOTA Monthly Debt Service Payment, (c) to the DCOTA Borrower to pay for approved operating expenses, (d) to make required payments, if any, to the capital reserve fund, (e) following the DCOTA Anticipated Repayment Date, to the lender to prepay the outstanding principal balance under the DCOTA Loan until paid in full, (f) following the DCOTA Anticipated Repayment Date, to the lender to be applied against DCOTA Excess Interest. In addition, following the occurrence of a Lock Box Event the DCOTA Borrower shall, at the direction of the lender, require all tenants at the DCOTA Property to pay all rents directly to the DCOTA Borrower clearing account and the DCOTA Borrower shall have no further right to make withdrawals from such account. During the continuance of an event of default, the lender may apply funds in the DCOTA Deposit Account to such items and in such order of priority as lender in its discretion determines.

   Transfer of Property and Interest in Borrower; Encumbrance. The DCOTA Borrower is prohibited from transferring or encumbering the DCOTA Property without the prior written consent of the lender, except that the DCOTA Borrower has the one-time right to sell the DCOTA Property subject to the DCOTA Loan without the consent of the lender, provided that, among other things, (a) the purchaser assumes in writing all obligations of the DCOTA Borrower under the DCOTA Loan and (b) the Rating Agencies confirm in writing that such sale will not result in a qualification, downgrade or withdrawal of the ratings then applicable to the Certificates.

   The DCOTA Loan prohibits transfers without the prior written consent of the lender of any direct interest in the DCOTA Borrower and transfers of any direct or indirect interest in any partner of the DCOTA Borrower other than
(a) a one-time transfer following the death of Marvin Danto, by the DCOTA GP of its interest in the DCOTA Borrower to a special purpose entity provided that such special purpose entity: (i) complies with the then current criteria of S&P for special purpose entities; (ii) is 100% owned by James Danto and/or immediate family members of James Danto; and (iii) the DCOTA Borrower delivers a substantive consolidation opinion in form satisfactory to the lender and the Rating Agencies, (b) any transfer of stock in the DCOTA GP and the limited partner interests in the DCOTA Borrower provided that such transfer does not result in the proposed transferee (together with its immediate family members and affiliates) owning more than 49% of the stock in the DCOTA GP, obtaining control of the DCOTA GP or the DCOTA Borrower or owning more than 49% of the limited partnership interests in the DCOTA Borrower, unless in connection therewith: (i) the Rating Agencies confirm in writing that such sale or transfer will not result in a qualification, downgrade or withdrawal of the ratings then applicable to the Certificates and (ii) the DCOTA Borrower delivers a non-consolidation opinion in form satisfactory to the lender and the Rating Agencies and (c) transfers of equity interests that occur by inheritance, devise, bequest or operation of law upon the death of any natural person; provided such transfers are to immediate family members and, if required by the Rating Agencies, the DCOTA Borrower delivers a non-consolidation opinion.

   The DCOTA Borrower is prohibited from incurring debt other than (a) equipment leases with annual payment obligations not exceeding $400,000 and
(b) unsecured trade debt customarily payable within thirty days in an aggregate amount not to exceed $1,200,000 at any time. In addition, the direct and/or indirect partners in the DCOTA Borrower may be entitled to receive a mezzanine loan in an amount not to exceed $5,000,000 provided that, among other things: (a) the loan may only be secured by a pledge of stock in the DCOTA GP and limited partnership interests in the DCOTA Borrower; (b) the lender of such mezzanine loan agrees in writing that such pledge may not be enforced if such enforcement would result in the withdrawal, downgrade or qualification of the ratings then applicable to the Certificates; and (c) the Rating Agencies confirm in writing that neither the making of the mezzanine loan nor the identity of the lender thereof will result in the withdrawal, downgrade or qualification of the then applicable rating of the Certificates.

   Insurance. The DCOTA Borrower is required to maintain (a) all-risk insurance in an amount equal to the greater of (i) the outstanding principal balance of the DCOTA Loan and (ii) the replacement cost of the improvements,
(b) comprehensive public liability insurance in an amount equal to $1,000,000 per occurrence and $2,000,000 in the aggregate, plus $10,000,000 in excess and/or umbrella liability insurance, (c) rental loss and/or business interruption insurance covering a period of at least eighteen months, (d) sprinkler leakage and machinery and boiler explosion insurance, (e) statutory workers' compensation insurance and (f) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the DCOTA Property. The DCOTA Loan requires the DCOTA Borrower to obtain the insurance described above from insurance companies with a claims paying ability rating of "AA-" or better by S&P. The insurance for the DCOTA Property is currently with American Motorist Insurance Company. These insurance policies expire on April 1, 1997, and the DCOTA Borrower is required to replace them with insurance meeting the requirements of the loan documents.

   Condemnation and Casualty. The DCOTA Borrower is obligated to restore the DCOTA Property following the occurrence of a casualty or condemnation, regardless of whether insurance proceeds or condemnation awards are available, unless the DCOTA Borrower elects to defease the entire amount of the DCOTA Loan and cause the release of the DCOTA Property, as described above under "--Release in Exchange for Substitute Collateral." In the event of any casualty or condemnation where (a) the loss or award is in an aggregate amount less than $4,000,000, (b) in the reasonable judgment of the lender, the DCOTA Property can be restored (i) within twelve months in the event of a casualty (or six months in the event of any condemnation) and (ii) prior to the DCOTA Maturity Date, in each case, to an economic unit not less valuable and not less useful than the same was prior to such casualty or condemnation and, after such restoration, the DCOTA Property adequately secures the outstanding balance of the DCOTA Loan and (c) no event of default has occurred and is continuing, the lender is obligated to make any insurance proceeds or condemnation award available to reimburse the DCOTA Borrower for the cost of restoring the DCOTA Property. Any surplus insurance proceeds or condemnation awards remaining after payment of the costs of restoration will be paid to the DCOTA Borrower. In all other events, the lender has the right to apply the insurance proceeds or condemnation award to prepay the DCOTA Loan. Unless an event of default has occurred and is continuing, such prepayment is not required to be accompanied by a yield maintenance premium. If, however, an event of default has occurred and is continuing, such prepayment will include a yield maintenance premium. If the amount of insurance proceeds resulting from any casualty does not exceed $500,000, the DCOTA Borrower may settle any insurance claim without the lender's consent and may receive the proceeds directly from the insurer. In the event insurance proceeds exceed $500,000, such proceeds shall be paid directly to the lender who will make such proceeds available to the DCOTA Borrower to the extent required by the DCOTA Loan. The DCOTA Borrower is required to pay directly to the lender all condemnation awards payable to the DCOTA Borrower.

   Financial Reporting. The DCOTA Borrower is required to furnish to the lender, within 90 days following the end of each fiscal year, the DCOTA Borrower's annual financial statements audited by an independent certified public accountant acceptable to the lender, together with a certificate of an executive officer of the DCOTA Borrower certifying that (a) such annual financial statements present fairly the financial condition of the DCOTA Property and have been prepared in accordance with GAAP and (b) whether there has been an event of default and, if so, describing the nature of such event. The DCOTA Borrower is also required to furnish to the lender on or before the 20th day following the end of each calendar month the following items, accompanied by a certificate of an executive officer of the DCOTA Borrower certifying that such items are true, correct, accurate and complete and present fairly the financial condition of the DCOTA Property during such calendar month: (a) monthly and year to date operating statements prepared for each calendar month, (b) a monthly balance sheet, (c) a comparison of the budgeted and actual income and expenses for each month and year to date, (d) a rent roll, including occupancy statistics and lease expiration dates for the DCOTA Property, (e) a calculation of the DCOTA DSCR for the immediately preceding twelve month period as of the last day of each such month, (f) quarterly, together with such monthly statements, a statement of actual capital expenditures for each calendar quarter as of the last day of such quarter and (g) a statement that certain representation and warranties of the DCOTA Borrower are true and correct as of the date of such certificate.

   The Property. The DCOTA Property consists of a four-story building on approximately 11.7 acres of land located in Dania, Broward County, Florida adjacent to the Ft. Lauderdale Airport on I-95 and contains approximately 550,000 square feet of GLA. The building was built in two phases: the first phase opened in 1985 and the second phase opened in 1988. Space in the DCOTA Property is leased to tenants who specialize in the interior furnishings industry, selling fabric, floor and wall coverings, lighting, art, accessories, kitchen appliances and bath fixtures. The tenants' primary customers are the design and construction trades such as interior deisgners, architects and builders.

   The land adjacent to the DCOTA Property is owned by an affiliate of the DCOTA Borrower and, for so long as such land continues to be owned by such affiliate, no more than 49% of such adjacent land may be operated by such affiliate as a design center unless (a) such affiliate has agreed not to induce tenants of the DCOTA Property to become tenants of the adjacent property, or (b) the partners of such affiliate assign to the lender, as security for the DCOTA Loan, 70% of the net cash flow generated by such adjacent property. The DCOTA Property contains parking spaces for 613 vehicles on site. The DCOTA Property utilizes a parking area contained on such adjacent parcel for 100 additional parking spaces. An easement agreement grants the DCOTA Borrower a perpetual exclusive easement to use this parking area.

   As of December 31, 1996, the DCOTA Property had an occupancy rate of approximately 96% and an average base rent per square foot of $23. As of May 7, 1996, the appraised value of the DCOTA Property was $97,000,000.

   Property Management. The DCOTA Property is managed, leased and maintained by the DCOTA Manager, pursuant to an exclusive leasing and management agreement, dated as of March 1, 1988, between the DCOTA Borrower and the DCOTA Manager (the "DCOTA Management Agreement"). The DCOTA Management Agreement provides for a monthly management fee equal to 5% of monthly gross revenues from the DCOTA Property calculated on a cash basis. The DCOTA Management Agreement provides for a 12-year term and will expire on March 1, 2000 unless earlier terminated by the DCOTA Borrower, the DCOTA Manager or the lender pursuant to the terms thereof.

   Under the DCOTA Loan, the DCOTA Borrower is obligated to achieve and maintain a DCOTA DSCR (as defined below) of not less than 1.15. If such ratio is not maintained, the lender has the right to terminate the DCOTA Management Agreement and to instruct the DCOTA Borrower to remove the DCOTA Manager and designate a replacement property manager acceptable to the lender unless the DCOTA Borrower defeases a portion of the DCOTA Loan sufficient to increase the DCOTA DSCR on the undefeased portion of the DCOTA Loan to not less than 1.15:1.0. Upon the termination of the DCOTA Management Agreement, the DCOTA Manager shall continue to receive a monthly management fee of 2.5% of all gross revenues, calculated on a cash basis, for a period of five years following the termination thereof provided that such termination does not result from the exercise by the lender of its right to terminate the DCOTA Management Agreement pursuant to the Manager Consent and Subordination Agreement. "DCOTA DSCR" means, for any 12-month period, the ratio of (a) the net operating income for such period to (b) the amount of principal and interest actually due and payable on the DCOTA Loan for such period.

   Pursuant to the Manager Consent and Subordination Agreement, the DCOTA Manager has agreed that (a) the DCOTA Management Agreement is subordinate in all respects, including the DCOTA Manager's right to receive a 2.5% monthly management fee in the event of a termination by the lender of the DCOTA Management Agreement to the DCOTA Mortgage and the DCOTA loan documents, (b) should the lender obtain title to and possession of the DCOTA Property from the DCOTA Borrower, (i) the DCOTA Manager will continue performance under the terms of the DCOTA Management Agreement if requested by the lender, and (ii) the lender may terminate the DCOTA Management Agreement, (c) the DCOTA Manager will notify the lender of any default by the Borrower under the terms of the DCOTA Management Agreement and will allow the lender the same time period within which to cure that default as the DCOTA Borrower would have, and (d) the DCOTA Manager will not modify the DCOTA Management Agreement without the prior approval of the lender.

    The DCOTA Manager was organized in 1973 and as of December 31, 1996, managed various industrial, warehouse office and design center properties located primarily in Michigan and Florida, totaling 829,000 square feet, including: a 50,000 square foot prime office building, a 14,000 square foot industrial facility and a 250,000 square foot design center.

THE G&L MEDICAL OFFICE II POOL LOAN AND PROPERTIES

   The Loan. The G&L Medical Office II Pool Loan was originated by the lender on May 24, 1996, in the aggregate principal amount of $19,800,000, and amended and restated on August 29, 1996 (the "G&L II Loan Origination Date"), to, among other things, add an additional property and increase the principal amount to $35,000,000 (the "G&L II Loan Amount"). The G&L Medical Office II Pool Loan has a principal balance as of the Cut-off Date of approximately $34,801,294 and is secured by Mortgages encumbering four medical office buildings (the "G&L Medical Office II Pool Properties") located in California. The Mortgages encumbering the G&L Medical Office II Pool Properties are cross-defaulted and cross-collateralized.

   The Borrower. G&L Medical Partnership, L.P. (the "G&L Medical Office II Pool Borrower") is a single purpose limited partnership formed on May 7, 1996. The partnership agreement of the G&L Medical Office II Pool Borrower provides that until the G&L Medical Office II Pool Loan is repaid (including any successive refundings or refinancings thereof), the sole purposes of the G&L Medical Office II Pool Borrower are to own, operate, finance, refinance, and mortgage the G&L Medical Office II Pool Properties and related facilities and to carry on other incidental and related activities. The G&L Medical Office II Pool Borrower has no material assets other than the G&L Medical Office II Properties and incidental personal property necessary for the ownership or operation thereof. The sole general partner of the G&L Medical Office II Pool Borrower is G&L Medical, Inc. (the "G&L II GP"), a Delaware corporation formed solely for the purpose of acting as general partner of the G&L Medical Office II Pool Borrower and engaging in other activities incidental to that purpose. The voting stock of the G&L II GP is wholly owned by G&L Realty Corp. (the "G&L II REIT"). The G&L II REIT is a Maryland corporation which is a real estate investment trust, the shares of which are traded on the New York Stock Exchange. The sole limited partner of the G&L Medical Office II Pool Borrower is G&L Realty Partnership, L.P. (the "G&L II LP"), a Delaware limited partnership. The sole general partner of the G&L II LP is the G&L II REIT. The G&L II LP is also the property manager for the G&L Medical Office II Pool Properties as described below under "--Property Management."

   Security. The G&L Medical Office II Pool Loan is a nonrecourse loan, secured only by the interest of the G&L Medical Office II Borrower in the G&L Medical Office II Properties and by certain collateral therefor (including an assignment of leases and rents and the funds in certain accounts). Subject to exceptions for, among other things, intentional misrepresentation, breach of any provision of a related environmental indemnity agreement, or misappropriation of funds, neither the G&L Medical Office II Pool Borrower nor any of its affiliates are personally liable for the payment of the G&L Medical Office II Pool Loan. The G&L Medical Office II Pool Borrower, the G&L II LP and the G&L II REIT have agreed to indemnify the lender and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. There can be no assurance that the G&L II LP or the G&L II REIT will have sufficient assets to make payments under such indemnity. The G&L Medical Office II Pool Borrower has represented that it owns good and marketable title to the G&L Medical Office II Pool Properties, subject only to certain permitted encumbrances. The Originator is the named insured under mortgage title insurance policies, which insure, among other things, that each of the related Mortgages constitutes a valid and enforceable first lien on the applicable G&L Medical Office II Pool Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The G&L Medical Office II Pool Loan matures on September 11, 2021 (the "G&L II Maturity Date"), and bears interest at (a) a fixed rate per annum equal to 8.492% (the "G&L II Current Interest Rate") through September 10, 2006, and (b) from and including September 11, 2006 (the "G&L II Anticipated Repayment Date"), at a fixed rate per annum (the "G&L II Revised Interest Rate") equal to the greater of (i) the sum of (A) the G&L II Current Interest Rate plus (B) 2.00% and (ii) the sum of (A) the yield, calculated by linear interpolation of the yields of the U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the G&L II Maturity Date, plus (B) 2.00%. Interest accrued at the excess of the G&L Revised Interest Rate over the G&L Current Interest Rate will be deferred until the earlier to occur of the date on which the G&L Medical Office II Pool Loan has been paid in full and the G&L II Maturity Date (such accrued and deferred interest and interest thereon at the G&L II Revised Interest Rate, the "G&L II Excess Interest"). Interest on the G&L Medical Office II Pool Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

    Commencing on October 11, 1996, the G&L Medical Office II Pool Loan requires 300 constant monthly payments (the "G&L II Monthly Debt Service Amount") of principal and interest of $281,640.81 (based on a 300-month amortization schedule and the G&L Current Interest Rate, subject to adjustment in connection with certain prepayments relating to the release of a property -though not in connection with defeasances -as described below under "--Prepayment"). Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including the G&L II Excess Interest), is required on the G&L II Maturity Date. Commencing on the first payment date after the G&L Anticipated Repayment Date, in addition to the G&L II Monthly Installment Amount, the G&L Medical Office II Pool Borrower is required to apply 100% of the G&L II Excess Cash Flow (as defined below) for the month preceding the month in which the payment date occurs in the following order of priority: (a) to the outstanding principal balance of the G&L Medical Office II Pool Loan until such principal is reduced to zero and
(b) to the G&L II Excess Interest. "G&L II Excess Cash Flow" means for any period the excess of the gross revenues (operating and investment) of the G&L Medical Office II Pool Borrower (calculated on a cash basis) for such period over operating expenses (calculated on a cash basis) relating to the G&L Medical Office II Pool Properties (calculated on a cash basis) for such period after deduction of the following amounts (without duplication): (a) amounts necessary to fund the capital reserve with respect to the G&L Medical Office II Pool Properties as described below under "--Reserves"; (b) property management fees equal to the lesser of (i) actual management fees paid pursuant to the management agreement and (ii) 4% of the operating income of the G&L Medical Office II Pool Borrower; (c) amounts necessary to fund required reserves in respect of real property taxes and insurance premiums (as described below under "--Reserves"); (d) amounts necessary to fund required leasing reserves for such period as described below under "--Reserves" and (e) to fund any additional required reserves required by the lender from time to time as a result of vacancies and similar factors adversely affecting cash flow. The scheduled principal balance of the G&L Medical Office II Pool Loan as of the G&L II Anticipated Repayment Date is $29,240,098.

   If the G&L Office II Pool Borrower pays the entire outstanding principal balance of the G&L Medical Office II Pool Loan together with all accrued but unpaid interest calculated at the G&L II Base Interest Rate thereon and any other amounts required to be paid under the G&L Medical Office II Pool Loan on or before the payment date which is six months after the G&L II Anticipated Repayment Date, then all accrued but unpaid G&L II Excess Interest will be forgiven by the lender.

   Upon the occurrence of an event of default, the entire unpaid principal sum of the G&L Medical Office II Pool Loan and any other amounts due in respect thereof will bear interest at a default rate equal to the lesser of
(a) the maximum rate permitted by applicable law and (b) (i) prior to the G&L II Anticipated Repayment Date, 13.492%, or (ii) on or after the G&L II Anticipated Repayment Date, the G&L II Revised Interest Rate plus 5%.

   Prepayment. Voluntary prepayment is prohibited under the G&L Medical Office II Pool Loan prior to the G&L II Anticipated Repayment Date. Thereafter, the G&L Medical Office II Pool Loan may be voluntarily prepaid in whole or in part in connection with the release of a property on any payment date without payment of a yield maintenance premium. In addition, principal prepayments on the G&L Medical Office II Pool Loan may occur on payment dates following the G&L II Anticipated Repayment Date through the application of the G&L II Excess Cash Flow.

   The G&L Medical Office II Pool Borrower may obtain a release of a G&L Medical Office II Pool Property from lien of the related Mortgage in connection with a transfer, sale, assignment, or conveyance of that G&L Medical Office II Pool Property on or after the G&L II Anticipated Repayment Date if, among other things, (a) no event of default has occurred and is continuing, (b) after giving effect to the release, the G&L II Loan DSCR (as defined below) for all of the remaining G&L Medical Office II Pool Properties is not less than the greater of (i) the G&L II Loan DSCR of all G&L Medical Office II Pool Properties (without giving effect to such release) calculated immediately prior to such release and (ii) the G&L II Loan DSCR of all G&L Medical Office II Pool Properties (without giving effect to such release) calculated as of the G&L II Loan Origination Date, (c) the G&L Medical Office II Pool Borrower provides the lender with an officer's certificate stating that the principal amount of the principal indebtedness, after deducting the prepaid amount, will not exceed an amount equal to 125% of the sum of the fair market values of the remaining G&L Medical Office II Pool Properties as of the date of the prepayment, (d) the G&L Medical Office II Pool Borrower prepays principal of the G&L II Loan in an amount equal to 125% of the Allocated Loan Amount for the G&L Medical Office II Pool Property being released (the "G&L II Release Price"), provided that there shall be credited against that G&L II Release Price the amount of any principal of the G&L Medical Office II Pool Loan prepaid prior to such release which was not credited against the G&L II Release Price of another G&L II Medical Office II Property, and (e) the G&L II Medical Office II Pool Borrower has paid to the lender all other amounts then due and payable to the lender pursuant to the loan documents. Upon satisfaction of such conditions, the G&L Medical Office II Pool Property will be released from the lien of the G&L Medical Office II Pool Loan.

    "G&L II Loan DSCR" means for any period a ratio, (a) the numerator of which is the G&L II Net Cash Flow (as defined below) for the specified period, and (b) the denominator of which is the aggregate amount of principal and interest payments that would be due and payable during the applicable period using a debt constant of 9.66% per annum. "G&L II Net Cash Flow" means, for any period, the excess, if any, of the gross revenues (operating and investment) of the G&L Medical Office II Pool Borrower (calculated on an accrual basis) for such period over operating expenses relating to the G&L Medical Office II Pool Properties (calculated on an accrual basis) for such period, adjusted as follows (without duplication): (i) income derived from signed, non-cancelable leases in place as of the date of the calculation will be included; (ii) deduction will be made for (x) income derived from leases in effect during some or all of the covered period but terminated as of the date of the calculation and (y) income derived from a defaulting tenant for the period for which such calculation is being made; (iii) amounts referred to in clauses (a), (b), (d) and (e) of the definition of G&L II Excess Cash Flow as described above under "--Payment Terms," will be deducted; and (iv) amounts allocated to the G&L II Leasing Reserve Sub-Account (as defined below) for such period will be deducted.

   Upon any prepayment relating to the release of a G&L Medical Office II Property, though not in connection with any defeasance, the amount of the G&L II Monthly Debt Service Installment will be recalculated to equal the amount of the equal monthly installments of principal and interest which would be necessary to amortize fully the then-outstanding principal balance of the G&L Medical Office II Pool Loan over the remaining term to the G&L II Maturity Date.

   To the extent that the G&L Medical Office II Pool Borrower is not required to apply any insurance proceeds or condemnation awards to the restoration of a G&L Medical Office II Pool Property under the G&L Medical Office II Pool Loan, the lender may apply such proceeds to prepay the G&L Medical Office II Pool Loan after the Anticipated Repayment Date. Such prepayments will be made without payment of a yield maintenance premium.

   Release in Exchange for Substitute Collateral. The G&L Medical Office II Pool Borrower is permitted on any payment date after the second anniversary of the Closing Date and prior to the G&L II Anticipated Repayment Date, provided no event of default has occurred and is continuing, to defease all or a portion of the G&L Medical Office II Pool Loan, provided that, among other conditions, (a) the G&L Medical Office II Pool Borrower pays on such payment date (the "G&L II Defeasance Date") (i) all interest accrued and unpaid on the principal balance of the G&L Medical Office II Pool Loan; (ii) with respect to any defeasance of the entire G&L Medical Office II Pool Loan, all other sums due and payable under the G&L Medical Office II Pool Loan and
(iii) the G&L II Defeasance Deposit (as defined below), (b) after giving effect to the release, the G&L II Loan DSCR for all of the remaining G&L Medical Office II Pool Properties is not less than the greater of (i) the G&L II Loan DSCR of all G&L Medical Office II Pool Properties (without giving effect to such release) calculated immediately prior to release and (ii) the G&L II Loan DSCR of all G&L Medical Office II Pool Properties (without giving effect to such release) calculated as of the G&L II Loan Origination Date and
(c) the G&L Medical Office II Pool Borrower has defeased a principal portion of the G&L II Loan in an amount equal to 125% of the Allocated Loan Amount for the G&L Medical Office II Pool Property being released (the "G&L II Release Price"), provided that there shall be credited against that G&L II Release Price the amount of any principal of the G&L Medical Office II Pool Loan paid prior to such release which was not credited against the G&L II Release Price of another G&L II Medical Office II Property. In addition, in connection with any defeasance, the G&L Medical Office II Pool Borrower is required to deliver to the lender, among other things, (a) an officer's certificate stating that the principal amount of the G&L II defeased note is equal to or exceeds an amount equal to 125% of the sum of the fair market values of the remaining G&L Medical Office II Pool Properties as of the date,
(b) a security agreement in form and substance satisfactory to the lender creating a first priority lien on the U.S. Obligations purchased with the G&L II Defeasance Deposit, (c) an opinion of counsel for the G&L Medical Office II Pool Borrower in form satisfactory to the lender stating, among other things, that the lender has a perfected first priority security interest in the G&L II Defeasance Deposit and the U.S. Obligations delivered by the G&L Medical Office II Pool Borrower and that as a result of such defeasance, neither will fail to maintain its status as a REMIC and (d) written confirmation from the applicable Rating Agencies that such defeasance will not result in a downgrade, withdrawal or qualification of then-existing ratings of the Certificates.

   "G&L II Defeasance Deposit" means an amount equal to the total cost incurred or to be incurred in the purchase of U.S. Obligations in amounts and with maturities sufficient to make payments on or prior to, but as close as possible to, (a) each scheduled payment date after the G&L II Defeasance Date through and including the payment date immediately preceding the G&L II Anticipated Repayment Date, in amounts equal to the scheduled payments due on such payment dates (or, if only a portion of the G&L Medical Office II Pool Loan has been defeased, including in connection with any release, in amounts equal to the portion of the scheduled payments due on such payment dates allocated to the amount of the principal so defeased), and (b) the G&L II Anticipated Repayment Date, in the amount of the unpaid principal balance of the G&L Medical Office II Pool Loan (or, if only a portion of the G&L Medical Office II Pool Loan has been defeased, including in connection with any release, the amount of principal of the G&L Medical Office II Pool Loan so defeased) together with any accrued and unpaid interest thereon.

   Reserves. Pursuant to the terms of the G&L Medical Office II Pool Loan, the G&L Medical Office II Pool Borrower has established (a) a reserve account relating to real property taxes and insurance premiums to be funded each month in an amount equal to the lender's good faith estimate of 1/12 of the aggregate annual amount of such costs, (b) a capital expense account for the purpose of funding ongoing capital repairs, replacement and improvements, to be funded each month in an amount equal to $6,544.50, (c) a leasing reserve account for the purpose of paying certain leasing costs associated with all leases other than the Schabarum Avenue Lease (as defined below), to be funded on the G&L Loan II Origination Date in an amount equal to $525,000 and maintained at that level through monthly funding, and (d) a Schabarum Avenue replacement lease reserve account, for paying certain re-letting costs with respect to the Schabarum Avenue Lease, to be funded in a monthly amount equal to the sum of (i) the lease termination fees received by the G&L Medical Office II Borrower in respect of the Schabarum Avenue Lease and (ii) from the payment date occurring in November 1998 through the Schabarum Avenue Replacement Lease Reserve Funding Termination Date, an amount equal to $6,500. The "Schabarum Avenue Replacement Lease Reserve Funding Termination Date" means the earlier to occur of (a) November 1, 2004, and (b) the first day of the month immediately following the month during which (i) all tenant improvements required under the terms of any lease replacing the Schabarum Avenue Lease are satisfactorily completed and (ii) all leasing costs relating to an executed lease replacing the Schabarum Avenue Lease are paid in full. The Schabarum Avenue Lease is held by Friendly Hills Healthcare Network, as described below under "--Properties."

   Lock Box. The G&L Medical Office II Pool Borrower is obligated to cause all rents to be deposited directly by tenants to a central collection account (the "G&L II Collection Account") and to deposit by the fifteenth day of each month all parking receipts generated by the G&L Medical Office II Properties during the immediately preceding month. The G&L II Collection Account is held in the name of both the G&L Medical Office II Pool Borrower, as debtor, and the lender, as secured party. The funds in the G&L II Collection Account will be swept on a daily basis into a cash collateral account (the "G&L II Cash Collateral Account") held by the lender.

   The funds held in the G&L Cash Collateral Account will be distributed for the following purposes to its sub-accounts by the deposit bank in the following order of priority: (a) to fund the tax and insurance reserve account (as defined above under "--Reserves"), (b) to fund the G&L II Monthly Debt Service Amount, (c) to fund the capital expense reserve account (as described above under "--Reserves"), (d) to fund the leasing reserve account (as described above under "--Reserves"), (e) to fund the Schabarum Avenue replacement lease reserve account (as described above under "--Reserves"). Except if an event of default has occurred and is continuing, any amounts deposited into or remaining in the G&L II Cash Collateral Account after the minimum amounts set forth in clauses (a) through (e) above have been satisfied will be disbursed once a week to the G&L Medical Office II Pool Borrower, which is required to use those funds (a) first, to pay operating expenses (calculated on an accrual basis) relating to the G&L Medical Office II Pool Properties, and (b) then, for any other purpose, including to pay dividends or to make other distributions. If an event of default has occurred and is continuing, the lender may elect to have held for its own account any amounts deposited into or remaining in the G&L II Cash Collateral Account after the lender has (a) allocated minimum amounts as provided in clauses (a) through (e) above, and (b) allocated amounts required to pay any operating expenses (calculated on an accrual basis) approved by the lender, and the lender may withdraw those deposited or remaining amounts to pay any amounts payable under the G&L Medical Office II Loan in the order determined by the lender, in its sole discretion.

   All security deposits will be paid to the G&L II LP in its capacity as property manager or to any other property manager as may be designated (see "--Property Management"). The G&L II LP is required to deposit the security deposits into the Collection Account within one business day after receipt, except that those security deposits held by the G&L II Medical Office II Pool Borrower or the G&L II LP as security deposits on the G&L II Loan Origination Date or those security deposits received by them after the G&L II Loan Origination Date need not be deposited into the G&L II Collection Account if and to the extent that a letter of credit is delivered to the lender. The funds held in the G&L II Collection Account will be transferred to the G&L II Cash Collateral Account in an amount equal to the amount of security deposits deposited in the G&L II Collection Account and not yet transferred to the G&L II Security Deposit Account.

   Transfer of Properties and Interest in Borrower; Encumbrance. Other than with respect to (a) G&L Medical Office II Pool Properties which have been released from the lien of the Mortgage through prepayment or defeasance as described above under "--Prepayment" and "--Release in Exchange for Substitute Collateral" and (b) customary permitted encumbrances, the G&L Medical Office II Pool Borrower is prohibited from conveying, selling, transferring, or otherwise disposing of or encumbering the G&L Medical Office II Pool Properties without the prior written consent of the lender.

   The G&L Medical Office II Pool Loan generally prohibits the G&L Medical Office II Pool Borrower from entering into, among other transactions, any transaction of merger, consolidation, liquidation, dissolution, acquisition or sale of its assets. It is an event of default under the G&L Medical Office II Pool Loan if either the G&L II GP or the G&L II LP fails to remain a wholly-owned subsidiary of the G&L II REIT, fails to continue to own its partnership interest in the G&L Medical Office II Pool Borrower, or conveys, sells, transfers, pledges, mortgages, or otherwise disposes of or encumbers its partnership interest in the G&L Medical Office II Pool Borrower. However, the G&L II LP may convey, sell, transfer, pledge, mortgage, or otherwise dispose of or encumber its limited partnership interests in the G&L Medical Office II Pool Borrower aggregating not more than 49.9% of the total partnership interests in the G&L Medical Office II Pool Borrower, so long as prior to such an action, each Rating Agency confirms in writing that such action will not result in downgrading, qualification or withdrawal of the ratings then assigned to the Certificates.

   The G&L Medical Office II Pool Borrower cannot incur any other indebtedness except (a) trade payables not more than thirty days past due incurred in the ordinary course of business (other than for borrowed money) in an aggregate principal amount not exceeding $200,000 at any time; and (b) other indebtedness secured by customary permitted encumbrances.

   Insurance. The G&L Medical Office II Pool Borrower is required to maintain
(a) physical hazard insurance against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts equal to the actual replacement cost of the improvements and personal property constituting a part of the G&L Medical Office II Pool Properties or relating thereto, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for properties comparable to the G&L Medical Office II Pool Properties but in no event with limits of less than $1,000,000 per occurrence per property with combined single limit coverage for bodily injury or property damage and excess (umbrella) liability coverage of no less than $10,000,000 per occurrence per property, (c) statutory workers' compensation insurance, (d) rental loss and/or business interruption insurance which will cover a period of at least eighteen months, (e) flood insurance with respect to any part of a G&L Medical Office II Pool Property or its improvements which is located within a federally designated flood hazard zone, and which, if lost or flooded, would have a material adverse effect on the collateral as a whole, (f) boiler and machinery insurance (including coverage against leakage of sprinkler systems), (g) earthquake insurance in an amount not less than the probable maximum loss for the G&L Medical Office II Pool Properties (as determined by engineering reports prepared for the lender) with deductibles not greater than 10% of such probable maximum loss, (h) during any period of major restoration, builders "all risk" insurance for the full cost of construction and (i) such other insurance as is reasonably requested by the lender. The G&L Medical Office II Pool Loan requires the G&L Medical Office II Pool Borrower to obtain the insurance described above from insurance carriers having claims-paying abilities rated not less than "AA" (or, in the case of earthquake insurance, "A") or better from at least two of the Rating Agencies or a national equivalent or otherwise acceptable to the lender in its sole discretion. The lender must be named as the loss payee or additional insured, as applicable with respect to such insurance policies.

   The worker's compensation policy held by the G&L Medical Office II Pool Borrower is from California Compensation Insurance Company, which has a claims paying ability rating of "BBB" by S&P and "A-/VII" by Best's. An automobile casualty policy is held from Fireman's Fund Insurance Company, which has a claims paying ability rating of "A" by S&P and "A/XV" by Best's. A difference in conditions policy is held from Royal Surplus Lines, which has a claims paying ability rating of "AA-" from S&P and "A-/XI" from Best's and from Westchester Fire, which has a claims paying ability rating of "A-" from S&P and "A/IX" from Best's. All other policies are from Fireman's Fund, which has a claims paying ability rating of "A" by S&P and "A/XV" by Best's. A cut-through endorsement for each of the foregoing policies (other than the difference in conditions policy) is expected to be obtained on or prior to the Closing Date from one or more insurers having a claims paying ability rating of "AA" from S&P.

   Condemnation and Casualty. The G&L Medical Office II Pool Borrower is required to repair and restore in a good and workmanlike manner any portion of the G&L Medical Office II Pool Properties that may be damaged or destroyed from any cause whatsoever.

   The lender is required to make condemnation awards and casualty proceeds available to the G&L Medical Office II Pool Borrower for the repair, restoration, and replacement of the G&L Medical Office II Pool Properties if
(i) no default

(other than a default caused solely and directly by the casualty or condemnation) or event of default exists; (ii) the affected G&L Medical Office II Properties are capable of being restored to their pre-existing condition and utility in all material respects with a value equal to or greater than their value as of the G&L II Loan Origination Date, (iii) such restoration can be accomplished no later than the earlier of (x) one month prior to the G&L II Maturity Date, and (y) the date on which the business interruption insurance proceeds expire, (iv) the G&L Medical Office II Pool Borrower has demonstrated its ability to fulfill its obligations under the G&L Medical Office II Pool Loan during the restoration period; (v) the cost of repair, restoration and replacement is not more than 25% of the replacement cost of the G&L Medical Office II Properties, (vi) no tenant under a lease covering 3,000 square feet or more of gross leasable area in any G&L Medical Office II Pool Property has the right to terminate that lease as a result of the casualty or condemnation or such tenants have waived that right, (vii) the G&L Medical Office II Pool Borrower elects within 30 days of the loss or damage to repair, restore or replace the damaged G&L Medical Office II Property, (viii) the G&L Medical Office II Pool Borrower has provided to the lender such additional funds the lender deems necessary to complete the repair, restoration, and replacement, (ix) the G&L Medical Office II Pool Borrower begins the repair, restoration, and replacement within 90 days of the loss or damage and diligently pursues the repair, restoration, and replacement to completion, (x) the G&L Medical Office II Pool Borrower presents evidence to the lender that the required rental loss and/or business interruption insurance is in effect with respect to the damaged G&L Medical Office II Pool Property, (xi) the G&L Medical Office II Pool Borrower grants a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with the insurance proceeds, (xii) if the loss or damage exceeds $250,000, the G&L Medical Office II Pool Borrower has provided to the lender prior to the disbursement of any insurance proceeds (A) complete plans and specifications for restoration, repair and replacement and (B) evidence that builder's risk insurance for the full cost of construction is in effect for the period of reconstruction and (xiii) if the loss or damage to the G&L Medical Office II Pool Properties exceeds $1,000,000, the G&L Medical Office II Pool Borrower has provided to the lender (A) fixed-price or guaranteed-maximum-cost construction contracts for completion of the repair and restoration work in accordance with such plans and specifications, (B) copies of all permits and licenses and (C) all additional funds which are necessary to complete the repair, restoration or replacements. In addition, if the loss or damage exceeds $1,000,000, the lender may, at the expense of the G&L Medical Office II Pool Borrower, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement.

   In the event the amount of the insurance proceeds or the condemnation award is less than $250,000, and provided (other than a default caused solely and directly by the casualty) no default or event of default has occurred and is continuing, then regardless of whether the conditions described above are met, the lender is required to make such proceeds and/or awards available to the G&L Medical Office Borrower for its repair, restoration and replacement of the G&L Medical Office II Pool Properties.

   If (a) any condemnation award or insurance proceeds are not required or used for such repair, restoration and replacement or (b) the G&L Medical Office II Borrower fails to comply with the conditions described in the previous paragraph, then the lender may apply the proceeds either to the repayment of the G&L Medical Office II Loan, without any yield maintenance premium, or to the repair, restoration or replacement of the G&L Medical Office II Property affected by the loss or condemnation. In the event any proceeds remain following the restoration by the G&L Medical Office II Pool Borrower or application by the lender either to repay or to repair, restore or replace, such excess will be paid to the G&L Medical Office II Pool Borrower.

   The proceeds of all casualty insurance or any condemnation involving the G&L Medical Office II Properties will be assigned to the lender and deposited directly into the G&L II Cash Collateral Account.

   Financial Reporting. The G&L Medical Office II Pool Borrower is obligated to furnish to the lender or its designee (a) within 90 days after the end of the each fiscal year, consolidated financial statements for the G&L Medical Office II Pool Borrower, audited by independent certified public accountants of recognized national standing, (b) within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements for the G&L Medical Office II Pool Borrower for that fiscal quarter and for the period from the beginning of the fiscal year to the end of that period, (c) for each G&L Medical Office II Pool Property: (i) a profit and loss statement and income statement, (ii) a detailed statement of operations, (iii) the status of leasing and other matters including occupancy rates and (iv) a detailed calculation of operating income, operating expenses, net cash flow and, for all periods after the G&L II Anticipated Repayment Date, the G&L II Excess Cash Flow, (d) within 15 days after the end of each month (i) a written statement certified by a senior officer of the G&L II GP showing occupancy rates for each G&L Medical Office II Pool Property, (ii) certified copies of the current rent rolls, (iii) a list of all new leases entered into by the G&L Medical Office II Pool Borrower in the last month for each G&L Medical Office II Pool Property, with details of those leases and (e) such other information regarding the business affairs or financial condition of the G&L Medical Office II Pool Borrower, its affiliates, or any G&L Medical Office II Pool Property and such additional statements, reports, projections, budgets, and other information regarding the collateral as the lender may reasonably request.

   The Properties. The G&L Medical Office II Pool Properties securing the G&L Medical Office II Pool Loan are four medical office buildings containing an aggregate of approximately 261,780 square feet of GLA.

   Sherman Oaks Medical Plaza. This seven-story, 69,326 square foot multi-tenanted medical office building, completed in 1969 and substantially rehabilitated between 1994 and 1996, is located in the San Fernando Valley, in the city of Los Angeles. The property stands next to the Sherman Oaks Hospital and Health Center, which is owned by Triad Healthcare, an entity unaffiliated with the G&L Medical Office II Pool Borrower or its affiliates. Ancillary to the building is a three-level, 426-space parking structure. The G&L Medical Office II Borrower owns in fee simple the parking structure and part of the parcel on which it stands, with an easement over the part of that parcel which it does not own.

   Sherman Oaks Medical Plaza had an occupancy rate of approximately 89% and an average base rent per square foot of $22, as of January 1, 1997. As of January 9, 1996, the building contained approximately 43 tenancies, generally occupied by physicians and dentists. As of that date, the appraised value of Sherman Oaks Medical Plaza was $9,130,000.

   The property was damaged by the January 17, 1994, Northridge earthquake. Repair and renovation costing approximately $1.2 million commenced thereafter and was completed in 1996. The repair included a high-strength grout and epoxy injection to repair cracks in concrete beams and columns and masonry shear walls and the beam/column joints and a new curtain wall. All but cosmetic repairs have been completed.

   Regents Medical Centre. This three-story, 65,906 square-foot, multi-tenanted medical office building, with ancillary retail space, is located in the University Towne Centre area of La Jolla, California, in San Diego County. The property, built in 1989, is part of Regents Park, a six-building office park that also contains a Marriott hotel. The building has an underground parking lot with 178 spaces, a surface lot with 89 spaces and an easement to use an additional 17 spaces adjacent to the property. A final phase for future development of the Regents Park project is planned for the northwestern portion of the project, which remains in finished lot condition. The property is near major transportation corridors and the University of California at San Diego and is located in a prestigious neighborhood. There are three major hospital/medical clinics within a three-mile radius of the property.

   Regents Medical Centre had an occupancy rate as of December 1, 1996 of approximately 94% and an average base rent per square foot of approximately $2.08. As of April 16, 1996, the appraised value of Regents Medical Centre was $10,200,000. The tenants consist of retailers and medical and dental offices.

   Friendly Hills Healthcare Building. This two-story, 47,604 square foot, single-tenant medical facility, with surface parking for 238 cars, is located in Irwindale, California, in the San Gabriel Valley. The building, which was constructed in 1992, is wholly leased to Friendly Hills Healthcare Network, a subsidiary of Caremark International, Inc. Friendly Hills Healthcare Network obtained its lease by assignment from Cigna Healthcare of California, Inc. which remains liable for the lease obligations and has a long term debt rating of "A-" from S&P, "A-" from DCR and "A3" from Moody's.

   The Friendly Hills Healthcare Building had an occupancy rate as of January 1, 1997 of approximately 100% and an average base rent per square foot of approximately $23 as of November 30, 1996. As of February 8, 1996, the appraised value of the Schabarum Avenue Building was $9,610,000.

   436 North Bedford Drive. This three-story, 78,944 square-foot, multi-tenanted office building located in Beverly Hills, California. The building was constructed in 1990 and has first-floor retail space and three levels of subterranean parking. The Beverly Hills Golden Triangle, within which the property is located, provides the highest concentration of medical office space in Beverly Hills, though it contains no hospitals. Hospital facilities, including Cedars Sinai Medical Center, are located nearby in the surrounding city of Los Angeles. Affiliates of the G&L Medical Office II Pool Borrower own five other buildings within a half-block of the 436 North Bedford Drive Property, making up a significant portion of the Beverly Hills medical office market.

   436 North Bedford Drive had an occupancy rate as of January 1, 1997 of approximately 98% and an average base rent per square foot of approximately $3.55 as of February 15, 1997. As of March 14, 1996, the appraised value of 436 North Bedford Drive was $22,230,000. As of that date, there were 37 tenancies, with 40 office suites and 7 retail spaces. The tenants are medical and dental offices and retail entities. The property is a legal but non-conforming use under the zoning laws of Beverly Hills.

    Property Management. The G&L Medical Office II Pool Properties are managed by the G&L II LP pursuant to a management agreement dated as of August 29, 1996 (the "G&L Medical Office II Management Agreement"), between the G&L II LP and the G&L Medical Office II Pool Borrower. The G&L Medical Office II Management Agreement provides for a monthly management fee equal to the greater of (i) $3,000 per month per G&L Medical Office II Pool Property and (ii) 4% of gross monthly collections and revenues (calculated on an accrual basis) from the G&L Medical Office II Pool Property. The term of the G&L Medical Office II Management Agreement is one year, which, if not terminated by the parties or renewed in writing for an additional fixed period, will be extended on a month-to-month basis, cancelable by either party on at least thirty days' written notice.

   Under the G&L Medical Office II Loan, the G&L Medical Office II Pool Borrower is obligated to achieve a G&L II Loan DSCR for the G&L Medical Office II Pool Properties of not less than 1.15. If the G&L Medical Office II Properties fail to satisfy the borrower's covenant with respect to this ratio, the lender may terminate the G&L Medical Office II Management Agreement and replace the G&L II LP as the property manager. In such an event, the lender will select a replacement property manager (a) willing to manage the G&L Medical Office II Pool Properties for total annual fees not to exceed the current market rates, (b) at the lender's discretion, the senior manager(s) of which having had not less than five years' experience in the management of properties in the nature of the G&L Medical Office II Property to be managed and (c) under the terms of a property management agreement (i) containing a provision permitting such agreement to be terminated as described above in this section with reference to the G&L Medical Office II Management Agreement and (ii) except in the event of default, acceptable to the G&L Medical Office II Pool Borrower.

   In addition, pursuant to an Amended and Restated Manager's Consent and Subordination of Management Agreement with respect to the G&L Medical Office II Management Agreement, the lender and the G&L Medical Office II Pool Borrower will have the right to terminate the G&L Medical Office II Management Agreement upon, or at any time after, an event of default under the G&L Medical Office II Pool Loan by giving the G&L II LP 30 days' prior written notice of such termination. The G&L II LP has also agreed in such subordination agreement that its right to receive the management fee and all liens, rights and interests owned, claimed or held by the G&L II LP in and to any of the G&L Medical Office II Pool Properties are and will be, in all respects, subordinate and inferior to the liens and security interest created by the G&L Medical Office II Pool Loan.

   The G&L II Manager was organized on November 15, 1993. Steven D. Lebowitz is the President of G&L Realty Corp., a Maryland corporation, which is the sole general partner of the G&L II Manager; Daniel M. Gottlieb is the Chief Executive Officer of G&L Realty Corp. The G&L II Manager currently owns and manages fourteen medical office buildings in Southern California.

THE INSURANCE COMPANY OF THE WEST LOAN AND PROPERTY

   The Loan. The ICW Loan was originated by the lender on February 26, 1997, in the aggregate principal amount of approximately $25,277,612. The ICW Loan has a principal balance as of the Cut-off Date of approximately $25,234,505 and is secured by a Mortgage encumbering a parcel of land and the Insurance Company of the West corporate headquarters building ("ICW Plaza") and an adjacent common area and parking lot (the "ICW Parking Parcel"; collectively, the "ICW Property," described more fully below under "--The Property"). The ICW Property is located in northwestern San Diego.

   The Borrower. ICW Plaza, L.P. (the "ICW Borrower") is a special purpose limited partnership formed for the sole purposes of owning, leasing, operating, and managing the ICW Property and carrying on other incidental and related activities. The ICW Borrower has no material assets other than the ICW Property and incidental personal property necessary for the ownership or operation thereof.

   The sole general partner of the ICW Borrower is ICW Plaza, Inc. (the "ICW GP"), a special purpose Delaware corporation formed solely for the purpose of acting as the 1% general partner of the ICW Borrower and engaging in other activities incidental to that purpose. The voting stock of the ICW GP is wholly owned by a trust (the "ICW Trust") established by a majority equity owner of the net lessee of ICW Plaza, Insurance Company of the West (the "ICW Tenant"). Consequently, the ICW Borrower and the ICW Tenant are affiliates. The ICW Borrower has twenty-six limited partners, with Pacific American Assets Holdings, Ltd. holding an approximately 88% limited partner interest, the ICW Trust holding an approximately 6% limited partner interest, and the other limited partners holding in the aggregate the remaining limited partner interests in the ICW Borrower.

   Security. The ICW Loan is a nonrecourse loan, secured only by the interest of the ICW Borrower in the ICW Property and by certain collateral relating thereto (including an assignment of leases and rents, including the ICW

Borrower's bondable triple net lease to the ICW Tenant described under "--Credit Lease" below, and the funds in certain accounts). The ICW Property is the corporate headquarters for the ICW Tenant, which leases 100% of ICW Plaza from the ICW Borrower pursuant to the terms of a net lease (the "ICW Lease") as further described below under "--Credit Lease." The ICW Tenant subleases approximately 37,000 square feet of ICW Plaza to subtenants, with the ICW Tenant remaining liable for all obligations in such subleased portion. Subject to exceptions for, among other things, intentional misrepresentation, breach of any provision of a related environmental indemnity agreement executed by the ICW Borrower in favor of the lender, or misappropriation of funds, neither the ICW Borrower nor any of its affiliates is personally liable for the payment of the ICW Loan, though, as noted below, the ICW Tenant is personally liable for payment of rents and other charges under the ICW Lease. The ICW Borrower has agreed to indemnify the lender and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. The ICW Borrower has represented that it owns good and marketable title to the ICW Property, subject only to certain encumbrances permitted by the lender. The Originator is the named insured under a mortgagee title insurance commitment (which will be assigned to the Trust Fund), which insures, among other things, that the ICW Mortgage constitutes a valid and enforceable first lien on the ICW Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The ICW Loan matures on February 11, 2017 (the "ICW Maturity Date"), and bears interest at (a) a fixed rate per annum equal to 7.506% (the "ICW Current Interest Rate") through February 10, 2007, and (b) from and including February 11, 2007 (the "ICW Anticipated Repayment Date"), at a fixed rate per annum (the "ICW Revised Interest Rate") equal to the greater of (i) the ICW Current Interest Rate plus 2.00% and (ii) the sum of
(A) the yield as of the ICW Anticipated Repayment Date, calculated by linear interpolation of the yields of the U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the ICW Maturity Date, plus (B) 2.00%. Interest accrued at the excess of the ICW Revised Interest Rate over the ICW Current Interest Rate will be deferred until the earlier to occur of the date on which the ICW Loan has been paid in full and the ICW Maturity Date (such accrued and deferred interest and interest thereon at the ICW Revised Interest Rate, the "ICW Excess Interest"). Interest on the ICW Loan is calculated on the basis of the actual number of days elapsed and a 360-day year.

   Commencing on March 11, 1997, the ICW Loan requires 240 graduated monthly payments (the "ICW Monthly Debt Service Amount") of principal and interest on each payment date as follows:

March 11, 1997..............................   $111,622.24
April 11, 1997, through July 11, 1999  .....   $190,677.97
August 11, 1999, through July 11, 2002  ....   $196,398.31
August 11, 2002, through July 11, 2005  ....   $202,290.26
August 11, 2005, through July 11, 2008  ....   $208,358.96
August 11, 2008, through July 11, 2011  ....   $212,577.83
August 11, 2011, through July 11, 2014  ....   $221,048.03
August 11, 2014, through February 11, 2017..   $227,679.46

   Each monthly net rent payment payable by the ICW Tenant under the ICW Lease is in an amount creating a debt service coverage ratio of 1.003 relative to the amount of each ICW Monthly Debt Service Payment. Consequently, the ability of the ICW Borrower to make interest or principal payments on the ICW Loan is dependent upon the financial condition of the ICW Tenant, which is currently rated "A" by S&P. Payment of the balance of the principal, if any, together with all accrued and unpaid interest (including the ICW Excess Interest, as defined above), is required on the ICW Maturity Date. On and after the ICW Anticipated Repayment Date, each monthly payment will be applied first to the payment of interest computed at the ICW Current Interest Rate and then to the reduction of the outstanding principal balance of the ICW Loan. The scheduled principal balance of the ICW Loan as of the ICW Anticipated Repayment Date is $18,634,587. The ICW Tenant is required to pay rents and other charges under the ICW Lease regardless of any casualty or condemnation.

   Upon the occurrence of an event of default, the entire unpaid principal sum of the ICW Loan and any other amounts due in respect thereof will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) (i) prior to the ICW Anticipated Repayment Date, the ICW Current Interest Rate or (ii) on or after the ICW Anticipated Repayment Date, the ICW Revised Interest Rate plus, in each case, 5%.

    Prepayment. Voluntary prepayment is prohibited under the ICW Loan prior to the payment date which is three months before the ICW Anticipated Repayment Date. Thereafter, the ICW Loan may be voluntarily prepaid in whole on any payment date without payment of a yield maintenance premium. In addition, on the ICW Anticipated Repayment Date or on any payment date thereafter, the ICW Loan may be voluntarily prepaid in part without payment of a yield maintenance premium. The ICW Borrower cannot obtain a release of the ICW Property from lien of the ICW Mortgage in connection with a partial prepayment, but will be entitled to a release in connection with a prepayment of the ICW Loan in full.

   To the extent that the ICW Borrower is not permitted to apply any insurance proceeds or condemnation awards to the restoration of the ICW Property under the ICW Loan or to retain proceeds in excess of restoration costs, the lender may apply such proceeds to prepay the ICW Loan, which amounts will be applied to prepay principal in the inverse order of maturity. Such prepayments will be made without payment of a yield maintenance premium, except that if an event of default under the loan documents has occurred, then the ICW Borrower will pay a yield maintenance premium equal to the amount by which the ICW Defeasance Deposit (as defined below) would exceed the then-outstanding principal amount of the ICW Loan if a total defeasance were to be made at such time by the ICW Borrower.

   If prior to the ICW Anticipated Repayment Date and following the occurrence of an event of default under the loan documents, the ICW Borrower prepays the ICW Loan in full, then the ICW Borrower shall pay a yield maintenance premium equal to the amount by which the ICW Defeasance Deposit would exceed the then-outstanding principal amount of the ICW Loan if a total defeasance were to be made at such time by the ICW Borrower.

   Release in Exchange for Substitute Collateral. The ICW Borrower is permitted on any payment date after the second anniversary of the Closing Date, provided no event of default has occurred and is continuing under the ICW Loan, to defease all or a portion of the ICW Loan, provided that, among other conditions, the ICW Borrower pays on such payment date (the "ICW Defeasance Date") (a) all interest accrued and unpaid on the principal balance of the ICW Loan, (b) all other sums due and payable under the ICW Loan and (c) the ICW Defeasance Deposit. In addition, in connection with any defeasance, the ICW Borrower must deliver to the servicer, among other things, (a) an officer's certificate certifying that all requirements for defeasance have been met, (b) a security agreement in form and substance satisfactory to the Servicer creating a first priority lien on the U.S. Obligations purchased with the ICW Defeasance Deposit, (c) an opinion of counsel for the ICW Borrower in a form satisfactory to the Servicer stating, among other things, that the lender has a perfected first priority security interest in the ICW Defeasance Deposit and the U.S. Obligations delivered by the ICW Borrower and (d) written confirmation from the applicable Rating Agencies that such defeasance will not result in a downgrade, withdrawal or qualification of the then-existing ratings of the Certificates.

   "ICW Defeasance Deposit" means an amount equal to the sum of (a) the total amount of cash sufficient to purchase U.S. Obligations in amounts and with maturities sufficient to make payments on or prior to, but as close as possible to, (i) each scheduled payment date after the ICW Defeasance Date through and including the payment date immediately preceding the ICW Anticipated Repayment Date, in amounts equal to the scheduled payments due on such payment dates (or, if only a portion of the ICW Loan has been defeased, in amounts equal to the portion of the scheduled payments due on such payment dates allocated to the amount of the principal so defeased), and (ii) the ICW Anticipated Repayment Date, in the amount of the unpaid principal balance of the ICW Loan (or, if only a portion of the ICW Loan has been defeased, including in connection with any release, the amount of principal of the ICW Loan so defeased) together with any accrued and unpaid interest thereon, (b) any costs and expenses incurred in the purchase of the U.S. Obligations, and
(c) any tax or charge required to accomplish the requirements for defeasance.

   If the ICW Borrower chooses to defease the ICW Loan in its entirety and satisfies the requirements for defeasance, the ICW Borrower will be entitled to obtain the release of the ICW Property from the lien of the Mortgage upon presentation to the lender of certain documentation. The ICW Borrower will not be entitled to the release of the ICW Property from the lien of the Mortgage upon a partial defeasance.

   Lock Box. The ICW Borrower is obligated to cause all rents to be deposited directly by the ICW Tenant, and the ICW Tenant has agreed to deposit all rents directly, to a central collection account (the "ICW Collection Account") in the name of the lender with respect to which the ICW Borrower does not have any right to withdraw funds. Prior to the ICW Anticipated Repayment Date, the funds held in the ICW Collection Account will be distributed for the following purposes in the following order of priority:
(a) to pay the ICW Monthly Debt Service Amount, and (b) to the extent any excess is remaining, to the ICW Borrower. After the ICW Anticipated Repayment Date, or if an event of default under the loan documents exists at any time, the funds held in the ICW Collection Account will be distributed for the following purposes in the following order of priority: (a) to pay the ICW Monthly Debt Service Amount, (b) to the ICW Borrower to pay the operating expenses of the ICW Property not required to be paid by the ICW Tenant under the ICW Lease, as set forth in the annual budget, to the extent that such expenses are actually incurred by the ICW Borrower, (c) to pay approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget, (d) to repay outstanding principal of the ICW Loan, (e) to pay ICW Accrued Interest, if any, and (f) to the ICW Borrower. To the extent that rent payments under the ICW Lease exceed the ICW Monthly Debt Service Payment (and expenses under clauses (b) and (c) above, if any), that amount will be applied to prepay the principal of the ICW Loan after the ICW Anticipated Repayment Date. Such excess cash is not expected to be material.

   Transfer of Properties and Interest in Borrower; Encumbrance. The ICW Borrower is prohibited from conveying, selling, transferring, or otherwise disposing of or encumbering the ICW Property without the prior written consent of the lender, other than in connection with a release from the lien of the ICW Mortgage following defeasance as described above under "--Release in Exchange for Substitute Collateral." The servicer will not unreasonably withhold such consent so long as (a) no default exists under the loan documents, (b) the transferee is reputable, creditworthy, financially qualified, and sufficiently experienced, (c) the lender shall have received confirmation from the Rating Agencies that such sale, assignment, or transfer will not result in a re-qualification, reduction or withdrawal of the ratings assigned to the Certificates, and (d) the transferee has executed an assumption agreement with respect to the ICW Loan and the loan documents.

   The ICW Loan generally prohibits any transactions involving the sale, assignment, or transfer of (i) any direct or indirect interest (legal or beneficial) in the ICW Borrower or (ii) any direct or indirect interest (legal or beneficial) in any partner in the ICW Borrower. However, direct or indirect interests in the ICW Borrower may be transferred upon prior written notice to the Servicer on behalf of the lender provided that (a) not more than 49% of the aggregate legal and beneficial interests in the ICW Borrower is sold, assigned, or transferred during the term of the ICW Loan, (b) no transferee becomes, as a result of such sale, assignment, or transfer, the owner of more than a 49% interest in the ICW Borrower, (c) there is no change in control of the ICW Borrower or the day-to-day operation of the ICW Property, (d) no event of default has occurred and remains uncured and (e) the ICW Borrower continues to be a single-purpose entity satisfactory to the lender.

   The ICW Borrower is not permitted to incur any indebtedness other than the ICW Loan and an unsecured loan in the principal amount of $1,867,522.31 made by Western Insurance Holdings, Inc., an affiliate of the ICW Borrower (the "WIH Loan"). The WIH Loan is subject to a subordination and standstill agreement in favor of the lender, providing that until one year and one day after the ICW Loan has been paid in full, together with any other amounts due under the terms of the ICW Loan, the ICW Borrower will not make any payment of principal, interest, or other amounts under the WIH Loan. Moreover, until that date, WIH will not (i) accept any payment under the WIH Loan, (ii) accept any security for the repayment of the WIH Loan, (iii) declare a default under the WIH Loan documents, accelerate the WIH Loan, or exercise any remedies under the WIH Loan, (iv) commence any legal proceedings or enforcement action against the ICW Borrower, (v) consent to any amendment or modification of the WIH Loan documents, except to extend the maturity date of the WIH Loan, (vi) transfer, dispose of, or encumber any part of the WIH Loan or (vii) commence or consent to any bankruptcy, reorganization or similar proceeding by or against the ICW Borrower.

   Insurance. The ICW Borrower is required to, or to cause the ICW Tenant to, maintain (a) physical hazard insurance against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts equal to the greater of (i) the actual replacement cost of the improvements and personal property constituting a part of the ICW Property or relating thereto and (ii) the principal balance of the ICW Loan, (b) flood insurance with respect to any part of the ICW Property or its improvements which is located within a federally designated flood hazard zone, in an amount equal to the lesser of (i) the outstanding principal balance of the ICW Loan or
(ii) the maximum limit of coverage available, (c) broad form comprehensive public liability insurance with limits of no less than $1,000,000 per occurrence and $2,000,000 in the aggregate for any policy year (and, in addition, at least $10,000,000 excess and/or umbrella liability insurance obtained and maintained for any and all claims), (d) rental loss and/or business interruption insurance in an amount equal to the greater of (i) the estimated gross revenues for twelve months from operations of the ICW Property and (ii) the projected operating expenses for twelve months for maintenance and operation of the ICW Property, with that amount to be increased if gross revenues increase, (e) statutory workers' compensation insurance, (f) during any period of repair or restoration, builders "all risk" insurance in an amount at least equal to the full insurable value of the ICW Property against such risks as the lender may request, (g) earthquake insurance in an amount equal to the lesser of (i) $3,000,000 and (ii) the maximum amount permitted by law and (h) such other insurance as is reasonably requested by the lender. The ICW Borrower must obtain the insurance described above from insurance carriers (a) having claims-paying abilities rated not less than "AA" by Standard & Poor's Rating group and a rating of "A X" or better by Best's or (b) covered by a "cut through" agreement acceptable to the lender from a company having such ratings. The lender must be named as the loss payee or additional insured, as applicable, with respect to such insurance policies. On the closing date of the ICW Loan, all required insurance policies were in place and met these ratings requirements except for the umbrella liability policy, as noted below.

   ICW is the insurer for all of the policies to which it has subscribed as required under the loan agreements. However, in the case of all policies except for the umbrella liability policy, these policies are subject to a cut-through endorsement to St. Paul Fire & Marine Insurance Company, which is rated "AAA" by S&P and "A+ XIV" by Best's. The umbrella liability policy is subject to a reinsurance endorsement to General Reinsurance, rated "AAA" by S&P and "A VII" by Best's.

   Condemnation and Casualty. The ICW Borrower is required to, or to cause the ICW Tenant to, repair, restore, replace, or rebuild in a good and workmanlike manner any portion of the ICW Property that may be damaged or destroyed by a casualty or condemnation. The ICW Tenant is required to pay rents and other charges under the ICW lease regardless of any casualty or condemnation.

   Following any casualty, the servicer must make insurance proceeds available to reimburse the ICW Borrower for the repair, restoration, replacement, or rebuilding of all or part of the ICW Property if (a) the loss is in an aggregate amount less than 80% of the original principal balance of the ICW Loan, (b) the ICW Property can be restored within six months and prior to the ICW Maturity Date to an economic unit with a value and use which
(i) is equal to or greater than its value prior to the casualty and (ii) after the restoration will adequately secure the outstanding balance of the ICW Loan, (c) no event of default under the loan documents has occurred and is continuing, (d) the ICW Lease remains in full force without any reduction in rent or other charges and (e) the lender's security in all leases and rents is unaffected. If such conditions are not met, the lender may, at its option, either (a) apply the casualty proceeds to repay outstanding principal on the ICW Loan or (b) reimburse the ICW Borrower or the ICW Tenant, as the case may be, for the cost or restoring, repairing, replacing, or rebuilding the ICW Property.

   Following any condemnation at the ICW Property, the lender must make the condemnation award available to reimburse the ICW Borrower for the repair, restoration, replacement, or rebuilding of all or part of the ICW Property if
(a) the award is in an aggregate amount less than 15% of the original principal balance of the ICW Loan, (b) the ICW Property can be restored within six months of such condemnation and prior to the ICW Maturity Date to an economic unit with a value which (i) is equal to or greater than its value prior to the condemnation and (ii) after the restoration will adequately secure the outstanding balance of the ICW Loan and (c) no event of default has occurred and is continuing; provided that even if such conditions are not met, the condemnation award will be equitably divided between the ICW Borrower and the ICW Tenant on the basis of their respective losses suffered from the condemnation so long as (a) the ICW Net Lease remains in effect and
(b) no event of default has occurred and is continuing. In all other events, the lender may, at its option, either (a) apply the condemnation proceeds to repay outstanding principal on the ICW Loan or (b) reimburse the ICW Borrower or the ICW Tenant, as the case may be, for the cost of restoring, repairing, replacing, or rebuilding the ICW Property.

   Financial Reporting. The ICW Borrower must furnish to the lender or its designee (a) within 90 days after the end of the calendar year, (i) financial statements for the ICW Borrower, audited by independent certified public accountants acceptable to the lender, and (ii) balance sheets and statements of profit and loss for the ICW Tenant and the ICW Property in such detail as the lender requests, (b) within 60 days after the end of each calendar year, unaudited financial statements for the ICW Tenant, (c) within 20 days of the end of each calendar month, monthly and year-to-date operating statements, including actual income and expenditures for the ICW Property.

   The ICW Property. The ICW Property consists of (a) ICW Plaza, a four-story office building completed in 1996 and containing approximately 164,764 square feet of GLA, including 87 basement-level parking spaces, and (b) the ICW Parking Parcel, which is a surface-level common area and parking lot containing 469 parking spaces. The ICW Property is located in the northwest portion of the city of San Diego, in an area representing a mix of residential and commercial uses. The building is part of a master-planned seventeen-acre project commonly known as Torrey Reserve. The project will consist of office buildings and other commercial properties. Two other buildings are currently under construction there, and others are planned. The ICW Property is close to Interstate 5 and California State Route 56.

    The ICW Parking Parcel is subject to a reciprocal easement and maintenance agreement between the ICW Borrower and an affiliated neighboring land owner, American Assets, Inc. ("AAI"), related to the use, maintenance, and operation of the ICW Parking Parcel. The ICW Parking Parcel is a common area and parking lot maintained by the ICW Borrower for the benefit of the ICW Property and the neighboring land owned by AAI. The reciprocal easement over the ICW Parking Parcel is a perpetual, non-terminable easement for which the ICW Borrower is obligated to pay an 88% share of the tax, insurance, maintenance, utility and other operating expenses. The ICW Tenant is obligated under the ICW Lease to pay the ICW Property's share of those expenses and, if AAI does not pay its share of such expenses, the ICW Tenant must pay that share as well. AAI has no reciprocal obligation.

   Credit Lease. The ICW Property is leased in its entirety to the ICW Tenant pursuant to the ICW Lease dated as of January 22, 1997. The ICW Lease is a bonded triple net lease to the ICW Tenant, which means that the ICW Tenant is responsible for managing, operating, and maintaining the ICW Property (and thus, as there is no independent property manager, acts as property manager), that the rent payable thereunder is paid to the ICW Borrower net of expenses. The ICW Tenant subleases a portion of the space in ICW Plaza to third parties. AAI, an affiliate of the ICW Borrower and the ICW Tenant, is the leasing agent for the ICW Tenant. The ICW Lease cannot be terminated by the ICW Tenant for any reason prior to February 28, 2017. In addition, the ICW Tenant is entitled to two ten-year renewal options. The rent payable under the ICW Net Lease is fixed at the following rates:

July 18, 1996, through July 31, 1999  .....   $191,250.00
August 1, 1999, through July 31, 2002  ....   $196,987.50
August 1, 2002, through July 31, 2005  ....   $202,897.13
August 1, 2005, through July 31, 2008  ....   $208,984.04
August 1, 2008, through July 31, 2011  ....   $213,215.56
August 1, 2011, through July 31, 2014  ....   $221,711.17
August 1, 2014, through February 28, 2017..   $228,362.50

   The rent and other charges under the ICW Lease are payable by the ICW Tenant regardless of whether there has been a casualty or condemnation at the ICW Property. A default by the ICW Tenant under the ICW Lease beyond the applicable grace period in the ICW Lease, or the termination of the ICW Lease, constitutes an event of default under the Mortgage. The lease is fully subordinated to the Mortgage under the terms of a Subordination, Non-Disturbance and Attornment Agreement among the ICW Borrower, the ICW Tenant, and the lender. The ICW Tenant is not permitted to transfer the ICW Lease without the lender's consent, which shall not be unreasonably withheld. The ICW Tenant has agreed to pay rent directly to the ICW Collection Account. The ICW Tenant is required to pay rents and other charges under the ICW Lease regardless of any casualty or condemnation.

   The ICW Tenant has agreed to subordinate the ICW Lease to the Mortgage. The ICW Tenant has also agreed that in the event of any default under the ICW Loan on the part of the ICW Borrower, the ICW Tenant will recognize the lender or its successors or assigns as the landlord following the foreclosure, and the lease will not terminate. The ICW Property has an occupancy rate of 100%, all of its rentable area being leased to the ICW Tenant under the ICW Lease.

   The ICW Tenant is a specialty property and casualty insurance company that writes lines of business targeted to narrow market niches that fall outside the business strategies of most major property and casualty companies. The ICW Tenant is rated "A" by S&P and has a statutory surplus as of December 31, 1996, of over $184.5 million.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of fifteen classes to be designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class PS-1 Certificates, the Class CS-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class B-1 Certificates, the Class B-1H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates. The Class B-1, Class B-1H, Class V-1, Class V-2, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby. The Class PS-1 and Class CS-1 Certificates are sometimes referred to herein as the "Coupon Strip Certificates."

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an "REO Account");
(iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts. The Certificates do not represent an interest in or obligation of the Depositor, the Originator, the Servicer, the Trustee, the Fiscal Agent, the borrowers, the franchisors, the property managers, or any of their respective affiliates.

   The Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B-1 and Class B-1H Certificates will have initial Certificate Balances of $115,435,756, $214,279,224, $42,463,292, $39,965,452,
$37,467,611, $27,476,248, $9,991,363, $12,488,205 and approximately $1,001, respectively. The Class PS-1 Certificates will have an initial Notional Balance equal to approximately $499,568,151, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Class CS-1 Certificates will have an initial Notional Balance equal to $115,435,756, which is equal to the initial Certificate Balance of the Class A-1A Certificates.

   The Class PS-1, Class CS-1, Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a Certificate Balance. Additionally, the Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a Notional Balance.

   The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such class to zero, such class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions -- Payment Priorities" herein.

   The respective Certificate Balance of each class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such class of Certificates. The Notional Balance of the Class CS-1 Certificates will be reduced in accordance with distributions of principal on, and allocations of Realized Losses to, the Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class CS-1 Certificates will at all times equal the Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class PS-1 Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of the Mortgage Loans. The Notional Balance of the Class PS-1 Certificates will for purposes of distributions on each Distribution Date equal the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the 13th day of each month or, if such 13th day is not a business day, then on the next succeeding business day, commencing in April 1997 (each, a "Distribution Date"); provided, however, that in any month, the Distribution Date will be no earlier than the second business day following the 11th day of such month and, provided further, that if the 11th day of any month is not a business day, the

Distribution Date will be the third business day following the 11th day of such month. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a business day, the preceding business day (the "Record Date"); the Record Date for the Distribution Date occurring in April 1997 for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance or Notional Balance, as applicable, of which is at least $5,000,000, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance or Notional Balance, as applicable, thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related class.

   The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, (ii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (iii) for the Distribution Date occurring in each March, the related Withheld Amounts as described under "The Pooling and Servicing Agreement -- Accounts -- Interest Reserve Account" and required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement and (iv) all Servicer Prepayment Interest Shortfalls required to be deposited by the Servicer in respect of such Distribution Date, but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing Agreement -- Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Servicer) payable to the Servicer and the amounts payable to the Special Servicer described herein under "The Pooling and Servicing Agreement -- Special Servicing" (together with the Servicing Fee, "Servicing Compensation"), in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer or the Trustee is entitled;

     (e) all amounts representing certain unanticipated or default-related expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including indemnities;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

      (i) With respect to the Hudson Loan, M&H Retail Pool Loan, DCOTA Loan and ICW Loan and any Distribution Date occurring in each February or any January occurring in a year that is not a leap year, an amount equal to one day of interest at the related Mortgage Rate on the Stated Principal Balance, as of the first day of the related Interest Accrual Period, of each such Mortgage Loan to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement.

   The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Net Mortgage Pass-Through Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any prepayment in full of a Mortgage Loan received in advance of its maturity date which is accompanied by interest representing an amount in excess of the scheduled interest which would be due on such Mortgage Loan through the Due Date relating to the Collection Period in which such prepayment is received, any Repurchase Price received with respect to a Mortgage Loan and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Prepayment Premiums" are payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the lender for prepayment.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   The "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 1997, beginning on the day after the Cut-off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

   The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

   "Excess Interest" with respect to the Fairfield Inn Pool Loan, M&H Retail Pool Loan, Innkeepers Pool Loan, DCOTA Loan and G&L Medical Office II Pool Loan is Fairfield Inn Excess Interest, M&H Retail Excess Interest, Innkeepers Excess Interest, DCOTA Excess Interest and G&L II Excess Interest, respectively.

    "Excess Rate" with respect to each of the Mortgage Loans identified in the paragraph above is the excess of the Revised Interest Rate for such Mortgage Loan over the Current Interest Rate for such Mortgage Loan.

   Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount" with respect to any Distribution Date and any class of Certificates (other than the Class PS-1, Class CS-1, Class V-1, Class V-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class on the related Certificate Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class CS-1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class (provided, that any reductions in the Notional Balance of such class as a result of distributions in reduction of the Certificate Balance of the Class A-1A Certificates or allocations of Realized Losses to the Certificate Balance of the Class A-1A Certificates on the Distribution Date occurring in an Interest Accrual Period will be deemed to have occurred on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class PS-1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class. Calculations of interest (except in respect of the Interest Accrual Period beginning in March, 1997) due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and each class of Offered Certificates (other than the Class PS-1 Certificates) and the Class B-1 and Class B-1H Certificates will equal the Interest Accrual Amount for such Distribution Date, and with respect to the Class PS-1 Certificates will equal the Interest Accrual Amount for such Distribution Date minus the aggregate Reduction Interest Distribution Amounts in respect of such Distribution Date.

   The "Reduction Interest Distribution Amount" for the Class PS-1 Certificates with respect to any Distribution Date and each of clauses Sixth, Tenth and Fourteenth of the paragraph on pages S-125 below is the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related classes referred to in subclause (B) of each such clause as of such Distribution Date, as described below under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts."

   The "Reduction Interest Pass-Through Rate" with respect to any
Distribution Date is (i) when the Class A-4 Certificates are the most subordinate class outstanding, 0.20%, (ii) when the Class A-3 Certificates are the most subordinate class outstanding, 0.40% and (iii) when the Class A-2 Certificates are the most subordinate class outstanding, 0.49%.

   A "Reduction Interest Shortfall" with respect to any Distribution Date and each of clauses Sixth, Tenth and Fourteenth of such paragraph is any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

   "Appraisal Reduction Amount" is the amount described under "--Appraisal Reductions."

   "Delinquency Reduction Amount" is, in connection with a Delinquency with respect to a Mortgage Loan, an amount equal to the scheduled payment (or portion thereof) due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion thereof) and not received from the borrower. See "--Delinquency Reduction Amounts and Appraisal Reduction Amounts" below.

   "Delinquency" means any failure of the borrower to make a scheduled payment on a Mortgage Loan on a Due Date.

   The "Interest Accrual Period" means with respect to any Distribution Date other than the Distribution Date occurring in April 1997, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring in April 1997 means the period commencing on and including the Closing Date to and including April 10, 1997 and is assumed to consist of fourteen days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring in April 1997 is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any class of Offered Certificates is any shortfall in the Interest Distribution Amount required to be distributed to such class on such Distribution Date.

   The "Pass-Through Rate" for any class of Offered Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such class during such Interest Accrual Period. The Pass-Through Rate on the Class A-1A and Class A-1B Certificates is a per annum rate equal to 7.32% and 7.41%, respectively. The Pass-Through Rate on the Class PS-1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. The Pass-Through Rate on the Class CS-1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 7.32%. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.49%. The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through minus 0.40%. The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.20%. The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate on the Class B-1 and Class B-1H Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Class V-1, Class V-2, Class R and Class RL Certificates do not have Pass-Through Rates.

   The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates) and (B) the Certificate Balance of such class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class CS-1 Certificates and (B) the Notional Balance of such class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date (provided in each case, any reductions in Certificate Balance or Notional Balance, as applicable, as a result of distributions or allocations of Realized Losses to such class or the related class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

   The "Weighted Average Net Mortgage Pass-Through Rate" with respect to any Interest Accrual Period is the amount (expressed as a percentage), the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate with respect to each Mortgage Loan and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of such Interest Accrual Period and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of such date.

   The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Interest Accrual Period is a per annum rate equal to the Mortgage Pass-Through Rate for such Mortgage Loan minus the Servicing Fee Rate.

   The "Mortgage Pass-Through Rate" with respect to each Mortgage Loan (other than the Hudson Loan, M&H Retail Pool Loan, DCOTA Loan and ICW Loan) for any Interest Accrual Period (other than the Interest Accrual Period relating to the Distribution Date occurring in April 1997) is the per annum rate equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   The "Mortgage Pass-Through Rate" with respect to the Hudson Loan, M&H Retail Pool Loan, DCOTA Loan and ICW Loan for any Interest Accrual Period commencing in any (a) January, February, April, June, September and November and any December occurring in a year immediately preceding any year which is not a leap year, is the per annum rate equal to the Mortgage Rate thereof, or
(b) March (other than March 1997), May, July, August and October and any December occurring in a year immediately preceding a year which is a leap year, is the per annum rate equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

    The "Mortgage Pass-Through Rate" with respect to each Mortgage Loan and the Interest Accrual Period relating to the Distribution Date occurring in April 1997 will be equal to a per annum rate equal to the related Mortgage Rate.

   The "Mortgage Rate" with respect to a Mortgage Loan and any Interest Accrual Period is the per annum rate at which interest accrues on such Mortgage Loan during such period as stated in the related Note, which does not include the Excess Rate.

   The Mortgage Rate with respect to any Mortgage Loan for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

   The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment or, if applicable, Extended Monthly Payment due on such Mortgage Loan after the Cut-off Date and prior to such date of determination, if received from the borrower or advanced by the Servicer, Trustee or Fiscal Agent, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

     (i) the principal component of all scheduled Monthly Payments due on the Mortgage Loans on or before the related Due Date (if received, or advanced by the Servicer, Trustee or Fiscal Agent, in respect of such Distribution
    Date);

     (ii) the principal component of all Extended Monthly Payments due on the Mortgage Loans on or before the related Due Date (if received, or advanced by the Servicer, Trustee or Fiscal Agent, in respect of such Distribution
    Date);

     (iii) to the extent not included in the previous clauses, the principal component of any payment on any Mortgage Loan received on or after the maturity date thereof in the related Collection Period;

     (iv) to the extent not included in the preceding clauses, the principal component of the purchase price of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with missing or defective documentation or the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination; Optional Mortgage Loan Purchase";

     (v) to the extent not included in the preceding clauses, the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

     (vi) to the extent not included in the preceding clauses, all other Principal Prepayments received in the related Collection Period; and

     (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds, net condemnation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses
    (i) through (vii), net of any related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

      (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

     (ii) Second, pro rata, to the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

     (iii) Third, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount, until the Certificate Balance thereof is reduced to zero;

     (iv) Fourth, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (v) Fifth, to the Class A-2 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

     (vi) Sixth, pro rata, (A) to the Class A-2 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-2 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such class;

     (vii) Seventh, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (viii) Eighth, to the Class A-2 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less the portion of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

     (ix) Ninth, to the Class A-3 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

     (x) Tenth, pro rata, (A) to the Class A-3 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-3 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such class;

     (xi) Eleventh, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (xii) Twelfth, to the Class A-3 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less the portion of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

     (xiii) Thirteenth, to the Class A-4 Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

     (xiv) Fourteenth, pro rata, (A) to the Class A-4 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-4 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to such class;

      (xv) Fifteenth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (xvi) Sixteenth, to the Class A-4 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less the portion of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

     (xvii) Seventeenth, to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

     (xviii) Eighteenth, to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class;

     (xix) Nineteenth, to the Class A-5 Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (xx) Twentieth, to the Class A-5 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less the portion of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

     (xxi) Twenty-first, to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such class;

     (xxii) Twenty-second, to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such class;

     (xxiii) Twenty-third, to the Class A-6 Certificates in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (xxiv) Twenty-fourth, to the Class A-6 Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less the portion of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

     (xxv) Twenty-fifth, pro rata, to the Class B-1 and Class B-1H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

     (xxvi) Twenty-sixth, pro rata, to the Class B-1 and Class B-1H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

     (xxvii) Twenty-seventh, pro rata, to the Class B-1 and Class B-1H Certificates, based on their respective Certificate Balances, in reduction of the Certificate Balances thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero; and

     (xxviii) Twenty-eighth, pro rata, to the Class B-1 and Class B-1H Certificates, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Principal Distribution Amount less the portion of Principal Distribution Amount distributed pursuant to all prior clauses, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes.

   On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priorities Third and Fourth above, an amount equal to the Principal Distribution Amount will be distributed, first, to the Class A-1A and Class A-1B Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and, second, to the Class A-1A and Class A-1B Certificates, for unreimbursed amounts of Realized Losses previously allocated to such classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated. The "Cross-over Date" is the Distribution Date on which the Certificate Balance of each class of Certificates entitled to principal distributions (other than the Class A-1A and Class A-1B Certificates) has been reduced to zero.

   All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amount distributable pursuant to such clause.

   Prepayment Premiums. Prepayment Premiums with respect to any Unscheduled Payments received in the related Collection Period shall be distributed on each Distribution Date to the holders of the Class PS-1, Class CS-1, Class A-1A and Class A-1B Certificates outstanding on such Distribution Date, in the following amounts and order of priority to the extent remaining amounts of such Prepayment Premiums are available therefor, with respect to the Certificates of each such class:

     (i) First, to the Class CS-1 Certificates, an amount equal to (A) the present value (discounted at a per annum rate equal to the Discount Rate for the Class CS-1 Certificates plus the Spread Rate for the Class CS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class CS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at a per annum rate equal to the Discount Rate for the Class CS-1 Certificates plus the Spread Rate for the Class CS-1 Certificates) of the aggregate interest that will be paid in respect of the Class CS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class CS-1 Certificates is reduced to zero following such prepayment (in each case, assuming all scheduled payments are timely made and no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates);

     (ii) Second, to the Class PS-1 Certificates, an amount equal to (A) the present value (discounted at a per annum rate equal to the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at a per annum rate equal to the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that will be paid in respect of the Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates is reduced to zero following such prepayment (in each case, assuming all scheduled payments are timely made and no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates);

     (iii) Third, to the Class A-1A Certificates, an amount equal to (A) the present value (discounted at a per annum rate equal to the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (1) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (2) the present value (discounted at a per annum rate equal to the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (in each case, assuming all scheduled payments are timely made and no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates); and

     (iv) Fourth, to the Class A-1B Certificates, an amount equal to (A) the present value (discounted at a per annum rate equal to the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (1) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (2) the present value (discounted at a per annum rate equal to the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (in each case, assuming all scheduled payments are timely made and no further prepayments are made except that all Mortgage Loans prepay on their respective Anticipated Repayment Dates).

    In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related class is greater than zero on the last business day of the Interest Accrual Period ending immediately prior to such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any such Prepayment Premiums remaining following the distributions described in the preceding clauses (i) through (iv) shall be distributed to holders of the Private Certificates in accordance with the Pooling and Servicing Agreement.

   The "Discount Rate" with respect to any class of Offered Certificates is the rate determined by the Trustee, in its good faith, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market on United States Treasury securities with a maturity closest to the then computed weighted average life (or, in the case of the Class PS-1 and Class CS-1 Certificates, the weighted average life of the interest payments) of such class (without taking into account the related prepayment).

   The "Spread Rate" for the Class A-1A Certificates is 0.50%, the Class A-1B Certificates is 0.64%, the Class PS-1 Certificates is 1.60% and the Class CS-1 Certificates is 1.60%.

   It is not anticipated that any Prepayment Premiums will be received.

   On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan and Excess Interest received in such Collection Period will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions.

   Realized Losses. The Certificate Balance of each class of Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of all such classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Interest Accrual Period commencing immediately prior to such Distribution Date. Any such write-offs will be applied to such classes of Certificates in the following order, until each is reduced to zero: first, to the Private Certificates in accordance with the priorities set forth in the Pooling and Servicing Agreement; second, to the Class A-6 Certificates; third, to the Class A-5 Certificates; fourth, to the Class A-4 Certificates; fifth, to the Class A-3 Certificates; sixth, to the Class A-2 Certificates; and, finally, pro rata, to the Class A-1A and Class A-1B Certificates, based on their respective Certificate Balances. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the classes of Certificates described above in reverse order of allocation of Realized Losses thereto. Shortfalls in Available Funds resulting from additional Servicer Compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses, will be allocated to each class of Certificates in the same manner as Realized Losses. Prepayment Interest Shortfalls, if any, will be allocated to each class of Certificates, pro rata, based upon the Interest Distribution Amount (plus the aggregate Reduction Interest Distribution Amount, in the case of the Class PS-1 Certificates) distributable to such class of Certificates. The Notional Balance of the Class CS-1 Certificates will be reduced to reflect reductions in the Certificate Balance of the Class A-1A Certificates resulting from allocations of Realized Losses.

   The "Prepayment Interest Shortfall" with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Pass-Through Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date, but does not include any Servicer Prepayment Interest Shortfall to the extent offset by the Servicing Fee. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

   The "Servicer Prepayment Interest Shortfall" with respect to any Mortgage Loan and any Distribution Date is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Pass-Through Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date, which prepayment, pursuant to the terms of the Mortgage Loan, was not permitted to be made on any date other than a Due Date for such Mortgage Loan, but was nonetheless accepted by the Servicer. The aggregate amount of any Servicer Prepayment Interest Shortfalls payable by the Servicer with respect to any Distribution Date will not exceed the amount of the Servicing Fee with respect to the related Interest Accrual Period. The aggregate amount of any such Servicer Prepayment Interest Shortfalls for any Collection Period is to be deposited by the Servicer in the Lower-Tier Distribution Account on the related Servicer Remittance Date.

   Delinquency Reduction Amounts and Appraisal Reduction Amounts. In the event that a Delinquency or an Appraisal Reduction Event occurs with respect to a Mortgage Loan, distributions of interest in respect of the Class PS-1 Certificates that are attributable to the notional reductions in Certificate Balances described below will be payable at a lower payment priority than the priority otherwise in effect for distributions of interest in respect of the Class PS-1 Certificates.

   On or after any Distribution Date on which the Class A-4 Certificates are the most subordinate class of Certificates outstanding, the Certificate Balance of each of the Class A-2, Class A-3 and Class A-4 Certificates will be notionally reduced (solely for purposes of determining the payment priority of interest on the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts and determining the Voting Rights of the related classes.) on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts allocated to such class on such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction will equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts will be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied will be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts may not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate class of Certificates outstanding among the Class A-2, Class A-3 and Class A-4 Certificates. To the extent that the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts for any Distribution Date do exceed such Certificate Balance, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Balance of the next most subordinate class of Certificates on the next Distribution Date. Any such reductions will be applied to the Class A-2, Class A-3 and Class A-4 Certificates in the following order of priority: first, to the Class A-4 Certificates; second to the Class A-3 Certificates; and finally to the Class A-2 Certificates (provided in each case that no Certificate Balance in respect of any such class may be notionally reduced below zero). See "--Payment Priorities" above. Any notional reduction of the Certificate Balance of the Class A-2, Class A-3 and Class A-4 Certificates as a result of any Delinquency or Appraisal Reduction Event with respect to a Mortgage Loan will be reversed to the extent there is a recovery of any or all of the Delinquency Reduction Amounts or a Realized Loss. Additionally, a reversal or additional reduction will occur to the extent that the Servicer's estimate of the value of the related Mortgaged Properties is less than or greater than the Appraisal Reduction Amount as adjusted to take into account a subsequent independent MAI appraisal.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Private Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates. The Class A-2 Certificates will likewise be protected by the subordination of the Class A-3, Class A-4, Class A-5, Class A-6 and Private Certificates. The Class A-3 Certificates will likewise be protected by the subordination of the Class A-4, Class A-5, Class A-6 and Private Certificates. The Class A-4 Certificates will likewise be protected by the subordination of the Class A-5, Class A-6 and Private Certificates. The Class A-5 Certificates will be likewise protected by the subordination of the Class A-6 and Private Certificates. The Class A-6 Certificates will be likewise protected by the subordination of the Private Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first to the Private Certificates; second, to the Class A-6 Certificates; third, to the Class A-5 Certificates; fourth, to the Class A-4 Certificates; fifth, to the Class A-3 Certificates; sixth, to the Class A-2 Certificates; and, finally, to the Class A-1A and Class A-1B Certificates, pro rata, based on their respective Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. However, with respect to the Class PS-1 Certificates, the protection against reductions due to Appraisal Reduction Events and Delinquencies will only be afforded to the extent described under "--Distributions -- Delinquency Reduction Amounts and Appraisal Reduction Amounts" above.

    Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses of the Lower-Tier REMIC for which there is no corresponding collection will be allocated in the same manner as Realized Losses. Prepayment Interest Shortfalls, if any, will be allocated to each class of Certificates, pro rata, based upon the Interest Distribution Amount (plus the aggregate Reduction Interest Distribution Amount, in the case of the Class PS-1 Certificates) distributable to such class of Certificates. Shortfalls in Available Funds resulting from indemnification expenses will be allocated to each class of Certificates, pro rata, based upon the amount distributable to each class and will be allocated, first, in respect of interest and, second, in respect of principal.

APPRAISAL REDUCTIONS

   With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan ((i), (ii), (iii), (iv), (v) and
(vi), collectively, an "Appraisal Reduction Event"), an "Appraisal Reduction Amount" will be calculated. The Appraisal Reduction Amount for any Distribution Date and for any Mortgage Loan as to which any Appraisal
Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance).
If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer|Als Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 30 days after the Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal, the cost of which will be a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

DELIVERY, FORM AND DENOMINATION

   The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $50,000 initial Certificate Balance or Notional Balance, as applicable, and in multiples of $1 in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of

Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

   A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, such manager or a mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer, the Special Servicer, or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or the Special Servicer, or otherwise benefit the Servicer or the Special Servicer, in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that the Special Servicer is not the Servicer. The Percentage Interest of any Offered Certificate of any class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such class of Certificates. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Exhibit B hereto.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders of Offered Certificates.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Except as required by law, neither the Depositor, the Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or
(iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates of any class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.

TRANSFER RESTRICTIONS

   Each Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to ERISA, the Code, or any Similar Law (each, a "Plan"), or
(B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law.

   Holders of Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificate that is a Definitive Certificate will be required to either deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not a person or entity referred to in clause (A) or (B) of the legend or provide an opinion to the Certificate Registrar as described in the Pooling and Servicing Agreement. Any transfer of a Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Certificate that would result in a prohibited transaction under ERISA,
Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                     PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Balances or Notional Balances, as applicable, of the related classes of Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balances or Notional Balances, as applicable, of such classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

   The rate of distributions in reduction of the Certificate Balance or Notional Balance, as applicable, of any class of Offered Certificates, the aggregate amount of distributions on any class of Offered Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance or Notional Balance, as applicable, may result from repurchases by the Originator due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement -- Optional Termination; Optional Mortgage Loan Purchase."

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Prepayment Lockout Periods or otherwise) on the Mortgage Loans will affect the Weighted Average Net Mortgage Pass-Through Rate and accordingly the Pass-Through Rate of each class of Certificates (other than the Class A-1A and Class A-1B Certificates) for one or more future periods and therefore the yield on such class.

   The Certificate Balance (or Notional Balance, as applicable) of any class of Offered Certificates (other than the Class PS-1 Certificates) may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Balance, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court. The Notional Balance of the Class PS-1 Certificates will be reduced as a result of losses on the Mortgage Loans.

   Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the Mortgage Loans -in particular, the term of any Prepayment Lockout Period, the extent to which Prepayment Premiums are due with respect to any principal prepayments, the right of the lender to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan -may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the classes of Offered Certificates. See "Description of the Mortgage Pool" and "Description of the Mortgage Loans and Mortgaged Properties" herein.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective Mortgage Loans (other than the ICW Loan) after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any class of Offered Certificates based on the anticipated yield to maturity of such class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Funds distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of Available Funds available therefor on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such class of Certificates for so long as it is outstanding.

YIELD ON THE CLASS PS-1 AND CLASS CS-1 CERTIFICATES

   Because distributions on the Class PS-1 and Class CS-1 Certificates consist only of a portion of the interest received on the Mortgage Loans and the Class A-1A Certificates, respectively, the yield to maturity of such Certificates will be extremely sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments), delinquencies and liquidations on the Mortgage Loans. Furthermore, delinquencies and other defaults under a Mortgage Loan could result in Appraisal Reduction Amounts and Delinquency Reduction Amounts, in which case the right of the Class PS-1 Certificates to receive a portion of its interest would be reduced in priority. See "Description of the Offered Certificates -- Distributions -- Payment Priorities." Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on and liquidations of the Mortgage Loans could result in the failure of investors in the Coupon Strip Certificates to fully recoup their initial investments.

   The following tables indicate the assumed purchase price (including accrued interest, if any) and the pre-tax yield on the Class PS-1 and Class CS-1 Certificates to maturity, stated on a corporate bond equivalent basis.

    For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics as of the Cut-off Date:

                                              REMAINING TERM
                               CUT-OFF DATE   TO ANTICIPATED  REMAINING TERM
                                PRINCIPAL     REPAYMENT DATE   TO MATURITY
        MORTGAGE LOAN            BALANCE         (MONTHS)        (MONTHS)     INTEREST ACCRUAL
                             --------------  --------------  --------------  ----------------
1.  Fairfield Inn Pool Loan.   $164,825,657        118             238           Actual/360
2.  Hudson Loan.............    134,505,878        118             298           Actual/360
3.  M&H Retail Pool Loan ...     58,300,969        118             358           Actual/360
4.  Innkeepers Pool Loan ...     42,000,000        144             264           Actual/360
5.  DCOTA Loan..............     39,899,849        118             298           Actual/360
6.  G&L Medical Office II
     Pool Loan..............     34,801,294        114             294           Actual/360
7.  ICW Loan................     25,234,505        119             239           Actual/360

(ii) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month; (iii) the Originator does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase"; (iv) none of the Depositor, Servicer, or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (v) the aggregate Servicing Fee for each Distribution Date is an amount equal to a per annum rate of 0.055% of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period; (vi) the date of determination of weighted average life is March 27, 1997; and (vii) unless otherwise specified in the Scenarios described below, the Mortgage Loans do not prepay (assumptions (i) through (vii) above are collectively referred to as the "Mortgage Loan Assumptions").

   In addition, in the case of Scenario 1 below, it is assumed that all of the Mortgage Loans are prepaid in full on their respective Anticipated Repayment Dates; in the case of Scenario 2, it is assumed that all Mortgage Loans prepay in full on the first date that such loans may be voluntarily prepaid without payment of any Prepayment Premium; and in the case of Scenario 3, it is assumed that each of the Mortgage Loans prepays at the midpoint of the period during which each Mortgage Loan may be prepaid without payment of a Prepayment Premium (assuming that any applicable Anticipated Repayment Date is the maturity date) (collectively, the "Scenarios").

                                  CLASS PS-1

 ASSUMED PURCHASE PRICE   SCENARIO 1    SCENARIO 2    SCENARIO 3
----------------------  ------------  ------------  ------------
      $11,201,382           11.49%        11.43%        11.46%
      $14,198,791            5.67%         5.61%         5.64%

                                  CLASS CS-1

 ASSUMED PURCHASE PRICE   SCENARIO 1    SCENARIO 2    SCENARIO 3
----------------------  ------------  ------------  ------------
       $3,406,812           11.38%        11.38%        11.38%
       $3,983,990            5.92%         5.92%         5.92%

   The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Coupon Strip Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class PS-1 or Class CS-1 Certificates and consequently, do not purport to reflect the return on any investment in the Class PS-1 or Class CS-1 Certificates when such reinvestment rates are considered.

   There can be no assurance that the Mortgage Loans will prepay at any of the times assumed for purposes of calculating the yields shown in the tables or at any other particular time, that the pre-tax yields on the Class PS-1 or Class

CS-1 Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class PS-1 or Class CS-1 Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PS-1 or Class CS-1 Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date" is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance or Notional Balance, as applicable, of each class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on Mortgage Loans could result in final distributions in reduction of the Certificate Balance or Notional Balance, as applicable, of one or more classes after the Rated Final Distribution Date of such class or classes.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance or Notional Balance, as applicable. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance (or allocations in reduction of Notional Balance) of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination; Optional Mortgage Loan Purchase" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof. The tables of "Percentages of Initial Certificate Balance or Notional Balance Outstanding for the Offered Certificates" set forth below indicate the weighted average life of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance or Notional Balance of such Offered Certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described above under "--Yield on the Class PS-1 and Class CS-1 Certificates." The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under "--Yield on the Class PS-1 and Class CS-1 Certificates." The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistently with assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

         PERCENTAGE OF INITIAL CERTIFICATE BALANCE OR NOTIONAL BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                   CLASS A-1A AND CLASS CS-1
                                   -------------------------
                                           SCENARIO
                                   -------------------------
    DISTRIBUTION(1)                    1       2       3
----------------------------------  ------  ------  ------
Initial Percentage ................    100%    100%    100%
March 13, 1998 ....................     93      93      93
March 13, 1999 ....................     86      86      86
March 13, 2000 ....................     77      77      77
March 13, 2001 ....................     68      68      68
March 13, 2002 ....................     58      58      58
March 13, 2003 ....................     47      47      47
March 13, 2004 ....................     35      35      35
March 13, 2005 ....................     22      22      22
March 13, 2006 ....................      7       7       7
March 13, 2007.....................      0       0       0
Weighted Average Life: (years)(2)     5.43    5.43    5.43

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1A and Class CS-1 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Balance or Notional Balance, as applicable, of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance or Notional Balance, as applicable, referred to in clause (i). The weighted average life data presented above in respect of the Class CS-1 Certificates is for illustrative purposes only, as the Class CS-1 Certificates are not entitled to distributions of principal and have no weighted average lives.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                           CLASS A-1B
                                    ----------------------
                                            SCENARIO
                                    ----------------------
    DISTRIBUTION(1)                    1       2       3
----------------------------------  ------  ------  ------
Initial Percentage ................    100%    100%    100%
March 13, 1998 ....................    100     100     100
March 13, 1999 ....................    100     100     100
March 13, 2000 ....................    100     100     100
March 13, 2001 ....................    100     100     100
March 13, 2002 ....................    100     100     100
March 13, 2003 ....................    100     100     100
March 13, 2004 ....................    100     100     100
March 13, 2005 ....................    100     100     100
March 13, 2006 ....................    100     100     100
March 13, 2007 ....................      0       0       0
Weighted Average Life: (years)(2)     9.75    9.67    9.70

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                           CLASS PS-1
                                    ----------------------
                                            SCENARIO
                                    ----------------------
    DISTRIBUTION(1)                    1       2       3
----------------------------------  ------  ------  ------
Initial Percentage ................    100%    100%    100%
March 13, 1998 ....................     98      98      98
March 13, 1999 ....................     97      97      97
March 13, 2000 ....................     95      95      95
March 13, 2001 ....................     93      93      93
March 13, 2002 ....................     90      90      90
March 13, 2003 ....................     88      88      88
March 13, 2004 ....................     85      85      85
March 13, 2005 ....................     82      82      82
March 13, 2006 ....................     79      79      79
March 13, 2007 ....................      7       7       7
March 13, 2008 ....................      6       6       6
March 13, 2009 ....................      0       0       0
Weighted Average Life: (years)(2)     8.91    8.86    8.87

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class PS-1 Certificates is determined by (i) multiplying the amount of each allocation in reduction of Notional Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate allocations in reduction of Notional Balance referred to in clause
        (i). The weighted average life data presented above is for illustrative purposes only, as the Class PS-1 Certificates are not entitled to distributions of principal and have no weighted average lives.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                           CLASS A-2
                                    ----------------------
                                            SCENARIO
                                    ----------------------
    DISTRIBUTION(1)                    1       2       3
----------------------------------  ------  ------  ------
Initial Percentage ................    100%    100%    100%
March 13, 1998 ....................    100     100     100
March 13, 1999 ....................    100     100     100
March 13, 2000 ....................    100     100     100
March 13, 2001 ....................    100     100     100
March 13, 2002 ....................    100     100     100
March 13, 2003 ....................    100     100     100
March 13, 2004 ....................    100     100     100
March 13, 2005 ....................    100     100     100
March 13, 2006 ....................    100     100     100
March 13, 2007 ....................      0       0       0
Weighted Average Life: (years)(2)     9.79    9.79    9.79

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                           CLASS A-3
                                    ----------------------
                                            SCENARIO
                                    ----------------------
    DISTRIBUTION(1)                    1       2       3
----------------------------------  ------  ------  ------
Initial Percentage ................    100%    100%    100%
March 13, 1998 ....................    100     100     100
March 13, 1999 ....................    100     100     100
March 13, 2000 ....................    100     100     100
March 13, 2001 ....................    100     100     100
March 13, 2002 ....................    100     100     100
March 13, 2003 ....................    100     100     100
March 13, 2004 ....................    100     100     100
March 13, 2005 ....................    100     100     100
March 13, 2006 ....................    100     100     100
March 13, 2007 ....................      0       0       0
Weighted Average Life: (years)(2)     9.79    9.79    9.79

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                           CLASS A-4
                                    ----------------------
                                            SCENARIO
                                    ----------------------
    DISTRIBUTION(1)                    1       2       3
----------------------------------  ------  ------  ------
Initial Percentage ................    100%    100%    100%
March 13, 1998 ....................    100     100     100
March 13, 1999 ....................    100     100     100
March 13, 2000 ....................    100     100     100
March 13, 2001 ....................    100     100     100
March 13, 2002 ....................    100     100     100
March 13, 2003 ....................    100     100     100
March 13, 2004 ....................    100     100     100
March 13, 2005 ....................    100     100     100
March 13, 2006 ....................    100     100     100
March 13, 2007 ....................      0       0       0
Weighted Average Life: (years)(2)     9.80    9.79    9.79

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-4 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                            CLASS A-5
                                    ------------------------
                                             SCENARIO
                                    ------------------------
    DISTRIBUTION(1)                     1        2       3
----------------------------------  -------  -------  ------
Initial Percentage ................     100%     100%    100%
March 13, 1998 ....................     100      100     100
March 13, 1999 ....................     100      100     100
March 13, 2000 ....................     100      100     100
March 13, 2001 ....................     100      100     100
March 13, 2002 ....................     100      100     100
March 13, 2003 ....................     100      100     100
March 13, 2004 ....................     100      100     100
March 13, 2005 ....................     100      100     100
March 13, 2006 ....................     100      100     100
March 13, 2007 ....................      39       39      39
March 13, 2008 ....................      33       33      33
March 13, 2009 ....................       0        0       0
Weighted Average Life: (years)(2)     10.57    10.45   10.48

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-5 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                            CLASS A-6
                                    ------------------------
                                             SCENARIO
                                    ------------------------
    DISTRIBUTION(1)                     1        2       3
----------------------------------  -------  -------  ------
Initial Percentage.................     100%     100%    100%
March 13, 1998 ....................     100      100     100
March 13, 1999 ....................     100      100     100
March 13, 2000 ....................     100      100     100
March 13, 2001 ....................     100      100     100
March 13, 2002 ....................     100      100     100
March 13, 2003 ....................     100      100     100
March 13, 2004 ....................     100      100     100
March 13, 2005 ....................     100      100     100
March 13, 2006 ....................     100      100     100
March 13, 2007 ....................     100      100     100
March 13, 2008 ....................     100      100     100
March 13, 2009 ....................       0        0       0
Weighted Average Life: (years)(2)     11.96    11.71   11.79

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-6 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 27, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Trustee and the Fiscal Agent.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Asset Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan (i) the original Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) or counterpart(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee; (iv) to the extent not contained in the Mortgages, the original assignment of leases and rents or counterpart thereof; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; and (vii) the original lender's title insurance policy (or marked commitments to insure).

   The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Depositor as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling and Servicing Agreement and report any missing documents or certain types of defects therein to the Depositor. The Depositor is itself required to, or to cause the Originator to, supply the missing document or cure the defect within 90 days or to repurchase the related Mortgage Loan at the Repurchase Price if the failure to deliver an executed, recorded or undamaged document, as applicable, has a material adverse effect on the security provided by the related Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Originator to the Depositor in the Mortgage Loan Purchase and Sale Agreement to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement the Originator will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement), as of the Closing Date (unless otherwise specified):

     (i) immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage were not subject to an assignment or pledge, the Originator has good title to, and is the sole owner of, each Mortgage Loan;

     (ii) the Originator has full right and the authority to sell, assign and transfer such Mortgage Loan;

     (iii) the Originator is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) each related Note, Mortgage, assignment of leases and rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (v) each related assignment of leases and rents, if any, creates a valid, first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

      (vi) each related assignment of Mortgage from the Originator to the Depositor constitutes the legal, valid, binding and enforceable assignment of such Mortgage from the Originator to the Depositor, and any related reassignment of assignment of leases and rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Originator to the Depositor constitutes the legal, valid, binding and enforceable assignment from the Originator to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded, and each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters discussed in clause (xi) below), as of the date of origination of such Mortgage Loan, is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (ix) the Originator has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) the Originator has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Originator, its successors and assigns, as to a valid and first priority lien of the Mortgage in the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule) after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property, or the security intended to be provided by such Mortgage, or with the borrower's ability to pay its obligations when they become due, or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such lender's title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, or with the borrower's ability to pay its obligations when they become due, or the value, use or operation of the Mortgaged Property; the Originator or its successors or assigns is the sole named insured of such policy; such policy is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement; no claims have been made under such policy and the Originator has not done anything, by act or omission, and the Originator has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

     (xii) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and it covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) based on the inspection reports contained in the mortgage file, each related Mortgaged Property is free of any material damage for which amounts at least sufficient to cure such damage have not been reserved, or that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan; the Mortgaged Property is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xiv) each of the related borrowers is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business that if not obtained would have a material adverse effect on the conduct of its business or its ability to repay the related Mortgage Loan and all such licenses, permits and authorizations are valid and in full force and effect and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchisor, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

     (xv) the Originator has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date;

     (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

     (xvii) such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan; neither the Originator nor any of its affiliates has or is entitled to any preferred equity interest in a borrower;

     (xviii) the Mortgage Rate (exclusive of any default interest or yield maintenance charges) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xix) no fraudulent acts were committed by the Originator during the origination process of such Mortgage Loan;

     (xx) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, are being appealed, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xxi) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Originator or its agent and there are no deficiencies in connection therewith;

     (xxii) to the extent required under applicable law, the Originator was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiii) except as disclosed herein, each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by a reinsurer meeting the requirements of the Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the Closing Date have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxiv) except for payments due but not yet one month delinquent, there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Originator's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxv) such Mortgage Loan has not been more than one month delinquent since origination and as of the Cut-off Date was not more than one month delinquent;

     (xxvi) each related Mortgage contains customary and enforceable provisions (subject to the matters described in clause (iv) above) such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxvii) in each related Mortgage or loan agreement, the related borrower represents and warrants that, except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials; the related borrower agrees to indemnify,

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    defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant given by the borrower in such Mortgage or Loan Agreement; a Phase I environmental report was conducted by a reputable environmental consultant in connection with such Mortgage Loan, which report, except as otherwise disclosed herein, did not indicate any material non-compliance or material existence of hazardous materials; to the best of the Originator's knowledge, each related Mortgaged Property, except as disclosed herein, is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the Originator's knowledge, except as disclosed herein, no notice of violation of such laws has been issued by any governmental agency or authority; the Originator has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxviii) each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

     (xxix) to the Originator's knowledge, and in reliance upon an opinion of counsel to the extent received, (A) when the related UCC financing statements are filed and indexed in the appropriate state and local offices for such filing and indexing, such filings shall be sufficient to perfect a lien on the Mortgaged Property described therein to the extent a security interest can be perfected under the applicable Uniform Commercial Code and (B) no re-filing of such financing statements will be necessary for the perfection of the lien intended to be created or the enforcement of such Mortgage Loan against the related borrower, other than filing UCC continuation statements with the appropriate state and local offices as required under the law of the applicable state to continue the perfection of the liens perfected by UCC financing statements;

     (xxx) (A) each related Mortgage Loan is directly secured by a Mortgage on a commercial property, and (B) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregate basis); and

     (xxxi) with respect to each Mortgaged Property where the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage, that

     (A) the related lease or a memorandum thereof has been or will be duly recorded; such lease or an estoppel letter or lender protective agreement between the Originator and the lessor under such lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material amendment or modification of such lease since its recordation, with the exception of written amendments or modifications which are part of the related mortgage file;

     (B) except as indicated in the related title insurance policy referred to in clause (xi) above, to the best of the Originator's knowledge, the lessee's interest in the related lease and the leasehold estate created thereby is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage;

     (C) the Originator and, subsequent to any assignment of the related Mortgage, the Originator's successors and assigns, have the right to succeed to the borrower's interest in the related lease upon notice to, but without the consent of, the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date), provided, in the event that the Originator, or its successors and assigns, shall have succeeded to the interest of the borrower, as lessee under the lease, by foreclosure of the related Mortgage or acceptance of an assignment in lieu thereof, the consent of such lessor may be required for any subsequent assignment;

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      (D) as of the date the related Mortgage Loan was made, the related lease was in full force and effect and, to the Originator's knowledge, no default had occurred under such lease, nor, to the Originator's knowledge, was there any then existing condition which, but with the passage of time or the giving of notice, would result in a default under the terms of such lease and, as of the Closing Date, the Originator has received no written notice of a default or event of default on the part of a borrower from the lessor of such borrower's lease;

     (E) the related lease or an estoppel letter or lender protective agreement requires the lessor thereunder to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such lease, estoppel letter or lender protective agreement; the mortgagee has provided the lessor with such notice;

     (F) the related lease, estoppel letter or lender protective agreement provides a mortgagee with a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such lease, which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such lease;

     (G) the related lease has a term which extends not less than ten years beyond the maturity date of the related Mortgage Loan;

     (H) under the terms of the related lease and the related Mortgage, taken together, any insurance proceeds other than in respect of a total or substantially total loss will be applied either (I) to the repair or restoration of all or part of the related Mortgaged Property, with the lessor, mortgagee or a depository appointed pursuant to the terms of such lease having the right to hold and disburse such proceeds as the repair or restoration progresses or (II) to the payment of the outstanding principal balance of the applicable Mortgage Loan together with any accrued interest thereon;

     (I) the related lease does not impose restrictions on subletting of all or portions of the Mortgaged Property by the lessee which would be viewed, as of the date of origination of such Mortgage Loan, as commercially unreasonable by the Originator; and

     (J) the related lease or an estoppel letter provides that, in the event that a lessee in bankruptcy rejects any or all of its leases, the leasehold mortgagee will have the right to succeed to the lessee's position under the lease, provided that written notice has been sent to the lessor and all defaults with respect to the lease are cured.

   The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Originator and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix),
(xi), (xii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxii), (xxiv),
(xxix) or (xxx) and (b) any breach of any representation or warranty contained in clauses (x), (xiii), (xiv), (xxi), (xxiii), (xxv), (xxvi), (xxvii), (xxviii) or (xxxi) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Originator shall either
(a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation (with interest thereon) and other reimburseable expenses relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach giving rise to the repurchase obligation (such price the "Repurchase Price") or (b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured but not within such 90-day period and the Originator has commenced and is diligently proceeding with the cure of such breach, the Originator will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Originator shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Originator is pursuing in connection with the cure thereof and stating that the Originator anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Originator fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

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    Notwithstanding the foregoing, upon discovery by the Trustee, any custodian for the Trustee, the Special Servicer or the Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Originator to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Originator to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Originator with respect to a Mortgage Loan. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer nor the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Originator defaults on its obligation to repurchase or cure, and no assurance can be given that the Originator will fulfill such obligations. Nor can any assurance be given that the Depositor will perform any obligation to cure, or repurchase a Mortgage Loan for, a breach of the representation referred to in the preceding paragraph. See "The Depositor" in the Prospectus. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or the Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or the Special Servicer, or an affiliate of the Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or the Special Servicer or any affiliate of the Servicer or the Special Servicer, as applicable, (iii) the Servicer's or the Special Servicer's obligation, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others or itself, by the Servicer or the Special Servicer of any other mortgage loans or properties (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer, nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer assuming the obligations of the Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer would have been entitled after the date of the assumption of the Servicer's obligations. If no successor Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer will be treated as Realized Losses.

   The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Specially Serviced Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Prepayment Lockout Period, the Special Servicer may only make such a prepayment if the Special Servicer has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Servicer will also be

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permitted to forgive the payment of Excess Interest under the circumstances described under "--Realization Upon Mortgage Loans; Modification" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans; Modification," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans; Modification" herein, the amount equal to the lesser of (a) the related Extended Monthly Payment or (b) the Monthly Payment that was due prior to the maturity date; provided, however, that the Servicer will not be required to make an Advance to the extent it determines that such advance would not ultimately be recoverable from late payments, liquidation proceeds or Net REO Proceeds with respect to such Mortgage Loan. The Servicer (a) will only make one P&I Advance for the benefit of the most subordinate class of Certificates then outstanding (for purposes of determining the most subordinate class, (i) the Class B-1 and Class B1-H Certificates together and (ii) the Class A-1A and Class A-1B Certificates and the Coupon Strip Certificates together will, in each case, be treated as one class) and (b) will not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance to the most subordinate class of Certificates (as described in the preceding sentence), the Servicer will initially make such P&I Advance but will be required, immediately subsequent to the making of such P&I Advance, to reimburse itself (without interest) for such P&I Advance from and up to all amounts distributable to the most subordinate class on the related Distribution Date then outstanding (such amount of reimbursement, the "Subordinate Class Advance Amount"). On any such Distribution Date, the Servicer will be required to reduce the amount of any P&I Advance by the amount of any Reduction Interest Distribution Amounts. No interest will accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount. The Servicer will not be required or permitted to make an advance for Excess Interest or Default Interest or in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. The amount required to be advanced by the Servicer with respect to any Distribution Date in respect of scheduled payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal the product of (i) the amount required to be advanced by the Servicer without giving effect to such Appraisal Reduction Amounts and (ii) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the last day of related Collection Period less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance as of such date.

   The Servicer (and in certain circumstances, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property.

   The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers'

                              S-153
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certificate delivered to the Trustee (or in the case of the Trustee or Fiscal
Agent, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

   To the extent the Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer. See "--Duties of the Trustee" and "--Duties of the Fiscal Agent" below.

   The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the Mortgagor,
(ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate plus 1.0% (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

ACCOUNTS

   Lock Box Accounts. With respect to each Mortgage Loan, other than the Fairfield Inn Pool Loan, the Hudson Loan and the DCOTA Loan (which will have Lock Boxes only in the circumstances described with respect to each such Mortgage Loan under "Description of the Mortgage Loans and Mortgaged Properties"), one or more accounts in the name of the related borrower (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. See "Description of the Mortgage Loans and Mortgaged Properties." Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts or, in the case of the Innkeepers Pool Loan, remain in the Lock Box Account. The Lock Box Accounts will not be an asset of the Trust REMICs.

   Cash Collateral Accounts. With respect to each Mortgage Loan other than the Innkeepers Pool Loan, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lock Box Accounts will be swept on a regular basis (or in the case of the Fairfield Inn Pool Loan, Hudson Loan or DCOTA Loan, when no Lock Box is required, into which funds will be deposited directly by the related borrowers). The Reserve Accounts generally will be sub-accounts of the Cash Collateral Accounts, except in the case of the Innkeepers Pool Loan, in which case such accounts will be sub-accounts of the Lockbox Account. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, after the respective Anticipated Repayment Date all amounts in the related Cash Collateral Account (or Lockbox Account, in the case of the Innkeepers Loan) in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses (except in the case of the Hudson Loan, pursuant to which such expenses will be met through funding of the Reserve Accounts), (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) if applicable, Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs.

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    Collection Account. The Servicer will, on each Due Date, withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the "Collection Account") established pursuant to the Pooling and Servicing Agreement for application towards the Monthly Payment (including servicing fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain two segregated accounts (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of
(i) the Available Funds and (ii) the portion of the Servicing Compensation representing the Trustee Fee. The Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee will withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates -- Distributions" herein.

   Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Servicer will be required to deposit, in respect of the Hudson Loan, M&H Retail Pool Loan, DCOTA Loan and ICW Loan, into the Interest Reserve Account, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance, as of the first day of the immediately preceding Interest Accrual Period, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

   The Trustee will also establish and maintain one or more segregated accounts for each of the "Default Interest Distribution Account" and the "Excess Interest Distribution Account", each in the name of the Trustee for the benefit of the holders of the Class V-1 and Class V-2 Certificates.

   The Cash Collateral Accounts, Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts and the Collection Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Escrow Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA" by Fitch and S&P, "Aa2" by Moody's and "A" by DCR or, if applicable, the short term rating equivalent thereof) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"). Amounts on deposit in the Collection Account, the Interest Reserve Account, Cash Collateral Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except, in the case of the Cash Collateral Accounts, to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Underwriter as compensation for arranging for on-going monitoring and surveillance by the Rating Agencies of the Offered Certificates.

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 WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (i) Available Funds and any Prepayment Premiums and (ii) the Trustee Fee for such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described under "--Accounts -- Interest Reserve Account"; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and interest on Advances, the Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described herein under "--Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee Fee) in respect of the immediately preceding Interest Accrual Period;
(iv) to pay on or before each Distribution Date to the Depositor or other purchaser with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid Servicing Compensation (in the case of the Servicer, the Special Servicer or the Trustee), together with interest thereon, and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

SUCCESSOR MANAGER

   With respect to each Mortgage Loan, the Servicer will enforce the Trustee's rights with respect to the manager under the related Mortgage Loan and management agreement. In the event the Servicer is entitled itself to terminate, or to cause the related borrower to terminate, the manager under the Mortgage Loan, the Servicer will promptly give notice to the Trustee (who will copy the holders of Certificates and the Rating Agencies). The most subordinate class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class B-1 and Class B-1H Certificates together will be treated as one class and in the event that the Class A-1A and Class A-1B Certificates are the only classes outstanding (other than any class of Coupon Strip Certificates) the Class A-1A and Class A-1B Certificates and the Coupon Strip Certificates together will be treated as the most subordinate class of Certificates) will have the right to recommend termination of the manager, and if so, to recommend a Successor Manager. Holders of Certificates representing Voting Rights of greater than 50% of such subordinate class of Certificates will have ten business days from the receipt of the Servicer's notice to respond to such notice. Upon receipt of a recommendation to terminate the manager and appoint a Successor Manager, the Servicer will give notice of such recommendation to the Trustee (who will copy the holders of Certificates) and effect such recommendation unless: (i) within five business days of the receipt of notice of such recommendation holders of Certificates representing Voting Rights of greater than 50% of any class of Certificates which is assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager; or (ii) the Servicer determines that effecting such recommendation to terminate is not consistent with the servicing standard set forth herein and either (A) within 30 days of giving notice of such recommendation to all holders of Certificates (other than those holders making such recommendation) the notice of rejection described in clause (i) above is given to the Servicer or (B) notwithstanding the lack of such rejection, the Servicer elects not to effect such recommendation. If the Servicer does not receive a required response (or if the response received is inconsistent) and the Servicer determines it is consistent with the servicing standard set forth herein to terminate the manager or in the event the manager is otherwise terminated or resigns under the related Mortgage or management agreement, the Servicer shall use its best efforts, or if applicable cause the related borrower, to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the existing management agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For purposes of this paragraph, a "Successor Manager" shall be reasonably acceptable to the Servicer, shall not cause a qualification, withdrawal or downgrading of the ratings assigned

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to the Certificates by the Rating Agencies, as evidenced in writing, and shall be a professional management corporation or business entity which manages, and is experienced in managing, other comparable commercial properties and meets any criteria in the related loan documents.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Loans and Mortgaged Properties"), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and
(b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Loans and Mortgaged Properties"), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

INSPECTIONS

   The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required (at its own expense) to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but in any event (i) the Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of
(a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in March 1998 (or at such other times, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and (c) if the Mortgage Loan (i) becomes a "Specially Serviced Mortgage Loan," (ii) is delinquent for 60 days or (iii) has a debt service coverage ratio of less than 1.0, the Special Servicer or Servicer, as applicable, is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before March 15 of each year, beginning March 15, 1998, a statement to the effect that such firm has examined certain

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documents and records relating to the servicing of loans similar to the
Mortgage Loans for the preceding twelve months and that their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, disclosed no exceptions or errors in records relating to the servicing of such similar mortgage loans in accordance with agreements similar to the Pooling and Servicing Agreement that in their opinion are material, except for such exceptions as are set forth in their statement.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, on or before March 15 of each year, beginning March 15, 1998, an officers' certificate of the Servicer stating that, to the best of each such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to each such officer.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL
SERVICER

   The Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer may not otherwise resign from its obligations and duties as Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. The holders of Certificates evidencing aggregate Voting Rights of greater than 50% may remove the Servicer or the Special Servicer upon the occurrence of a good faith dispute under the Pooling and Servicing Agreement and upon written notice to the Servicer, the Special Servicer, the Depositor and the Trustee, provided that each Rating Agency has provided written confirmation that such removal will not cause a qualification, withdrawal or downgrading of the ratings assigned to the Certificates, and provided, further, that the Servicer of the Special Servicer will be entitled to payment of its portion of unpaid Servicing Fees and unreimbursed Advances (with interest thereon) and other amounts to which the Servicer or the Special Servicer is entitled, in each case which accrued prior to its termination. No such resignation or removal may become effective until a successor Servicer of the Special Servicer has assumed the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or the Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses.

   The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

   In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties

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thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

   The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund in accordance with the standard set forth above. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

   Any person into which the Depositor or the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor or the Servicer is a party, or any person succeeding to the business of the Depositor or the Servicer, will be the successor of the Depositor or the Servicer, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Depositor or the Servicer under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

   Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement; or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected class and if such default is not capable of being cured within such 30 day period and the Servicer is diligently pursuing such cure, the Servicer shall be entitled to an additional 30 day period; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations.

   Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i), (ii), (iv) and (v) above with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Servicer (acting as Servicer or Special Servicer) occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. If an Event of Default with respect to the Servicer (acting as Servicer or Special Servicer) described in clause (v) above occurs, the rights and obligations of the Servicer under the Pooling and Servicing Agreement shall automatically terminate. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special

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Servicer if the Special Servicer is also the Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by Fitch and S&P, "Aa2" by Moody's and "A" by DCR or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer or Special Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer or Special Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

   If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement, unless such termination and succession would result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling and Servicing Agreement. Any Servicer or other successor Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of each class affected thereby evidencing Percentage Interests of at least 25% of such class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that no such amendment shall cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least

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66 2/3% of the Percentage Interests of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the class or classes affected thereby.

   The "Voting Rights" assigned to each class shall be (a) 0% in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.85% in the case of the Class PS-1 Certificates and 0.25% in the case of the Class CS-1 Certificates; provided that the Voting Rights of each of the Class PS-1 and Class CS-1 Certificates will be reduced to zero upon the reduction of the Notional Balance of each such class to zero; provided, further, that the Voting Rights of the Class PS-1 Certificates will be reduced to zero on the Distribution Date that the Class A-5 Certificates is the most senior class outstanding (the sum of such percentages for each such class outstanding is the "Fixed Voting Rights Percentage"), (c) in the case of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B-1 and Class B-1H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS; MODIFICATION

   Specially Serviced Mortgage Loans; Appraisals;
Extensions. Contemporaneously with the occurrence of an Appraisal Reduction Event, the Servicer is required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Updated Appraisal"); provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

   Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, the Special Servicer may either foreclose or elect to grant up to two consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first anniversary thereof in the case of the second extension), the related borrower had made twelve consecutive Monthly Payments (or Extended Monthly Payments in the case of the second extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the servicing standard described herein and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related manager unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related borrower to make Extended Monthly Payments. The Special Servicer's determination to extend shall be made in the Special Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal.

   The Special Servicer will not agree to any extension of a Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date. If such borrower fails to make an Extended Monthly Payment during the initial extension period, no further extensions will be granted. The "Extended Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date, is equal to (a) the principal portion of a revised monthly payment (which will be calculated based on an amortization schedule of no more than 24 months (commencing on the maturity date of such Mortgage Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Monthly Payments may include

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interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate). In no event will the Special Servicer be permitted to modify or extend any Mortgage Loan at a rate lower than the Mortgage Rate.

   The Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Servicer determines that a waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders (other than to holders of the Class V-2 Certificates) on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished

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to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a hotel, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool -- Net
Income from Foreclosure Property" in the Prospectus.

   The Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Special Servicer shall not be obligated to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

   Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation and agreement by the Servicer, may elect not to foreclose or institute similar proceedings or modify the loan (as described below) and instead the Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation and agreement by the Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances.

   Modifications. During the term of a Mortgage Loan, the Special Servicer, may, consistent with the Servicing Standard, agree to modify such Mortgage Loan to reduce the amount of principal (but not interest) payable monthly on such Mortgage Loan provided that (a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation; (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of principal lasting a period of no more than twelve

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consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66 2/3 of all Voting Rights may direct the Special Servicer not to agree to any such modification. In the event that the Special Servicer is directed not to agree to such modification, the Special Servicer will continue to have the options described elsewhere herein, including foreclosure, subject to the following paragraph, or, if applicable, extension of the related Mortgage Loan.

   Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate class of Certificates then outstanding (the "Directing Class"), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis, than would liquidation;
(b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as result of such modification, waiver or amendment may result in an Interest Shortfall to any class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three periods of twelve months or less each;
(e) the Special Servicer may not reduce any Prepayment Premium or Prepayment Lockout Period; (f) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of (i) the Certificate Balance of the Directing Class less the sum of (ii) the aggregate amount of Delinquency Reduction Amounts and Appraisal Reduction Amounts then outstanding and (iii) the aggregate amount of Interest Shortfalls and Reduction Interest Shortfalls then outstanding (other than with respect to the Directing Class); and (g) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations. If the Certificateholders representing 100% of the Percentage Interests of the second most subordinate class of Certificates then outstanding consent to such modification, waiver or amendment, the Directing Class for purposes of the determinations made in clauses (b) and (f) shall include the second most subordinate class of Certificates and the amount by which principal can be reduced shall not be in excess of 80% of the aggregate principal balance of both such classes less the items specified in clause (f)(ii). A modification pursuant to this paragraph is not subject to the veto of Certificateholders set forth in the preceding paragraph.

   The Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Code Section 1001, or Treasury Regulations Section 1.860G-2(b)(3), as evidenced by an Opinion of Counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Servicer or Special Servicer, as applicable, shall provide copies of any modifications, waiver or amendment to each Rating Agency.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

   The Depositor and, if the Depositor does not exercise its option, the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement

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of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling and Servicing Agreement with interest thereon at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the related Mortgage Rates. There can be no assurance that payment of the Certificate Balance, if any, of each outstanding class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates -- Termination" in the Prospectus.

   The holders of a 100% Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on the last day of the first Collection Period following its Anticipated Repayment Date at a price equal to the sum of the following: (i) 100% of the outstanding principal balance of such Mortgage Loan on the date of purchase; (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof (plus the Excess Rate, to the extent applicable), to the last day of the Interest Accrual Period preceding such Distribution Date on which the payment will be distributed to Certificateholders; (iii) the aggregate amount of unreimbursed Advances with respect to such Mortgage Loan, unpaid special servicing compensation, servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling and Servicing Agreement with interest thereon at the Advance Rate; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase. Initially the Depositor expects to retain the Class LR Certificates.

   Any Mortgage Loan purchased under the circumstances described in either of the two preceding paragraphs will be purchased subject to a continuing right of the then holders of the Class V-1 and Class V-2 Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest and Excess Interest, respectively, with respect to such Mortgage Loan.

THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Nomura MD VII.

   The Trustee may resign at any time by giving written notice to the Depositor, the Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by Fitch and S&P, "Aa2" by Moody's and "A" by DCR, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest

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thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Servicer out of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Servicer and Special Servicer each indemnifies the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Servicer's or Special Servicer's duties as applicable, under the Pooling and Servicing Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling and Servicing Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and Servicer (except for the information under "--The Servicer") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

   In the event that the Servicer fails to make a required Advance, the Trustee, as acting or successor Servicer, is obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603.

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    The Fiscal Agent may not resign except in the event of the resignation or removal of the Trustee or upon determination that it may no longer perform such obligations and duties under applicable law. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. No resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling and Servicing Agreement. If at any time the Fiscal Agent resigns or is removed, the Servicer may remove the Trustee.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information under the preceding section with the heading "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

   In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be obligated to make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE SERVICER

   Pacific Mutual Life Insurance Company, a California corporation ("Pacific Mutual"), will be responsible for servicing the Mortgage Loans.

   Pacific Mutual's offices are located at 700 Newport Center Drive, Newport Beach, California 92660. Founded in 1868, Pacific Mutual had approximately $21.2 billion of admitted assets as of December 31, 1996. With its subsidiaries and affiliates, Pacific Mutual manages more than $136.7 billion of assets. Pacific Mutual performs a variety of real estate services for itself and others, including loan origination, underwriting and due diligence, loan servicing, property and asset management, property acquisition and disposition, appraisals and problem asset management.

   As of December 31, 1996, Pacific Mutual serviced for its own account and others approximately 770 commercial and multi-family mortgage loans totaling approximately $5.0 billion in aggregate principal amount. As of December 31, 1996, approximately $216.7 million of such mortgage loans, representing approximately 4.32% of the aggregate balance of the portfolio, were two or more months delinquent or were the subject of foreclosure proceedings.

   The information set forth above regarding the servicing portfolio of Pacific Mutual should not be considered to reflect the credit quality of the Mortgage Loans or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. Such information is included only as an indication of the recent experience of Pacific Mutual. There can be no assurance that the default, delinquency and loss experience of Pacific Mutual will be representative of the results that may be experienced with respect to the Mortgage Loans.

   The information concerning Pacific Mutual set forth herein has been provided by Pacific Mutual, and none of the Originator, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12 times a per annum rate of 0.055% (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of such Interest Accrual Period and includes the compensation payable to the Servicer and the Trustee Fee. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such

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Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account. Notwithstanding the foregoing, the Servicing Fee will be reduced by the aggregate amount of any Servicer Prepayment Interest Shortfalls.

   In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges, or similar items (but not including any Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

   The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.

   The Pooling and Servicing Agreement provides that interest at the Advance Rate will accrue and be payable in respect of any accrued but unpaid Servicing Compensation.

SPECIAL SERVICING

   The Servicer will initially be appointed as special servicer (the Servicer in such capacity, or any party succeeding the Servicer in such capacity, the "Special Servicer") to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

   The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class B-1 and Class B-1H Certificates together will be treated as one class and in the event that the Class A-1A and Class A-1B Certificates and the Coupon Strip Certificates are the only classes outstanding, the Class A-1A Certificates and Class A-1B Certificates and the Coupon Strip Certificates together will be treated as the subordinate class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates. In the event that a Mortgage Loan secured by a hotel becomes a Specially Serviced Mortgage Loan, the Special Servicer will be required to hire a consultant which is experienced in the operation of such facilities, at the expense of the Trust Fund.

   The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or (viii) in the opinion of the Servicer (consistent with Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i), (ii) and (viii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (vi) above, when such default

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is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

   Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of (i) 1/12 times a per annum rate of 0.50% and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan as of the first day of such Interest Accrual Period (the "Special Servicing Fee"). The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive an "REO Disposition Fee" equal to 1% of the amount equal to (x) the proceeds of the sale of any REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made nine consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to 0.25% of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling and Servicing Agreement. However, no REO Disposition Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by the Originator or the Depositor as described herein under "--Representations and Warranties; Repurchase," (ii) by the Servicer, the Depositor or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or (iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, or has an economic arrangement for the purpose of retaining the full Special Servicing Fee with, the holder of Certificates representing more than 50% of the Voting Rights of the most subordinate class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate class, the Class B-1 and Class B-1H Certificates will be collectively treated as one class and in the event that the Class A-1A, Class A-1B and the Coupon Strip Certificates are the only classes outstanding, the Class A-1A, Class A-1B Certificates and the Coupon Strip Certificates together will be treated as the most subordinate class), the Special Servicer will be entitled to receive with respect to each Interest Accrual Period a Special Servicing Fee equal to 1/12th of 0.25% (rather than 0.50%) per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan as of the first day of such Interest Accrual Period.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, the Trustee is obligated to mail to each Certificateholder, to the Depositor, the Paying Agent, the Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. Certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement No. 243. In addition, to the extent provided to it by the Servicer, the Trustee shall provide to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth certain information with respect to the borrowers and the Mortgaged Properties. Such quarterly and annual summaries will be prepared by the Servicer solely from information provided to the Servicer pursuant to the Mortgage Loans without modification, interpretation or analysis (except that the Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Servicer shall not be responsible for the completeness or accuracy of such information (except that the Servicer will use its best efforts to correct patent errors). Such monthly and quarterly reports and annual summaries as well as certain other loan level information may also be obtained electronically for a fee by calling the Trustee. Within a

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reasonable period of time after each calendar year, the Trustee is obligated to furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

   The Servicer, on behalf of the Trust Fund, will (i) mail to the Depositor and the Trustee (who will copy each Certificateholder upon written request (provided that each Certificateholder may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information)), and (ii) prepare, sign and file with the Securities and Exchange Commission as a Current Report on Form 8-K, copies of all quarterly and annual summaries and a list of all quarterly and annual financial statements and other financial and property information of the borrowers provided to the Servicer pursuant to the Mortgage Loans (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) as well as notice of certain events with respect to the Mortgage Loans which may affect Certificateholders, such as amendments, modifications and waivers, imminent or actual defaults and proposed prepayments. Additionally, the Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each such Certificateholder will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), information relating to the Mortgaged Properties or the borrowers which has been provided to the Servicer pursuant to the Mortgage Loans, including financial and operating statements and other information specified on the list described in the previous sentence and provided to the Servicer pursuant to the Mortgage Loans.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Elections will be made to treat the Trust Fund exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Excess Interest, the Excess Interest Distribution Account, the Default Interest and the Default Interest Distribution Account (such portion of the Trust Fund, the "Trust REMICs"), and the Trust REMICs, in the opinion of counsel, will qualify, as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts, the Lock Box Accounts and Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portions of the Trust Fund consisting of Excess Interest and Default Interest (subject to an obligation to pay to the Lower-Tier REMIC the excess of Default Interest over Net Default Interest) in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

TAXATION OF OFFERED CERTIFICATES

   The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(5)(A), to the extent that the assets of the Upper-Tier REMIC are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the Upper-Tier REMIC is so treated.

   A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(5)(A) and 856(c)(3)(B) in their entirety if at least 95% of the Trust REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the Trust REMICs' percentage of such assets. A beneficial owner's interest in an Offered Certificate will not constitute "loans... secured by an interest in real property which is... residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association, but the Offered Certificate will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c) in the case of certain financial institutions.

   The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.

   The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus.

   Although unclear for federal income tax purposes, it is anticipated that the Class PS-1 and Class CS-1 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Pass-Through Rate changes in accordance with Scenario 1, as described under the heading "Prepayment and Yield Considerations -- Yield on the Class PS-1 and Class CS-1 Certificates") over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class PS-1 or Class CS-1 Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class PS-1 or Class CS-1 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations may be promulgated with respect to the Class PS-1 and Class CS-1 Certificates. See "Certain Federal Income Taxes Federal Income Tax Consequences for REMIC -- Certificates Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable

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for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Offered Certificates. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on a debt instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be Scenario 1, as set forth above under the heading "Prepayment and Yield Considerations -- Yield on the Class PS-1 and Class CS-1 Certificates." No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

   Although not free from doubt, it is anticipated that any Prepayment Premiums will be treated as ordinary income to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan of the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates is restricted. See "Description of the Offered Certificates -- Transfer Restrictions." Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA or Code
Section 4975 with respect to the purchase, holding or disposition of the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 93-32, 58 Fed. Reg. 28632 (May 14, 1993)), referred to herein as the "Exemption," for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) The acquisition of certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the trust fund;

     (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, DCR or Fitch;

     (4) The trustee must not be an affiliate of any other member of the Restricted Group;

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The trust fund must also meet the following requirements:

        (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

        (b) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the certificates pursuant to the Exemption; and

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         (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans, or who are utilizing assets of Plans subject to ERISA and any affiliates of any such borrowers should not purchase any of the Certificates.

   The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1A, Class A-1B, Class PS-1 and Class CS-1 Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-6 CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, UNLESS SUCH PERSON USING PLAN ASSETS IS AN INSURANCE COMPANY AND THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Offered Certificates, other than the Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by one or more Rating Agencies.

   Except as to the status of certain Classes of Offered Certificates as "mortgage related securities", no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be 101.5% of the initial aggregate Certificate Balance thereof as of the Cut-off Date, plus accrued interest, if any, from the Cut-off Date, before deducting expenses payable by the Depositor.

   In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter has agreed to arrange for ongoing Rating Agency monitoring and surveillance of the Offered Certificates and will receive as compensation for such services the reinvestment income earned from amounts on deposit in the Interest Reserve Account. The Originator and the Underwriter are wholly owned subsidiaries of Nomura Holding America Inc. The Depositor is a wholly owned subsidiary of the Originator. The Originator or an affiliate has entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the Borrowers. Certain officers and directors of the Originator and its affiliates own equity interests in affiliates of the Borrowers.

   The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Offered Certificates, however, it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

   The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   This Prospectus Supplement and the Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991 (as amended).

                                   EXPERTS

   The financial statements of Fairfield Inn by Marriott Limited Partnership included in this Prospectus Supplement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

   The combined financial statements of Hudson Street Owners Limited Partnership I and Hudson Street Owners Limited Partnership II (which include the accounts of 101 Hudson Street Associates, 101 Hudson Urban Renewal Associates and 101 Hudson Leasing Associates) included in this Prospectus Supplement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor and for the Underwriter by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    RATING

   It is a condition to the issuance of the Offered Certificates that (i) each of the Class A-1A and Class A-1B Certificates be rated "AAA," "Aaa" and "AAA" by Fitch, Moody's and S&P, respectively; (ii) each of the Class PS-1 and Class CS-1 Certificates be rated "AAA" and "Aaa" by Fitch and Moody's, respectively; (iii) the Class A-2 Certificates be rated "AA" and "Aa" by Fitch and Moody's, respectively; (iv) the Class A-3 Certificates be rated "A," "A" and "A" by DCR, Fitch and Moody's, respectively; (v) the Class A-4 Certificates be rated "BBB" and "Baa" by DCR and Moody's, respectively; (vi) the Class A-5 Certificates be rated "BBB-" and "BBB-" by DCR and Fitch, respectively, and (vii) the Class A-6 Certificates be rated "BBB-" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the tax treatment of the Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, will be affected by changes therein due to variations in the rates of amortization of the Mortgage Loans. See "Risk Factors and Other Special Considerations" herein and "Yield Considerations" in the Prospectus.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class PS-1 or Class CS-1 Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of Realized Losses, Appraisal Reduction Amounts or Delinquency Reduction Amounts. As described herein, the amounts payable with respect to the Class PS-1 or Class CS-1 Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class PS-1 or Class CS-1 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class PS-1 or Class CS-1 Certificates. Accordingly, the ratings of the Class PS-1 or Class CS-1 Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

A
AAI ................................................................................   S-118
ACMs ...............................................................................   S-34
ADA ................................................................................   S-40
Additional Amortization ............................................................     15
ADR ................................................................................   S-58
Advance Rate .......................................................................   S-154
Advances ...........................................................................   S-153
Allocated Loan Amount ..............................................................   S-49
Anticipated Repayment Date .........................................................   S-46
Anticipated Repayment Date Balance .................................................   S-49
Appraisal Reduction Amount .........................................................   S-122, S-130
Appraisal Reduction Event ..........................................................   S-130
ARD ................................................................................   S-4
Available Funds ....................................................................   S-120
B
Base Management Fee ................................................................   S-75
Best's .............................................................................   S-38
Building Lease .....................................................................   S-76
C
Capital Expenditure/FF&E Reserve Account ...........................................   S-69
Cash Collateral Accounts ...........................................................   S-154
CEDEL ..............................................................................   S-1, S-8, S-44,B-1
CEDEL Participants .................................................................   S-132
CERCLA .............................................................................   S-34
Certificate Balance ................................................................   S-2
Certificate Owners .................................................................   S-133
Certificate Registrar ..............................................................   S-131
Certificateholders .................................................................   S-44
Certificates .......................................................................   S-1, S-7
Collection Account .................................................................   S-155
Collection Period ..................................................................   S-121
Cooperative ........................................................................   S-133
Coupon Strip Certificates ..........................................................   S-119
Cross-over Date ....................................................................   S-22, S-127
Current Interest Rate ..............................................................   S-42
Cut-off Date .......................................................................   S-1
Cut-off Date Allocated Loan Amount .................................................   S-49
D
DCOTA Anticipated Repayment Date ...................................................   S-101
DCOTA Borrower .....................................................................   S-101
DCOTA Current Interest Rate ........................................................   S-101
DCOTA Defeasance Date ..............................................................   S-102
DCOTA Defeasance Deposit ...........................................................   S-102
DCOTA Deposit Account ..............................................................   S-103
DCOTA DSCR .........................................................................   S-105
DCOTA Excess Cash Flow .............................................................   S-102
DCOTA Excess Interest ..............................................................   S-101
DCOTA GP ...........................................................................   S-101
DCOTA Loan .........................................................................   S-101

                              S-177

DCOTA Management Agreement .........................................................   S-105
DCOTA Manager ......................................................................   S-101
DCOTA Maturity Date ................................................................   S-101
DCOTA Monthly Debt Service Payment .................................................   S-101
DCOTA Mortgage .....................................................................   S-101
DCOTA Property .....................................................................   S-101
DCOTA Revised Interest Rate ........................................................   S-14
Debt Service Coverage Ratio ........................................................   S-49
Debt Service Reserve Account .......................................................   S-69
Default Interest ...................................................................   S-121
Default Interest Distribution Account ..............................................   S-155
Default Rate .......................................................................   S-121
Defeasance Collateral ..............................................................   S-78
Defeasance Deposit .................................................................   S-47
Defeasance Lockout Period ..........................................................   S-18
Definitive Certificate .............................................................   S-130
Delinquency ........................................................................   S-122
Delinquency Reduction Amount .......................................................   S-122
Department .........................................................................   S-173
Depositaries .......................................................................   S-131
Depositor ..........................................................................   S-1
Directing Class ....................................................................   S-164
Discount Rate ......................................................................   S-128
Distribution Date ..................................................................   S-2, S-119
DSCR ...............................................................................   S-49
DTC ................................................................................   S-1, S-8, B-1
E
Earthquake Restoration Reserve Account .............................................   S-69
EGI ................................................................................   S-50
Eligible Bank ......................................................................   S-155
EPA ................................................................................   S-35
ERISA ..............................................................................   S-26, S-173
Euroclear ..........................................................................   S-1, S-8, S-44, B-1
Euroclear Operator .................................................................   S-133
Euroclear Participants .............................................................   S-133
Event of Default ...................................................................   S-159
Excess Cash Flow ...................................................................   S-42
Excess Interest ....................................................................   S-43
Excess Interest Distribution Account ...............................................   S-155
Excess Rate ........................................................................   S-122
Exemption ..........................................................................   S-26
Extended Monthly Payment ...........................................................   S-161
F
Fairfield Inn Accounting Period ....................................................   S-67
Fairfield Inn Anticipated Repayment Date ...........................................   S-9, S-66
Fairfield Inn Applicable Defeasance Amount .........................................   S-68
Fairfield Inn Borrower .............................................................   S-9, S-66
Fairfield Inn Cash Collateral Account ..............................................   S-70
Fairfield Inn Current Interest Rate ................................................   S-9, S-66
Fairfield Inn Debt Service Payment Date ............................................   S-67
Fairfield Inn Debt Service Period ..................................................   S-67
Fairfield Inn Defeasance Date ......................................................   S-68

                              S-178

Fairfield Inn Defeasance Deposit ...................................................   S-68
Fairfield Inn DSCR .................................................................   S-68
Fairfield Inn Excess Cash Flow .....................................................   S-67
Fairfield Inn Excess Interest ......................................................   S-66
Fairfield Inn Lockbox Account ......................................................   S-71
Fairfield Inn Management Agreement .................................................   S-75
Fairfield Inn Manager ..............................................................   S-69
Fairfield Inn Maturity Date ........................................................   S-10, S-66
Fairfield Inn Modification, Subordination and Non-Disturbance Agreement ............   S-75
Fairfield Inn Monthly Debt Service Payment .........................................   S-10, S-66
Fairfield Inn Mortgages ............................................................   S-9, S-66
Fairfield Inn Operating Account ....................................................   S-71
Fairfield Inn Properties ...........................................................   S-9, S-66
Fairfield Inn Revised Interest Rate ................................................   S-9, S-66
Fiscal Agent .......................................................................   S-2, S-7
Fitch ..............................................................................   S-27
Fixed ..............................................................................   S-1
Fixed Voting Rights Percentage .....................................................   S-161
G
GAAP ...............................................................................   S-47
GEI ................................................................................      8
G&L II Anticipated Repayment Date ..................................................   S-15, S-106
G&L II Cash Collateral Account .....................................................   S-109
G&L II Collection Account ..........................................................   S-109
G&L II Current Interest Rate .......................................................   S-15, S-106
G&L II Defeasance Date .............................................................   S-108
G&L II Defeasance Deposit ..........................................................   S-108
G&L II Excess Cash Flow ............................................................   S-107
G&L II Excess Interest .............................................................   S-106
G&L II GP ..........................................................................   S-106
G&L II Loan Amount .................................................................   S-106
G&L II Loan DSCR ...................................................................   S-108
G&L II Loan Origination Date .......................................................   S-106
G&L II LP ..........................................................................   S-106
G&L II Maturity Date ...............................................................   S-15, S-106
G&L II Monthly Debt Service Amount .................................................   S-15, S-107
G&L II REIT ........................................................................   S-106
G&L II Release Price ...............................................................   S-107, S-108
G&L II Revised Interest Rate .......................................................   S-106
G&L Medical Office II Management Agreement .........................................   S-113
G&L Medical Office II Pool Borrower ................................................   S-15, S-106
G&L Medical Office II Pool Mortgages ...............................................   S-15
G&L Medical Office II Pool Properties ..............................................   S-15, S-106
GLA ................................................................................   S-11
Global Securities ..................................................................   B-1
Green Equities .....................................................................   S-76
Ground Rent Reserve Account ........................................................   S-68
H
Hampton Inn Franchise Agreements ...................................................   S-99
Hampton Inn Franchisor .............................................................   S-99
Holders ............................................................................   S-133
Hudson Additional Pledged Property .................................................   S-83

                              S-179

Hudson Anticipated Repayment Date ..................................................   S-77
Hudson Base Additional Amortization Amount .........................................   S-77
Hudson Borrower ....................................................................   S-11, S-76
Hudson Building ....................................................................   S-11, S-82
Hudson Cash Collateral Account .....................................................   S-79
Hudson Default Rate ................................................................   S-77
Hudson Defeasance Date .............................................................   S-78
Hudson Defeasance Deposit ..........................................................   S-78
Hudson Excess Cash Flow ............................................................   S-77
Hudson Ground Lease ................................................................   S-76
Hudson I ...........................................................................      8
Hudson II ..........................................................................      8
Hudson Improvements ................................................................   S-11, S-76
Hudson Interest Rate ...............................................................   S-11, S-77
Hudson Land ........................................................................   S-10, S-76
Hudson Lease Rollover Expenses .....................................................   S-78
Hudson Lease Rollover Guaranteed Costs .............................................   S-79
Hudson Lease Rollover Guarantor ....................................................   S-79
Hudson Loan ........................................................................   S-10, S-76
Hudson Loan DSCR ...................................................................   S-83
Hudson Lock Box Account ............................................................   S-79
Hudson Management Agreement ........................................................   S-82
Hudson Manager .....................................................................   S-82
Hudson Maturity Date ...............................................................   S-11, S-77
Hudson Monthly Debt Service Payment ................................................   S-77
Hudson Monthly Debt Service Payment Amount .........................................   S-11
Hudson Mortgage ....................................................................   S-10
Hudson Particular Servicing Expenses ...............................................   S-77
Hudson Property ....................................................................   S-11, S-76
I
ICW Anticipated Repayment Date .....................................................   S-16, S-114
ICW Borrower .......................................................................   S-16, S-113
ICW Collection Account .............................................................   S-115
ICW Current Interest Rate ..........................................................   S-16, S-114
ICW Defeasance Date ................................................................   S-115
ICW Defeasance Deposit .............................................................   S-115
ICW Excess Interest ................................................................   S-114
ICW GP .............................................................................   S-113
ICW Lease ..........................................................................   S-17, S-114
ICW Loan ...........................................................................   S-16
ICW Maturity Date ..................................................................   S-16, S-114
ICW Monthly Debt Service Amount ....................................................   S-16, S-114
ICW Mortgage .......................................................................   S-16
ICW Parking Parcel .................................................................   S-113
ICW Plaza ..........................................................................   S-16, S-113
ICW Property .......................................................................   S-16, S-113
ICW Revised Interest Rate ..........................................................   S-16, S-114
ICW Tenant .........................................................................   S-113
ICW Trust ..........................................................................   S-113
Impositions ........................................................................   S-70
Indirect Participants ..............................................................   S-131
Innkeepers Allocated Loan Amount ...................................................   S-94

                              S-180

Innkeepers Anticipated Repayment Date .............................................   S-13, S-92
Innkeepers Borrowers ..............................................................   S-92

Innkeepers Current Interest Rate ..................................................   S-13,S-92
Innkeepers Default Date ...........................................................   S-93
Innkeepers Defeasance Date ........................................................   S-93
Innkeepers Defeasance Deposit .....................................................   S-94
Innkeepers Deposit Account ........................................................   S-95
Innkeepers Excess Cash Flow .......................................................   S-93
Innkeepers Excess Interest ........................................................   S-92
Innkeepers Franchise Agreements ...................................................   S-99
Innkeepers GP .....................................................................   S-92
Innkeepers Individual Borrower ....................................................   S-92
Innkeepers LP .....................................................................   S-92
Innkeepers Marriott Management Agreements .........................................   S-99
Innkeepers Marriott Manager .......................................................   S-95
Innkeepers Maturity Date ..........................................................   S-92
Innkeepers Monthly Debt Service Payments ..........................................   S-13, S-93
Innkeepers Mortgages ..............................................................   S-13, S-92
Innkeepers Operating Leases .......................................................   S-98
Innkeepers Operators ..............................................................   S-98
Innkeepers Permitted Encumbrances .................................................   S-92
Innkeepers Pool Loan DSCR .........................................................   S-94
Innkeepers Properties .............................................................   S-13, S-92
Innkeepers REIT ...................................................................   S-92
Innkeepers Release Amount .........................................................   S-94
Innkeepers Revised Interest Rate ..................................................   S-13, S-92
Interest Accrual Amount ...........................................................   S-122
Interest Accrual Period ...........................................................   S-122
Interest Distribution Amount ......................................................   S-21, S-122
Interest Reserve Account ..........................................................   S-155
Interest Shortfall ................................................................   S-123
IO ................................................................................   S-1
J
Jersey City .......................................................................     14
JF Hotel IV Operator ..............................................................   S-98
JF Hotel V Operator ...............................................................   S-98
L
LC ................................................................................   S-48
Leasing ...........................................................................   S-11, S-76, 8
Lehman ............................................................................     14
Lehman Brothers ...................................................................   S-31, S-82
Linpro Jersey City ................................................................   S-80
Linpro-CP .........................................................................   S-76, 8
Loan DSCR .........................................................................   S-49
Local Account .....................................................................   S-69
Lock Box Accounts .................................................................   S-154
Lower-Tier Distribution Account ...................................................   S-155
Lower-Tier REMIC ..................................................................   S-2, S-25, S-171
Lower-Tier REMIC Regular Interests ................................................   S-171
LP I ..............................................................................   S-76
LP II .............................................................................   S-76
LUSTs .............................................................................   S-35

                              S-181

M
Manager Lockbox Account ............................................................   S-71
Manager's Account ..................................................................   S-69
Marriott Franchise Agreements ......................................................   S-99
Marriott Franchisor ................................................................   S-99

Merrill Lynch ......................................................................   S-31, S-82
M&H Management Defeasance Deposit ..................................................   S-91
M&H Operating Expense Account ......................................................   S-86

M&H Retail Anticipated Repayment Date ..............................................   S-12, S-84
M&H Retail Cash Collateral Account .................................................   S-87
M&H Retail Current Interest Rate ...................................................   S-12, S-84
M&H Retail Defeasance Date .........................................................   S-85
M&H Retail Defeasance Deposit ......................................................   S-85
M&H Retail Defeasance DSCR .........................................................   S-86
M&H Retail Excess Cash Flow ........................................................   S-84
M&H Retail Excess Interest .........................................................   S-84
M&H Retail Management Agreement ....................................................   S-90
M&H Retail Manager .................................................................   S-90
M&H Retail Maturity Date ...........................................................   S-12, S-84
M&H Retail Monthly Debt Service Amount .............................................   S-12
M&H Retail Monthly Debt Service Payment Amount .....................................   S-84
M&H Retail Mortgages ...............................................................   S-12
M&H Retail Pool Borrower ...........................................................   S-12, S-83
M&H Retail Pool Loan ...............................................................   S-11
M&H Retail Pool Properties .........................................................   S-12, S-83
M&H Retail Revised Interest Rate ...................................................   S-12, S-84
MHRP ...............................................................................   S-84
MHRP GP ............................................................................   S-84
MII ................................................................................   S-66
MII Master Account .................................................................   S-69
ML Lease ...........................................................................   S-82
Monthly Payment ....................................................................   S-121
Moody|Als ..........................................................................   S-27
Mortgage ...........................................................................   S-45
Mortgage Loan Purchase and Sale Agreement ..........................................   S-45
Mortgage Loans .....................................................................   S-1
Mortgage Pass-Through Rate .........................................................   S-20
Mortgage Pool ......................................................................   S-1
Mortgage Rate ......................................................................   S-21
Mortgage Rates .....................................................................   S-9
Mortgaged Properties ...............................................................   S-1, S-8
Mortgaged Property .................................................................   S-45
Mortgages ..........................................................................   S-8
N
NACC ...............................................................................   S-45
Negative Adjustment ................................................................   S-172
Net Default Interest ...............................................................   S-121
Net Mortgage Pass-Through Rate .....................................................   S-20
Net REO Proceeds ...................................................................   S-121
Note ...............................................................................   S-8, S-45
Notional Balance ...................................................................   S-2

                              S-182

O
Offered Certificates ...............................................................   S-1
Optional Prepayment Date ...........................................................    15
Originator .........................................................................   S-1, S-45
P
Participants .......................................................................   S-2, S-19, S-130
Pass-Through Rate ..................................................................   S-123
PCBs ...............................................................................   S-34
Permitted Investments ..............................................................   S-155
P&I Advance ........................................................................   S-24, S-153
PIP ................................................................................   S-50
Plan ...............................................................................   S-26, S-134, S-173
Pooling and Servicing Agreement ....................................................   S-7, S-147
Prepayment Interest Shortfall ......................................................   S-128
Prepayment Lockout Period ..........................................................   S-42
Prepayment Premiums ................................................................   S-121
Principal Distribution Amount ......................................................   S-22, S-124
Principal Prepayments ..............................................................   S-121
Private Certificates ...............................................................   S-1, S-119
Property Advances ..................................................................   S-153
Property Condition Reports .........................................................   S-65
P
psf ................................................................................   S-50
R
Rated Final Distribution Date ......................................................   S-138
Realized Loss ......................................................................   S-128
Record Date ........................................................................   S-120
Reduction Interest Distribution Amount .............................................   S-122
Reduction Interest Pass-Through Rate ...............................................   S-122
Reduction Interest Shortfall .......................................................   S-122
Regular Certificates ...............................................................   S-25
REMIC ..............................................................................   S-2, S-25
Renewal ............................................................................       8
REO Account ........................................................................   S-119
REO Mortgage Loan ..................................................................   S-124
REO Property .......................................................................   S-119
Repurchase Price ...................................................................   S-151
Reserve Accounts ...................................................................   S-17, S-46
Residual Certificates ..............................................................   S-25
Restoration Benchmark ..............................................................   S-73, S-81
Restricted Group ...................................................................   S-26, S-174
Revised Interest Rate ..............................................................   S-42
Rules ..............................................................................   S-132
S
Scenarios ..........................................................................   S-137
Servicer ...........................................................................   S-2, S-7, S-45
Servicer Prepayment Interest Shortfall .............................................   S-128
Servicer Remittance Date ...........................................................   S-153
Servicer|Als Appraisal Reduction Estimate ..........................................   S-130
Servicing Compensation .............................................................   S-120
Servicing Expenses .................................................................   S-67
Servicing Fee ......................................................................   S-167

                              S-183

Servicing Fee Rate ................................................................   S-167
Servicing Standard ................................................................   S-152
SFAS ..............................................................................      9
Similar Law .......................................................................   S-173
SMMEA .............................................................................   S-174
S&P ...............................................................................   S-27
SPE I .............................................................................   S-76, 8
SPE II ............................................................................   S-76, 8
Special Servicer ..................................................................   S-168
Special Servicing Fee .............................................................   S-169
Specially Serviced Mortgage Loan ..................................................   S-168
Spread Rate .......................................................................   S-128
Stated Principal Balance ..........................................................   S-124
Street ............................................................................   S-10, S-76, 8
Subordinate Class Advance Amount ..................................................   S-153
T
Tax and Insurance Account .........................................................   S-69
Tenant ............................................................................      14
Terms and Conditions ..............................................................   S-133
TI ................................................................................   S-48
Trust Fund ........................................................................   S-1
Trust REMICs ......................................................................   S-2, S-171
Trustee ...........................................................................   S-2, S-7, S-45
Trustee Fee .......................................................................   S-166
Trustee Fee Rate ..................................................................   S-166
U
UDC Loan ..........................................................................   S-80
Underwriter .......................................................................   S-1, S-7
Unscheduled Payments ..............................................................   S-121
Updated Appraisal .................................................................   S-161
Upper-Tier Distribution Account ...................................................   S-155
Upper-Tier REMIC ..................................................................   S-2, S-25, S-171
Urban .............................................................................   S-10, S-76
U.S. Obligations ..................................................................   S-18
U/W ...............................................................................   S-50
U/W ADR ...........................................................................   S-50
V
Voting Rights .....................................................................   S-161
W
WAC ...............................................................................   S-1
Weighted Average Net Mortgage Pass-Through Rate ...................................   S-20
Weighted Average Pass-Through Rate ................................................   S-20
WIH Loan ..........................................................................   S-36, S-116
Withheld Amounts...................................................................   S-155

                                                                   EXHIBIT A-1

                           FAIRFIELD INN PROPERTIES

FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP          PAGE
---------------------------------------------        -------
Report of Independent Public Accountants  ...          A-1-2
Statement of Operations .....................          A-1-3
Balance Sheet ...............................          A-1-4
Statement of Changes in Partners' Capital  ..          A-1-5
Statement of Cash Flows .....................          A-1-6
Notes to Financial Statement ................          A-1-7

                               A-1-1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO THE PARTNERS OF FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP:

We have audited the accompanying balance sheet of Fairfield Inn by Marriott Limited Partnership (a Delaware limited partnership) as of December 31, 1996 and 1995 and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fairfield Inn by Marriott Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
February 28, 1997

                                    A-1-2

STATEMENT OF OPERATIONS



FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                       1996       1995        1994
                                                    ---------  ---------  ----------
REVENUES
 Inn (Note 3) .....................................   $47,065    $45,262    $40,854
 Other ............................................       749        651        356
                                                    ---------  ---------  ----------
                                                       47,814     45,913     41,210
                                                    ---------  ---------  ----------
OPERATING COSTS AND EXPENSES
 Interest .........................................    16,645     16,585     16,464
 Depreciation and amortization ....................    13,239     13,338     14,639
 Incentive management fee .........................     4,898      4,666      4,304
 Property taxes ...................................     3,270      3,528      3,542
 Fairfield Inn system fee .........................     2,923      2,751      2,555
 Ground rent ......................................     2,627      2,570      2,499
 Base management fee ..............................     1,949      1,834        851
 Insurance and other ..............................       843      1,592        530
                                                    ---------  ---------  ----------
                                                       46,394     46,864     45,384
                                                    ---------  ---------  ----------
NET INCOME/(LOSS) .................................   $ 1,420    $  (951)   $(4,174)
                                                    =========  =========  ==========
ALLOCATION OF NET INCOME/(LOSS)
 General Partner ..................................   $    14    $   (10)   $   (42)
 Limited Partners .................................     1,406       (941)    (4,132)
                                                    ---------  ---------  ----------
                                                      $ 1,420    $  (951)   $(4,174)
                                                    =========  =========  ==========
NET INCOME/(LOSS) PER LIMITED PARTNER UNIT (83,337
 UNITS) ...........................................   $    17    $   (11)   $   (50)
                                                    =========  =========  ==========

  The accompanying notes are an integral part of these financial statements.

                                     A-1-3

BALANCE SHEET



FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP
DECEMBER 31, 1996 AND 1995
(IN THOUSANDS)

                                                                               1996        1995
                                                                           ----------  ----------
ASSETS
 Property and equipment, net .............................................   $164,148    $172,099
 Deferred financing and organization costs, net of accumulated
   amortization ..........................................................      4,622         644
 Property improvement fund ...............................................      3,115       2,641
 Due from Marriott International, Inc. and affiliates ....................      3,079       3,057
 Cash and cash equivalents ...............................................     10,028       7,040
                                                                           ----------  ----------
  Total Assets ...........................................................   $184,992    $185,481
                                                                           ==========  ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
 Mortgage debt ...........................................................   $164,847    $164,850
 Due to Marriott International, Inc. and affiliates ......................     13,451      11,199
 Accounts payable and accrued liabilities ................................      4,928         668
                                                                           ----------  ----------
  Total Liabilities ......................................................    183,226     176,717
                                                                           ----------  ----------
PARTNERS' CAPITAL
 General Partner
  Capital contribution, net of offering costs of $1,109 ..................        813         813
  Capital distributions ..................................................       (509)       (425)
  Cumulative net losses ..................................................       (236)       (250)
                                                                           ----------  ----------
                                                                                   68         138
                                                                           ----------  ----------
Limited Partners
 Capital contributions, net of offering costs of $7,250 ..................     75,479      75,479
 Capital distributions ...................................................    (50,436)    (42,102)
 Cumulative net losses ...................................................    (23,345)    (24,751)
                                                                           ----------  ----------
                                                                                1,698       8,626
                                                                           ----------  ----------
  Total Partners' Capital ................................................      1,766       8,764
                                                                           ----------  ----------
                                                                             $184,992    $185,481
                                                                           ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                                    A-1-4

STATEMENT OF CHANGES IN PARTNERS' CAPITAL



FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(IN THOUSANDS)

                               General    Limited
                               Partner    Partners     Total
                             ---------  ----------  ----------
Balance, December 31, 1993      $358      $30,367     $30,725
 Capital distributions  ....     (84)      (8,334)     (8,418)
 Net loss ..................     (42)      (4,132)     (4,174)
                             ---------  ----------  ----------
Balance, December 31, 1994       232       17,901      18,133
 Capital distributions  ....     (84)      (8,334)     (8,418)
 Net loss ..................     (10)        (941)       (951)
                             ---------  ----------  ----------
Balance, December 31, 1995       138        8,626       8,764
 Capital distributions  ....     (84)      (8,334)     (8,418)
 Net income ................      14        1,406       1,420
                             ---------  ----------  ----------
Balance, December 31, 1996      $ 68      $ 1,698     $ 1,766
                             =========  ==========  ==========

  The accompanying notes are an integral part of these finanical statements.

                                    A-1-5

STATEMENT OF CASH FLOWS



FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(IN THOUSANDS)

                                                                 1996        1995        1994
                                                             ----------  ----------  ----------
OPERATING ACTIVITIES
  Net income (loss)  .......................................   $ 1,420     $  (951)    $(4,174)
  Noncash items:
    Depreciation and amortization  .........................    13,239      13,338      14,639
    Deferred management fee  ...............................     2,470       2,857       3,429
    Amortization of deferred financing costs as interest
      expense  .............................................       646         644         523
    Loss on disposal of equipment  .........................        --         591         301
    Straight-line ground rent adjustment  ..................        --          --         246
  Changes in operating accounts:
    Accounts payable and accrued liabilities  ..............       (27)        279         (16)
    Due to/from Marriott International, Inc. and affiliates       (240)       (401)       (278)
                                                             ----------  ----------  ----------
       Cash provided by operations .........................    17,508      16,357      14,670
                                                             ----------  ----------  ----------
INVESTING ACTIVITIES
  Additions to property and equipment, net  ................    (5,288)     (4,495)     (5,552)
  Change in property improvement fund  .....................      (474)     (1,203)        389
                                                             ----------  ----------  ----------
       Cash used in investing activities ...................    (5,762)     (5,698)     (5,163)
                                                             ----------  ----------  ----------
FINANCING ACTIVITIES
  Capital distributions  ...................................    (8,418)     (8,418)     (8,418)
  Payment of financing costs  ..............................      (337)         --          --
  Repayment of mortgage debt  ..............................        (3)         --          --
                                                             ----------  ----------  ----------
       Cash used in financing activities ...................    (8,758)     (8,418)     (8,418)
                                                             ----------  ----------  ----------
INCREASE IN CASH AND CASH EQUIVALENTS ......................     2,988       2,241       1,089
CASH AND CASH EQUIVALENTS at beginning of year .............     7,040       4,799       3,710
                                                             ----------  ----------  ----------
CASH AND CASH EQUIVALENTS at end of year ...................   $10,028     $ 7,040     $ 4,799
                                                             ==========  ==========  ==========
SUPPLEMENT DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for mortgage interest  .........................   $15,941     $15,941     $15,941
                                                             ==========  ==========  ==========

  The accompanying notes are an integral part of these finanical statements.

                                    A-1-6

NOTES TO FINANCIAL STATEMENTS



FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP
DECEMBER 31, 1996 AND 1995

NOTE 1. THE PARTNERSHIP

Description of the Partnership

Fairfield Inn by Marriott Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire, own and operate 50 Fairfield Inn by Marriott properties (the "Inns") located in sixteen states and the land on which 18 of the Inns are situated. The Partnership leases the land underlying 32 of the Inns from Marriott International, Inc. ("MII") and certain of its affiliates (the "Land Leases"). Of the Partnership's 50 Inns, seven are located in each of Georgia and North Carolina; six in Michigan; four in each of Florida, Illinois, and Ohio; and three or less in each of the other ten states. On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The sole general partner of the Partnership, with a 1% interest, is Marriott FIBM One Corporation (the "General Partner"), a Delaware corporation and a wholly-owned subsidiary of Host Marriott. The Inns are managed by Fairfield FMC Corporation (the "Manager"), a wholly-owned subsidiary of MII, as part of the Fairfield Inn by Marriott hotel system.

The Partnership was formed on August 23, 1989, and operations commenced on July 31, 1990 (the "Closing Date"). Between November 17, 1989, and the Closing Date, 83,337 limited partnership interests (the "Units") were sold in a public offering. The offering price per unit was $1,000. The General Partner contributed $841,788 for its 1% general partnership interest and $1.1 million to establish the initial working capital reserve of the Partnership at $1.5 million (as required in the partnership agreement). In addition, the General Partner has a 10% limited partnership interest through the purchase of Units on the Closing Date.

On November 17, 1989, the Partnership executed a purchase agreement (the "Purchase Agreement") with Host Marriott to acquire the Inns and the land on which 18 Inns are situated for $235.5 million. The total purchase price was paid from proceeds of the mortgage financing and sale of the Units.

Partnership Allocations and Distributions

Partnership allocations and distributions are generally made as follows:

a. Cash available for distribution for each fiscal year will be distributed quarterly as follows: (i) 99% to the limited partners and 1% to the General Partner (collectively, the "Partners") until the Partners have received, with respect to such fiscal year, an amount equal to the Partners' Preferred Distribution (9% of the excess of original cash contributions over cumulative distributions of net refinancing and sales proceeds ("Capital Receipts") on an annualized basis in 1990, 9.5% in 1991 and 1992 and 10% for each year thereafter);
       (ii) remaining cash available for distribution will be distributed as follows, depending on the amount of Capital Receipts previously distributed:

       1) 99% to the limited partners and 1% to the General Partner, if the Partners have received aggregate cumulative distributions of Capital Receipts of less than 50% of their original capital contributions; or
       2) 90% to the limited partners and 10% to the General Partner, if the Partners have received aggregate cumulative distributions of Capital Receipts equal to or greater than 50% but less than 100% of their original capital contributions; or

                                     A-1-7

       3) 80% to the limited partners and 20% to the General Partner, if the Partners have received aggregate cumulative distributions of Capital Receipts equal to 100% or more of their original capital contributions.

b. Refinancing proceeds and sale proceeds from the sale or other disposition of less than substantially all of the assets of the Partnership will be distributed (i) 99% to the limited partners and 1% to the General Partner until the Partners have received the then outstanding Partners' 12% Preferred Distribution, as defined, and cumulative distributions of Capital Receipts equal to 100% of their original capital contributions; and (ii) thereafter 80% to the limited partners and 20% to the General Partner.

c. Sale proceeds from the sale of substantially all of the assets of the Partnership will be distributed to the Partners pro-rata in accordance with their capital account balances as adjusted to take into account gain or loss resulting from such sale.

d. Net profits for each fiscal year generally will be allocated in the same manner in which cash available for distribution is distributed. Net losses for each fiscal year generally will be allocated 99% to the limited partners and 1% to the General Partner.

e. Gains recognized by the Partnership generally will be allocated in the following order of priority: (i) to those Partners whose capital accounts have negative balances until such negative balances are brought to zero; (ii) to all Partners up to the amount necessary to bring the Partners' capital account balances to an amount equal to their pro-rata share of the Partners' 12% Preferred Distribution, as defined, plus their Net Invested Capital, as defined; and (iii) thereafter, 80% to the limited partners and 20% to the General Partner.

f. For financial reporting purposes, profits and losses are allocated among the Partners based on their stated interests in cash available for distribution.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    A-1-8

Working Capital and Supplies

Pursuant to the terms of the Partnership's management agreement discussed in
Note 8, the Partnership is required to provide the Manager with working capital and supplies to meet the operating needs of the Inns. The Manager converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon the termination of the management agreement, the Manager is required to convert working capital and supplies into cash and return it to the Partnership. As a result of these conditions, the individual components of working capital and supplies controlled by the Manager are not reflected in the accompanying balance sheet.

Revenues and Expenses

Inn revenues represent house profit of the Partnership's Inns since the Partnership has delegated substantially all of the operating decisions related to the generation of house profit of the Inns to the Manager. House profit reflects Inn operating results which flow to the Partnership as property owner and represents gross Inn sales less property-level expenses, excluding depreciation and amortization, Fairfield Inn system, base and incentive management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are disclosed separately in the statement of operations (see Note 3).

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Land improvements                       30 years
Leasehold improvements                  30 years
Building and improvements               30 years
Furniture and equipment            4 to 10 years

All property and equipment is pledged as security for the mortgage debt described in Note 6.

The Partnership assesses impairment of its real estate properties based on whether estimated future undiscounted cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

Deferred Financing and Organization Costs

Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt (see Note 6) and are amortized over the term thereof. Organization costs incurred in the formation of the Partnership were amortized using the straight-line method over five years and were fully amortized as of December 31, 1995. As of December 31, 1996, the Partnership incurred approximately $4,622,000 of costs in connection with the proposed refinancing (see Note 6). At December 31, 1996 and 1995, accumulated amortization of deferred financing costs totaled $3,513,000 and $2,867,000, respectively.

                                     A-1-9

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Ground Rent

The Land Leases with MII or affiliates (see Note 7) include scheduled increases in minimum rents per property. These scheduled rent increases, which are included in minimum lease payments, are being recognized by the Partnership on a straight-line basis over the 99 year term of the leases. The adjustment included in ground rent expense and Due to Marriott International, Inc. and affiliates to reflect minimum lease payments on a straight-line basis was a decrease of $218,000 for each of the years ended December 31, 1996 and 1995, and was an increase of $246,000 for the year ended December 31, 1994. Deferred ground rent as of December 31, 1996 and 1995 was $665,000 and $883,000, respectively.

Income Taxes

Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes, but rather, allocates profits and losses to the individual Partners. Significant differences exist between the net income (loss) for financial reporting purposes and the net income (loss) as reported in the Partnership's tax return. These differences are due primarily to the use for income tax purposes of accelerated depreciation methods, shorter depreciable lives of the assets and differences in the timing of recognition of certain fees and straight-line rent adjustments. As a result of these differences, the excess of the net assets reported in the accompanying financial statements over the Partnership's tax basis in net assets is $2,013,000 and $9,588,000 as of December 31, 1996 and 1995, respectively.

New Statement of Financial Accounting Standards

In the first quarter of 1996, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Adoption of SFAS No. 121 did not have an effect on its financial statements.

                                    A-1-10

NOTE 3. REVENUES

Partnership revenues consist of Inn operating results for the three years ended December 31 (in thousands):

                              1996       1995       1994
                           ---------  ---------  ---------
SALES ....................   $97,441    $91,693    $85,153
                           ---------  ---------  ---------
EXPENSES
 Departmental Direct
  Costs
  Rooms ..................    49,109     45,239     43,295
  Chain Services .........     1,267      1,192      1,004
                           ---------  ---------  ---------
                              50,376     46,431     44,299
                           ---------  ---------  ---------
REVENUES .................   $47,065    $45,262    $40,854
                           =========  =========  =========

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31 (in thousands):

                                   1996        1995
                               ----------  ----------
Land and improvements ........   $ 37,134    $ 36,958
Leasehold improvements .......     89,056      89,056
Building and improvements  ...     57,247      52,957
Furniture and equipment  .....     67,007      66,185
                               ----------  ----------
                                  250,444     245,156
Less accumulated depreciation
 and amortization ............    (86,296)    (73,057)
                               ----------  ----------
                                 $164,148    $172,099
                               ==========  ==========

                                    A-1-11

NOTE 5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of financial instruments are shown below. The fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                                  As of December 31, 1996      As of December 31, 1995
                               ---------------------------  ---------------------------
                                                Estimated                    Estimated
                                  Carrying        Fair         Carrying        Fair
                                   Amount         Value         Amount         Value
                               ------------  -------------  ------------  -------------
                                                        (in thousands)

Mortgage debt ................    $164,847      $164,847       $164,850      $164,850
Management fees due to
 Fairfield FMC Corporation  ..    $ 12,786      $    843       $ 10,316      $  1,017

The estimated fair value of the mortgage debt is based on the expected future debt service payments discounted at estimated market rates. Management fees due to Fairfield FMC Corporation (included in Due to Marriott International, Inc. and affiliates on the accompanying balance sheet) are valued based on the expected future payments from operating cash flow discounted at risk adjusted rates.

NOTE 6. DEBT

Mortgage Debt

On July 31, 1990, the partnership borrowed $164.9 million, bearing a fixed interest rate of 9.67%, pursuant to the terms of a non-recourse mortgage loan agreement (the "Mortgage Debt") to finance a portion of the purchase price of the Inns. The Mortgage Debt required semi-annual interest payments with no principal payments required through maturity. Although the Mortgage Debt matured on December 31, 1996, the Partnership was unable to refinance the debt until January 13, 1997 (see Note 9). During the period of December 31, 1996 through January 13, 1997, the existing Mortgage Debt bore interest at a default rate of 12.67%.

The Mortgage Debt was secured by a first mortgage on the Partnership's fee or leasehold interest in each Inn, a security interest in all personal property associated with the Inns and a security interest in the Partnership's rights under the management agreement, the Purchase Agreement, and the Land Leases.

NOTE 7. LAND LEASES

The land on which 32 of the Inns are situated is leased by the Partnership from MII or its affiliates. The Land Leases expire on November 30, 2088 and provide that the Partnership will pay annual rents equal to the greater of a specified minimum rent for each property or a percentage rent based on gross sales of the Inn operated thereon. The minimum rentals are adjusted at various anniversary dates through 1999, as defined in the agreements. The minimum rentals are

                                    A-1-12
adjusted annually for the remaining life of the leases based on changes in the Consumer Price Index. The percentage rent, which also varies from property to property, is fixed at predetermined percentages of gross sales that increase over time.

Minimum future rental payments during the term of the Land Leases are as follows (in thousands):

Lease Year    Minimum Rental
------------  --------------
1997 ........     $  2,659
1998 ........        2,659
1999 ........        2,659
2000 ........        2,659
2001 ........        2,659
Thereafter  .      231,333
              --------------
                  $244,628
              ==============

Total rental expense on the Land Leases was $2,627,000 for 1996, $2,570,000 for 1995 and $2,499,000 for 1994.

Under the terms of the Land Leases, during any fiscal year from 1993 through 1996, the payment of rental expense was subordinate to an $8.4 million annual return to the Partnership. Any rent that was not paid currently as a result of such subordination was payable out of Capital Receipts remaining after the Partnership's payment or retention of certain priority returns and other amounts. No rental expense was subordinated for 1993 through 1996.

Subsequent to year-end, the Land Leases were amended (see Note 9).

NOTE 8. MANAGEMENT AGREEMENT

The Manager operates the Inns pursuant to a long-term management agreement (the "Management Agreement") with an initial term expiring on December 31, 2009. The Manager may renew the Management Agreement, as to one or more of the Inns at its option, for up to five additional 10-year terms plus one five-year term. The Partnership may terminate the Management Agreement after December 1995 if specified minimum operating results are not achieved. However, the Manager may prevent termination by paying the Partnership the amount by which the minimum operating results were not achieved.

The Manager earns a base management fee equal to 1% of gross sales from Inn operations for each fiscal year through 1994 and 2% of gross sales from Inn operations for each fiscal year thereafter. For the years 1993 through 1996, payment of the base management fee was subordinate to an $8.4 million annual return to the Partnership subject to certain aggregate limitations when combined with ground rent deferrals for the same period. The maximum amount of base management fees and ground rent to be subordinated during this four-year period was limited to $8,000,000. Any base management fees that were not paid currently as a result of such subordination were payable out of Capital Receipts subject to the Partnership payment or retention of certain priority returns and other amounts. As of December 31, 1996, no base management fees or ground rent were deferred. The Management Agreement also provides for payment of a Fairfield Inn system fee equal to 3% of gross sales from Inn operations.

                                    A-1-13

In addition, the Manager is entitled to an incentive management fee equal to 15% of Operating Profit, as defined, increasing to 20% after the Inns have achieved total Operating Profit during any 12 month period equal to or greater than $33.9 million. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of ground rent, debt service, partnership administrative expenses and the owner's priority return, as defined. In accordance with the Management Agreement, incentive management fees through 1992 were waived by the Manager, as cash flow available for incentive management fees, as defined, was insufficient to pay the fees. Incentive management fees earned after 1992 accrue and are payable as outlined above or from Capital Receipts. During 1996, 1995 and 1994, the Manager deferred $2,470,000, $2,857,000 and $3,429,000 of incentive management fees, respectively. Cumulative deferred incentive management fees at December 31, 1996 and 1995 were $12,786,000 and $10,316,000, respectively.

The Manager is required to furnish certain services ("Chain Services") which are furnished generally on a central or regional basis to all managed or owned Inns in the Fairfield Inn by Marriott hotel system. The total amount of Chain Services allocated to the Partnership for the years ended December 31, 1996, 1995 and 1994 was $1,267,000, $1,192,000 and $1,004,000, respectively.
In addition, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, marketing, sales, promotional and public relations materials and programs. Each Inn within the system contributes 2.5% of gross Inn sales to the marketing fund. The Manager has no ownership interest in the marketing fund. For the years ended December 31, 1996, 1995 and 1994, the Partnership contributed $2,436,000, $2,292,000 and $2,129,000, respectively, to the marketing fund.

The Partnership is required to provide the Manager with working capital to meet the operating needs of the Inns. Upon termination of the Management Agreement, the working capital will be returned to the Partnership. As of December 31, 1996 and 1995, $1,000,000 had been advanced to the Manager for working capital and is included in Due from Fairfield FMC Corporation on the accompanying balance sheet.

The Management Agreement provides for the establishment of a property improvement fund for the Inns to cover (a) the cost of certain non-routine repairs and maintenance to the Inns which are normally capitalized; and (b) the cost of replacements and renewals to the Inns' property and improvements. Contributions to the property improvement fund are based on a percentage of gross sales of each Inn equal to 6% for 1996, 1995 and 1994. For the years ended December 31, 1996, 1995 and 1994, the Partnership contributed $5,846,000, $5,502,000 and $5,109,000, respectively, to the property improvement fund.

Subsequent to year-end, the Management Agreement was amended (see Note 9).

NOTE 9. SUBSEQUENT EVENT

Mortgage Debt

On January 13, 1997 (the "Refinancing Date") the Mortgage Debt was successfully refinanced with a new third party lender. The principal amount of the Partnership's refinanced debt was increased from $164.8 million to $165.4 million. Proceeds from the new loan were used to repay the existing mortgage debt and pay refinancing costs. The refinanced debt continues to be non-recourse, bears interest at a fixed rate of 8.40% and requires monthly payments of principal and interest based upon a 20-year amortization schedule for a 10-year term expiring January 11, 2007. Thereafter, until the final maturity date of January 11, 2017, interest is payable at an adjusted rate, as defined, and all excess cash flow is applied toward principal amortization.

                                    A-1-14

Debt maturities under the refinanced mortgage are as follows (in thousands):

1997 ........  $  3,002
1998 ........     3,639
1999 ........     3,912
2000 ........     4,253
2001 ........     4,625
Thereafter  .   145,969
              ---------
               $165,400
              =========

The refinanced mortgage debt is secured by first mortgages on all of the Inns, the land on which they are located, or an assignment of the Partnership's interest under the Land Leases, including ownership interest in all improvements thereon, fixtures and personal property related thereto.

As part of the refinancing, the Partnership is required to establish various reserves for capital expenditures, working capital, debt service and insurance needs. On the Refinancing Date, the Partnership established reserves totaling $3.9 million for certain capital expenditure items. The funds will be expended during 1997 for various renewals and replacements, site improvements, Americans with Disabilities Act of 1990 modifications and environmental studies undertaken in conjunction with the refinancing. Additionally, the Partnership is required to deposit two months' debt service payments, or $2,850,000, into a debt service reserve payable in 12 equal consecutive monthly installments commencing on March 11, 1997. The Partnership is also required to deposit $161,000 into a ground rent reserve payable in six equal monthly installments commencing on March 11, 1997. The Partnership is also obligated to fund $300,000 into an earthquake restoration reserve account, payable in 3 consecutive monthly installments commencing on January 31, 1997. Transfers from this fund are to be made in conjunction with any damages (not covered by insurance) suffered from earthquakes to the two Inns located in California.

In addition, the Partnership has entered into a Working Capital Maintenance and Supplemental Debt Service Agreement ("Agreement") with the Manager, effective January 13, 1997. As part of this Agreement, the Partnership has agreed to furnish the Manager additional working capital to be deposited into a segregated interest bearing account (the "Working Capital Reserve"). The Working Capital Reserve is to be funded from Operating Profit, as defined, retained by or distributed to the Partnership as such amounts become available, until the Working Capital Reserve reaches $670,000. This Agreement also requires the funding of another segregated account for debt service shortfalls (the "Supplemental Debt Service Reserve"). This reserve is also to be funded out of Operating Profit retained or distributed to the Partnership as such amounts become available, until the Supplemental Debt Service Reserve reaches $1,425,000.

The lender is currently working on the securitization of the mortgage debt through the issuance and sale of commercial mortgage-backed securities. In connection with the securitization, the Partnership may be required to establish additional reserves.

Management Agreement

The Management Agreement (see Note 8) has also been amended in conjunction with the refinancing, effective January 13, 1997. Per the amendment, the initial term of the Management Agreement has been extended ten years from December 31, 2009 to December 31, 2019. However, the renewal period has been shortened. The Manager may renew

                                    A-1-15
the Management Agreement, as to one or more of the Inns at its option, for up to four successive periods of ten years and one period of five years. The amendment also reduces the owner's priority return, as defined, by the amount of any outstanding advances by the Manager for working capital needs or funding of shortfalls in the debt service reserve account. These loans bear interest at 1% above the prime rate. Additionally, the amendment increases the amount of the contribution to the property improvement fund by 1% of gross sales of each Inn. Commencing in 1997 and for all fiscal years thereafter, the Partnership will contribute 7% of gross sales of each Inn. However, if the Manager determines 7% exceeds the amount needed for making capital expenditures, then the Manager can adjust the incentive management fee calculation to exclude as a deduction in calculating incentive fees up to 1 percentage point of contributions to the property improvement fund.

Land Leases

Additionally, the Land Leases (see Note 7) have also been amended beginning in 1997. Until the refinanced mortgage debt is repaid, the payment of rental expense exceeding 3% of gross sales from the 32 leased Inns in the aggregate shall be deferred in any fiscal year that cash flow is less than regularly scheduled principal and interest payments on the mortgage debt.

                                    A-1-16

                                                                   EXHIBIT A-2

                               HUDSON PROPERTY

HUDSON STREET OWNERS LIMITED PARTNERSHIP I AND
HUDSON STREET OWNERS LIMITED PARTNERSHIP II          PAGE
---------------------------------------------      -------
Report of Independent Public Accountants  ....       A-2-2
Combined Balance Sheets ......................       A-2-3
Combined Statements of Operations ............       A-2-4
Combined Statements of Partners' Equity  .....       A-2-5
Combined Statements of Cash Flows ............       A-2-6
Notes to Combined Financial Statements  ......       A-2-7

                               A-2-1

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Partners of
Hudson Street Owners Limited Partnership I and
Hudson Street Owners Limited Partnership II:

We have audited the accompanying combined balance sheets of Hudson Street Owners Limited Partnership I and Hudson Street Owners Limited Partnership II (Delaware Limited Partnerships) as of December 31, 1996 and 1995, and the related combined statements of operations, partners' equity and cash flows for the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Hudson Street Owners Limited Partnership I and Hudson Street Owners Limited Partnership II as of December 31, 1996 and 1995, and their combined results of operations and cash flows for the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  March 7, 1997

                                    A-2-2

                HUDSON STREET OWNERS LIMITED PARTNERSHIP I AND

                  HUDSON STREET OWNERS LIMITED PARTNERSHIP II

                            COMBINED BALANCE SHEETS

                                                                  December 31,
                                                          -------------------------
                      ASSETS:                                1996           1995
                                                          -----------   ------------
CASH AND CASH EQUIVALENTS, including tenant
 security deposits of $245,992 and $87,557 in
 1996 and 1995, respectively
 (Notes 2 an$ 5)                                             2,023,563   $    263,151

RESTRICTED CASH (Note 3)                                        61,487         61,487

ADVANCES TO AFFILIATE (Note 5)                                 114,504            238

ACCOUNTS RECEIVABLE                                            715,916        612,554

ACCRUED RENTAL INCOME (Notes 2 and 10)                      15,974,723     14,800,975

OFFICE PROPERTY, net (Notes 2, 4, 6, 7, 10 and 12)         179,065,933    185,021,646

DEFERRED CHARGES, net (Note 2)                               8,254,157      7,949,246

 OTHER ASSETS                                                   78,012         67,469
                                                          ------------   ------------
                                                          $206,288,295   $208,776,766
                                                          ============   ============

                       LIABILITIES AND PARTNERS' EQUITY

MORTGAGE NOTES PAYABLE (Notes 2, 8 and 12)                $182,450,731   $179,922,867

NOTES PAYABLE (Note 7)                                            --        2,069,657

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
 (Notes 6 and 11)                                              514,983      2,449,980

ACCRUED INTEREST PAYABLE (Notes 7 and 8)                     1,178,962      2,001,305

DEFERRED INCOME (Note 2)                                       715,180           --

TENANT SECURITY DEPOSITS (Note 5)                              245,992         87,557
                                                          ------------   ------------

                                                           185,105,848    186,531,366

COMMITMENTS AND CONTINGENCIES
 (Notes 2, 7, 9, 11 and 12)

PARTNERS' EQUITY (Notes 1, 2, 9 and 12)                     21,182,447     22,245,400
                                                          ------------   ------------
                                                          $206,288,295   $208,776,766
                                                          ============   ============

The accompanying notes are an integral part of these statements.

                                    A-2-3

                HUDSON STREET OWNERS LIMITED PARTNERSHIP I AND

                  HUDSON STREET OWNERS LIMITED PARTNERSHIP II


                       COMBINED STATEMENTS OF OPERATIONS



                                                  For the Years Ended
                                                       December 31
                                       --------------------------------------------
                                           1996             1995           1994
                                       ------------    ------------    ------------
REVENUES:
      Base rents (Notes 2, 6 and 10)   $ 20,719,097    $ 20,264,536    $ 16,094,691
      Tenant reimbursements               8,504,287       6,089,891       4,377,881
      Interest income                       103,573           9,976           3,621
                                       ------------    ------------    ------------

                                         29,326,957      26,364,403      20,476,193
                                       ------------    ------------    ------------

OPERATING EXPENSES (Notes 5 and 6)        9,145,082       8,302,601       7,174,237

INTEREST EXPENSE (Notes 7 and 8)         13,143,651      15,017,019      13,639,132

DEPRECIATION                              6,186,228       6,174,763       6,162,334

AMORTIZATION                              1,155,949       1,152,146       1,469,743
                                       ------------    ------------    ------------

                                         29,630,910      30,646,529      28,445,446
                                       ------------    ------------    ------------

     Net loss                          $   (303,953)   $ (4,282,126)   $ (7,969,253)
                                       ============    ============    ============


       The accompanying notes are an integral part of these statements.

                                    A-2-4

                HUDSON STREET OWNERS LIMITED PARTNERSHIP I AND

                  HUDSON STREET OWNERS LIMITED PARTNERSHIP II


                    COMBINED STATEMENTS OF PARTNERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 and 1994


                                               Hudson I        Hudson II        Total
                                             ------------    ------------    ------------
PARTNERS' EQUITY,
      January 1, 1994                        $ 34,151,811    $    344,968    $ 34,496,779

            Net loss                           (7,889,560)        (79,693)     (7,969,253)
                                             ------------    ------------    ------------

PARTNERS' EQUITY,
      December 31, 1994                        26,262,251         265,275      26,527,526

            Net loss                           (4,239,305)        (42,821)     (4,282,126)
                                             ------------    ------------    ------------

PARTNERS' EQUITY,
      December 31, 1995                        22,022,946         222,454      22,245,400

            Special distributions (Note 9)       (751,410)         (7,590)       (759,000)
            Net loss                             (300,913)         (3,040)       (303,953)
                                             ------------    ------------    ------------

PARTNERS' EQUITY,
      December 31, 1996                      $ 20,970,623    $    211,824    $ 21,182,447
                                             ============    ============    ============



       The accompanying notes are an integral part of these statements.

                                    A-2-5

                HUDSON STREET OWNERS LIMITED PARTNERSHIP I AND

                  HUDSON STREET OWNERS LIMITED PARTNERSHIP II

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                 For the Year Ended
                                                                                    December 31,
                                                                   --------------------------------------------
                                                                      1996            1995            1994
                                                                   -------------   ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Rental receipts                                              $ 28,661,454    $ 18,962,474    $ 14,992,234
      Rental expenses paid                                          (11,080,079)     (8,715,651)     (9,600,165)
      Interest received                                                 103,573           9,976           3,621
      Interest paid                                                 (13,965,994)    (15,555,263)    (12,040,151)
                                                                   ------------    ------------    ------------
           Net cash provided by (used in)
             operating activities                                     3,718,954      (5,298,464)     (6,644,461)
                                                                   ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Expenditures for construction-in-progress and
            office property                                            (230,515)           --       (19,029,373)
      Reimbursements for consturction-in-progress
            and office property                                            --            21,934            --
      Expenditures for deferred charges                                (110,374)       (141,012)     (2,636,018)
      Increase in other assets                                          (10,543)        (14,670)         (3,195)
      Decrease in restricted cash                                          --              --             1,280
                                                                   ------------    ------------    ------------
           Net cash used in investing activities                       (351,432)       (133,748)    (21,667,306)
                                                                   ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from mortgage notes payable                            2,527,864       3,367,057      27,670,165
      Proceeds from notes payable                                          --         1,575,000            --
      Repayments of notes payable                                    (2,069,657)        (28,137)           --
      Expenditures for deferred financing charges                    (1,350,486)           --              --
      (Increase) decrease in advances to affiliate                     (114,266)         85,500        (201,437)
      Increase in tenant security deposits                              158,435          20,991          11,785
      Special distribution to partners                                 (759,000)           --              --
                                                                   ------------    ------------    ------------
           Net cash (used in) provided by
             financing activities                                    (1,607,110)      5,020,411      27,480,513
                                                                   ------------    ------------    ------------
           Increase (decrease) in cash and cash
             equivalents                                              1,760,412        (411,801)       (831,254)

CASH AND CASH EQUIVALENTS, BEGINNING
       OF YEAR                                                          263,151         674,952       1,506,206
                                                                   ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, END
       OF YEAR                                                     $  2,023,563    $    263,151    $    674,952
                                                                   ============    ============    ============


                                    A-2-6

                HUDSON STREET OWNERS LIMITED PARTNERSHIP I AND

                  HUDSON STREET OWNERS LIMITED PARTNERSHIP II

                       COMBINED STATEMENTS OF CASH FLOWS


                                  (continued)


                                                              For the Year Ended
                                                                   December 31,
                                                   -----------------------------------------
                                                      1996          1995            1994
                                                   -----------   ------------    -----------
RECONCILIATION OF NET LOSS TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:
   Net loss                                        $  (303,953)   $(4,282,126)   $(7,969,253)
   Adjustments to reconcile net loss to net cash
    provided by operating activities-
     Depreciation and amortization                   7,342,177      7,326,909      7,632,077
     Increase in accrued rental income              (1,173,748)    (7,359,868)    (4,353,702)
     Increase in accounts receivable                  (103,362)      (182,085)      (164,543)
     Decrease in accrued interest payable             (822,343)      (538,244)     1,598,982
     Decrease in accounts payable and accrued
       expenses                                     (1,934,997)      (263,050)    (2,425,929)
     Increase in deferred income                       715,180           --         (962,093)
                                                   -----------    -----------    -----------
     Net cash provided by operating activities     $ 3,718,954    $(5,298,464)   $(6,644,461)
                                                   ===========    ===========    ===========


       The accompanying notes are an integral part of these statements.

                                    A-2-7-

                HUDSON STREET OWNERS LIMITED PARTNERSHIP I AND
                 HUDSON STREET OWNERS LIMITED PARTNERSHIP II
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

1. ORGANIZATION AND NATURE OF OPERATIONS:

   Hudson Street Owners Limited Partnership I ("Hudson I") and Hudson Street Owners Limited Partnership II ("Hudson II"), both Delaware limited partnerships, were formed on December 27, 1989, for the purpose of investing in certain related entities as described below. These entities acquired a parcel of land located at 101 Hudson Street in Jersey City, New Jersey, and have constructed an office building containing approximately 1,200,000 square feet at this site. As of December 31, 1996, 1995 and 1994, the office building was 99%, 99% and 98% leased, respectively.

   Hudson Street Owners SPE, Inc. ("SPE I") and Hudson Street Owners SPE II, Inc. ("SPE II"), both of which are Delaware corporations, were formed on December 31, 1996, for the purpose of investing in certain related entities as described below. For accounting purposes, SPE I and SPE II are included in the combined financial statements effective January 1, 1997. Each of Hudson I, Hudson II, SPE I and SPE II is owned by Linpro-CP Hudson Street Limited Partnership ("Linpro-CP"), a New Jersey general partnership; Green Equities, Inc. ("GEI"), a New Jersey corporation and an affiliate of Merrill Lynch; and OTR, an Ohio general partnership and an affiliate of the State Teachers' Retirement System of Ohio. Effective December 31, 1996, OTR converted its limited partner interest in Hudson I and Hudson II to a general partner interest.

   Linpro-CP is an affiliate of both LCOR, Inc. and Colgate-Palmolive NJ, Inc.

2. SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF COMBINATION

   The accompanying financial statements include the accounts of Hudson I, Hudson II and the following related entities (the "Partnerships") in which Hudson I holds a 97% partnership interest and Hudson II, SPE I and SPE II each hold a 1% partnership interest.

   101 Hudson Street Associates ("Street") -- A New Jersey general partnership, formed for the purpose of acquiring a parcel of land located at 101 Hudson Street in Jersey City, New Jersey, constructing land improvements on the parcel and leasing the improved parcel as a lessor.

   101 Hudson Urban Renewal Associates ("Renewal") --A New Jersey general partnership formed for the purpose of acquiring the land leasehold interest at 101 Hudson Street from Street and constructing an office building containing approximately 1,200,000 square feet thereon.

   101 Hudson Leasing Associates ("Leasing") --A New Jersey general partnership formed for the purpose of acquiring a leasehold interest in the land and building at 101 Hudson Street from Renewal and constructing tenant improvements therein.

BASIS OF PRESENTATION

   The books of the Partnerships are maintained on the accrual basis for federal income tax purposes, and adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

                              A-2-8

 CASH AND CASH EQUIVALENTS

   The Partnerships consider all investments purchased with original maturities of three months or less to be cash equivalents.

ACCRUED RENTAL INCOME

   Revenue relating to operating leases is recognized on a straight-line basis, regardless of when cash payments are received. Accrued rental income on the combined balance sheet reflects rental income from third-party tenants recognized in excess of payments due, and is scheduled to be received as follows:

1997..........  $   127,014
1998 .........      340,753
1999 .........      380,878
2000 .........      401,201
2001 .........      968,501
Thereafter  ..   13,756,376
               ------------
                $15,974,723
               ============

   Payments for rent received in advance are deferred and recognized in rental income during the month in which these amounts are earned.

   The Partnerships are subject to a concentration of credit risk related to accrued rental income, as two tenants (see Note 10) account for approximately 66% of the accrued rental income balance in the accompanying balance sheet as of December 31, 1996 and 1995.

OFFICE PROPERTY

   The office building and improvements are being depreciated on a straight-line basis over the estimated useful life of the building and improvements, ranging from 10 to 40 years. Leasehold improvements are being amortized over the life of the related leases, ranging from 5 to 15 years. Effective January 1, 1994, the Partnership changed their estimate of the useful life of the office building from 31.5 to 40 years. The resulting effect was a decrease of approximately $891,000 in depreciation expense, in 1994, which has been reflected in the accompanying combined statement of operations.

   In 1996, the Partnerships adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets to be held and used by the Partnerships be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Partnerships should estimate the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, an impairment loss should be recognized. Measurement of an impairment loss for these assets should be based on the fair market value of the asset. No adjustment was necessary as a result of adopting SFAS No. 121.

CAPITALIZATION OF COSTS

   For financial reporting purposes, all costs (including direct costs, project overhead and interest) associated with the construction and development of the project have been capitalized. These costs are included in building and improvements and are being depreciated over the estimated useful lives of the related assets.

   Deferred charges represent costs incurred in connection with obtaining the mortgage loans, and brokerage commissions and other costs incurred in obtaining tenant leases. These costs are being amortized on a straight-line basis over the terms of the related loans and the periods of the related leases, respectively.

   Costs incurred in connection with the organization and structuring of the Partnerships were capitalized and amortized on a straight-line basis over a 60-month period beginning January 1, 1990.

                              A-2-9

    The components of deferred charges are as follows:

                                         DECEMBER 31, 1996
                           -------------------------------------------
                                            ACCUMULATED
                                COST        AMORTIZATION       NET
                           -------------  --------------  ------------
Deferred leasing fees  ...   $ 9,612,505     $2,803,114     $6,809,391
Deferred financing costs       1,457,905         13,139      1,444,766
                           -------------  --------------  ------------
                             $11,070,410     $2,816,253     $8,254,157
                           =============  ==============  ============

                                         DECEMBER 31, 1995
                           -------------------------------------------
                                            ACCUMULATED
                                COST        AMORTIZATION       NET
                           -------------  --------------  ------------
Deferred leasing fees  ...   $ 9,572,175     $2,034,489     $7,537,686
Deferred financing costs       2,389,067      1,977,507        411,560
Organization costs .......     1,610,237      1,610,237             --
                           -------------  --------------  ------------
                             $13,571,479     $5,622,233     $7,949,246
                           =============  ==============  ============

INCOME TAXES

   No federal or state income taxes are payable by the individual
Partnerships, and none have been provided in the accompanying financial statements. The partners are required to include their respective share of Partnership profits or losses in their individual tax returns.

   The Partnerships' tax returns and the amount of allocable Partnership profits or losses are subject to examination by federal and state taxing authorities. If such examinations result in changes to partnership profit or losses, the tax liability of the partners would be changed accordingly.

   The Partnerships' taxable net loss for the year ended December 31, 1996, 1995, and 1994, exceeded their net loss for financial reporting purposes by approximately $600,000, $6,400,000 and $4,300,000, respectively. The difference reflects accelerated methods used to calculate depreciation and amortization for federal income tax purposes offset by the recognition of rental income on a straight-line basis for financial reporting purposes versus when paid or due for federal income tax purposes. The Partnerships' total assets at December 31, 1996 and 1995, exceeded their total assets for federal income tax purposes by approximately $4,700,000 and $7,200,000, respectively.

RECLASSIFICATIONS

   Certain amounts in the 1995 financial statements have been reclassified to conform to the 1996 financial statement presentation.

3. RESTRICTED CASH:

   Pursuant to an agreement between Street and Renewal, and the Renewal and Leasing lenders, all requests for equity contributions by Hudson I and Hudson II related to the construction of the ground improvements are subject to the lenders' prior approval. Prior to the lenders' obligation to fund any loan proceeds, the remaining equity contributions for future ground improvement expenditures shall be jointly advanced by Hudson I and Hudson II to Renewal for the benefit of Street. These funds ($61,487 as of December 31, 1996 and 1995) are to be used by Street for funding of the ground improvements construction costs and are included as restricted cash in the accompanying combined balance sheets.

                             A-2-10

 4. OFFICE PROPERTY:

   The Partnerships' net investment in office property consisted of the following:

                                            DECEMBER 31
                                  ------------------------------
                                        1996            1995
                                  --------------  --------------
Land ............................   $ 27,069,897    $ 27,069,897
Building and improvements  ......    181,009,780     180,926,641
Construction in progress ........        179,991          32,615
                                  --------------  --------------
                                     208,259,668     208,029,153
Less--Accumulated depreciation  .    (29,193,735)    (23,007,507)
                                  --------------  --------------
Net investment in real estate  ..   $179,065,933    $185,021,646
                                  ==============  ==============

5. TRANSACTIONS WITH LCOR, INC.:

   The Partnerships, in the normal course of their business, have numerous transactions with an affiliated corporation, LCOR, Inc., which receives and disburses funds for the Partnerships. These transactions result from the use of a centralized receipts and disbursements system whereby all project deposits are transferred to the central operating account of the affiliated corporation and all construction disbursements and other expenses are paid therefrom. The affiliated corporation commingles the funds of the Partnerships with other related entities. These transfers and payments are accounted for as advances to or from such affiliate.

   At December 31, 1996 and 1995, the Partnerships had certain tenant security deposits totaling $245,992 and $87,557, respectively, which are being held for LCOR, Inc. in a pooled investment account at a commercial bank.

   An affiliate of LCOR, Inc. performs various services on behalf of the Partnerships including accounting, leasing, maintenance and data processing services. The costs for these services ($375,059, $340,631 and $280,264 in 1996, 1995 and 1994, respectively) are included in operating expenses in the accompanying combined statements of operations.

6. TRANSACTIONS AMONG RELATED ENTITIES:

   For its services in connection with the management of the Partnerships' affairs, an affiliate of LCOR, Inc. receives a management fee equal to 3% of Leasing's gross receipts, as defined. Management fees totaling $846,223, $584,219 and $745,524 were incurred during 1996, 1995 and 1994, respectively, and are included in operating expenses in the accompanying combined statements of operations.

   The Partnerships lease office space to an affiliate for which minimum rental income amounted to $129,118 in 1996, 1995 and 1994, respectively. Leasing commissions of $1,429,369, $109,078 and $1,953,511 and construction fees of $174,627, $76,091 and $338,246 were paid to this affiliate during 1996, 1995 and 1994, respectively. In addition, accounts payable and accrued expenses at December 31, 1995, included $1,402,421. During 1995, the affiliate remitted $153,415 to the Partnerships, representing its obligation to fund tenant finish cost overruns.

7. MORTGAGE NOTES PAYABLE:

   Mortgage notes payable at December 31, 1996 and 1995, consists of the following:

101 HUDSON STREET ASSOCIATES

   On December 31, 1989, Street borrowed $3,000,000 from the New Jersey Urban Development Corporation to finance a portion of the acquisition price of the land parcel and the construction of related land improvements at 101 Hudson Street. Interest on the note accrues at an annual rate of 4% beginning December 31, 1989 through December 31, 2004, at which time the cumulative interest will be added to the original principal amount. Thereafter, the loan shall be repaid in 60 equal monthly installments of principal and interest of $88,391 beginning February 2005 and ending December 2009. The loan may be prepaid at any time either in whole or in part without penalty prior to the maturity date of December 31, 2009. The loan is secured by a second mortgage on the land and building. As of December 31, 1996 and 1995, $840,000 and $720,000, respectively, have been accrued in the accompanying balance sheets.

101 HUDSON URBAN RENEWAL ASSOCIATES

   On December 31, 1989, Renewal entered into a construction loan agreement to provide an additional source of funds for costs associated with the construction of the building. The entire principal amount along with accrued interest was due

                             A-2-11
on December 31, 1996, and was repaid with the proceeds from a permanent loan originated on January 3, 1997 (see Note 12). Renewal was able to select an interest rate based on (a) a floating base rate plus 0.25%, a CD rate (as defined) plus 1%, or a Eurodollar rate (as defined) plus 1%, and (b) a 30-, 60-, 90-or 180-day period, for the purpose of computing the periodic interest expense. At December 31, 1996, $126,933,011 was outstanding under this loan at an interest rate of 8.5%. At December 31, 1995 and 1994, $126,933,011 and $124,191,291, respectively was outstanding under this loan at the following interest rates:

    DECEMBER 31, 1995         DECEMBER 31, 1994
------------------------  -----------------------
 $ 98,376,599     7.000%   $ 97,862,112    6.825%
   16,149,072     6.875%     16,043,646    7.000%
   12,407,340     6.875%     10,285,533    6.813%
--------------            -------------
 $126,933,011              $124,191,291
==============            =============

101 HUDSON LEASING ASSOCIATES

   On December 31, 1989, Leasing entered into a construction loan agreement to provide an additional source of funds for costs associated with the construction of the leasehold improvements. The entire principal amount along with accrued interest was due on December 31, 1996, and was repaid with the proceeds from a permanent loan originated on January 3, 1997 (see Note 12). Leasing was able to select an interest rate based on (a) a floating base rate plus 0.25%, a CD rate (as defined) plus 1%, or a Eurodollar rate (as defined) plus 1%, and (b) a 30-, 60-, 90-or 180-day period, for the purpose of computing the periodic interest expense. At December 31, 1996, $52,517,720 was outstanding under this loan at an interest rate of 8.5%. At December 31, 1995 and 1994, $49,989,856 and $49,364,519, respectively was outstanding under this loan at the following interest rates:

    DECEMBER 31, 1995        DECEMBER 31, 1994
-----------------------  -----------------------
 $30,760,903     6.969%    $30,574,763    7.634%
  10,540,933     6.875%     10,341,207    6.750%
   8,604,370     7.250%      8,396,972    6.938%
      83,650     8.750%         51,577    8.750%
-------------            -------------
 $49,989,856               $49,364,519
=============            =============

   The borrowers were initially required to protect at least 80% of the outstanding construction loan balance with an interest rate protection product to reduce the impact of changes in interest rates on the floating rate debt. The borrowers entered into an Interest Rate Swap Agreement, dated June 28, 1990, that allows the borrower to enter into interest rate swaps through one of the lenders. These agreements provide for the payment of interest at a fixed rate by Renewal and Leasing in return for the payment by the commercial bank of a variable interest rate, which effectively fixes the rate of interest on this variable rate debt at 8.5%.

   At December 31, 1995, these Partnerships had outstanding interest rate swap agreements having a total notional principal amount of $30,000,000. Swap agreements with a notional principal amount of $80,000,000 expired during 1995. The remaining agreement of $30,000,000 expired in 1996.

   The Renewal and Leasing loans were nonrecourse to the Partnerships and were secured by a first mortgage on the land and building, the assignment of the rents and leases, and the Completion Guaranty and the Environmental Indemnity, both defined in the related loan agreements. Any indebtedness incurred pursuant to the interest rate protection agreements constitutes additional interest under the loan and is secured by the mortgage and other loan documents.

   The fair value of the mortgage notes payable at December 31, 1996, was approximately equal to its aggregate carrying value.

8. NOTES PAYABLE:

   On December 16, 1993, Street, Renewal and Leasing borrowed $550,000 from the New Jersey Economic Development Authority to finance certain tenant improvement costs. The loan bears interest at an annual rate of 4% and was scheduled to be repaid in 180 equal monthly installments of principal and interest of $4,068 commencing on January 15, 1994, and ending January 15, 2009. The loan was able to be prepaid at any time either in whole or in part without

                             A-2-12
penalty prior to the maturity date of January 15, 2009. The loan was secured by substantially all of the Partnerships' assets. The outstanding principal balance at December 31, 1995, was $494,657. The full amount outstanding of $494,657 was repaid during 1996. The final installment of $465,413 was paid on December 26, 1996.

   On August 31, 1995, Hudson I and Hudson II executed a $2,000,000 Revolving Promissory Note with OTR. The note bears interest at 12% and matured on December 31, 1996. At December 31, 1995, the balance was $1,575,000. The note was repaid on April 4, 1996.

   The fair value of the note payable at December 31, 1995, was approximately equal to its aggregate carrying value.

9. EQUITY:

   Hudson I and Hudson II were each initially capitalized with a $100 contribution from the general and limited partners. In accordance with the Partnership Agreements, OTR contributed $49,500,000 and $500,000 to Hudson I and Hudson II, respectively, and GEI contributed $13,860,000 and $140,000 to Hudson I and Hudson II, respectively.

   Additional funds required by Hudson I and Hudson II to meet their cash requirements shall, to the extent possible, be provided by third-party borrowings. If the Partnerships are unable to borrow the amounts required, then capital contributions may be provided in accordance with the Partnership Agreements.

   Distributions of available cash, as defined (none in 1996, 1995 and 1994), will be made in accordance with the provisions of the respective Partnership Agreements. The Partnership Agreements also provide for special distributions to the general partner for general and administrative cost recovery up to $5,060,000 as follows: (i) $1,265,000 upon the execution of the Partnership Agreements (distributed December 31, 1989); (ii) $93,704 per month beginning January 1, 1990 through March 1, 1993; (iii) $506,000 when payments under the lease described in Note 10 commence (distributed April 30, 1993); and (iv) $759,000 at the earlier of the date the Partnerships are profitable or the date that the project is sold to a third party. During 1995 and 1994, there were no special distributions to the General Partner. The final installment of the special distribution of $759,000 was distributed on January 1, 1996.

   The partners are entitled to an 8.5% preferred return on their unrecovered capital, as defined. The preferred return arrearage was as follows:

                        DECEMBER 31, 1996
           -----------------------------------------
              HUDSON I      HUDSON II       TOTAL
           -------------  -----------  -------------
OTR.......   $29,464,057    $297,646     $29,761,703
LINPRO ...     3,977,659      40,193       4,017,852
GEI ......     1,325,896      13,408       1,339,304
           -------------  -----------  -------------
             $34,767,612    $351,247     $35,118,859
           =============  ===========  =============

                        DECEMBER 31, 1995
           -----------------------------------------
              HUDSON I      HUDSON II       TOTAL
           -------------  -----------  -------------
OTR.......   $25,256,553    $255,142     $25,511,695
LINPRO ...     3,409,644      34,453       3,444,097
GEI ......     1,136,556      11,493       1,148,049
           -------------  -----------  -------------
             $29,802,753    $301,088     $30,103,841
           =============  ===========  =============

                        DECEMBER 31, 1994
           -----------------------------------------
              HUDSON I      HUDSON II       TOTAL
           -------------  -----------  -------------
OTR.......   $21,049,049    $212,638     $21,261,687
LINPRO ...     2,841,629      28,714       2,870,343
GEI ......       947,217       9,578         956,795
           -------------  -----------  -------------
             $24,837,895    $250,930     $25,088,825
           =============  ===========  =============

   Partnership profits and losses are allocated to the individual partners of Hudson I and Hudson II in accordance with the provision of the respective Partnership Agreements.

                             A-2-13

 10. OPERATING LEASES:

   The Partnerships lease their property to tenants under operating leases with expiration dates extending to the year 2011. The leases typically provide for minimum rent and other charges to cover increases in certain operating expenses over an amount stipulated in each tenant's lease. One lease also provides for additional rents based on a percentage of the tenant's sales over a stipulated amount.

   Leasing, as landlord, has entered into a lease agreement dated December 29, 1989, with Jersey Hudson Tenant, Inc. ("Tenant"), an affiliate of GEI. Under the terms of the lease, Tenant will lease approximately 49% of the building for an initial term through March 31, 2007. The lease contains five renewal options, each for five years. The lease provides that Tenant will reimburse Leasing for its proportionate share of the property's operating expenses, as defined. The obligations of Tenant under the lease have been guaranteed by Merrill Lynch & Co., Inc.

   Base annual rentals under the lease are as follows:

April 1993-March 1997    $ 8,860,439
April 1997-March 2002      9,450,613
April 2002-March 2007     10,040,787

   In addition to the lease described above, the Partnership entered into a lease agreement during 1994 with Lehman Brothers Holding, Inc. ("Lehman"). Under the terms of the lease, Lehman will lease approximately 32% of the building for an initial term through December 31, 2010. The lease contains two five-year renewal terms. The lease provides that Lehman will reimburse Leasing for its proportionate share of the property's operating expenses, as defined.

   Base annual rentals under the lease are as follows:

January 1996-December 2000     $5,234,928
January 2001-December 2005      5,938,725
January 2006-December 2010      6,642,523

   Minimum future rentals on noncancelable leases at December 31, 1996, are as follows:

                                    ACCRUED       ACCRUAL BASIS
                 CASH RENTALS    RENTAL INCOME    RENTAL INCOME
               --------------  ---------------  ---------------
1997 .........   $ 19,227,997    $    319,059     $ 19,547,056
1998 .........     19,530,618          16,438       19,547,056
1999 .........     19,427,357         119,699       19,547,056
2000 .........     19,397,647         149,409       19,547,056
2001 .........     20,105,442        (558,386)      19,547,056
Thereafter  ..    137,808,040     (16,020,942)     121,787,098
               --------------  ---------------  ---------------
                 $235,497,101    $(15,974,723)    $219,522,378
               ==============  ===============  ===============

   The total minimum future rentals presented above do not include amounts that may be received under tenant leases for percentage rents or other charges to cover increases in certain operating costs.

11. COMMITMENTS AND CONTINGENCIES:

   On December 11, 1989, one of the Partnerships entered into an agreement with the City of Jersey City ("Jersey City") which requires payment of an annual service charge to Jersey City in lieu of real estate taxes for a term ending the earlier of (a) December 11, 2009, or (b) 15 years after the Commencement Date, defined as the substantial completion of the project. For the first five-year period, quarterly payments, totaling 1% of the assessed project cost are due. For the next two consecutive five-year terms, total payments made will increase to 2% and 3% of total project costs, respectively.

   In addition to these quarterly payments, the Partnership has agreed to contribute $1,750,500 to Jersey City's affordable housing linkage program. As of December 31, 1995, $1,367,647 had been paid to Jersey City and the remaining unpaid balance is included in accounts payable and accrued expenses in the accompanying balance sheet. The final installment, totaling $382,853, was paid on January 12, 1996.

                             A-2-14

 12. SUBSEQUENT EVENT:

   On January 3, 1997, the Renewal and Leasing construction loans were repaid. The sources of funds to repay these loans were a permanent loan for $135,000,000 and an equity contribution from OTR for $53,000,000. In addition, the $3,000,000 loan from the New Jersey Urban Development Corporation was fully collateralized as part of the refinancing.

   The $135,000,000 loan bears interest at an annual fixed rate of 7.916% and amortizes based upon 25 years. However, the loan amortization will be accelerated, to the extent of Excess Cash Flow, as defined, exists on a monthly basis, by the payment of additional monthly principal payments of $87,696 ("Additional Amortization") and any such payments unpaid in the previous periods. These additional principal payments would reduce the outstanding balance on January 11, 2007 (the "Optional Prepayment Date"), to approximately $95,000,000.

   On the Optional Prepayment Date, the interest rate increases to the greater of 12.916% or the yield on U.S. Treasuries maturing on January 11, 2002, plus 6.445%. The loan may be defeased after the first two years, in whole or in part, prior to the Optional Prepayment Date, upon payment of a Yield Maintenance Premium. The Yield Maintenance Premium is not required on the payment of the Additional Amortization or payments made after the Optional Prepayment Date. The loan is secured by substantially all of the Partnership's assets.

   The OTR equity contribution of $53,000,000 will receive a monthly distribution of $504,731, representing a preferred return on equity of 11% and return of equity over 30 years.

                             A-2-15

                                                                     EXHIBIT B

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-MD VII (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") or The Euroclear System ("Euroclear"). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar days settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

   EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Holder of a Certificate or his agent.

   EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  EXHIBIT C
               WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATES

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH
IS THE DISTRIBUTION
DATE)                        WAC
April 13, 1997.....   =    7.97561
May 13, 1997.......   =    7.97556
June 13, 1997......   =    8.24320
July 13, 1997......   =    7.97547
August 13, 1997 ...   =    8.24310
September 13, 1997.   =    8.24306
October 13, 1997 ..   =    7.97533
November 13, 1997 .   =    8.24296
December 13, 1997 .   =    7.97523
January 13, 1998 ..   =    8.11018
February 13, 1998 .   =    8.11014
March 13, 1998.....   =    7.70505
April 13, 1998.....   =    8.24269
May 13, 1998.......   =    7.97497
June 13, 1998......   =    8.24258
July 13, 1998......   =    7.97487
August 13, 1998 ...   =    8.24247
September 13, 1998.   =    8.24242
October 13, 1998 ..   =    7.97470
November 13, 1998 .   =    8.24230
December 13, 1998 .   =    7.97459
January 13, 1999 ..   =    8.10962
February 13, 1999 .   =    8.10957
March 13, 1999.....   =    7.70421
April 13, 1999.....   =    8.24200
May 13, 1999.......   =    7.97428
June 13, 1999......   =    8.24184
July 13, 1999......   =    7.97412
August 13, 1999 ...   =    8.24167
September 13, 1999.   =    8.24160
October 13, 1999 ..   =    7.97389
November 13, 1999 .   =    8.24144
December 13, 1999 .   =    7.97374
January 13, 2000 ..   =    8.24128
February 13, 2000 .   =    8.10858
March 13, 2000.....   =    7.83851
April 13, 2000.....   =    8.24103
May 13, 2000.......   =    7.97333
June 13, 2000......   =    8.24086
July 13, 2000......   =    7.97316
August 13, 2000 ...   =    8.24068
September 13, 2000.   =    8.24059
October 13, 2000 ..   =    7.97291
November 13, 2000 .   =    8.24041
December 13, 2000 .   =    7.97273
January 13, 2001 ..   =    8.10750
February 13, 2001 .   =    8.10740
March 13, 2001.....   =    7.70276
April 13, 2001.....   =    8.23992
May 13, 2001.......   =    7.97225
June 13, 2001......   =    8.23972
July 13, 2001......   =    7.97206
August 13, 2001 ...   =    8.23952
September 13, 2001.   =    8.23942
October 13, 2001 ..   =    7.97175
November 13, 2001 .   =    8.23920
December 13, 2001 .   =    7.97154
January 13, 2002 ..   =    8.10613
February 13, 2002 .   =    8.10600
March 13, 2002.....   =    7.70190
April 13, 2002.....   =    8.23864
May 13, 2002.......   =    7.97099
June 13, 2002......   =    8.23840
July 13, 2002......   =    7.97076
August 13, 2002 ...   =    8.23816
September 13, 2002.   =    8.23805
October 13, 2002 ..   =    7.97042
November 13, 2002 .   =    8.23781
December 13, 2002 .   =    7.97019
January 13, 2003 ..   =    8.10455
February 13, 2003 .   =    8.10442
March 13, 2003.....   =    7.70093
April 13, 2003.....   =    8.23719
May 13, 2003.......   =    7.96958
June 13, 2003......   =    8.23693
July 13, 2003......   =    7.96932
August 13, 2003 ...   =    8.23666
September 13, 2003.   =    8.23653
October 13, 2003 ..   =    7.96893
November 13, 2003 .   =    8.23625
December 13, 2003 .   =    7.96865
January 13, 2004 ..   =    8.23596
February 13, 2004 .   =    8.10260
March 13, 2004.....   =    7.83403
April 13, 2004.....   =    8.23551
May 13, 2004.......   =    7.96793
June 13, 2004......   =    8.23521
July 13, 2004......   =    7.96763
August 13, 2004 ...   =    8.23489
September 13, 2004.   =    8.23473

                               C-1

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH
IS THE DISTRIBUTION
DATE)                        WAC
October 13, 2004 ..   =    7.96716
November 13, 2004 .   =    8.23440
December 13, 2004 .   =    7.96683
January 13, 2005 ..   =    8.10062
February 13, 2005 .   =    8.10043
March 13, 2005.....   =    7.69852
April 13, 2005.....   =    8.23352
May 13, 2005.......   =    7.96597
June 13, 2005......   =    8.23315
July 13, 2005......   =    7.96561
August 13, 2005 ...   =    8.23277
September 13, 2005.   =    8.23259
October 13, 2005 ..   =    7.96507
November 13, 2005 .   =    8.23221
December 13, 2005 .   =    7.96469
January 13, 2006 ..   =    8.09811
February 13, 2006 .   =    8.09789
March 13, 2006.....   =    7.69701
April 13, 2006.....   =    8.23120
May 13, 2006.......   =    7.96370
June 13, 2006......   =    8.23077
July 13, 2006......   =    7.96328
August 13, 2006 ...   =    8.23034
September 13, 2006.   =    8.23011
October 13, 2006 ..   =    7.92355
November 13, 2006 .   =    8.18918
December 13, 2006 .   =    7.92294
January 13, 2007 ..   =    8.04341
February 13, 2007 .   =    8.03753
March 13, 2007.....   =    7.55167
April 13, 2007.....   =    8.36667
May 13, 2007.......   =    8.09500
June 13, 2007......   =    8.36667
July 13, 2007......   =    8.09500
August 13, 2007 ...   =    8.36667
September 13, 2007.   =    8.36667
October 13, 2007 ..   =    8.09500
November 13, 2007 .   =    8.36667
December 13, 2007 .   =    8.09500
January 13, 2008 ..   =    8.36667
February 13, 2008 .   =    8.36667
March 13, 2008.....   =    7.82333
April 13, 2008.....   =    8.36667
May 13, 2008.......   =    8.09500
June 13, 2008......   =    8.36667
July 13, 2008......   =    8.09500
August 13, 2008 ...   =    8.36667
September 13, 2008.   =    8.36667
October 13, 2008 ..   =    8.09500
November 13, 2008 .   =    8.36667
December 13, 2008 .   =    8.09500
January 13, 2009 ..   =    8.36667
February 13, 2009 .   =    8.36667
March 13, 2009.....   =    7.55167
April 13, 2009.....   =    0.00000

-----------------------------------------------------------------------------

Additional information is available upon request.

The information contained herein is based on sources Nomura Securities International, Inc. ("Nomura") believe to be reliable. Nomura makes no representation or warranty such information is accurate or complete. Nothing should be considered an offer to sell or solicitation of an offer to buy any securities. All information is hypothetical or preliminary and subject to change. No such information should be viewed as projections, forecasts, predictions or opinions. The same may be based on assumptions which may or may not be accurate, and any such assumption may differ from actual results. Prospective investors are advised to consult the final prospectus, prospectus supplement, or private placement memorandum in connection with their investments. Nomura and its affiliates may have a position in the securities discussed herein and may purchase or sell the same on a principal basis, or as agent for another person. In addition, Nomura and certain of its affiliates may have acted as an underwriter of such securities, and may currently be providing investment banking or other services to the issuers of such securities and/or borrowers and their affiliates.

Copyright 1997. Nomura Securities International, Inc.


             PROPERTY                       TYPE                  ADDRESS                          CITY       STATE   ZIP
----------------------------------  --------------------  -----------------------------------  -------------  -----  -----
FAIRFIELD INNS
 Fairfield -Atlanta Metro -1        HOTL   LTD
 Fairfield -Atlanta Metro -2        HOTL   LTD
 Fairfield -Atlanta Metro -3        HOTL   LTD
 Fairfield -Atlanta Metro -4        HOTL   LTD
 Fairfield -Atlanta Metro -5        HOTL   LTD
 Fairfield -Atlanta Metro -6        HOTL   LTD
 Fairfield -Florida -1              HOTL   LTD
 Fairfield -Florida -2              HOTL   LTD
 Fairfield -Florida -3              HOTL   LTD
 Fairfield -Florida -4              HOTL   LTD
 Fairfield -Great Lakes -1          HOTL   LTD
 Fairfield -Great Lakes -2          HOTL   LTD
 Fairfield -Great Lakes -3          HOTL   LTD
 Fairfield -Great Lakes -4          HOTL   LTD
 Fairfield -MidAtlantic -1          HOTL   LTD
 Fairfield -MidAtlantic -2          HOTL   LTD
 Fairfield -MidAtlantic -3          HOTL   LTD
 Fairfield -MidAtlantic -4          HOTL   LTD
 Fairfield -MidAtlantic -5          HOTL   LTD
 Fairfield -MidAtlantic -6          HOTL   LTD
 Fairfield -MidAtlantic -7          HOTL   LTD
 Fairfield -MidAtlantic -8          HOTL   LTD
 Fairfield -MidAtlantic -9          HOTL   LTD
 Fairfield -Midwest -1              HOTL   LTD
 Fairfield -Midwest -10             HOTL   LTD
 Fairfield -Midwest -11             HOTL   LTD
 Fairfield -Midwest -2              HOTL   LTD
 Fairfield -Midwest -3              HOTL   LTD
 Fairfield -Midwest -4              HOTL   LTD
 Fairfield -Midwest -5              HOTL   LTD
 Fairfield -Midwest -6              HOTL   LTD
 Fairfield -Midwest -7              HOTL   LTD
 Fairfield -Midwest -8              HOTL   LTD
 Fairfield -Midwest -9              HOTL   LTD
 Fairfield -North Central -1        HOTL   LTD
 Fairfield -North Central -2        HOTL   LTD
 Fairfield -North Central -3        HOTL   LTD
 Fairfield -North Central -4        HOTL   LTD
 Fairfield -North Central -5        HOTL   LTD
 Fairfield -North Central -6        HOTL   LTD
 Fairfield -North Central -7        HOTL   LTD
 Fairfield -SouthEast -3            HOTL   LTD
 Fairfield -SouthEast -4            HOTL   LTD
 Fairfield -SouthEast -5            HOTL   LTD
 Fairfield -SouthEast -6            HOTL   LTD
 Fairfield -SouthEast -7            HOTL   LTD
 Fairfield -West -1                 HOTL   LTD
 Fairfield -West -2                 HOTL   LTD
 Fairfield SouthEast -1             HOTL   LTD
 Fairfield SouthEast -2             HOTL   LTD

101 HUDSON
 101 Hudson                         OFFC   OFFC           101 Hudson                           Jersey City    NJ     07302

M & H II
 Westgate Mall                      RETL   ANCHOR         1600 Saratoga Avenue                 San Jose       CA     95129
 The Promenade                      RETL   ANCHOR         3501 McHenry Avenue                  Modesto        CA     95356
 County Hills Town Center           RETL   ANCHOR         2700-2800 Diamond Bar Blvd.          Diamond        CA     91765
 Lincoln Park Center                RETL   ANCHOR         8888 Knott Avenue                    Buena Park     CA     90620
 Mission Square                     RETL   ANCHOR         1018-1068 Mission Avenue             Oceanside      CA     92054
 Plaza La Quinta                    RETL   ANCHOR         78267 Highway 111                    La Quinta      CA     92253

INNKEEPERS
 Residence Inn -Sunnyvale           HOTL   EXTENDED       750 Lakeway Dr                       Sunnyvale      CA     94086
 Residence Inn -Denver              HOTL   EXTENDED       2777 Zuni Street                     Denver         CO     80211
 Hampton Inn -Islandia              HOTL   LTD            1600 Vetrans Memorial Hwy.           Islandia       NY     11722
 Residence Inn -Cherry Hill         HOTL   EXTENDED       1821 Old Cuthbert Road               Cherry Hill    NJ     08034
 Hampton Inn -Naples                HOTL   LTD            3210 Tamiami Trail North             Naples         FL     34103
 Residence Inn -Binghamton          HOTL   EXTENDED       4610 Vestal Parkway                  Binghamton     NY     13850
 Hampton Inn -Tallahassee           HOTL   LTD            3210 North Monroe Street             Tallahassee    FL     32303
 Residence Inn -Wichita             HOTL   EXTENDED       411 South Webb                       Wichita        KS     67207

DESIGN CENTER OF THE AMERICAS
 Design Center of the Americas      RETL   DESIGN CENTER  1855 Griffin Road                    Dania          FL     33004

G&L
 North Bedford                      OFFC   MED OFFC       436 North Bedford Drive              Beverly Hills  CA     90210
 Regents Medical Center             OFFC   MED OFFC       4150 Regents Row Park                La Jolla       CA     92037
 Friendly Hills Healthcare
  Building                          OFFC   MED OFFC       12701 Schabarum Avenue               Irwindale      CA     91706
 Sherman Oaks Medical Plaza         OFFC   MED OFFC       4955 Van Nuys Blvd.                  Sherman Oaks   CA     91403

INSURANCE COMPANY OF THE WEST
                                    NET
 Insurance Company of the West      LEASE  OFFC           10140 Campus Point Drive, Suite 400  San Diego      CA     92121


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           1996       CUT-OFF DATE
       YEAR                              OCC AS OF   ALLOCATED LOAN  1993 TOTAL
 BUILT/RENOVATED  SF/UNITS   1996 OCC      DATE          AMOUNT        REVENUE
 ---------------  ---------  --------  ------------  --------------  -----------

       1987           130       77%     TTM 12/31/96    $3,664,952    $1,826,338
       1988           133       79%     TTM 12/31/96     3,397,005     1,569,567
       1989           134       72%     TTM 12/31/96     3,815,217     1,645,743
       1988           135       80%     TTM 12/31/96     4,291,786     1,665,418
       1989           135       76%     TTM 12/31/96     3,920,530     1,526,886
       1987           132       77%     TTM 12/31/96     1,652,280     1,561,952
       1988           132       86%     TTM 12/31/96     2,066,488     1,538,156
       1991           135       82%     TTM 12/31/96     4,005,256     1,590,514
       1990           135       86%     TTM 12/31/96     5,031,625     2,734,026
       1989           135       84%     TTM 12/31/96     2,503,047     1,861,406
       1988           132       80%     TTM 12/31/96     2,555,925     1,508,881
       1988           133       79%     TTM 12/31/96     2,592,120     1,401,899
       1988           132       73%     TTM 12/31/96     2,055,047     1,270,546
       1989           134       77%     TTM 12/31/96     3,108,567     1,505,798
       1988           132       82%     TTM 12/31/96     2,690,624     1,623,039
       1989           135       84%     TTM 12/31/96     4,217,465     1,770,148
       1989           135       76%     TTM 12/31/96     2,687,860     1,565,436
       1989           134       82%     TTM 12/31/96     5,212,182     1,830,061
       1990           135       84%     TTM 12/31/96     4,025,903     1,440,940
       1988           133       78%     TTM 12/31/96     2,643,099     1,330,392
       1989           135       77%     TTM 12/31/96     4,003,568     1,740,499
       1989           134       72%     TTM 12/31/96     2,754,074     1,285,301
       1990           134       59%     TTM 12/31/96     2,159,098     1,160,184
       1989           135       73%     TTM 12/31/96     3,685,768     1,735,880
       1989           134       80%     TTM 12/31/96     2,832,920     1,532,585
       1989           135       72%     TTM 12/31/96     2,758,899     1,428,183
       1988           128       68%     TTM 12/31/96     3,665,802     1,506,936
       1989           135       75%     TTM 12/31/96     3,465,697     1,514,637
       1989           135       84%     TTM 12/31/96     3,087,777     1,981,602
       1988           131       74%     TTM 12/31/96     4,352,786     1,623,167
       1988           131       74%     TTM 12/31/96     3,451,405     1,571,569
       1989           134       78%     TTM 12/31/96     3,993,971     1,607,049
       1989           135       79%     TTM 12/31/96     4,674,460     1,659,628
       1988           133       72%     TTM 12/31/96     2,789,797     1,475,143
       1990           135       77%     TTM 12/31/96     3,663,744     1,522,006
       1989           135       74%     TTM 12/31/96     2,539,040     1,526,328
       1989           135       74%     TTM 12/31/96     2,348,910     1,565,554
       1989           135       81%     TTM 12/31/96     4,488,528     1,686,869
       1989           135       86%     TTM 12/31/96     3,713,928     1,719,805
       1988           134       66%     TTM 12/31/96     2,816,144     1,588,369
       1989           135       71%     TTM 12/31/96     3,652,826     1,571,593
       1990           135       73%     TTM 12/31/96     2,461,143     1,541,560
       1988           132       77%     TTM 12/31/96     3,110,458     1,447,947
       1989           120       68%     TTM 12/31/96     2,704,551     1,343,443
       1989           132       80%     TTM 12/31/96     3,695,961     1,462,297
       1989           134       77%     TTM 12/31/96     3,712,070     1,671,819
       1990           135       71%     TTM 12/31/96     1,829,385     1,294,628
       1990           135       78%     TTM 12/31/96     2,532,054     1,410,008
       1988           132       74%     TTM 12/31/96     3,776,632     1,904,646
       1988           133       76%     TTM 12/31/96     3,967,283     1,645,599
                    6,672                             $164,825,657   $79,491,980

       1992     1,230,087       99%       12/31/96    $134,505,878   $16,302,306
                1,230,087                             $134,505,878   $16,302,306

     1960/1996    665,461       88%        1/1/97     $ 33,956,594
     1988/1996    118,485       98%        1/1/97        6,162,987
     1965/1990    164,338       85%        1/1/97        5,614,647
     1958/1995    144,076       73%        1/1/97        4,961,560
     1963/1988    176,793       82%        1/1/97        4,330,225
       1982       114,483       80%        1/1/97        3,274,956
                1,383,636                             $ 58,300,969

       1984           231       91%     TTM 12/31/96  $ 13,702,786   $ 5,558,561
       1981           156       86%     TTM 12/31/96     6,074,078     3,546,638
       1988           121       76%     TTM 12/31/96     5,322,401     2,110,426
       1989            96       89%     TTM 12/31/96     4,732,666     2,727,627
       1990           107       72%     TTM 12/31/96     3,653,650     1,783,485
       1987            72       83%     TTM 12/31/96     3,117,109     1,903,059
       1993            93       82%     TTM 12/31/96     2,991,408
       1981            64       81%     TTM 12/31/96     2,405,902     1,472,595
                      940                             $ 42,000,000   $19,102,391

     1985/1988    554,273       96%       12/31/96    $ 39,899,849   $10,788,451
                  554,273                             $ 39,899,849   $10,788,451

       1990        78,944       98%         1/97      $ 15,113,705   $ 3,343,361

       1989        65,906       94%         1/97         6,761,394
       1992        47,604      100%        1/97          6,761,394
     1969/1996     69,326       89%        12/96         6,164,801
                  261,780                             $ 34,801,294   $ 3,343,361


       1996       164,764      100%       1/1/97      $ 25,234,505
                  164,764                             $ 25,234,505



                                          1996 NOI
 1994 TOTAL   1995 TOTAL   1996 TOTAL      AS OF
   REVENUE      REVENUE      REVENUE       PERIOD        1993 NOI     1994 NOI
-----------  -----------  -----------  --------------  ------------  -----------
$ 1,973,039   $ 2,058,768  $ 2,207,051      TTM 9/96    $   628,411  $   703,797
  1,766,849     1,956,324    2,225,543      TTM 9/96        393,089      504,768
  1,733,095     1,816,210    1,930,652      TTM 9/96        592,371      624,896
  2,005,369     2,293,097    2,485,183      TTM 9/96        520,166      667,055
  1,783,763     2,040,651    2,247,025      TTM 9/96        432,657      557,216
  1,734,501     1,843,775    2,085,900      TTM 9/96        282,602      315,468
  1,512,669     1,582,792    1,725,849      TTM 9/96        374,198      301,736
  1,793,044     1,971,353    2,017,364      TTM 9/96        496,599      595,758
  2,595,163     2,640,828    2,488,507      TTM 9/96      1,140,888      964,333
  1,759,200     1,762,489    1,949,699      TTM 9/96        551,251      413,938
  1,703,216     1,830,848    1,988,884      TTM 9/96        295,331      407,132
  1,619,507     1,871,737    2,011,645      TTM 9/96        293,051      476,229
  1,420,087     1,613,298    1,726,987      TTM 9/96        174,961      275,644
  1,739,871     1,904,372    2,102,629      TTM 9/96        391,962      452,735
  1,762,588     1,893,521    2,014,946      TTM 9/96        507,321      581,407
  1,844,406     2,044,062    2,043,760      TTM 9/96        616,073      669,288
  1,597,399     1,694,066    1,718,640      TTM 9/96        443,667      432,133
  1,947,353     2,098,814    2,177,972      TTM 9/96        820,288      874,528
  1,653,990     1,919,170    2,042,522      TTM 9/96        382,823      531,444
  1,496,450     1,625,193    1,660,519      TTM 9/96        332,596      434,228
  1,757,305     1,841,058    1,842,710      TTM 9/96        569,290      539,670
  1,346,407     1,501,006    1,548,491      TTM 9/96        414,945      330,617
  1,306,604     1,383,966    1,412,860      TTM 9/96        276,506      265,522
  1,769,022     1,745,696    1,749,343      TTM 9/96        616,882      638,462
  1,685,488     1,911,650    2,034,539      TTM 9/96        378,061      425,557
  1,535,867     1,663,037    1,693,514      TTM 9/96        444,858      470,573
  1,638,658     1,770,541    1,614,543      TTM 9/96        496,571      561,961
  1,612,128     1,838,842    1,899,356      TTM 9/96        431,005      555,317
  2,168,585     2,319,712    2,426,466      TTM 9/96        663,235      577,449
  1,757,434     1,905,908    1,875,887      TTM 9/96        628,825      735,428
  1,712,476     1,860,661    1,941,715      TTM 9/96        514,910      580,281
  1,759,136     1,914,651    2,029,911      TTM 9/96        557,146      625,878
  1,840,331     2,083,602    2,160,957      TTM 9/96        628,128      708,077
  1,554,840     1,617,338    1,670,050      TTM 9/96        458,067      454,609
  1,726,392     1,913,443    2,061,869      TTM 9/96        519,292      551,773
  1,540,364     1,601,284    1,689,375      TTM 9/96        496,658      599,463
  1,538,049     1,629,163    1,753,943      TTM 9/96        378,355      352,031
  1,774,565     1,902,166    2,019,442      TTM 9/96        721,977      740,118
  1,854,486     2,042,486    2,130,719      TTM 9/96        585,042      648,527
  1,580,921     1,648,652    1,636,545      TTM 9/96        510,516      509,233
  1,587,145     1,724,855    1,875,646      TTM 9/96        585,796      580,108
  1,633,307     1,717,448    1,849,755      TTM 9/96        371,787      389,108
  1,547,350     1,607,938    1,630,720      TTM 9/96        449,315      553,716
  1,487,877     1,670,538    1,666,292      TTM 9/96        226,193      304,178
  1,632,671     1,842,923    1,957,803      TTM 9/96        516,769      563,926
  1,759,676     1,825,824    1,949,504      TTM 9/96        615,955      644,263
  1,332,547     1,447,449    1,406,964      TTM 9/96        180,919      122,771
  1,539,088     1,580,513    1,684,302      TTM 9/96        390,535      401,708
  1,890,246     1,928,183    1,932,814      TTM 9/96        758,931      653,203
  1,842,051     1,791,435    1,912,843      TTM 9/96        544,647      753,659
$85,152,575   $91,693,336  $95,910,155                  $24,601,421  $26,620,919

$20,472,572   $26,354,427  $29,223,384    TTM 12/31/96  $ 8,689,421  $13,298,335
$20,472,572   $26,354,427  $29,223,384                  $ 8,689,421  $13,298,335

                6,325,342  $ 6,566,331    TTM 12/31/96
                1,201,872    1,066,914    TTM 12/31/96
                1,887,716    1,771,626    TTM 12/31/96
                1,495,103    1,535,222    TTM 12/31/96
                1,187,564    1,283,347    TTM 12/31/96
                1,348,294    1,202,113    TTM 12/31/96
              $13,445,891  $13,425,553

$ 5,906,049   $ 6,770,577  $ 8,254,184    TTM 12/31/96  $ 2,086,464  $ 2,378,131
  3,684,690     3,812,228    4,261,361    TTM 12/31/96    1,193,426    1,241,304
  2,407,905     2,577,337    2,689,411    TTM 12/31/96      779,496    1,029,247
  2,864,557     2,901,869    2,986,581    TTM 12/31/96    1,023,390    1,132,993
  1,808,832     1,844,397    1,922,958    TTM 12/31/96      665,948      702,421
  1,870,816     1,908,239    1,943,854    TTM 12/31/96      752,743      737,068
  1,464,116     1,679,037    1,712,461    TTM 12/31/96                   674,661
  1,507,912     1,504,444    1,578,554    TTM 12/31/96      537,746      552,367
$21,514,877   $22,998,128  $25,349,364                  $ 7,039,213  $ 8,448,192

$11,939,849   $12,300,142  $12,595,107    TTM 12/31/96  $ 7,335,581  $ 8,614,096
$11,939,849   $12,300,142  $12,595,107                  $ 7,335,581  $ 8,614,096

$ 3,754,838   $ 3,639,750  $ 3,445,514    TTM 11/30/96  $ 2,393,409  $ 2,768,156
  1,505,390     1,675,740    1,651,246    TTM 11/30/96                 1,099,797
    978,860     1,096,800    1,096,796    TTM 11/30/96                   978,860
$ 1,652,748   $ 1,654,369  $ 1,693,162    TTM 11/30/96                   909,074
$ 7,891,836   $ 8,066,659  $ 7,886,718                  $ 2,393,409  $ 5,755,887



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



   1995 NOI     1996 NOI   NET CASH FLOW      VALUE          FEE
 -----------  -----------  -------------  ------------  ------------
   $632,676     $640,403      $608,438      $4,190,000   Ground Lease
    586,420      748,420       706,279       5,362,000   Ground Lease
    658,616      650,600       636,523       5,580,000   Simple
    740,885      814,572       713,959       5,119,000   Simple
    676,796      768,565       733,947       5,280,000   Simple
    285,231      399,020       372,854       2,991,000   Ground Lease
    356,735      392,861       349,104       3,983,000   Ground Lease
    691,422      676,606       566,758       6,134,000   Ground Lease
    868,603      668,482       594,610       5,446,000   Ground Lease
    432,098      515,863       476,747       5,444,000   Ground Lease
    439,229      546,897       508,232       5,335,000   Ground Lease
    445,476      504,491       447,695       4,950,000   Ground Lease
    352,762      353,119       336,790       4,246,000   Ground Lease
    534,630      590,587       538,499       5,447,000   Ground Lease
    660,286      740,024       722,598       6,710,000   Ground Lease
    726,058      668,086       597,727       5,997,000   Ground Lease
    462,004      456,840       443,297       4,661,000   Ground Lease
    897,774      925,608       887,038       8,541,000   Simple
    692,989      710,260       680,452       6,619,000   Ground Lease
    454,277      469,855       459,964       4,692,000   Ground Lease
    491,328      518,363       503,572       3,717,000   Ground Lease
    475,432      469,570       469,570       4,801,000   Simple
    372,722      380,626       380,626       3,838,000   Ground Lease
    634,271      613,024       608,618       5,080,000   Simple
    487,046      497,399       428,188       4,984,000   Ground Lease
    474,268      498,116       478,975       4,802,000   Simple
    630,825      526,931       526,931       5,672,000   Ground Lease
    596,281      585,562       557,663       6,018,000   Simple
    531,041      550,119       469,242       5,491,000   Ground Lease
    749,418      710,871       692,499       6,079,000   Simple
    593,814      611,513       572,386       6,071,000   Ground Lease
    689,474      746,188       746,188       7,019,000   Simple
    806,946      846,249       805,485       6,848,000   Simple
    479,601      492,123       459,917       5,404,000   Ground Lease
    630,470      690,016       609,335       6,999,000   Ground Lease
    436,313      438,059       404,083       4,341,000   Ground Lease
    403,492      419,898       408,668       3,647,000   Ground Lease
    772,851      766,478       712,255       7,953,000   Simple
    639,133      626,714       530,448       5,916,000   Simple
    486,147      462,314       461,593       5,489,000   Ground Lease
    630,582      689,467       689,794       6,529,000   Simple
    424,864      509,093       482,793       4,699,000   Ground Lease
    536,954      534,781       526,811       6,585,000   Ground Lease
    464,885      437,545       433,973       4,249,000   Ground Lease
    636,031      676,324       646,082       5,396,000   Simple
    638,812      777,138       699,419       6,739,000   Simple
    313,807      257,937       257,937       2,534,000   Ground Lease
    435,107      402,375       329,247       5,048,000   Simple
    681,183      636,763       621,876       5,613,000   Ground Lease
    715,570      755,606       728,419       7,017,000   Simple
$28,453,635  $29,368,321   $27,624,104    $271,305,000

$18,051,826  $20,078,302   $20,495,199    $236,000,000   Simple
$18,051,826  $20,078,302   $20,495,199    $236,000,000

$ 2,980,890  $ 3,480,852   $ 4,292,823    $ 61,000,000   Simple
    839,460      701,479     1,253,078      13,000,000   Simple
  1,545,172    1,269,607     1,054,874      15,100,000   Simple
  1,131,084    1,104,989       929,266      12,700,000   Simple
    748,970      871,055       825,485      11,200,000   Simple
    886,480      712,113       646,091      10,200,000   Simple
$ 8,132,056  $ 8,140,095   $ 9,001,617    $123,200,000

$ 2,970,357  $ 4,014,185   $ 3,153,294    $ 32,300,000   Simple
  1,296,263    1,659,161    1,354,614       11,100,000   Simple
  1,204,276    1,257,882    1,072,835       10,300,000   Simple
  1,131,303    1,281,810    1,003,088        9,900,000   Simple
    787,336      865,333      724,884        6,500,000   Simple
    726,327      754,739      602,825        5,700,000   Simple
    815,922      819,175      669,610        6,300,000   Simple
    555,465      559,914      484,930        3,900,000   Simple
$ 9,487,249  $11,212,199  $ 9,066,080     $ 86,000,000

$ 8,793,895  $ 8,750,376  $ 7,841,617     $ 97,000,000   Simple
$ 8,793,895  $ 8,750,376  $ 7,841,617     $ 97,000,000

$ 2,664,499  $ 2,631,212  $ 2,276,714     $ 22,230,000   Simple
  1,156,514    1,140,633    1,026,390       10,200,000   Simple
  1,091,519    1,078,038      954,508        9,610,000   Simple
    878,744      959,675      798,671        9,130,000   Simple
$ 5,791,276  $ 5,809,558  $ 5,056,283     $ 51,170,000

                          $ 2,295,000     $ 25,000,000   Simple
                          $ 2,295,000     $ 25,000,000

PROSPECTUS DATED MARCH 20, 1997

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                       ASSET SECURITIZATION CORPORATION

                                  DEPOSITOR

   The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of a segregated pool of various types of multifamily or commercial mortgage loans and/or installment contracts for the sale of multifamily or commercial properties (the "Mortgage Loans"), mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), or a combination of Mortgage Loans and MBS (with respect to any series, collectively, "Mortgage Assets"). The Trust Fund for a series of Certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; or
(vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates".

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

   The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Only those Certificates and assets in the related Trust Fund as are disclosed in the related Prospectus Supplement will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including voluntary and involuntary prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   Prospective investors should review the information appearing under the caption "Special Considerations" herein and such information as may be set forth under the caption "Special Considerations" in the related Prospectus Supplement before purchasing any Offered Certificate.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more "real estate mortgage investment conduits" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Offered Certificates will be distributed by, or sold by underwriters managed by:

                    NOMURA SECURITIES INTERNATIONAL, INC.

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Depositor with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefore should be available at the Commission's site on the Web.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates evidencing an interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2 World Financial Center -- Building B, New York, New York 10281-1198, Attention: Secretary, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates. See "Financial Information" herein.

                              TABLE OF CONTENTS

                                                                                         PAGE
                                                                                      --------
Prospectus Supplement ...............................................................      2
Available Information ...............................................................      2
Incorporation of Certain Information by Reference ...................................      3
Summary of Prospectus................................................................      8
Special Considerations...............................................................     13
Limited Liquidity....................................................................     13
Limited Assets.......................................................................     13
Average Life of Certificates; Prepayments; Yields....................................     13
Limited Nature of Ratings............................................................     14
Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...............     14
Balloon Payments ....................................................................     15
Obligor Default......................................................................     15
Mortgagor Type.......................................................................     15
Credit Support Limitations...........................................................     15
Enforceability.......................................................................     16
Environmental Risks..................................................................     16
ERISA Considerations ................................................................     16
Certain Federal Tax Considerations Regarding Residual Certificates...................     17
Certain Federal Tax Considerations Regarding Original Issue Discount ................     17
Consent..............................................................................     17
Book-Entry Registration..............................................................     17
Description of the Trust Funds.......................................................     18
Mortgage Assets......................................................................     18
Mortgage Loans.......................................................................     18
Default and Loss Considerations with Respect to the Mortgage Loans ..................     18
Mortgage Loan Information in Prospectus Supplements..................................     20
Mortgage Underwriting Standards and Procedures.......................................     20
Payment Provisions of the Mortgage Loans.............................................     21
MBS..................................................................................     21
Collection Accounts..................................................................     22
Credit Support.......................................................................     22
Cash Flow Agreements.................................................................     22
Use of Proceeds......................................................................     22
Yield Considerations.................................................................     23
General..............................................................................     23
Pass-Through Rate....................................................................     23
Timing of Payment of Interest and Principal..........................................     23
Principal Prepayments................................................................     23
Prepayments--Maturity and Weighted Average Life .....................................     24
Other Factors Affecting Weighted Average Life........................................     25
Type of Mortgage Loan................................................................     25
Foreclosures and Payment Plans.......................................................     25
Due-on-Sale and Due-on-Encumbrance Clauses...........................................     25
The Depositor........................................................................     25
Description of the Certificates......................................................     26
General..............................................................................     26
Distributions........................................................................     27
Available Funds......................................................................     28

                                4

                                                                                         PAGE
                                                                                      --------
Distributions of Interest on the Certificates........................................     28
Distributions of Principal of the Certificates.......................................     29
Distributions on the Certificates of Prepayment Premiums or in
 Respect of Equity Participations....................................................     29
Allocation of Losses and Shortfalls..................................................     29
Advances in Respect of Delinquencies.................................................     29
Reports to Certificateholders........................................................     30
Termination..........................................................................     32
Book-Entry Registration and Definitive Certificates..................................     32
Description of the Agreements........................................................     33
Assignment of Mortgage Assets; Repurchases...........................................     33
Representations and Warranties; Repurchases..........................................     34
Payments on Mortgage Assets; Deposits to Collection Account..........................     35
Collection and Other Servicing Procedures............................................     37
Special Servicers....................................................................     37
Sub-Servicers........................................................................     37
Realization Upon Defaulted Whole Loans...............................................     38
Hazard Insurance Policies ...........................................................     39
Due-on-Sale and Due-on-Encumbrance Provisions........................................     40
Retained Interest; Servicing Compensation and Payment of Expenses....................     41
Evidence as to Compliance............................................................     41
Certain Matters Regarding a Master Servicer, a Special Servicer and the Depositor ...     41
Event of Default ....................................................................     42
Rights Upon Event of Default ........................................................     42
Amendment ...........................................................................     43
Duties of the Trustee................................................................     43
The Trustee..........................................................................     43
Description of Credit Support........................................................     44
General..............................................................................     44
Subordinate Certificates.............................................................     44
Cross-Support Provisions.............................................................     44
Insurance or Guarantees with Respect to the Mortgage Assets..........................     44
Letter of Credit.....................................................................     45
Insurance Policies and Surety Bonds..................................................     45
Certificate Guarantee Insurance......................................................     45
Reserve Funds........................................................................     45
Certain Legal Aspects of Mortgage Loans..............................................     46
General..............................................................................     46
Types of Mortgage Instruments........................................................     46
Leases and Rents.....................................................................     46
Personalty...........................................................................     47
Installment Contracts................................................................     47
Junior Mortgages; Rights of Senior Mortgages or Beneficiaries........................     47
Subordinate Financing ...............................................................     49
Foreclosure..........................................................................     49
Judicial Foreclosure.................................................................     49
Non-Judicial Foreclosure/Power of Sale...............................................     49
Limitations on Lender's Rights.......................................................     50
Rights of Redemption.................................................................     51
Anti-Deficiency Legislation..........................................................     51

                                5

                                                                                         PAGE
                                                                                      --------
Leasehold Risks......................................................................     52
Bankruptcy Laws......................................................................     52
Environmental Legislation............................................................     54
Due-on-Sale and Due-on-Encumbrance...................................................     55
Acceleration on Default..............................................................     55
Default Interest, Prepayment Charges and Prepayments.................................     55
Applicability of Usury Laws .........................................................     56
Alternative Mortgage Instruments.....................................................     56
Soldiers' and Sailors' Civil Relief Act of 1940......................................     57
Forfeitures in Drug and RICO Proceedings.............................................     57
Certain Laws and Regulations.........................................................     57
Type of Mortgaged Property...........................................................     57
Americans with Disabilities Act......................................................     58
Federal Income Tax Consequences......................................................     58
Federal Income Tax Consequences for REMIC Certificates...............................     58
General..............................................................................     58
Status of REMIC Certificates.........................................................     59
Qualification as a REMIC.............................................................     59
Taxation of Regular Certificates.....................................................     61
General..............................................................................     61
Original Issue Discount..............................................................     61
Acquisition Premium..................................................................     63
Variable Rate Regular Certificates...................................................     63
Deferred Interest....................................................................     64
Market Discount......................................................................     64
Premium .............................................................................     65
Election to Treat All Interest Under the Constant Yield Method.......................     65
Sale or Exchange of Regular Certificates.............................................     65
Treatment of Losses..................................................................     66
Taxation of Residual Certificates....................................................     66
Taxation of REMIC Income ............................................................     66
Basis and Losses.....................................................................     67
Treatment of Certain Items of REMIC Income and Expense...............................     68
Limitations on Offset or Exemption of REMIC Income...................................     69
Tax-Related Restrictions on Transfer of Residual Certificates .......................     69
Sale or Exchange of a Residual Certificate...........................................     71
Mark to Market Regulations...........................................................     72
Taxes That May Be Imposed on the REMIC Pool..........................................     72
Prohibited Transactions..............................................................     72
Contributions to the REMIC Pool After the Startup Day................................     72
Net Income from Foreclosure Property.................................................     72
Liquidation of the REMIC Pool........................................................     73
Administrative Matters...............................................................     73
Limitations on Deduction of Certain Expenses.........................................     73
Taxation of Certain Foreign Investors................................................     74
Regular Certificates.................................................................     74
Residual Certificates................................................................     74
Backup Withholding...................................................................     74
Reporting Requirements...............................................................     74

                                6

                                                                                         PAGE
                                                                                      --------
Federal Income Tax Consequences for Certificates as to
 Which No REMIC Election Is Made ....................................................     75
Standard Certificates................................................................     75
General..............................................................................     75
Tax Status...........................................................................     76
Premium and Discount.................................................................     76
Recharacterization of Servicing Fees.................................................     77
Sale or Exchange of Standard Certificates ...........................................     77
Stripped Certificates................................................................     77
General..............................................................................     77
Status of Stripped Certificates......................................................     78
Taxation of Stripped Certificates....................................................     79
Reporting Requirements and Backup Withholding........................................     80
Taxation of Certain Foreign Investors................................................     80
ERISA Considerations.................................................................     81
General..............................................................................     81
Certain Requirements Under ERISA.....................................................     81
General..............................................................................     81
Parties in Interest/Disqualified Persons.............................................     81
Delegation of Fiduciary Duty.........................................................     81
Administrative Exemptions............................................................     82
Governmental Plans ..................................................................     82
Unrelated Business Taxable Income; Residual Certificates.............................     82
Legal Investment.....................................................................     82
Method of Distribution...............................................................     84
Legal Matters........................................................................     85
Financial Information................................................................     85
Rating ..............................................................................     85
Index of Principal Definitions ......................................................     86

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor .....................  Asset Securitization Corporation, a
                                 wholly-owned subsidiary of Nomura Asset
                                 Capital Corporation. See "The Depositor".

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for each series of Certificates will be named in the related Prospectus Supplement. See "Description of the Agreements -- Collection and Other Servicing Procedures".

Special Servicer ..............  The special servicer (the "Special
                                 Servicer"), if any, for each series of
                                 Certificates will be named, or the
                                 circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements -- Special Servicer".

Trustee .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements -- The Trustee".

The Trust Assets ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

 (a) Mortgage Assets ..........  The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans and/or installment contracts ("Installment Contracts") for the sale of commercial or multifamily properties (collectively, the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. Except to the extent described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by liens on, or security interest in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, hotels, motels, nursing homes, hospitals or other health-care related facilities, mobile home parts, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties (the "Commercial Properties" and together with Multifamily Properties, the "Mortgaged Properties"). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. All Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of

                                 Certificates. As described herein and in the Prospectus Supplement, each Mortgage Loan may (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity, payments that adjust from time to time in accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide negative amortization or accelerated amortization; (iii) be fully amortizing or require a balloon payment due on its stated maturity date; (iv) contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment; and (v) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or other interval. See "Description of the Trust Funds -- Mortgage Assets".

 (b) Collection Account .......  Each Trust Fund will include one or more accounts (collectively, the "Collection
                                 Account") established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund other than certain fees and expenses. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations, as described in the related Prospectus Supplement. See "Description of the Agreements -- Payments on Mortgage Assets; Deposits to Collection Account".

 (c) Credit Support ...........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, an insurance policy on the Mortgage Loans, guarantee, certificate guarantee insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any credit support that is included as part of the trust fund evidenced or secured by such MBS. See "Special Considerations -- Credit Support Limitations" and "Description of Credit Support".

 (d) Cash Flow Agreements .....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a trust fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced or secured by such MBS. See "Description of the Trust Funds -- Cash Flow Agreements".

Description of Certificates ...  Each series of Certificates evidencing an interest in a Trust Fund consisting of
                                 Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement and each series of Certificates evidencing an interest in a Trust Fund the Mortgage Assets of which consisting of MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as "Agreements". Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                 Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                 "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                 "Stripped Interest Certificates"); (iv)
                                 provide for distributions of accrued
                                 interest thereon only following the
                                 occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. Any such classes or subclasses may include classes or subclasses of Offered Certificates. The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Special Considerations -- Limited Assets" and "Description of the Certificates".

Distributions of Interest on
 Certificates .................  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Interest Certificates and Stripped Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date").

                                 Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields", "Yield Considerations", and "Description of the Certificates --Distributions of Interest on the Certificates".

Distributions of Principal of
 Certificates .................  The initial aggregate Certificate Balance of the Certificates of each series (other than certain classes of Stripped Interest Certificates) will generally not exceed the outstanding principal balance of the Mortgage Assets as of the close of business on the day of the month specified in the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balance of such Certificates have been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates -- Distributions of Principal of the Certificates".

Advances ......................  In connection with a series of Certificates evidencing an interest in a Trust Fund
                                 consisting of Mortgage Assets other than MBS, the Master Servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments or the Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans, and in certain circumstances, from other assets available in the Trust Fund. The Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates -- Advances in Respect of Delinquencies".

Termination ...................  A series of Certificates may be subject to optional early termination through the
                                 repurchase of the Mortgage Assets in the related Trust Fund. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund under the circumstances and in the manner set forth therein. See "Description of the Certificates -- Termination".

Registration of Certificates ..  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Special Considerations --Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

Federal Income Tax
 Consequences .................  The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Federal Income Tax Consequences".

ERISA Considerations ..........  A fiduciary of an employee benefit plan or other retirement arrangement, including an individual retirement account, or a Keogh plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each a "Plan"), or a collective investment fund in which such Plans are invested, or an insurance company using assets of a separate account or general account which includes assets of Plans (or which is deemed pursuant to ERISA to include assets of Plans), or other persons acting on behalf of any such Plan or using the assets of any such Plan, which proposes to cause a Plan to acquire any of the Offered Certificates should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ..............  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                            SPECIAL CONSIDERATIONS

   INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF OFFERED CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "SPECIAL CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders," " -- Book-Entry Registration and Definitive Certificates" and "Description of the Agreements -- Evidence as to Compliance" for information concerning the Certificates. Certificateholders will have no redemption rights. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. Nomura Securities International, Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

   A series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

   Prepayments on the Mortgage Assets in any Trust Fund (including principal prepayments on the Mortgage Loans resulting from both voluntary and involuntary liquidations) generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to voluntary and involuntary prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See "Description of the Trust Funds -- Mortgage Assets". The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, of applicable, a diversity of types of business operated by such tenants.

   It is anticipated that all or a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

BALLOON PAYMENTS

   Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

OBLIGOR DEFAULT

   In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer typically will have considerable flexibility to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer may be provided in the related Prospectus Supplement to the extent relevant.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates). Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. Any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of a series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See " --Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments may not be perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents".

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedial action at a property, if agents or employees of the lender are considered to have "participated in the management" of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. Each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith would be in the best economic interest of the Trust Fund and (ii) there are no circumstances or conditions that have resulted in any contamination or, if circumstances or conditions have resulted in any contamination or if such circumstances or conditions require remedial action, taking such actions with respect to the affected Mortgaged Property would be in the best economic interest of the Trust Fund. See "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities,
(ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates".

CONSENT

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of all series or a similar means of allocating decision-making under the Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the related Agreement in certain circumstances. See "Description of the Agreements -- Events of Default", " -- Rights Upon Event of Default" and " -- Amendment".

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

                        DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

   The primary assets of each Trust Fund (the "Mortgage Assets") will include
(i) Multifamily and/or Commercial Loans and/or Installment Contracts (collectively, the "Mortgage Loans") or (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans ("MBS"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans". The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will describe any guarantee or insurance relating to the Mortgage Assets by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

MORTGAGE LOANS

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first or more junior lien on Mortgaged Properties. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interest in properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

   Mortgage Loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" is typically defined as total operating revenues (including primarily rental income and any expense reimbursement, ancillary income, late charges and deposit forfeitures) minus total operating expenses (including primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and maintenance, insurance, real estate taxes and replacement reserves based solely on the mortgagor's estimates of the useful lives of various assets). Net Operating Income does not reflect capital expenditures or partnership expenses. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Special Considerations -- Risks Associated with Certain Mortgage Loans and Mortgaged Properties", " -- Balloon Payments", " -- Mortgagor Default" and " --Mortgagor Type".

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
MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds -- Mortgage Assets -- Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may be have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Underwriting procedures are intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the orginated course of their real estate lending activities and will comply with the underwriting policies of FHA.

   The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers or other appropriate market studies. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. An appraisal can be based upon, among other things, a cash flow analysis and/or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

   The Mortgage Loans generally will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Mortgage Loan may: (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, (iii) be fully amortizing or require a balloon payment due on its stated maturity date; and (iv) contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS.

   Distributions of principal and interest will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced or secured by such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS. In addition, MBS may consist of classes of MBS which are subordinate to other classes of MBS of the same series.

   The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that included MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate of the MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS, (vii) the characteristics of any subordination to which such MBS may be subject; (viii) the terms on which the related Underlying Mortgage Loans for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds -- Mortgage Assets -- Mortgage Loan Information in Prospectus Supplements" and (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.

COLLECTION ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations.

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy for the Mortgage Loans, certificate guarantee insurance, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Special Considerations -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields".

PASS-THROUGH RATE

   Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result in the Interest Accrual Period ended on such Distribution Date. In addition, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions or principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Assets on the yield on one or more classes of the Certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds".

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the Initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various prepayment rates. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular prepayment rate.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Mortgage Loan

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may be given considerable flexibility to modify Mortgage Loans that are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, the Master Servicer will, if required by the related Agreement, on behalf of the Trust Fund, employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions".

                                THE DEPOSITOR

   Asset Securitization Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly-owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") Certificates. Each series may consist of one or more of the types of Certificates described below.

   Types of Certificates classified by interest payments can include:

 CATEGORY OF CLASS                                                              DEFINITION
-----------------------------------------  ------------------------------------------------------------------------------------
Ascending Rate ........................... Certificates that have predetermined Pass-Through Rates that change one or more times on dates determined before issuance.

Fixed Rate ............................... Certificates with Pass-Through Rates that are fixed throughout the life of such
                                           Certificates.

Floating Rate ............................ Certificates with Pass-Through Rates that are reset periodically based on an index and that vary directly with changes in the index.

Inverse Floating Rate .................... Certificates with Pass-Through Rates that are reset periodically based on an index and that vary inversely with changes in the index.

Stripped Interest ........................ Certificates that receive some or all of the interest payments made on the underlying Mortgage Loans or other Trust Fund assets and little or no principal.
                                           Stripped Interest Certificates have either a nominal or a notional principal amount.
                                           A nominal principal amount represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes of Certificates. A notional principal amount is the amount used as a reference to calculate the amount of interest due on a Stripped Interest Certificate that is not entitled to any principal.

Stripped Principal ....................... Certificates that do not receive any interest.

WAC (or Weighted Average Coupon)  ........ Certificates whose Pass-Through Rate represents a blended interest rate that may change from period to period.

Accrual .................................. Certificates that accrete all or a portion of their interest, which is added to the outstanding principal balance. This accretion may continue until the class of
                                           Certificates begins receiving principal payments, until some other event has occurred or until the class is retired.

Types of Certificates classified by
allocation of principal distributions
can include:

PAC (or Planned Amortization Class)  ..... Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming two constant prepayment rates for the underlying
                                           Mortgage Loans. A PAC schedule will reflect a "structuring range" both above and below the Prepayment Assumption for the related series. The PAC Certificates in any series may include two or more "types". The PAC Certificates within any type have a single structuring range. The different types have different structuring ranges and/or different principal payment priorities.

                               26

CATEGORY OF CLASS                                                               DEFINITION
-----------------------------------------  ------------------------------------------------------------------------------------
Scheduled ................................ Certificates that are designed to receive principal payments using a predetermined schedule, but that are not designated as PAC or TAC Certificates. Classes consisting of both PAC and TAC components are also designated as Scheduled Classes.

Sequential Pay ........................... Certificates that receive principal payments in a prescribed sequence, that do not have predetermined schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. Sequential Pay Certificates may receive principal payments concurrently with one or more other classes of Sequential Pay Certificates.
                                           A single class of Certificates that receives principal payments before or after all other classes in the same series may be identified as a Sequential Pay Certificate.

Sticky Jump/Non-Sticky Jump .............. Certificates whose principal payment priorities change temporarily or permanently upon the occurrence of one or more "trigger" events. A Sticky Jump Certificate
                                           "jumps" to its new priority on the first Distribution Date when the trigger condition is met and retains ("sticks" to) that priority until retired. If the principal payment change is not permanent, the Certificate is referred to as a Non-Sticky Jump.

Strip .................................... Certificates that receive a constant proportion, or "strip", of the principal payments on the underlying Mortgage Loans or other Trust Fund assets.

Support (or Companion) ................... Certificates that receive principal payments on any Payment Date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes.

TAC (or Targeted Amortization Class)  .... Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming a single constant prepayment rate for the underlying
                                           Mortgage Loans. The TAC Certificates in any series may include two or more "types".
                                           The different types have different principal payment priorities and/or have schedules that are derived from different assumed prepayment rates.

Index Allocation Class ................... Certificates whose principal payment allocations are based on the value of an index.


   The Prospectus Supplement for any series including classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of classes; (ii) the risk that Stripped Interest Certificates purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayment. Any class of Certificates may be divided into two or more subclasses of Certificates.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Special Considerations --Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Special Considerations -- Limited Liquidity" and " -- Limited Assets".

DISTRIBUTIONS

   Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Funds for such series on such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered (the "Record Date"), and the amount of each distribution will be determined (the "Determination Date") as of the close of business on the date specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or its agent specified in the notice to Certificateholders of such final distribution.

AVAILABLE FUNDS

   All distributions on the Certificates of each series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. "Available Funds" for each Distribution Date will generally equal the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a "Collection Period" with respect to any Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date).

        (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds, and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

        (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from voluntary and involuntary prepayments during the related Prepayment Period; and

     (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Interest on the Certificates will typically be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced to reflect prepayment interest shortfalls as described below (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. The Accrued Certificate Interest on each class of Certificates may be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for the related series, with such shortfall allocated among all of the classes of Certificates of that series in the manner specified in the related Prospectus Supplement. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and by the amount of losses allocated to such Certificate incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

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ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer, if required by the related Agreement, will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from (a) Related Proceeds (as defined below) or (b) in the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the greater of (x) the outstanding Certificate Balance of such Subordinate Certificates and (y) Related Proceeds. See "Description of Credit Support".

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's funds will typically be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Collection Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. The obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   The Master Servicer will be entitled to receive interest at the rate specified in the related Prospectus Supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

   With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer, any Special Servicer and any Sub-Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

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
     (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Collection Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of liquidation proceeds received,
    (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Collection Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period or Prepayment Period, as applicable.

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    In the case of information furnished pursuant to subclauses (i)-(iv)
    above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

TERMINATION

   The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Nomura Securities International, Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Holders of Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ("Cede"), as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. The only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificateholders will not be recognized by the Trustee as Certificateholders under the Agreement. Certificateholders will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

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   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

   Unless otherwise specified in the applicable Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Under surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

                        DESCRIPTION OF THE AGREEMENTS

   The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Asset Securitization Corporation, Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198.
Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Assets included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund such as

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the address of the related Mortgaged Property and type of such property, the
Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable and in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. The Depositor will promptly cause the assignment of each related Whole Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

   The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Agreement, which may include immediately notifying the Master Servicer and the Depositor. If the Mortgage Asset Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or, if the related Agreement provides, substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent of its obligations with respect to a Warranting Party as described under "--Representations and Warranties; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

   With respect to each MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The Depositor will promptly cause the Trustee to be registered, with the applicable persons, as the holder of the MBS.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   The Depositor may make or assign certain representations and warranties pursuant to the related Agreement with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Mortgage Asset Seller to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warranting Party shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

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   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. In the event of a breach of any such representation or warranty, the Warranting Party may be obligated pursuant to the related Agreement to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

   Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the "Purchase Price" will typically equal to the sum of the unpaid principal balance thereof plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the end of the accrual period in which the relevant purchase is to occur. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer will be required under the applicable Agreement to use its best efforts to enforce such obligations of the Warranting Party for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Whole Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

   Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

   With respect to a Trust Fund that includes MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS, the person making them and the remedies for breach thereof.

   A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO COLLECTION ACCOUNT

   The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more Collection Accounts for the collection of payments on the related Mortgage Assets, which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a certified first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade investments specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Any interest or other income earned on funds in the Collection Account will

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generally be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, and on account of modification or assumption fees, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any late charges or default interest collected, and to the extent that any class or classes of Certificates is entitled thereto, all payments on account of Prepayment Premiums or Equity Participations, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise ("REO Properties");

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates -- Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

     (vii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Asset Seller as described under "Description of the Agreements -- Assignment of Mortgage Assets; Repurchases"--and "--Representations and Warranties; Repurchases", exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

     (ix) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account.

   The Agreement for a series of Certificates may provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

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
   The amount at any time credited to the REO Account may be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund, unless otherwise specified in the applicable Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with the Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support". Each Master Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from mortgagors; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

   Consistent with the general servicing standard set forth above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Whole Loan payment and, only upon determining that the coverage under any related hazard insurance policy or instrument of Credit Support will not be affected, extend or cause to be extended the due dates for payments due on a Whole Loan for a period not greater than that specified in the applicable Agreement.

   The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the general servicing standards set forth above so long as the modification, waiver or amendment will not (i) affect the amount or timing of any payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the Whole Loan. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed to service Mortgage Loans that are in default or otherwise require special servicing. The related Prospectus Supplement will set forth certain information with respect to the Special Servicer and will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement. A Special Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

SUB-SERVICERS

   A Master Servicer and/or any Special Servicer may each delegate their respective servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer and/or Special Servicer will remain obligated under the related Agreement. The sub-servicing agreement between a Master Servicer and/or Special Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer or Special Servicer, as applicable, and the Sub-Servicer, the related Agreement will provide that, if for any reason the Master Servicer or Special Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer or Special Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

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
   The Master Servicer or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as applicable, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer, as applicable, would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

   The Master Servicer or Special Servicer, as applicable, may require any Sub-Servicer to agree to indemnify the Master Servicer or Special Servicer for any liability or obligation sustained by the Master Servicer or Special Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. An Agreement may require a Sub-Servicer to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer or Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

   A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, in certain cases the Master Servicer may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

   If so specified in the Prospectus Supplement for a series of Certificates that includes one or more subordinate classes, any holder or holders of a class of Subordinate Certificates having the lowest priority of payment may purchase from the Trust Fund at the purchase price described in such Supplement any Whole Loan as to which the number of scheduled payments thereunder specified in such Supplement are delinquent.

   The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described herein and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any action that would cause the Trust Fund to be an "owner" or an "operator" within the meaning of certain federal or state environmental laws, unless the Master Servicer has also previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

     (i) The Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to cause the Mortgaged Property to comply therewith (the cost of which actions will be an expense of the Trust Fund); and

     (ii) There are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or, if such substances, materials or wastes are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the Mortgaged Property (the cost of which actions will be an expense of the Trust Fund).

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
   If title to any Mortgaged Property is acquired by the Trust Fund, the Master Servicer, pursuant to the related Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation by the Master Servicer of similar property owned by it.

   The limitations imposed by the Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure".

   If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

   If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

   Any Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain, to the extent required by such Whole Loan, a hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured

                               39
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under an hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause. The Master Servicer will also be required to maintain a fidelity bond and errors and omission policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When a Mortgaged Property securing a Whole Loan is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to use its best efforts to cause the mortgagor to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property or a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Under the terms of the Whole Loans, mortgagors will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

   Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance".

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
RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

   A Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

   Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE
DEPOSITOR

   The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or Depositor's affiliates.

   The Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only if such resignation, and the appointment of a successor, will not result in a downgrading of the rating of any class of

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Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense is otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Accounts.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement, provided that such person satisfies the criteria specified in the Agreement.

   If the Master Servicer retains a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

EVENT OF DEFAULT

   Events of Default under the related Agreement for a Trust Fund that includes Whole Loans will be described in the applicable Prospectus Supplement and may consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy or instrument of Credit Support required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing not less than the percentage specified in the related Prospectus Supplement of the Voting Rights the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the

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Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least the percentage specified in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each Rating Agency. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Agreement may be amended by the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement under the circumstances described in the related Prospectus Supplement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee with the consent of the holders of Certificates evidencing not less than the percentage specified in the related Prospectus Supplement of the Voting Rights, for any purpose; subject to certain restrictions described in the Prospectus Supplement and set forth in the Agreement. However, with respect to any series of Certificates as to which one or more REMIC elections is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies on the Mortgage Loans, certificate guarantee insurance, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

   Credit Support will generally not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, holders of Certificates of a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Special Considerations -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees, or the MBS comprising the Mortgage Assets in the related Trust Fund will be covered by the types of Credit Support described herein. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

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LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

   Moneys deposited in any Reserve Funds will be invested in Permitted Investment. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. Whether a Reserve Fund, if any, for a series will be a part of the Trust Fund will be disclosed in the related Prospectus Supplement.

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   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Mortgage Assets".

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term "mortgagee" means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and

                               46
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motel room rates are considered accounts receivable under the Uniform
Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation

                               47
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proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneificary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result

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that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

SUBORDINATE FINANCING

   Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatment period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the

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parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

   Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a

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mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See " -- Environmental Legislation". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Regulations and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

RIGHTS OF REDEMPTION

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

ANTI-DEFICIENCY LEGISLATION

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the

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mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The

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outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

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   Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity that is the subject of a bankruptcy proceeding (a "debtor"). Thus, property ostensibly the property of a non-debtor may be determined to be the property of the debtor and, as a result, the automatic stay applicable to the debtor will extend to the property of the other entity and the rights of creditors of the other entity may be impaired in the fashion set forth above in the preceding paragraphs. Depending on facts and circumstances not necessarily in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to reduce the likelihood that a bankruptcy proceeding would be commenced by or against such mortgagor on the basis of activities unrelated to owning and operating the mortgaged property, and such mortgagor has been organized and is designed to operate in such a manner that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL LEGISLATION

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of "owner or operator" any person "who, without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" ("secured creditor exemption").

   Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to subject the lender to CERCLA liability. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management". A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

   The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

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   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

   Unless otherwise provided in the related Prospectus Supplement, the Warranting Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, the Agreement may provide that the Master Servicer, acting on behalf of the Trustee, will not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances or conditions present at the Mortgaged Property relating to substances for which some investigation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property and (b) that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Agreements -- Realization Upon Defaulted Whole Loans".

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

ACCELERATION ON DEFAULT

   Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest", but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing. Under the Agreement, a representation and warranty will be made (or the benefit of such a representation and warranty assigned to the Trust Fund) to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws.

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

                               57
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AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                       FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury") on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Assets held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 GENERAL

   With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or such other counsel as may be specified in the applicable Prospectus Supplment, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made". For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans, MBS and Installment Contracts.

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
STATUS OF REMIC CERTIFICATES

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in clause (i) of the preceding sentence as of the date of the last such modification). A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term 'single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each series with respect to which Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Contracts meets this definition of "single family residence".

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

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
   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code
Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations under Code Sections 1271-1275 (the "OID Regulations") and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Distributions of interest on an Accrual Certificate, or on other Regular

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Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

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   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

ACQUISITION PREMIUM

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

VARIABLE RATE REGULAR CERTIFICATES

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than
0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates,

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including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

DEFERRED INTEREST

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

MARKET DISCOUNT

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an

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alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

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   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TREATMENT OF LOSSES

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

 TAXATION OF REMIC INCOME

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be

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taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income, includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

BASIS AND LOSSES

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

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   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein.

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the

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discussion above under "Taxation of Regular Certificates -- Premium", a REMIC
Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or Private Mortgage-Backed Securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage
Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have 'significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the

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total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

   The Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A

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residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,
(i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate

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applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

MARK TO MARKET REGULATIONS

   Prospective purchasers of the Residual Certificates should also be aware that on December 23, 1996, the Service released final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. For purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 PROHIBITED TRANSACTIONS

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

                               72
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   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed
(i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the Private Mortgage-Backed Securities or Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

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o     Taxation of Certain Foreign Investors

 REGULAR CERTIFICATES

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person and provided further, with respect to interest income from the Regular Certificate (including OID), that such interest is not "contingent". Interest on the Regular Certificates generally will not be considered contingent for this purpose, but the Internal Revenue Service may take the position that any Prepayment Penalties should be treated as such contingent interest. If the conditions described in the second preceding sentence are not met, a 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

RESIDUAL CERTIFICATES

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

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REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                    AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 GENERAL

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through

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a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

TAX STATUS

   Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
    Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

PREMIUM AND DISCOUNT

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for

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REMIC Certificates -- Taxation of Regular Certificates -- Market Discount",
except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

   If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD CERTIFICATES

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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STRIPPED CERTIFICATES

 GENERAL

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates".

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates --Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

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STATUS OF STRIPPED CERTIFICATES

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See "Standard Certificates -- Tax Status" above.

TAXATION OF STRIPPED CERTIFICATES

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

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   Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates".

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, Keogh plans, collective investment funds, insurance company separate accounts, and some insurance company general accounts in which such plans, accounts or arrangements are invested or other persons acting on behalf of any such plan, account or arrangement or using the assets of any such plan, account or arrangement, which are subject to ERISA and Section 4975 of the Code (all of which are hereinafter referred to for purposes of this discussion as "Plans") and on persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, Section 4975 of the Code or other applicable similar law whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

 General

   In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the mortgagors and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield Considerations" herein.

 Parties in Interest/Disqualified Persons

   Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, including, in both cases, Plan fiduciaries). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

Delegation of Fiduciary Duty

   Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans). However, this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

   Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

GOVERNMENTAL PLANS

   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of plans subject to ERISA, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

   Due to the complexity of the rules under ERISA and Code Section 4975 and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA and Code
Section 4975 of their acquisition and ownership of Certificates.

   The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the Prospectus Supplement will be offered in Series through one or more of the various methods described below. The Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

   The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through any combination of these methods:

     1. Negotiated firm commitment underwriting and public reoffering by underwriters;

     2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

     3. Direct placements by the Depositor to institutional investors.

   If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ("Nomura") acting as underwriter with other underwriters, if any, named therein. Asset Securitization Corporation, the Depositor, is a wholly-owned subsidiary of Nomura Asset Capital Corporation ("Nomura Capital"). Nomura and Nomura Capital are both wholly-owned subsidiaries of Nomura Holding America Inc. See "The Depositor" herein.

   In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "1933 Act").

   Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

   The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by Nomura in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which Nomura acts as principal. Nomura may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, or such other counsel as may be specified in the applicable Prospectus Supplement.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

                                         PAGE(S) ON WHICH
                                         TERMS IS DEFINED
TERM                                     IN THE PROSPECTUS
------------------------------------  ---------------------
1933 Act                                                 84
1986 Act                                                 61
Accrual Certificates                                     10
Accrued Certificate Interest                             29
ADA                                                      58
ARM Loans                                                20
Bankruptcy Code                                          52
BIF                                                      35
Book-Entry Certificates                                  27
Cash Flow Agreement                                   9, 22
Cede                                                  2, 32
CERCLA                                                   16
Certificate Balance                                      10
Certificateholders                                        2
Certificates                                              8
Code                                                 12, 58
Collection Account                                    9, 22
Collection Period                                        28
Commercial Loans                                         18
Commercial Properties                                 8, 18
Commission                                                2
Cooperatives                                             18
Covered Trust                                            16
CPR                                                      24
Credit Support                                     1, 9, 22
Crime Control Act                                        57
Cut-off Date                                             11
Debt Service Coverage Ratio                              18
Definitive Certificates                              27, 33
Department                                               81
Determination Date                                       28
Disqualified Organization                            70, 82
Distribution Date                                        10
DTC                                                   2, 32
Equity Participations                                    21
ERISA                                                12, 81
Exchange Act                                              3
FDIC                                                     35
FHA                                                      20
Foreign Investors                                        70
HUD                                                      20
Indirect Participants                                    32
Installment Contracts                                     8
Insurance Proceeds                                       36
L/C Bank                                                 45
Liquidation Proceeds                                     36
Loan-to-Value Ratio                                      19

                               86

                                         PAGE(S) ON WHICH
                                         TERMS IS DEFINED
TERM                                     IN THE PROSPECTUS
------------------------------------  ---------------------
Lock-out Date                                            21
Lock-out Period                                          21
Master Servicer                                           8
MBS                                                1, 8, 18
MBS Agreement                                            21
MBS Issuer                                               21
MBS Servicer                                             21
MBS Trustee                                              21
Mortgage Asset Seller                                    18
Mortgage Assets                                       1, 18
Mortgage Loans                                     1, 8, 18
Mortgage Rate                                         9, 21
Mortgaged Properties                                      8
Mortgages                                                18
Multifamily Loans                                        18
Multifamily Properties                                8, 18
NCUA                                                     56
Net Leases                                               19
Net Operating Income                                     18
Nomura                                                   84
Nomura Capital                                           84
Nonrecoverable Advance                                   30
Non-SMMEA Certificates                                   82
Offered Certificates                                      1
OID Regulations                                          61
Originator                                               18
Participants                                             32
Pass-Through Entity                                      70
Pass-Through Rate                                        10
Permitted Investments                                    35
Plans                                                    81
Policy Statement                                         83
Prepayment Assumption                                    62
Prepayment Premium                                       21
Random Lot Certificates                                  61
Rating Agency                                            12
Record Date                                              28
Regular Certificateholder                                61
Regular Certificates                                 58, 74
Regulations                                              81
Related Proceeds                                         30
Relief Act                                               57
REMIC                                                    12
REMIC Certificates                                       58
REMIC Pool                                               58
REMIC Regulations                                        58
REO Account                                              36
Residual Certificateholders                              66
Residual Certificates                                    58

                               87

                                         PAGE(S) ON WHICH
                                         TERMS IS DEFINED
TERM                                     IN THE PROSPECTUS
------------------------------------  ---------------------
RICO                                                     57
SAIF                                                     35
Senior Certificates                                  10, 26
Service                                                  60
Similar Law                                              82
SMMEA                                                    82
SPA                                                      24
Special Servicer                                      8, 37
Standard Certificateholder                               75
Standard Certificates                                    75
Stripped Certificateholder                               79
Stripped Certificates                                75, 78
Stripped Interest Certificates                           10
Stripped Principal Certificates                          10
Subordinate Certificates                             10, 26
Sub-Servicer                                             37
Sub-Servicing Agreement                                  37
Title V                                                  56
Title VIII                                               56
Treasury                                                 58
Trust Assets                                              2
Trust Fund                                                1
Trustee                                                   8
UCC                                                      47
U.S. Person                                              71
Value                                                    19
Voting Rights                                            17
Warranting Party                                         34

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                    PAGE
                                               -------------
Executive Summary.............................        S-3
Table of Contents ............................        S-5
Summary of Prospectus Supplement..............        S-7
Risk Factors and Other Special
 Considerations...............................       S-28
Description of the Mortgage Pool..............       S-45
Description of the Mortgage Loans and
 Mortgaged Properties.........................       S-66
Description of the Offered Certificates ......      S-119
Prepayment and Yield Considerations  .........      S-135
The Pooling and Servicing Agreement  .........      S-147
Use of Proceeds ..............................      S-170
Certain Federal Income Tax Consequences  .....      S-171
ERISA Considerations .........................      S-173
Legal Investment .............................      S-174
Method of Distribution........................      S-175
Experts ......................................      S-175
Legal Matters.................................      S-175
Rating........................................      S-176
Index of Significant Definitions..............      S-177
Financial Information.........................    Exhibit A
Global Clearance, Settlement and Tax
 Documentation Procedures.....................    Exhibit B
Schedule of Weighted Average Net Mortgage
 Pass-Through Rates...........................    Exhibit C
Mortgaged Property Characteristics............      Annex A
                          PROSPECTUS
Prospectus Supplement.........................          2
Available Information.........................          2
Incorporation of Certain Information by
 Reference....................................          3
Table of Contents.............................          4
Summary of Prospectus.........................          8
Special Considerations........................         13
Description of the Trust Funds................         18
Use of Proceeds...............................         22
Yield Considerations..........................         23
The Depositor.................................         25
Description of the Certificates...............         26
Description of the Agreements.................         33
Description of Credit Support.................         44
Certain Legal Aspects of Mortgage Loans ......         46
Federal Income Tax Consequences...............         58
ERISA Considerations..........................         81
Legal Investment..............................         82
Method of Distribution........................         84
Legal Matters.................................         85
Financial Information.........................         85
Rating........................................         85
Index of Principal Definition.................         86

                                  $487,078,946
                                 (Approximate)

                              Asset Securitization
                                   Corporation,
                                   Depositor

                              Commercial Mortgage
                           Pass-Through Certificates,
                               Series 1997-MD VII


                                     [LOGO]

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ----------------------

                               NOMURA SECURITIES
                              INTERNATIONAL, INC.



MARCH 20, 1997